UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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ESB Financial Corporation

(Name of Registrant as Specified in Its Charter)

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MERGER PROPOSAL — YOUR VOTE IS VERY IMPORTANT

The board of directors of Wesbanco, Inc., or WesBanco, and the board of directors of ESB Financial Corporation, or ESB, have agreed to a strategic combination of the two companies under the terms of the Agreement and Plan of Merger, dated October 29, 2014, and referred to in this document as the merger agreement by and between WesBanco, Wesbanco Bank, Inc., ESB and ESB Bank. At the effective time of the merger, ESB will merge with and into WesBanco with WesBanco continuing as the surviving corporation.

If the merger contemplated by the merger agreement is completed, each share of common stock of ESB outstanding immediately prior to the effective time of the merger, will be converted into the right to receive (1) 0.502 of a share of common stock of WesBanco and (2) $1.76 in cash, without interest. WesBanco shares will be unaffected by the merger and the merger will be tax-free to WesBanco shareholders. Shareholders of ESB generally will not recognize any gain or loss upon receipt of shares of WesBanco common stock in exchange for ESB common stock in the merger, but will recognize gain (but not loss) in an amount not to exceed any cash received as part of the merger consideration (except with respect to any cash received in lieu of fractional shares).

At the WesBanco special meeting, WesBanco shareholders will be asked to consider the following matters: (i) approval of the issuance of shares of WesBanco common stock, par value $2.0833 per share, in connection with the merger contemplated by the merger agreement; (2) approval of the adjournment of the WesBanco special meeting if necessary to solicit additional proxies in favor of the approval of the issuance of shares of WesBanco common stock in connection with the merger; and (3) any other business properly presented at the meeting, or any adjournments thereof.

At the ESB special meeting, ESB shareholders will be asked to consider the following matters: (1) adoption of the merger agreement; (2) approval, in a non-binding advisory vote, of the compensation payable to the named executive officers of ESB in connection with the merger; (3) approval of the adjournment of the ESB special meeting if necessary to solicit additional proxies in favor of the adoption of the merger agreement; and (4) any other business properly presented at the meeting, or any adjournments thereof.

The number of shares of WesBanco common stock that ESB shareholders will receive for the stock portion of the merger consideration is fixed, and the market value of those shares will fluctuate with the market price of WesBanco common stock and will not be known at the time ESB shareholders vote on the merger agreement. Based on the closing price of WesBanco’s common stock of $34.74 on the NASDAQ Global Select Market, or NASDAQ, on October 29, 2014, the last full trading day immediately prior to the public announcement of the merger agreement, the value of the per share merger consideration payable to ESB shareholders was $19.20. Based on the closing price of WesBanco’s common stock of $33.43 on NASDAQ on December 10, 2014, the last full trading day before the date of this joint proxy statement/prospectus, the value of the per share merger consideration payable to ESB shareholders was $18.54. We urge you to obtain current market quotations for WesBanco common stock (NASDAQ: trading symbol “WSBC”) and ESB common stock (NASDAQ: trading symbol “ESBF”). Based on the number of (1) restricted and unrestricted shares of ESB common stock outstanding and (2) shares of ESB common stock potentially issuable pursuant to outstanding stock options that are vested or that are expected to vest prior to completion of the merger, the maximum number of shares of WesBanco common stock issuable in the merger is expected to be approximately 9,483,966.

Your vote is very important. Whether or not you plan to attend your shareholders’ meeting, please take the time to vote by completing and mailing the enclosed proxy card in accordance with the instructions on the proxy card. WesBanco shareholders may also cast their votes over the Internet or by telephone in accordance with the instructions on the WesBanco proxy card. We cannot complete the merger unless ESB shareholders adopt the merger agreement and WesBanco shareholders approve the issuance of shares of WesBanco common stock in connection with the merger. Based on the reasons for the merger described in the accompanying document, each of our boards of directors believes that the merger is advisable and in the best interest of WesBanco and ESB.

This document provides you with detailed information about these meetings and the proposed merger. You also can obtain information about our companies from publicly available documents filed with the Securities and Exchange Commission. We encourage you to carefully and thoughtfully read this entire document, including all its annexes, and we especially encourage you to read the section entitled “Risk Factors” beginning on page 32.

The WesBanco board of directors unanimously recommends that WesBanco shareholders vote “FOR” the approval of the issuance of shares of WesBanco common stock in connection with the merger and “FOR” the adjournment of the WesBanco special meeting, if necessary, to solicit additional proxies in favor of the approval of the issuance of shares of WesBanco common stock in connection with the merger. The ESB board of directors unanimously recommends that ESB shareholders vote “FOR” the adoption of the merger agreement, “FOR” the approval, on a non-binding, advisory basis, of the compensation payable to the named executive officers of ESB in connection with the merger and “FOR” the adjournment of the ESB special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement.

We strongly support this combination of our companies and look forward to the successful completion of the merger.

Todd F. Clossin	Charlotte A. Zuschlag
President and Chief Executive Officer	President and Chief Executive Officer
Wesbanco, Inc.	ESB Financial Corporation

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this joint proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The securities WesBanco is offering through this joint proxy statement/prospectus are not savings or deposit accounts or other obligations of any bank or savings association, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This document incorporates important business and financial information about WesBanco and ESB that is not included in or delivered with this document. This information is available without charge to shareholders upon written or oral request at the applicable company’s address and telephone number listed under the heading “Additional Information”. To obtain timely delivery, shareholders must request the information no later than January 13, 2015. Please see “Where You Can Find More Information About WesBanco and ESB” beginning on page 107 for instructions to request this and certain other information regarding WesBanco and ESB.

This joint proxy statement/prospectus is dated December 11, 2014, and is first being mailed to the shareholders of WesBanco and ESB on or about December 15, 2014.

1 Bank Plaza, Wheeling, WV 26003

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held on January 22, 2015

Notice is hereby given that a special meeting of shareholders of Wesbanco, Inc. (“WesBanco”), a West Virginia corporation, will be held in the 7th Floor Board Room of WesBanco’s offices located at One Bank Plaza, Wheeling, West Virginia, 26003, on January 22, 2015, at 4:00 p.m. E.S.T., to consider and vote upon the following matters described in the accompanying joint proxy statement/prospectus:

1. Approval of the issuance of shares of WesBanco common stock, par value $2.0833 per share, in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of October 29, 2014, by and between WesBanco, Wesbanco Bank, Inc., a West Virginia banking corporation and a wholly-owned subsidiary of WesBanco, ESB Financial Corporation (“ESB”), a Pennsylvania corporation and ESB Bank, a Pennsylvania state-chartered stock savings bank and a wholly-owned subsidiary of ESB.

2. Approval of the adjournment of the WesBanco special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the WesBanco special meeting to approve the proposal to approve the issuance of shares of WesBanco common stock in connection with the merger.

3. To act on such other matters as may properly come before the WesBanco special meeting or any adjournment of the special meeting.

The merger agreement is more completely described in the accompanying joint proxy statement/prospectus, and a copy of the merger agreement is attached as Annex A to the joint proxy statement/prospectus. Please review these materials carefully and consider fully the information set forth therein.

Only holders of record of WesBanco common stock at the close of business on December 9, 2014 will be entitled to notice of, and to vote at, the WesBanco special meeting and any adjournment thereof. Approval of the issuance of shares of WesBanco common stock requires the affirmative vote of the holders of at least a majority of the outstanding shares of WesBanco common stock.

The board of directors of WesBanco unanimously recommends that shareholders vote “FOR” the approval of the issuance of shares of WesBanco common stock in connection with the merger and “FOR” the adjournment of the WesBanco special meeting, if necessary, to solicit additional proxies in favor of the approval of the issuance of shares of WesBanco common stock in connection with the merger.

Your vote is important. Whether or not you plan to attend the WesBanco special meeting in person, we urge you to read the joint proxy statement/prospectus carefully and to submit a proxy as promptly as possible by (1) accessing the Internet website specified on your proxy card, (2) calling the toll-free number specified on your proxy card or (3) marking, signing, dating and returning the enclosed proxy card, so that your shares may be represented and voted at the WesBanco special meeting. This will assure your representation at the WesBanco special meeting and may avoid the cost of additional communications. This will not prevent you from voting in person at the WesBanco special meeting. You may revoke your proxy at any time before it is voted by signing and returning a later dated proxy with respect to the same shares, by filing with the Secretary of WesBanco a written revocation bearing a later date, by executing a later dated proxy and delivering it to the Secretary of WesBanco, by submitting a later dated proxy by telephone or the Internet before the vote at the WesBanco special meeting, or by attending and voting in person at the WesBanco special meeting.

By Order of the Board of Directors

Linda M. Woodfin

Secretary

Wheeling, West Virginia

December 11, 2014

YOUR VOTE IS VERY IMPORTANT

TO VOTE YOUR SHARES, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD OR VOTE BY TELEPHONE OR INTERNET PRIOR TO THE WESBANCO SPECIAL MEETING, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.

600 Lawrence Avenue, Ellwood City, Pennsylvania 16117

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held On January 22, 2015

Notice is hereby given that a special meeting of shareholders of ESB Financial Corporation (“ESB”), a Pennsylvania corporation, will be held at the Connoquenessing Country Club, 1512 Mercer Road, Ellwood City, Pennsylvania, 16117, on January 22, 2015, at 10:30 a.m. Eastern Time, to consider and vote upon the following matters described in the accompanying joint proxy statement/prospectus:

1. Adoption of the Agreement and Plan of Merger, dated as of October 29, 2014, by and between Wesbanco, Inc. (“WesBanco”) a West Virginia corporation, Wesbanco Bank, Inc., a West Virginia banking corporation and a wholly owned subsidiary of WesBanco, ESB, and ESB Bank, a Pennsylvania state-chartered stock savings bank and a wholly owned subsidiary of ESB, which provides for, among other things, the merger of ESB with and into WesBanco.

2. Approval, in a non-binding advisory vote, of the compensation payable to the named executive officers of ESB in connection with the merger.

3. Approval of the adjournment of the ESB special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the ESB special meeting to approve the proposal to adopt the merger agreement.

4. To act on such other matters as may properly come before the ESB special meeting or any adjournment of the special meeting.

The merger agreement is more completely described in the accompanying joint proxy statement/prospectus, and a copy of the merger agreement is attached as Annex A to the joint proxy statement/prospectus. Please review these materials carefully and consider fully the information set forth therein.

Only holders of record of ESB common stock at the close of business on December 8, 2014 will be entitled to notice of, and to vote at, the ESB special meeting and any adjournment thereof. Adoption of the merger agreement and each of the other proposals to be voted on at the ESB special meeting requires the affirmative vote of the holders of at least a majority of the votes cast by ESB shareholders entitled to vote at the ESB special meeting.

The ESB board of directors has carefully considered the terms of the merger agreement and believes that the merger is in the best interests of ESB and its shareholders. The ESB board of directors has unanimously approved the merger agreement and unanimously recommends that shareholders vote: “FOR” adoption of the merger agreement; “FOR” approval, in a non-binding advisory vote, of the compensation payable to the named executive officers of ESB in connection with the merger; and “FOR” the adjournment of the ESB special meeting if necessary to solicit additional proxies in favor of the adoption of the merger agreement. In addition, certain officers and directors of ESB have entered into voting agreements with WesBanco wherein the officer or director has agreed to vote their ESB shares in favor of adoption of the merger agreement. See “Other Material Agreements Relating to the Merger — Voting Agreements.”

Your vote is important. Whether or not you plan on attending the ESB special meeting, we urge you to read the joint proxy statement/prospectus carefully and to please vote your shares as promptly as possible. You may vote your shares by completing and sending in the appropriate proxy card or in person at the ESB special meeting. You may revoke your proxy at any time before it is voted by signing and returning a later dated proxy with respect to the same shares, by filing with the Secretary of ESB a written revocation bearing a later date, by executing a later dated proxy and delivering it to the Secretary of ESB or by attending and voting in person at the ESB special meeting.

By Order of the Board of Directors,

Frank D. Martz

Group Senior Vice President of Operations and Secretary

Ellwood City, Pennsylvania

December 11, 2014

YOUR VOTE IS VERY IMPORTANT

TO VOTE YOUR SHARES, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD PRIOR TO THE ESB SPECIAL MEETING, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.

ADDITIONAL INFORMATION

This joint proxy statement/prospectus incorporates by reference important business and financial information about WesBanco and ESB that is not included in or delivered with this document. You should refer to “Where You Can Find More Information About WesBanco and ESB” beginning on page 107 for a description of the documents incorporated by reference into this joint proxy statement/prospectus. You can obtain documents related to WesBanco and ESB that are incorporated by reference into this document through the Securities and Exchange Commission’s web site at www.sec.gov, through WesBanco’s website at www.wesbanco.com and through ESB’s website at www.esbbank.com. Please note that the Internet website addresses of WesBanco and ESB are provided as inactive textual references only. The information provided on the Internet websites of WesBanco and ESB, other than copies of the documents listed below that have been filed with the SEC, is not part of this joint proxy statement/prospectus and, therefore, is not incorporated herein by reference. You may also obtain copies of these documents, other than exhibits, unless such exhibits are specifically incorporated by reference into the information that this joint proxy statement/prospectus incorporates, without charge by requesting them in writing or by telephone from the appropriate company:

If you are a WesBanco shareholder:		If you are an ESB shareholder:

WesBanco’s Proxy Solicitor: Georgeson Inc. 480 Washington Blvd., 26th Floor, Jersey City, New Jersey 07310 Telephone Toll Free: (800) 261-1052 Or Wesbanco, Inc.		ESB’s Proxy Solicitor: Morrow & Co. LLC 470 West Avenue Stamford, CT 06902 Telephone Toll Free: (800) 662-5200 Or ESB Financial Corporation
Attn: Linda M. Woodfin, Secretary	Attn:	Frank D. Martz, Group Senior Vice
One Bank Plaza		President of Operations and Secretary
Wheeling, West Virginia 26003		600 Lawrence Avenue
(304) 234-9000		Ellwood City, Pennsylvania 16117
(724) 758-5584

TO OBTAIN TIMELY DELIVERY OF WESBANCO DOCUMENTS, YOU MUST MAKE YOUR REQUEST ON OR BEFORE JANUARY 13, 2015		TO OBTAIN TIMELY DELIVERY OF ESB DOCUMENTS, YOU MUST MAKE YOUR REQUEST ON OR BEFORE JANUARY 13, 2015

You will not be charged for any of these documents that you request. For further information about WesBanco and ESB, please see “Where You Can Find More Information About WesBanco and ESB” beginning on page 107.

ABOUT THIS JOINT PROXY STATEMENT/PROSPECTUS

This joint proxy statement/prospectus serves two purposes: it is a proxy statement being used by both the WesBanco board of directors and the ESB board of directors to solicit proxies for use at their respective special meetings; it is also the prospectus of WesBanco regarding the issuance of WesBanco common stock to ESB shareholders if the merger is completed. This joint proxy statement/prospectus provides you with detailed information about the proposed merger of ESB into WesBanco. We encourage you to read this entire joint proxy statement/prospectus carefully. WesBanco has filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act of 1933, as amended, and this joint proxy statement/prospectus is the prospectus filed as part of that registration statement. This joint proxy statement/prospectus does not contain all of the information in the registration statement nor does it include the exhibits to the registration statement. Please see “Where You Can Find More Information About WesBanco and ESB” beginning on page 107.

You should rely only on the information contained in or incorporated by reference into this joint proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in or incorporated by reference into this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated December 11, 2014. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than the date hereof. You should not assume that the information contained in any document incorporated or deemed to be incorporated by reference herein is accurate as of any date other than the date of such document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this joint proxy statement/prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this joint proxy statement/prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this joint proxy statement/prospectus. Neither the mailing of this joint proxy statement/prospectus to the WesBanco shareholders or the ESB shareholders nor the taking of any actions contemplated hereby by WesBanco or ESB at any time will create any implication to the contrary.

This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction.

- i -

Annex A — Agreement and Plan of Merger
Annex B — Opinion of FBR Capital Markets & Co.
Annex C — Opinion of Mufson Howe Hunter & Company LLC
Annex D — Form of Voting Agreement

- ii -

QUESTIONS AND ANSWERS

The following are some questions that you, as a shareholder of WesBanco or ESB, as the case may be, may have regarding the merger and the other matters being considered at the shareholders’ meetings and the answers to those questions. WesBanco and ESB strongly recommend that you read carefully the remainder of this document because the information in this section does not provide all the information that might be important to you with respect to the merger and the other matters being considered at the shareholders’ meetings. Additional important information is also contained in the annexes to, and the documents incorporated by reference into, this document.

Q:	Why have I received this joint proxy statement/prospectus?

A:	The boards of directors of WesBanco and ESB have each approved a merger agreement, entered into on October 29, 2014, providing for ESB to be acquired by WesBanco. A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A, which we encourage you to review. In order to complete the merger, both WesBanco and ESB shareholders must vote to approve these respective proposals:

•	WesBanco shareholders must approve the issuance of shares of WesBanco common stock in connection with the merger.

•	ESB shareholders must adopt the merger agreement.

IF WESBANCO OR ESB SHAREHOLDERS FAIL TO APPROVE THESE PROPOSALS, THE MERGER CANNOT BE COMPLETED.

WesBanco and ESB will hold separate shareholders’ meetings to obtain these approvals. This document contains important information about the merger and the meetings of the respective shareholders of WesBanco and ESB, and you should read it carefully. The enclosed voting materials allow you to vote your shares without attending your respective shareholders’ meeting.

Your vote is very important. The boards of directors of WesBanco and ESB encourage you to vote as soon as possible.

Q:	What matters are to be voted on at the WesBanco special meeting?

A:	At the WesBanco special meeting, holders of WesBanco common stock as of the close of business on December 9, 2014 (the “WesBanco record date”) will be asked to:

1.	Approve the issuance of shares of WesBanco common stock in connection with the merger; and

2.	Approve of the adjournment of the WesBanco special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the WesBanco special meeting to approve the proposal to approve the issuance of WesBanco common stock in connection with the merger.

Q:	What matters are to be voted on at the ESB special meeting?

A:	At the ESB special meeting, holders of ESB common stock as of the close of business on December 8, 2014 (the “ESB record date”) will be asked to:

1.	Adopt the merger agreement;

2.	Approve, in a non-binding advisory vote, the compensation payable to the named executive officers of ESB in connection with the merger; and

3.	Approve the adjournment of the ESB special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the ESB special meeting to approve the proposal to adopt the merger agreement.

Q:	What will ESB shareholders receive as a result of the merger?

A:	ESB shareholders will receive the following, referred to as the merger consideration, in exchange for each share of ESB common stock upon completion of the merger:

•	0.502 of a share of WesBanco common stock; and

•	$1.76 in cash, without interest.

Because the number of shares of WesBanco common stock that ESB shareholders will receive for the stock portion of the merger consideration is fixed, the implied value of the stock portion of the merger consideration will fluctuate as the market price of WesBanco common stock fluctuates. As a result, the value of the merger consideration that ESB shareholders will receive upon completion of the merger could be greater than, less than or the same as the value of the merger consideration on the date of this joint proxy statement/prospectus or at the time of the WesBanco or ESB special meetings. ESB shareholders should obtain current stock price quotations for WesBanco common stock and ESB common stock before deciding how to vote with respect to the adoption of the merger agreement. WesBanco common stock is listed for trading on the Nasdaq Global Select Market under the symbol “WSBC.” ESB common stock is listed for trading on the Nasdaq Global Select Market under the symbol “ESBF.”

Q:	What do the WesBanco and ESB boards of directors recommend?

A:	WesBanco. The WesBanco board of directors has unanimously determined that the merger is in the best interests of WesBanco and WesBanco’s shareholders and unanimously recommends that WesBanco shareholders vote FOR approval of the issuance of shares of WesBanco common stock in connection with the merger and FOR approval of the adjournment proposal.

In making this determination, WesBanco’s board of directors considered the factors described under “WesBanco Proposal No. 1 (Approval of the Share Issuance) and ESB Proposal No. 1 (Adoption of the Merger Agreement) — WesBanco’s Reasons for the Merger.”

ESB. The ESB board of directors has unanimously determined that the merger is in the best interests of ESB and ESB’s shareholders and unanimously recommends that ESB shareholders vote FOR adoption of the merger agreement; FOR approval, in a non-binding advisory vote, of the compensation payable to the named executive officers of ESB in connection with the merger and FOR approval of the adjournment proposal.

In making this determination, ESB’s board of directors considered the factors described under “WesBanco Proposal No. 1 (Approval of the Share Issuance) and ESB Proposal No. 1 (Adoption of the Merger Agreement) — ESB’s Reasons for the Merger.”

Q:	When and where will the special meetings be held?

A:	The WesBanco special meeting will be held in the 7th Floor Board Room of WesBanco’s offices located at One Bank Plaza, Wheeling, West Virginia, 26003, on January 22, 2015, at 4:00 p.m. Eastern Time.

The ESB special meeting will be held at the Connoquenessing Country Club, 1512 Mercer Road, Ellwood City, Pennsylvania, 16117, on January 22, 2015, at 10:30 a.m. Eastern Time.

Q:	Who can vote at the special meetings?

A:	WesBanco Special Meeting. Holders of record at the close of business on December 9, 2014, the WesBanco record date, of WesBanco common stock will be entitled to notice of and to vote at the WesBanco special meeting. Each of the shares of WesBanco common stock issued and outstanding on the WesBanco record date is entitled to one vote at the WesBanco special meeting with regard to each of the proposals described above.

ESB Special Meeting. Holders of record at the close of business on December 8, 2014, the ESB record date, of ESB common stock will be entitled to notice of and to vote at the ESB special meeting. Each of the shares of ESB common stock issued and outstanding on the ESB record date is entitled to one vote at the ESB special meeting with regard to each of the proposals described above.

Q:	How do I vote my shares in the ESB Employee Stock Ownership Plan or the ESB Retirement Savings Plan?

A:	If you are a participant in the ESB Employee Stock Ownership Plan (the “ESOP”) or the ESB Retirement Savings Plan (the “401(k) Plan”), you will receive a voting instruction form for each plan that reflects all shares you may vote under the plan. Under the terms of the plans, all shares held by the plans are voted by the respective trustees, but each participant may direct the trustees on how to vote the shares of ESB common stock allocated to his or her account in the plans. Allocated shares in the ESOP for which no timely voting instructions are received will be voted by the ESOP trustees in the same ratio as to those shares for which ESOP participant’s instructions are received. If your voting instructions for the 401(k) Plan are not received, the shares allocated to your account will not be voted. The deadline for returning your voting instruction forms to the plan trustees is January 13, 2015.

Q:	When do you expect to complete the merger?

A:	We anticipate that it is more probable than not we will obtain all necessary regulatory approvals, and be able to consummate the merger, in the first or second quarter of 2015. However, we cannot assure you when or if the merger will occur. We must first obtain the requisite approval of WesBanco and ESB shareholders at their respective special meetings and WesBanco and ESB must obtain the requisite regulatory approvals to complete the merger.

Q:	What happens if the merger is not completed?

A:	If the merger is not completed, holders of ESB common stock will not receive any consideration for their shares in connection with the merger. Instead, ESB will remain an independent public company and its common stock will continue to be listed and traded on the Nasdaq Global Select Market.

Q:	Why are ESB shareholders being asked to consider and vote upon a proposal to approve, in a non-binding advisory vote, the compensation payable to the named executive officers of ESB in connection with the merger?

A:	Under Securities and Exchange Commission rules, ESB is required to seek a non-binding, advisory vote with respect to the compensation payable to ESB’s named executive officers in connection with the merger, or “golden parachute” compensation.

Q:	What will happen if ESB shareholders do not approve the golden parachute compensation?

A:	Approval of the compensation payable to ESB’s named executive officers in connection with the merger is not a condition to completion of the merger. The vote is an advisory vote and will not be binding on ESB. Therefore, if the merger agreement is adopted by ESB shareholders and the issuance of shares of WesBanco common stock in connection with the merger is approved by WesBanco shareholders and the merger is completed, this compensation, including amounts that ESB is contractually obligated to pay, could still be payable regardless of the outcome of the advisory vote, subject to the conditions applicable thereto.

Q:	What vote of WesBanco shareholders is required to approve each proposal?

A:	To be approved, the proposal to approve the issuance of shares of WesBanco common stock in connection with the merger requires the affirmative vote of at least a majority of the outstanding shares of WesBanco common stock. Approval of the WesBanco adjournment proposal requires the affirmative vote of at least a majority of the votes cast at the WesBanco special meeting.

As of the WesBanco record date, there were 29,298,063 shares of WesBanco common stock outstanding and entitled to vote at the WesBanco special meeting, held by approximately 6,769 holders of record. As of the WesBanco record date, the directors and executive officers of WesBanco controlled approximately 3.9% of the outstanding shares of WesBanco common stock entitled to vote at the special meeting.

Q:	What vote of ESB shareholders is required to approve each proposal?

A:	To be approved, ESB proposals 1, 2 and 3 require the affirmative vote of a majority of the votes cast by the holders of ESB common stock entitled to vote thereon at the ESB shareholders’ meeting at which a quorum is present.

As of the ESB record date, there were 18,028,969 shares of ESB common stock outstanding and entitled to vote at the ESB special meeting, held by approximately 2,370 holders of record. As of the ESB record date, the directors and executive officers of ESB controlled approximately 13.5% of the outstanding shares of ESB common stock entitled to vote at the special meeting. In addition, certain officers and directors of ESB have entered into voting agreements with WesBanco wherein the officer or director has agreed to vote their ESB shares in favor of adoption of the merger agreement.

Q:	How do I vote?

A:	WesBanco shareholders. If you are a shareholder of record of WesBanco as of the WesBanco record date, you may vote in person by attending the WesBanco special meeting or, to ensure your shares are represented at the WesBanco special meeting, you may vote by:

•	accessing the Internet website specified on your proxy card;

•	calling the toll-free number specified on your proxy card; or

•	signing and returning the enclosed proxy card in the postage-paid envelope provided.

ESB shareholders. If you are a shareholder of record of ESB as of the ESB record date, you may vote in person by attending the ESB special meeting or by signing and returning the enclosed proxy card in the postage-paid envelope provided.

If you hold your WesBanco or ESB shares in the name of a bank or broker, please see the discussion below.

Q:	What is a quorum?

A:	In order for business to be conducted at the WesBanco special meeting or the ESB special meeting, a quorum must be present. The quorum requirement for holding the WesBanco and ESB special meetings and transacting business at the WesBanco and ESB special meetings is a majority of the outstanding shares of WesBanco common stock or ESB common stock, as the case may be, as of the applicable record date that are present or represented at the respective WesBanco and ESB special meetings. The shares may be present in person or represented by proxy at the WesBanco and ESB special meetings. Proxies received but marked as abstentions and broker non-votes are considered to be present and entitled to vote at the meeting for the purposes of determining a quorum.

Q:	Your shares are held in your broker’s name (also known as “street name”). How do you vote those shares?

A:	Copies of this joint proxy statement/prospectus were sent to you by your broker. The broker will request instructions from you as to how you want your shares to be voted, and the broker will vote your shares according to your instructions.

Q:	If your shares are held in “street name” by a broker, won’t your broker vote those shares for you?

A:

Not unless you provide your broker with instructions on how to vote your “street name” shares. Broker non-votes may occur because certain beneficial holders of shares of WesBanco common stock or ESB common stock hold their shares in “street name” through a broker, bank or other nominee. Under the rules of the New York Stock Exchange which governs brokers, brokers, banks and other nominees are not permitted to exercise voting discretion on any of the proposals to be voted upon at the WesBanco special meeting or the ESB special meeting. Therefore, if a beneficial holder of shares of WesBanco common stock or ESB common stock does not give the broker, bank or other nominee specific voting instructions, the holder’s shares of common stock will not be voted on those proposals and a broker non-vote will occur. You should therefore be sure to provide your broker with instructions on how to vote your shares.

Abstentions, if any, and broker non-votes, if any, are counted as present for the purpose of determining whether a quorum is present. Once a quorum for the WesBanco special meeting is established, abstentions and broker non-votes will have the effect of a vote “Against” the proposal to approve the issuance of shares of WesBanco common stock in connection with the merger. However, abstentions and broker non-votes will have no effect on the outcome of the WesBanco adjournment proposal. Once a quorum for the ESB special meeting is established, abstentions and broker non-votes will have no effect on any of the proposals to be voted on at the ESB special meeting.

Please check the voting form used by your broker to see if it offers telephone or Internet submission of proxies.

Q:	What happens if you return your proxy card without indicating how to vote?

A:	If you return your signed proxy card without indicating how to vote on any particular proposal, the WesBanco or ESB stock represented by your proxy will be voted on each proposal presented at the WesBanco special meeting or ESB special meeting, as the case may be, in accordance with the applicable board’s recommendation on that proposal. In that case, if you are a WesBanco shareholder, your shares of WesBanco common stock will be voted “FOR” approval of the issuance of shares of WesBanco common stock in connection with the merger; and “FOR” the adjournment of the WesBanco special meeting, if necessary, to solicit additional proxies in favor of the approval of the issuance of shares of WesBanco common stock in connection with the merger. If you are an ESB shareholder and you return a signed proxy card without indicating how to vote on any particular proposal, your shares of ESB common stock will be voted “FOR” adoption of the merger agreement; “FOR” approval, in a non-binding advisory vote, of the compensation payable to the named executive officers of ESB in connection with the merger; and “FOR” the adjournment of the ESB special meeting, if necessary, to solicit additional proxies in favor of the adoption of the merger agreement.

Q:	Can you change your vote after you have delivered your proxy card?

A:	Yes. You may change your vote at any time before your proxy is voted at your meeting. You can do this in any of the three following ways:

•	by sending a written notice to the corporate secretary of WesBanco or ESB, as the case may be, in time to be received before the applicable WesBanco or ESB special meeting stating that you would like to revoke your proxy;

•	by completing, signing and dating another proxy card bearing a later date and returning it by mail in time to be received before the WesBanco or ESB special meeting, as the case may be, or, if you are a WesBanco shareholder, you can change your vote by submitting a new, valid proxy by proxy card, Internet or telephone, with a later date, in which case your later submitted proxy will be recorded and your earlier proxy revoked; or

•	if you are a holder of record, by attending the applicable WesBanco or ESB special meeting and voting in person.

If your shares are held in an account at a broker or bank, you should contact your broker or bank to change your vote.

Q:	Will shareholders have dissenters’ or appraisal rights?

A:	No. If you are a WesBanco shareholder who objects to the merger, you may vote against approval of the issuance of shares of WesBanco common stock in connection with the merger. If you are an ESB shareholder who objects to the merger, you may vote against adoption of the merger agreement. However, under applicable West Virginia law, WesBanco shareholders will not be entitled to appraisal rights. Similarly, under Pennsylvania law, holders of ESB common stock will not be entitled to dissenters’ rights.

Q:	What do you need to do now?

A:	After you carefully read and consider the information contained in and incorporated by reference into this document, please respond as soon as possible by completing, signing and dating your proxy card and returning it in the enclosed postage-paid return envelope, or, if you are a WesBanco shareholder, you may also submit your proxy or voting instructions by telephone or through the Internet, so that your shares will be represented and voted at the applicable WesBanco or ESB special meeting. This will not prevent you from attending the WesBanco special meeting or ESB special meeting, as applicable, and voting in person; however in order to assist us in tabulating the votes at the applicable special meeting, we encourage you to vote by proxy even if you do plan to attend the applicable special meeting in person.

Q:	Should you send in your ESB stock certificates now?

A:	No. You should not send in your ESB stock certificates until you receive transmittal materials.

Q:	Who will solicit and pay the cost of soliciting proxies?

A:	WesBanco has engaged a professional proxy solicitation firm, Georgeson Inc. (“Georgeson”), to assist in soliciting proxies for use at the WesBanco special meeting. Similarly, ESB has engaged a professional proxy solicitation firm, Morrow & Co., LLC (“Morrow”), to assist in soliciting proxies for use at the ESB special meeting. Under the terms of the merger agreement, WesBanco has agreed to pay the fees and expenses of both Georgeson and Morrow. WesBanco will pay Georgeson a fee of $9,000 and will reimburse Georgeson for its out-of-pocket expenses. Morrow will be paid a fee of $6,000 and will be reimbursed for its out-of-pocket expenses.

Each of WesBanco and ESB may also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of WesBanco and ESB common stock for their expenses in forwarding soliciting materials to beneficial owners of the WesBanco and ESB common stock and in obtaining voting instructions from those owners. In addition, the WesBanco and ESB directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies but may be reimbursed for their reasonable out-of-pocket expenses that they incur.

Q:	Who can help answer any other questions that you might have?

A:	If you want additional copies of this document, or if you want to ask any questions about the merger, you should contact:

If you are a WesBanco shareholder		If you are an ESB shareholder

WesBanco’s Proxy Solicitor:		ESB’s Proxy Solicitor:
Georgeson Inc.		Morrow & Co., LLC
480 Washington Blvd., 26th Floor,		470 West Avenue
Jersey City, New Jersey 07310		Stamford, CT 06902
Telephone Toll Free: (800) 261-1052		Telephone Toll Free: (800) 662-5200

Or		Or

Wesbanco, Inc.		ESB Financial Corporation
Attn: Linda M. Woodfin, Secretary	Attn:	Frank D. Martz, Group Senior Vice
One Bank Plaza		President of Operations and Secretary
Wheeling, West Virginia 26003		600 Lawrence Avenue
(304) 234-9000		Ellwood City, Pennsylvania 16117
(724) 758-5584

SUMMARY

This summary highlights selected information from this joint proxy statement/prospectus and may not contain all of the information that is important to you. The merger agreement is attached to this joint proxy statement/prospectus as Annex A. To fully understand the merger and for a more complete description of the terms of the merger and the merger agreement, you should carefully read this entire document, including the annexes, and the documents we refer you to under the caption “Where You Can Find More Information About WesBanco and ESB” beginning on page 107. This joint proxy statement/prospectus, including information included or incorporated by reference in this joint proxy statement/prospectus, contains a number of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, earnings outlook, business and prospects of WesBanco and ESB, and the potential combined company, as well as statements applicable to the period following the completion of the merger. You can find some of these statements by looking for words such as “plan,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “potential,” “possible” or other similar expressions. These forward-looking statements involve certain risks and uncertainties. The ability of either WesBanco or ESB to predict results or the actual effects of our plans and strategies, particularly after the merger, is inherently uncertain. Because these forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed in or implied by these forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements” on page 109.

The Merger (See page 44)

We propose a merger of ESB with and into WesBanco. If the merger is consummated, WesBanco will continue as the surviving corporation. The articles of incorporation and bylaws of WesBanco will continue as the articles of incorporation and bylaws of the surviving corporation until amended or repealed in accordance with applicable law. The officers and directors of WesBanco will continue as the officers and directors of the surviving corporation, except that Charlotte A. Zuschlag, President and Chief Executive Officer of ESB, and Ronald W. Owen, a current director of ESB Bank will be appointed to the board of directors of WesBanco.

The Companies (See pages 95 and 96)

Wesbanco, Inc. (“WesBanco”)

One Bank Plaza

Wheeling, West Virginia 26003

(304) 234-9000

WesBanco, a bank holding company headquartered in Wheeling, West Virginia, offers through its various subsidiaries a full range of financial services including retail banking, corporate banking, personal and corporate trust services, brokerage services, mortgage banking and insurance. WesBanco’s banking subsidiary Wesbanco Bank, Inc., operates 120 banking offices in West Virginia, Ohio and Pennsylvania. As of September 30, 2014, WesBanco had approximately $6.3 billion of consolidated total assets, $5.1 billion of deposits, $4.0 billion of loans and $789 million of shareholders’ equity.

ESB Financial Corporation (“ESB”)

600 Lawrence Avenue

Ellwood City, Pennsylvania 16117

(724) 758-5584

ESB is a savings and loan holding company headquartered in Ellwood City, Pennsylvania. ESB is the holding company for ESB Bank, a Pennsylvania state-chartered stock savings bank. ESB Bank conducts business from 23 full service banking branches located in Allegheny, Beaver, Butler, and Lawrence counties. Through

ESB Bank, ESB is engaged in the business of a state chartered savings bank. ESB Bank operates two wholly-owned subsidiaries: (i) AMSCO, Inc., which engages in the management of certain real estate development partnerships on behalf of ESB and (ii) ESB Financial Services, Inc., a Delaware corporation which holds loans and other investments. At September 30, 2014, ESB had approximately $1.9 billion of total assets, $1.3 billion of total deposits, $706.5 million of net loans and $205.2 million of shareholders’ equity.

What ESB Shareholders Will Receive in the Merger (See page 44)

If the merger is completed, for each share of ESB common stock that you own you will receive, (i) 0.502 of a share of WesBanco common stock and (ii) $1.76 in cash, without interest, subject to possible adjustment in accordance with the terms of the merger agreement as discussed below. Collectively, we refer to the 0.502 of a share of WesBanco common stock and the $1.76 in cash to be received as the “merger consideration.” Instead of fractional shares of WesBanco, ESB shareholders will receive a check for any fractional shares based on the average closing price of WesBanco common stock during a specified period before the effective time of the merger.

The 0.502 exchange ratio is subject to adjustment if certain termination provisions, based on the market price of WesBanco’s common stock, have been triggered and the ESB board of directors elects to terminate the merger agreement. ESB will have a right to terminate the merger agreement if the average closing price of WesBanco common stock during a specified period before the effective time of the merger is less than $27.98 per share and WesBanco common stock underperforms an index of financial institution stocks by more than 15%. However, ESB would not have the right to terminate the merger agreement if WesBanco were to elect to make a compensating adjustment in the exchange ratio. See “WesBanco Proposal No. 1 (Approval of the Share Issuance) and ESB Proposal No. 1 (Adoption of the Merger Agreement) — Termination of the Merger Agreement” beginning on page 89. The exchange ratio is also subject to adjustment if WesBanco completes certain corporate transactions, such as a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other like changes in WesBanco’s capitalization.

WesBanco’s Reasons for the Merger and Recommendation to Shareholders (See page 51)

The WesBanco board of directors has unanimously determined that the merger agreement and the merger are in the best interests of WesBanco and its shareholders, and accordingly unanimously approved the merger agreement and recommends that WesBanco shareholders vote “FOR” the approval of the issuance of shares of WesBanco common stock in connection with the merger.

In determining whether to approve the merger agreement and recommend approval of the issuance of shares of WesBanco common stock in connection with the merger to the WesBanco shareholders, WesBanco’s board considered the factors described under “WesBanco Proposal No. 1 (Approval of the Share Issuance) and ESB Proposal No. 1 (Adoption of the Merger Agreement) — WesBanco’s Reasons for the Merger.”

ESB’s Reasons for the Merger and Recommendation to Shareholders (See page 61)

The ESB board of directors has unanimously determined that the merger agreement and the merger are in the best interests of ESB and its shareholders, and accordingly unanimously approved the merger agreement and recommends that ESB shareholders vote “FOR” the adoption of the merger agreement.

In determining whether to approve the merger agreement and recommend adoption of the merger agreement to the ESB shareholders, ESB’s board considered the factors described under “WesBanco Proposal No. 1 (Approval of the Share Issuance) and ESB Proposal No. 1 (Adoption of the Merger Agreement) — ESB’s Reasons for the Merger.”

Opinions of Financial Advisors (See pages 53 and 63)

WesBanco. On October 29, 2014, FBR Capital Markets & Co. (which we refer to as “FBRC”) rendered its oral opinion to the WesBanco board of directors (which was subsequently confirmed in writing by delivery of FBRC’s written opinion addressed to the WesBanco board of directors dated the same date), to the effect that, as of October 29, 2014, the consideration to be issued and paid by WesBanco in respect of the outstanding shares of ESB common stock in the merger pursuant to the merger agreement was fair, from a financial point of view, to WesBanco.

FBRC’s opinion was directed to the WesBanco board of directors (in its capacity as such), and only addressed the fairness, from a financial point of view, to WesBanco of the consideration to be issued and paid by WesBanco in respect of the outstanding shares of ESB common stock in the merger pursuant to the merger agreement and did not address any other aspect or implication of the transaction. In addition, FBRC’s opinion only addressed the fairness as of the date of the opinion. Although subsequent developments could affect its opinion, FBRC does not have any obligation to update, revise or reaffirm its opinion. The summary of FBRC’s opinion in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of FBRC’s written opinion, which is included as Annex B to this joint proxy statement/prospectus and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by FBRC in preparing its opinion. However, neither FBRC’s written opinion nor the summary of its opinion and the related analyses set forth in this joint proxy statement/prospectus are intended to be, and they do not constitute, advice or a recommendation to the WesBanco board of directors, WesBanco, WesBanco Bank, any securityholder of WesBanco or any other person as to how to act or vote on any matter relating to the transaction or otherwise. In the portions of this joint proxy statement/prospectus describing FBRC’s analyses and opinion, the merger and the bank merger are referred to collectively as the “transaction.”

See “WesBanco Proposal No. 1 (Approval of the Share Issuance) and ESB Proposal No. 1 (Adoption of the Merger Agreement) — Opinion of WesBanco’s Financial Advisor” beginning on page 53.

ESB. Mufson Howe Hunter & Company LLC (“MHH”) delivered its opinion to the board of directors of ESB on October 29, 2014 that, based upon and subject to the factors and assumptions set forth in the opinion, the merger consideration to be received by the holders of shares of ESB’s common stock in the merger pursuant to the merger agreement was fair to such holders, from a financial point of view, as of that date.

The full text of the written opinion of MHH, dated October 29, 2014, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C to this joint proxy statement/prospectus. ESB’s shareholders should read the opinion in its entirety. MHH provided its opinion for the information and assistance of the board of ESB in connection with the board’s consideration of the merger. MHH’s opinion is not a recommendation as to how any ESB shareholder should vote with respect to the merger. See “WesBanco Proposal No. 1 (Approval of the Share Issuance) and ESB Proposal No. 1 (Adoption of the Merger Agreement) — Opinion of ESB’s Financial Advisor” beginning on page 63 for a description of MHH’s fairness opinion and a summary of the analyses performed by MHH in connection with its opinion.

Treatment of ESB Stock Options (See page 47)

Upon completion of the merger, each outstanding option to purchase shares of ESB common stock, whether or not then exercisable, will be cancelled in exchange for the right to receive an amount in cash, without interest, equal to the product of (i) the aggregate number of shares of ESB common stock subject to such stock option, multiplied by (ii) the excess, if any, of $17.65 over the per share exercise price of such ESB stock option. The cash payment will be subject to applicable tax withholding.

Treatment of ESB Restricted Stock (See page 47)

At or prior to the effective time of the merger, each outstanding share of ESB restricted stock that is outstanding, will vest in full and will be converted into the right to receive the merger consideration.

Special Meetings (See pages 38 and 41)

WesBanco. A special meeting of WesBanco’s shareholders will be held in the 7th Floor Board Room of WesBanco’s offices located at One Bank Plaza, Wheeling, West Virginia, 26003, on January 22, 2015, at 4:00 p.m. Eastern Time. At the WesBanco special meeting, WesBanco shareholders will be asked to: (i) approve the issuance of shares of WesBanco common stock in connection with the merger; and (ii) approve an adjournment of the WesBanco special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the issuance of shares of WesBanco common stock in connection with the merger at the time of the WesBanco special meeting.

ESB. A special meeting of ESB’s shareholders will be held at the Connoquenessing Country Club, 1512 Mercer Road, Ellwood City, Pennsylvania, 16117, on January 22, 2015, at 10:30 a.m. Eastern Time. At the ESB special meeting, ESB shareholders will be asked to: (i) adopt the merger agreement; (ii) approve, in a non-binding advisory vote, the compensation payable to the named executive officers of ESB in connection with the merger; and (iii) approve an adjournment of the ESB special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the ESB special meeting.

Record Date; Voting Power (See pages 38 and 41)

WesBanco. You may vote at the WesBanco special meeting only if you owned shares of WesBanco common stock at the close of business on December 9, 2014, referred to as the WesBanco record date. On the WesBanco record date, there were 29,298,063 shares of WesBanco common stock outstanding. You may cast one vote for each share of WesBanco common stock owned by you on the WesBanco record date. You can vote your shares by telephone, the Internet or by returning the enclosed proxy by mail, or you may vote in person by appearing at the WesBanco special meeting. You can change your vote as late as the date of the WesBanco special meeting either by submitting a later-dated proxy by telephone, the Internet or by mail, that is received prior to the WesBanco special meeting or by attending the WesBanco special meeting and voting in person.

ESB. You may vote at the ESB special meeting only if you owned shares of ESB common stock at the close of business on December 8, 2014, referred to as the ESB record date. On the ESB record date, there were 18,028,969 shares of ESB common stock outstanding. You may cast one vote for each share of ESB common stock owned by you on the ESB record date. You can vote your shares by returning the enclosed proxy by mail, or you may vote in person by appearing at the ESB special meeting. You can change your vote as late as the date of the ESB special meeting either by submitting a later-dated proxy by mail that is received prior to the ESB special meeting or by attending the ESB special meeting and voting in person.

Vote Required (See pages 38 and 41)

WesBanco. The affirmative vote of at least a majority of the outstanding shares of Wesbanco common stock is required to approve the issuance of shares of WesBanco common stock in connection with the merger. The affirmative vote of at least a majority of the votes cast is required to approve the adjournment of the WesBanco special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the issuance of shares of WesBanco common stock in connection with the merger at the time of the WesBanco special meeting. As of the WesBanco record date, the directors and executive officers of WesBanco controlled approximately 3.9% of the outstanding shares of WesBanco common stock entitled to vote at the WesBanco special meeting.

ESB. The affirmative vote of a majority of the votes cast at the ESB special meeting at which a quorum is present by holders of ESB common stock entitled to vote is required to (i) adopt the merger agreement; (ii) approve, in a non-binding advisory vote, the compensation payable to the named executive officers of ESB in connection with the merger; and (iii) approve the adjournment of the ESB special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the ESB special meeting. As of the ESB record date, the directors and executive officers of ESB controlled approximately 13.5% of the outstanding shares of ESB common stock entitled to vote at the ESB special meeting. In addition, certain officers and directors of ESB have entered into voting agreements with WesBanco wherein the officer or director has agreed to vote their ESB shares in favor of adoption of the merger agreement.

Voting Agreements (See page 94)

In connection with the merger agreement, WesBanco entered into voting agreements with all of ESB’s directors and named executive officers, consisting of Mario J. Manna, William B. Salsgiver, Herbert S. Skuba, James P. Wetzel, Charlotte A. Zuschlag, Charles P. Evanoski, Frank D. Martz, Todd F. Palkovich and Richard E. Canonge. In the voting agreements, each of these shareholders has generally agreed to vote all of his or her shares of ESB common stock in favor of adoption of the merger agreement. As of the ESB record date, there were 2,406,631 shares of ESB common stock subject to the voting agreements, which represent approximately 13.3% of the outstanding shares of ESB common stock as of that date.

Quorum; Abstentions and Broker Non-Votes (See pages 38-42)

A quorum must be present to transact business at the WesBanco and ESB special meetings. If you submit a properly executed proxy card, even if you abstain from voting, your shares will be counted for purposes of calculating whether a quorum is present at the applicable special meeting. A quorum at the WesBanco special meeting requires the presence, whether in person or by proxy, of a majority of the outstanding shares of WesBanco common stock as of the WesBanco record date. Similarly, a quorum at the ESB special meeting requires the presence, whether in person or by proxy, of a majority of the outstanding shares of ESB common stock as of the ESB record date.

Shares held in street name by brokers and other record holders but not voted at the applicable special meeting because such brokers have not received voting instructions from the underlying owners are called broker non-votes. An abstention occurs when a shareholder attends a meeting, either in person or by proxy, but abstains from voting.

WesBanco. At the WesBanco special meeting, abstentions and broker non-votes will be counted in determining whether a quorum is present. However, abstentions, broker non-votes and a complete failure to vote will have the same effect as a vote “Against” all of the proposals being voted on by WesBanco shareholders. If no instruction as to how to vote is given (including no instruction to abstain) in an executed, duly returned and not revoked proxy, the proxy will be voted “For” (i) approval of the issuance of shares of WesBanco common stock in connection with the merger; and (ii) adjournment of the WesBanco special meeting if necessary to solicit additional proxies in favor of the approval of the issuance of shares of WesBanco common stock in connection with the merger.

ESB. At the ESB special meeting, abstentions and broker non-votes will be counted in determining whether a quorum is present. However, abstentions, broker non-votes and a complete failure to vote will have no effect on the outcome of any of the proposals being voted on by ESB shareholders. If no instruction as to how to vote is given (including no instruction to abstain) in an executed, duly returned and not revoked proxy, the proxy will be voted “For” (i) adoption of the merger agreement, (ii) approval, in a non-binding advisory vote, of the compensation payable to the named executive officers of ESB in connection with the merger; and (iii) approval of the adjournment of the ESB special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the ESB special meeting.

No Dissenters’ or Appraisal Rights (See page 79)

Under applicable West Virginia and Pennsylvania law, holders of WesBanco or ESB common stock will not be entitled to dissenters’ or appraisal rights. Therefore, if you own shares of WesBanco common stock on the WesBanco record date but you are against the merger, you may vote against approval of the issuance of shares of WesBanco common stock in connection with the merger but you may not exercise dissenters’ or appraisal rights. Similarly, if you own shares of ESB common stock on the ESB record date but you are against the merger, you may vote against adoption of the merger agreement but you may not exercise dissenters’ or appraisal rights for your ESB shares.

Shares to be Issued by WesBanco in the Merger; Ownership of WesBanco after the Merger

WesBanco will issue a maximum of approximately 9,483,966 shares of its common stock to ESB shareholders in connection with the merger, based on the number of (1) restricted and unrestricted shares of ESB common stock outstanding on the ESB record date and (2) shares of ESB common stock potentially issuable pursuant to outstanding stock options that are vested or that are expected to vest prior to completion of the merger, assuming no adjustment to the exchange ratio is made. Assuming that WesBanco issues that maximum number of shares, it would constitute approximately 24.5% of the outstanding stock of WesBanco after the merger, based on the number of shares of WesBanco common stock outstanding on September 30, 2014. The WesBanco shares to be issued in the merger will be listed for trading on the Nasdaq Global Select Market under the symbol “WSBC.”

Material U.S. Federal Income Tax Consequences (See page 81)

It is a condition to the completion of the merger, unless waived by the parties in writing, that each of WesBanco and ESB receives a legal opinion from their respective tax counsel to the effect that the merger will be treated as a “reorganization” for United States federal income tax purposes within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Accordingly, we expect the merger generally to be tax-free to ESB shareholders for United States federal income tax purposes with respect to the shares of WesBanco common stock that they receive pursuant to the merger. An ESB shareholder generally will recognize gain, but not loss, in an amount equal to the lesser of (1) the amount of gain realized (i.e., the excess, if any, of the sum of the cash received and the fair market value of the WesBanco common stock received pursuant to the merger over that holder’s adjusted tax basis in its shares of ESB common stock surrendered) and (2) the amount of cash received pursuant to the merger. In addition, ESB shareholders will recognize gain or loss with respect to the receipt of cash in lieu of fractional shares.

You should read the summary under the caption “WesBanco Proposal No. 1 (Approval of the Share Issuance) and ESB Proposal No. 1 (Adoption of the Merger Agreement) — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 81 for a more complete discussion of the federal income tax consequences of the merger. You should also consult your own tax advisor concerning all federal, state, local and foreign tax consequences of the merger that may apply to you.

Certain Differences in the Rights of Shareholders (See page 97)

ESB is a Pennsylvania corporation governed by Pennsylvania law and WesBanco is a West Virginia corporation governed by West Virginia law. Once the merger occurs, ESB shareholders will become shareholders of WesBanco and their rights will be governed by West Virginia law and WesBanco’s corporate governing documents rather than Pennsylvania law and ESB’s governing documents. Because of the differences between the laws of the Commonwealth of Pennsylvania and the State of West Virginia and the respective corporate governing documents of ESB and WesBanco, ESB’s shareholders’ rights as shareholders will change as a result of the merger. These include, among others, differences in shareholders’ rights related to notice and adjournment of shareholder meetings, the calling of special meetings of shareholders, dissenters’ rights, the number and term of directors, nomination of directors, removal of directors and filling vacancies on the board of directors, cumulative voting, indemnification of officers and directors, amendment of articles of incorporation and bylaws, and statutory provisions affecting control share acquisitions and business combinations.

Conditions to the Merger (See page 89)

Completion of the merger is subject to the satisfaction or waiver of the conditions specified in the merger agreement, including, among others, those listed below:

•	the adoption of the merger agreement by the shareholders of ESB;

•	approval of the issuance of shares of WesBanco common stock in connection with the merger by WesBanco shareholders;

•	the absence of a law or injunction prohibiting the merger;

•	receipt by WesBanco and ESB of all necessary approvals of governmental and regulatory authorities;

•	the receipt of an opinion from each party’s tax counsel, dated as of the closing date of the merger, to the effect that for federal income tax purposes the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code; and

•	the shares of WesBanco common stock to be issued in exchange for the shares of ESB common stock shall have been approved for listing on the Nasdaq Global Select Market.

Termination of the Merger Agreement (See page 89)

The parties can agree to terminate the merger agreement at any time prior to completion of the merger, and either WesBanco or ESB can terminate the merger agreement if, among other reasons, any of the following occurs:

•	the merger agreement is not adopted by the ESB shareholders;

•	the issuance of shares of WesBanco common stock in connection with the merger is not approved by WesBanco shareholders;

•	the merger is not completed by July 31, 2015;

•	a court or other governmental authority permanently prohibits the merger; or

•	the other party breaches or materially fails to comply with any of its representations or warranties or obligations under the merger agreement.

ESB will also have the right to terminate the merger agreement if the average closing price of WesBanco common stock during a specified period before the effective time of the merger is less than $27.98 and WesBanco common stock underperforms the Nasdaq Bank Index by more than 15%, unless WesBanco were to elect to make a compensating adjustment to the exchange ratio. Subject to certain conditions, ESB may also terminate the merger agreement in order to enter into an agreement with respect to an unsolicited proposal that if consummated would be reasonably likely to result in a transaction more favorable to ESB’s shareholders from a financial point of view, provided that ESB pays the termination fee described below upon entering into such agreement.

Termination Fee (See page 92)

The merger agreement provides that if the merger agreement is terminated under certain circumstances, described more fully beginning on page 92, ESB will be required to pay a termination fee of $11,354,000 to WesBanco.

We May Amend the Terms of the Merger and Waive Rights Under the Merger Agreement (See page 93)

We may jointly amend the terms of the merger agreement, and either party may waive its right to require the other party to adhere to any of those terms, to the extent legally permissible. However, after the approval of the merger agreement by the ESB shareholders, there may not be, without further approval of ESB’s shareholders, any amendment of the merger agreement that requires such further approval under applicable law or would alter the amount or kind of the WesBanco common stock portion of the merger consideration to be received by ESB shareholders.

Effective Date of the Merger

We expect the merger to be completed as soon as practicable after all regulatory approvals and shareholder approvals have been received. We expect this to occur during the first or second quarter of 2015.

Regulatory Approvals (See page 78)

In addition to the approvals of the WesBanco and ESB shareholders, the merger is subject to the approval of the Federal Deposit Insurance Corporation, Board of Governors of the Federal Reserve System (unless a waiver is granted), the West Virginia Division of Financial Institutions and the Pennsylvania Department of Banking. These governmental authorities may impose conditions for granting approval of the merger. Neither WesBanco nor ESB can offer any assurance that all necessary approvals will be obtained or the date when any such approvals will be obtained.

Interests of Certain Persons in the Merger (See page 71)

The directors and executive officers of ESB have financial and other interests in the merger that differ from, or are in addition to, their interests as shareholders of ESB. These interests include, but are not limited to:

•	the continued indemnification of current and former directors and executive officers under the merger agreement and providing these individuals with directors’ and officers’ insurance for six years after the merger;

•	the receipt of payments by the executive officers of ESB and certain other officers of ESB Bank pursuant to employment or change in control severance agreements with ESB and ESB Bank;

•	the continuation of certain benefits for certain officers and directors of ESB;

•	the accelerated vesting upon completion of the merger of all outstanding stock options and restricted stock awards which remain unvested immediately prior to completion of the merger;

•	the receipt of cash payments upon completion of the merger as a result of cancellation of all outstanding stock options, whether or not then exercisable;

•	the appointment of Charlotte A Zuschlag, ESB’s President and Chief Executive Officer, and Ronald W. Owen, a director of ESB Bank, to the board of directors of WesBanco upon completion of the merger;

•	concurrently with the execution of the merger agreement, WesBanco and ESB entered into a separation agreement and a non-competition agreement with each of Charlotte A. Zuschlag, Charles P. Evanoski, Frank D. Martz and Todd F. Palkovich, pursuant to which such executive officers will receive lump sum payments upon completion of the merger and Messrs. Evanoski, Martz and Palkovich will receive special one-time bonuses in December 2014; and

•	concurrently with the execution of the merger agreement, WesBanco entered into employment agreements with Ms. Zuschlag, Mr. Evanoski, Mr. Martz and Mr. Palkovich, with such agreements to become effective upon completion of the merger, and a consulting agreement with Mr. Evanoski to commence consulting immediately after the expiration of Mr. Evanoski’s employment agreement.

The WesBanco and ESB boards of directors knew about these additional interests, and considered them, when each board adopted the merger agreement. See “WesBanco Proposal No. 1 (Approval of the Share Issuance) and ESB Proposal No. 1 (Adoption of the Merger Agreement) — Interests of Certain Persons in the Merger” beginning on page 71 for more detailed information about these interests.

Ownership of Common Stock by Directors, Executive Officers and Affiliates (See pages 39 and 42)

WesBanco. As of the WesBanco record date, the directors, executive officers and affiliates of WesBanco owned or controlled the vote of 2,124,574 shares of WesBanco common stock constituting approximately 7.3% of the outstanding shares of WesBanco common stock.

ESB. As of the ESB record date, the directors, executive officers and affiliates of ESB beneficially owned 5,209,541 shares of ESB common stock constituting approximately 28.9% of the outstanding shares of ESB common stock. In addition, ESB’s directors and named executive officers have entered into voting agreements with WesBanco wherein the officer or director has agreed to vote their ESB shares in favor of adoption of the merger. See “Other Material Agreements Relating to the Merger — Voting Agreements.”

Advisory (Non-binding) Vote on Golden Parachute Compensation (See page 105)

In accordance with Securities and Exchange Commission (“SEC”) rules, ESB is providing shareholders with the opportunity to vote to approve on an advisory (non-binding) basis, certain payments that will or may be made to ESB’s named executive officers in connection with the merger, as reported in the Summary of Golden Parachute Arrangements table beginning on page 74 and the associated narrative discussion.

Adjournment Proposals (See pages 104 and 106)

WesBanco shareholders. WesBanco shareholders are being asked to approve a proposal to grant WesBanco’s board of directors discretionary authority to adjourn the WesBanco special meeting, if necessary, to solicit additional proxies from WesBanco shareholders in the event a quorum is present at the WesBanco special meeting but there are insufficient votes to approve the issuance of shares of WesBanco common stock in connection with the merger.

ESB shareholders. ESB shareholders are being asked to approve a proposal to grant ESB’s board of directors discretionary authority to adjourn the ESB special meeting, if necessary, to solicit additional proxies from ESB shareholders for the merger proposal in the event a quorum is present at the ESB special meeting but there are insufficient votes to adopt the merger agreement.

Recommendations of the Boards of Directors (See pages 48 - 61)

WesBanco shareholders. The WesBanco board of directors determined that the merger is in the best interests of WesBanco and its shareholders. Accordingly, it has unanimously recommended that WesBanco shareholders vote “FOR” the proposal to approve the issuance of shares of WesBanco common stock in connection with the merger. See “WesBanco Proposal No. 1 (Approval of the Share Issuance) and ESB Proposal No. 1 (Adoption of the Merger Agreement) — Background of the Merger” beginning at page 48. In addition the WesBanco board of directors unanimously recommends that WesBanco shareholders vote “FOR” the proposal to adjourn the WesBanco special meeting if necessary to solicit additional proxies in favor of the approval of the issuance of shares of WesBanco common stock in connection with the merger.

ESB shareholders. The ESB board of directors determined that the merger is in the best interests of ESB shareholders. Accordingly, it has unanimously recommended that ESB shareholders vote “FOR” the proposal to adopt the merger agreement. See “WesBanco Proposal No. 1 (Approval of the Share Issuance) and ESB Proposal No. 1 (Adoption of the Merger Agreement) — Background of the Merger” beginning at page 48. In addition the ESB board of directors unanimously recommends that ESB shareholders vote “FOR” the proposal to approve, in a non-binding, advisory vote, the compensation payable to the named executive officers of ESB in connection with the merger and “FOR” the proposal to adjourn the ESB special meeting if necessary to solicit additional proxies in favor of the adoption of the merger agreement.

SHARE INFORMATION AND MARKET PRICES

The following table presents the closing market prices for WesBanco and ESB common stock on October 29, 2014 and December 10, 2014, respectively. October 29, 2014 was the last full trading day prior to the public announcement of the signing of the merger agreement. December 10, 2014 was the last practicable full trading day for which information was available prior to the date of this joint proxy statement/prospectus. This table also shows the merger consideration equivalent proposed for each share of ESB common stock, which was calculated by multiplying the closing price of WesBanco common stock on those dates by the exchange ratio of 0.502 and adding the cash consideration of $1.76 per share.

	WesBanco	ESB	ESB Merger Consideration Equivalent
October 29, 2014	$34.74	$12.89	$19.20
December 10, 2014	$33.43	$18.20	$18.54

WesBanco common stock trades on the Nasdaq Global Select Market under the trading symbol “WSBC.” ESB common stock trades on the Nasdaq Global Select Market under the trading symbol “ESBF.” The market prices of shares of WesBanco common stock and ESB common stock fluctuate from day to day. As a result, you should obtain current market quotations to evaluate the merger. These quotations are available from stockbrokers, in major newspapers such as The Wall Street Journal, and on the Internet. The market price of the WesBanco common stock at the effective time of the merger or at the time shareholders of ESB receive their shares of WesBanco common stock may be higher or lower than the market price at the time the merger agreement was executed, at the date of mailing of this joint proxy statement/prospectus or at the time of the ESB special meeting or the WesBanco special meeting.

The following table shows, for the periods indicated, the high and low sales prices for WesBanco common stock and ESB common stock as reported by the Nasdaq Global Select Market, and the cash dividends declared per share.

	WesBanco Common Stock			ESB Common Stock (1)
	High	Low	Dividend	High	Low	Dividend
2012
January-March	$21.70	$18.60	$0.17	$12.26	$9.95	$0.08
April-June	21.54	19.08	0.17	12.19	9.75	0.08
July-September	22.64	20.06	0.18	11.84	10.62	0.08
October-December	22.40	19.75	0.18	11.83	10.40	0.08
2013
January-March	24.85	21.84	0.19	11.93	11.22	0.08
April-June	26.69	22.58	0.19	12.94	10.68	0.10
July-September	30.55	26.00	0.20	13.70	11.82	0.10
October-December	32.58	28.00	0.20	15.00	12.08	0.10
2014
January-March	32.38	26.77	0.22	14.84	12.32	0.10
April-June	32.49	28.27	0.22	13.80	12.07	0.10
July-September	32.11	28.87	0.22	13.35	11.67	0.10
October-December (through December 10, 2014)	35.70	29.71	—	19.33	11.46	—

(1)	ESB trading prices and dividends have been adjusted for the 6:5 stock split that occurred on May 17, 2013.

As of the WesBanco record date, WesBanco had approximately 6,769 shareholders of record and, additionally, approximately 7,200 beneficial owners. Holders of WesBanco common stock are entitled to receive dividends when, as and if declared by the WesBanco’s board of directors out of funds legally available for dividends. Historically, WesBanco has paid quarterly cash dividends on its common stock, and its board of directors presently intends to continue to pay regular quarterly cash dividends. WesBanco’s ability to pay dividends to its shareholders in the future will depend on its earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate, its ability to service any equity or debt obligations senior to its common stock, including its outstanding trust preferred securities and accompanying junior subordinated debentures, and other factors deemed relevant by its board of directors. In order to pay dividends to shareholders, WesBanco must receive cash dividends from WesBanco Bank. As a result, WesBanco’s ability to pay future dividends will depend upon the earnings of WesBanco Bank, its financial condition and its need for funds. A discussion of the restrictions on WesBanco’s dividend payments is included in WesBanco’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013. See “Where You Can Find More Information About WesBanco and ESB.”

As of the ESB record date, ESB had approximately 2,370 shareholders of record and, additionally, approximately 2,100 beneficial owners. Holders of ESB common stock are entitled to receive dividends when, as and if declared by the ESB board of directors out of funds legally available for dividends. A discussion of the restrictions on ESB’s dividend payments is included in ESB’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013. See “Where You Can Find More Information About WesBanco and ESB.”

SELECTED HISTORICAL FINANCIAL DATA OF WESBANCO

The following table sets forth certain historical financial data concerning WesBanco as of or for the nine months ended September 30, 2014 and 2013 and as of or for each of the five fiscal years ended December 31, 2013, which is derived from WesBanco’s consolidated financial statements. The following information is only a summary, and you should read this information in conjunction with WesBanco’s audited consolidated financial statements and related notes included in WesBanco’s Annual Report on Form 10-K for the year ended December 31, 2013, and unaudited interim consolidated financial statements included in WesBanco’s Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2014 and 2013, which have been filed with the SEC and are incorporated by reference into this document and from which this information is derived. See “Where You Can Find More Information About WesBanco and ESB” beginning on page 107.

(Dollars in thousands, except per share amounts)	As of or for the Nine Months Ended September 30,		As of or for the years ended December 31,
	2014	2013	2013	2012	2011	2010	2009
	(Unaudited)
Summary Statements of Income
Net interest income	$144,243	$138,249	$185,487	$168,351	$169,365	$166,092	$158,372
Provision for credit losses	4,526	5,942	9,086	19,874	35,311	44,578	50,372
Other income	51,944	52,336	69,285	64,775	59,888	59,599	64,589
Other expense	119,661	120,256	160,998	150,120	140,295	141,152	149,648
Income tax provision (benefit)	18,538	15,815	20,763	13,588	9,838	4,350	(992)
Preferred dividends and accretion	—	—	—	—	—	—	5,233
Net income available to common shareholders	53,462	48,572	63,925	49,544	43,809	35,611	18,700
Per Share Information
Earnings
Basic	1.83	1.66	2.18	1.84	1.65	1.34	0.70
Diluted	1.82	1.66	2.18	1.84	1.65	1.34	0.70
Dividends	0.66	0.58	0.78	0.70	0.62	0.56	0.84
Book value per common share	26.94	25.10	25.59	24.45	23.80	22.83	22.16
Tangible common book value per share (1)	16.10	14.25	14.68	13.48	13.29	12.24	11.50
Selected Ratios
Return on average assets	1.15%	1.07%	1.05%	0.88%	0.81%	0.66%	0.43%
Return on average equity	9.24%	8.91%	8.72%	7.54%	7.01%	5.88%	3.73%
Allowance for loan losses to total loans	1.12%	1.23%	1.22%	1.43%	1.69%	1.86%	1.76%
Allowance for loan losses to total non- performing loans	0.92x	0.88x	0.92x	0.83x	0.63x	0.63x	0.76x
Shareholders’ equity to total assets	12.56%	12.00%	12.15%	11.75%	11.45%	11.32%	10.91%
Tangible common equity to tangible assets (1)	7.91%	7.19%	7.35%	6.84%	6.73%	6.40%	5.97%
Tier 1 leverage ratio	9.70%	9.27%	9.27%	9.34%	8.71%	8.35%	7.86%
Tier 1 capital to risk-weighted assets	13.56%	13.08%	13.06%	12.82%	12.68%	11.94%	11.12%
Total capital to risk-weighted assets	14.62%	14.23%	14.19%	14.07%	13.93%	13.20%	12.37%
Selected Balance Sheet Information
Assets	$6,278,494	$6,138,360	$6,144,773	$6,078,717	$5,536,030	$5,361,458	$5,397,352
Securities	1,554,413	1,536,043	1,532,906	1,623,753	1,609,265	1,426,191	1,263,254
Net portfolio loans	3,986,675	3,789,196	3,847,549	3,635,063	3,184,558	3,227,625	3,409,786
Deposits	5,101,685	5,060,442	5,062,530	4,944,284	4,393,866	4,172,423	3,974,233
Shareholders’ equity	788,784	736,688	746,595	714,184	633,790	606,863	588,716

(1)	See Note E in the notes to the pro forma financial information, Non-GAAP Financial Measures, for additional information relating to the calculation of this ratio.

SELECTED HISTORICAL FINANCIAL DATA OF ESB

The following table sets forth certain historical financial data concerning ESB as of or for the nine months ended September 30, 2014 and 2013 and as of or for each of the five fiscal years ended December 31, 2013, which is derived from ESB’s consolidated financial statements. The following information is only a summary, and you should read this information in conjunction with ESB’s audited consolidated financial statements and related notes for the year ended December 31, 2013, and unaudited interim consolidated financial statements for the nine months ended September 30, 2014 and 2013, which are incorporated by reference in this document and from which this information is derived. See “Where You Can Find More Information About WesBanco and ESB” beginning on page 107.

(Dollars in thousands, except per share amounts)	As of or for the Nine Months Ended September 30,		As of or for the fiscal years ended December 31,
	2014	2013	2013	2012	2011	2010	2009
	(Unaudited)
Summary Statements of Income
Net interest income	$35,197	$31,597	$42,777	$43,112	$44,087	$42,967	$38,148
Provision for credit losses	135	300	500	1,100	1,130	1,404	912
Other income	4,657	5,427	6,772	7,325	4,306	4,467	3,595
Other expense	22,609	22,167	29,854	30,279	28,062	27,813	26,784
Income tax provision	3,387	2,530	3,341	3,236	3,380	3,553	2,382
Net income attributable to noncontrolling interest	98	466	510	919	911	433	(347)
Net income available to common shareholders	13,625	11,561	15,344	14,903	14,910	14,231	12,012
Per Share Information
Earnings
Basic	0.77	0.67	0.88	0.87	0.86	0.83	0.70
Diluted	0.77	0.66	0.87	0.86	0.85	0.82	0.69
Dividends	0.30	0.28	0.38	0.33	0.32	0.28	0.28
Book value per common share	11.53	10.55	10.48	11.07	10.29	9.69	9.51
Tangible common book value per share (1)	9.19	8.18	8.13	8.69	7.81	7.21	7.03
Selected Ratios
Return on average assets	0.93%	0.81%	0.81%	0.76%	0.76%	0.73%	0.61%
Return on average equity	9.11%	8.10%	8.09%	7.82%	8.40%	8.26%	7.66%
Allowance for loan losses to total loans	0.93%	0.95%	0.95%	0.97%	0.98%	1.00%	0.88%
Allowance for loan losses to total non-performing loans	0.79x	0.99x	0.78x	0.91x	0.49x	0.50x	1.48x
Shareholders’ equity to total assets	10.55%	9.81%	9.75%	10.11%	9.11%	8.74%	8.40%
Tangible common equity to tangible assets (1)	8.59%	7.78%	7.73%	8.11%	7.12%	6.67%	6.35%
Tier 1 leverage ratio (2)	9.46%	9.19%	9.11%	8.70%	7.91%	8.11%	7.61%
Tier 1 capital to risk-weighted assets (2)	16.64%	15.36%	15.29%	14.58%	14.47%	15.13%	14.18%
Total capital to risk-weighted assets (2)	17.29%	16.00%	15.94%	15.21%	15.10%	15.79%	14.79%
Selected Balance Sheet Information
Assets	$1,945,398	$1,899,383	$1,906,917	$1,927,614	$1,964,791	$1,913,867	$1,960,677
Securities	1,094,549	1,067,401	1,063,016	1,110,776	1,130,116	1,077,672	1,106,910
Net portfolio loans	706,469	683,704	695,636	672,086	648,921	640,887	671,387
Deposits	1,336,747	1,232,434	1,222,767	1,178,057	1,156,410	1,012,645	944,347
Shareholders’ equity	205,236	186,324	185,843	194,800	179,075	167,353	164,752

(1)	See Note E “Non-GAAP Financial Measures” to the unaudited pro forma condensed combined financial information, for additional information relating to the calculation of this ratio.
(2)	The indicated capital rates are for ESB Bank. As a savings and loan holding company, ESB does not have any required capital requirements.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is based on the historical financial statements of WesBanco and ESB, and has been prepared to illustrate the financial effect of WesBanco’s merger with ESB. The following unaudited pro forma condensed combined financial information combines the historical consolidated financial position and results of operations of WesBanco and its subsidiaries and of ESB and its subsidiaries, as an acquisition by WesBanco of ESB using the acquisition method of accounting (Accounting Standards Codification (ASC) 805 “Business Combinations”) and giving effect to the related pro forma adjustments described in the accompanying notes. Under the acquisition method of accounting, the assets and liabilities of ESB will be recorded by WesBanco at their respective fair values as of the date the merger is completed. The pro forma financial information should be read in conjunction with WesBanco’s Quarterly Report on Form 10-Q for the period ended September 30, 2014, and Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which are incorporated by reference herein, and ESB’s Quarterly Report on Form 10-Q for the period ended September 30, 2014, and Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which are incorporated by reference herein.

The unaudited pro forma condensed combined financial information set forth below assumes that the merger was consummated on January 1, 2013 for purposes of the unaudited pro forma condensed combined statements of income and September 30, 2014 for purposes of the unaudited pro forma condensed combined balance sheet and gives effect to the merger, for purposes of the unaudited pro forma condensed combined statement of income, as if it had been effective during the entire period presented.

These unaudited pro forma condensed combined financial statements reflect the merger based upon estimated preliminary acquisition accounting adjustments. Actual adjustments will be made as of the effective date of the merger and, therefore, may differ from those reflected in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial statements included herein are presented for informational purposes only and do not necessarily reflect the financial results of the combined company had the companies actually been combined at the beginning of each period presented. This information has been adjusted to give effect to pro forma events that are (i) directly attributable to the acquisition of ESB, (ii) factually supportable, and (iii) expected to have a continuing impact on the combined results. The adjustments included in these unaudited pro forma condensed financial statements are preliminary and may be revised. This information also does not reflect the benefits of the expected cost savings and expense efficiencies, opportunities to earn additional revenue, potential impacts of current market conditions on revenues, or asset dispositions, among other factors, and includes various preliminary estimates and may not necessarily be indicative of the financial position or results of operations that would have occurred if the merger had been consummated on the date or at the beginning of the period indicated or which may be attained in the future. The unaudited pro forma condensed combined financial statements and accompanying notes should be read in conjunction with and are qualified in their entirety by reference to the historical consolidated financial statements and related notes thereto of WesBanco and its subsidiaries and of ESB and its subsidiaries. Such information and notes thereto are incorporated by reference herein.

WesBanco, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2014

	WesBanco, Inc.	ESB Financial Corporation	Pro Forma Adjustments (1)		Pro forma Combined WesBanco, Inc.
	(Dollars in thousands, except per share amounts)
Assets
Cash and cash equivalents	$76,419	$21,714	$(40,203	)(a)	$57,930
Available for sale securities	959,553	1,094,549	(710	)(b)	2,053,392
Held to maturity securities	594,860	—	—		594,860
Total loans	3,992,935	706,469	(18,062	)(c)	4,681,342
Goodwill and other intangibles	319,973	41,636	140,277	(d)	501,886
Other assets	334,754	81,030	5,166	(e)	420,950

Total Assets	$6,278,494	$1,945,398	$86,468		$8,310,360

Liabilities and Shareholders’ Equity
Deposits	$5,101,685	$1,336,747	$5,346	(f)	$6,443,778
Other borrowings	241,011	346,253	(237	)(g)	587,027
Junior subordinated debt	106,166	36,083	(9,021	)(h)	133,228
Other liabilities	40,848	21,079	11,497	(i)	73,424

Total Liabilities	5,489,710	1,740,162	7,585		7,237,457
Shareholders’ Equity	788,784	205,236	78,883	(j)	1,072,903

Total Liabilities and Shareholders’ Equity	$6,278,494	$1,945,398	$86,468		$8,310,360

Book value per common share	$26.94	$11.53			$28.04
Tangible common book value per share (2)	$16.10	$9.19			$14.92
Shares outstanding	29,283,675	17,805,441			38,259,331

(1)	See Note B in the notes to the pro forma financial information, Purchase Accounting Adjustments, for additional information and cross references to the pro forma adjustments.
(2)	See Note E in the notes to the pro forma financial information, Non-GAAP Financial Measures, for additional information relating to the calculation of this ratio.

See notes to the unaudited pro forma condensed combined financial information.

WesBanco, Inc.

Unaudited Pro Forma Condensed Combined Statement of Income

For the nine months ended September 30, 2014

	WesBanco, Inc.	ESB Financial Corporation	Pro Forma Adjustments (1)		Pro Forma Combined WesBanco, Inc.
	(Dollars in thousands, except per share amounts)
Interest Income
Loans, including fees	$128,691	$23,625	515	(k)	$152,831
Securities and other	33,114	25,049	(5,272	)(l)	52,891

Total Interest Income	161,805	48,674	(4,757)		205,722
Interest Expense
Deposits	13,265	5,115	(657	)(m)	17,723
Other borrowings	4,297	8,362	(2,513	)(n)	10,146

Total Interest Expense	17,562	13,477	(3,170)		27,869

Net Interest Income	144,243	35,197	(1,587)		177,853
Provision for credit losses	4,526	135	—		4,661

Net Interest Income After
Provision for Credit Losses	139,717	35,062	(1,587)		173,192
Other Income	51,944	4,657	—		56,601
Other Expense	119,661	22,609	1,101	(o)	143,371

Income Before Income Taxes	72,000	17,110	(2,688)		86,422
Provision for income taxes	18,538	3,387	(941	)(p)	20,984
Net loss attributable to noncontrolling interest	—	98	—		98

Net Income Available to Common Shareholders	$53,462	$13,625	$(1,747)		$65,340

Earnings Per Share
Basic	$1.83	$0.77			$1.71
Diluted	$1.82	$0.77			$1.71
Average Shares Outstanding
Basic	29,235,364	17,582,131			38,211,020
Diluted	29,316,914	17,782,220			38,292,570

(1)	See Note C in the notes to the pro forma financial information, Projected Amortization/Accretion of Purchase Accounting Adjustments, for additional information related to the calculation of the pro forma adjustments.

See notes to the unaudited pro forma condensed combined financial information.

WesBanco, Inc.

Unaudited Pro Forma Condensed Combined Statement of Income

For the year ended December 31, 2013

	WesBanco, Inc.	ESB Financial Corporation	Pro Forma Adjustments (1)		Pro Forma Combined WesBanco, Inc.
	(Dollars in thousands, except per share amounts)
Interest Income
Loans, including fees	$175,323	$31,894	$750	(k)	$207,967
Securities and other	42,567	32,860	(8,945	)(l)	66,482

Total Interest Income	217,890	64,754	(8,195)		274,449

Interest Expense
Deposits	25,412	7,372	(4,689	)(m)	28,095
Other borrowings	6,991	14,605	(4,448	)(n)	17,148

Total Interest Expense	32,403	21,977	(9,137)		45,243

Net Interest Income	185,487	42,777	942		229,206
Provision for credit losses	9,086	500	—		9,586

Net Interest Income After Provision for Credit Losses	176,401	42,277	942		219,620

Other Income	69,285	6,772	—		76,057
Other Expense	160,998	29,854	1,621	(o)	192,473

Income Before Income Taxes	84,688	19,195	(679)		103,204
Provision for income taxes	20,763	3,341	(238	)(p)	23,866
Net income attributable to noncontrolling interest	—	510	—		510

Net Income Available to Common Shareholders	$63,925	$15,344	$(441)		$78,828

Earnings Per Common Share
Basic	$2.18	$0.88			$2.06
Diluted	$2.18	$0.87			$2.06

Average Common Shares Outstanding
Basic	29,270,922	17,386,160			38,246,578
Diluted	29,344,683	17,575,278			38,320,339

(1)	See Note C in the notes to the pro forma financial information, Projected Amortization/Accretion of Purchase Accounting Adjustments, for additional information related to the calculation of the pro forma adjustments.

See notes to the unaudited pro forma condensed combined financial information.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

Note A — Basis of Pro Forma Presentation

On October 29, 2014, WesBanco entered into the Agreement and Plan of Merger with ESB. Under the terms of the merger agreement, WesBanco will exchange 0.502 shares of its common stock and $1.76 in cash for each share of ESB common stock. The receipt by ESB shareholders of shares of WesBanco common stock in exchange for their shares of ESB common stock is anticipated to qualify as a tax-free exchange. The transaction, approved by the directors of both companies, currently is valued at $333.3 million. This value is based on WesBanco’s 15 day average closing stock price on October 27, 2014 of $31.66. Considering the range of WesBanco stock prices since the announcement of the merger, the value of the transaction at closing may or may not be materially different from the transaction value included in these pro formas. If the stock price at closing were to increase 10% from the 15 day average closing stock price on October 27, 2014, the resulting deal value would be $362.3 million, with a corresponding $28.5 million increase in goodwill, while a 10% decrease in stock price would result in a $305.4 million deal value and a $28.5 million decrease in goodwill.

The unaudited pro forma condensed combined financial information of WesBanco’s financial condition and results of operations, including per share data, are presented after giving effect to the merger. The pro forma financial information assumes that the merger with ESB was consummated on January 1, 2013 for purposes of the unaudited pro forma condensed combined statements of income and on September 30, 2014 for purposes of the pro forma balance sheet and gives effect to the merger, for purposes of the unaudited pro forma condensed combined statement of income, as if it had been effective during the entire period presented.

The merger will be accounted for using the acquisition method of accounting; accordingly, the difference between the purchase price over the estimated fair value of the assets acquired (including identifiable intangible assets) and liabilities assumed will be recorded as goodwill.

The pro forma financial information includes estimated adjustments to record the assets and liabilities of ESB at their respective fair values and represents management’s estimates based on available information. The pro forma adjustments included herein may be revised as additional information becomes available and as additional analysis is performed. The final allocation of the purchase price will be determined after the merger is completed and after completion of a final analysis to determine the fair values of ESB’s tangible, and identifiable intangible assets and liabilities as of the closing date.

Funding for the merger transaction is included in the pro forma adjustments as follows (in thousands):

Fair value of WesBanco shares to be issued, net of equity issuance costs	$284,119
Cash consideration for outstanding ESB shares, including all issued stock options	40,203
Pre-existing loan to ESB	9,000

Total purchase price	$333,322

Note B — Purchase Accounting Adjustments

The pro forma adjustments include the purchase accounting entries to record the merger transaction. The excess of the purchase price over the fair value of the net assets acquired, net of deferred taxes, is allocated to goodwill. Estimated fair value adjustments included in the pro forma financial statements are based upon available information, and certain assumptions considered reasonable, and may be revised as additional information becomes available. For purposes of this pro forma analysis, fair value adjustments, other than goodwill, are amortized/accreted on either a straight-line basis or under the sum-of-the-years’ digits method over their estimated average remaining lives. Estimated accretion and amortization on borrowings are based on estimated maturity by type of borrowing. When the actual amortization/accretion is recorded for periods following the merger closing, the effective yield method will be used where appropriate. Tax expense related to the net fair value adjustments is calculated at the statutory 35% tax rate for federal income tax purposes.

Included in the pro forma adjustments are estimated core deposit intangibles of $8.8 million. The core deposit intangibles are separate from goodwill and amortized under the sum-of-the-years’ digits method over an estimated average remaining life of 10 years. When the actual amount of core deposit intangibles is determined as of the date of acquisition, which may be more or less than the estimated amount, the sum-of-the-years’ digits method will be used to record amortization over the intangibles’ actual lives. Estimated goodwill totaling $173.1 million is included in the pro forma adjustments, and is not subject to amortization, but will be tested for impairment at least annually, or when impairment indicators are identified.

The allocation of the purchase price is as follows (in thousands):

		Proforma Balance Sheet Cross Reference
Purchase Price:
Fair value of WesBanco shares to be issued net of equity issuance costs	$284,119	(j	)
Cash consideration for outstanding ESB shares, including all issued stock options	40,203	(a	)
Pre-existing loan to ESB	9,000	(c	)

Total purchase price	333,322

Net tangible assets acquired:
ESB’s shareholders’ equity	205,236	(j	)
ESB’s pre-merger goodwill and other intangibles	(41,636)	(d	)

Total net tangible assets acquired	163,600
Excess of net purchase price over carrying value of net tangible assets acquired	169,722

Estimated adjustments to reflect fair values of acquired assets and liabilities:
Reduction on loans, net of elimination of ESB allowance for loan losses	9,062	(c	)
Reduction on investments	710	(b	)
Estimated core deposit intangible	(8,800)	(d	)
Increase in certificates of deposit	5,346	(f	)
Increase in borrowed funds	10,239	(g	)
Decrease in junior subordinated debt	(9,021)	(h	)
Reduction to joint venture investment	1,000	(e	)
Reduction to bank premises and equipment	1,000	(e	)
Elimination of ESB payable to WesBanco (net of deferred costs)	(8,976)	(g	)
Elimination of ESOP liability	(1,500)	(g	)
Other acquired liabilities	11,497	(i	)
Deferred taxes related to fair value adjustments	(7,166)	(e	)

Preliminary proforma goodwill resulting from the merger	$173,113	(d	)

The following provides additional details about the methods and assumptions used to determine the pro forma adjustments in the unaudited proforma condensed combined statement of financial position. All adjustments are based on current assumptions and/or valuations, which are subject to change.

(a)	Cash and cash equivalents were adjusted by the estimated cash purchase price for the transaction.

(b)	Available-for-sale securities were adjusted down to reflect certain credit and liquidity adjustments and to eliminate WesBanco’s pre-existing investment in ESB consisting of 28,881 common shares.

(c)	Loans, including loans held for sale, net of the allowance for loan losses and deferred fees and costs were adjusted to reflect credit, liquidity and interest rate estimates resulting in a discount on ESB’s portfolio. Loans were also adjusted to eliminate WesBanco’s pre-existing loan to ESB, included in the purchase price.

(d)	Goodwill and other intangible assets were adjusted to remove ESB’s goodwill and core deposit intangible assets and record the estimated goodwill and core deposit intangible asset resulting from the transaction.

(e)	Other assets were adjusted to reflect estimated appraisal adjustments, primarily on bank premise and equipment and a real estate joint venture, and to record the estimated deferred tax asset resulting from the transaction.

(f)	Deposits were adjusted to reflect current interest rates and spreads resulting in a premium on ESB’s deposits.

(g)	Borrowings were adjusted to reflect credit, liquidity and interest rate estimates resulting in a premium on ESB’s borrowings. Additionally other borrowings were adjusted to eliminate ESB’s intercompany borrowing from WesBanco and to eliminate ESB’s ESOP borrowing.

(h)	Junior subordinated debt was adjusted down to reflect credit, liquidity and interest rate estimates resulting in a discount on ESB’s trust preferred securities.

(i)	Other liabilities were adjusted to include certain pre-acquisition merger-related liabilities and certain contract termination liabilities incurred by ESB.

(j)	Equity was adjusted to eliminate ESB’s equity and to reflect the issuance of common shares in the purchase of ESB.

Note C — Projected amortization/accretion of purchase accounting adjustments

The following provides additional details about the methods and assumptions used to determine the pro forma adjustments in the unaudited proforma condensed combined statements of income. All adjustments are based on current assumptions and/or valuations, which are subject to change.

(k)	Loan interest income was adjusted to include accretion of the discount on the loan portfolio and to eliminate intercompany interest on WesBanco’s loan to ESB.

(l)	Securities interest income was adjusted to include the additional premium amortization on the available-for-sale portfolio resulting from the transaction.

(m)	Interest expense on deposits was adjusted to include accretion of the premium on time deposits.

(n)	Interest expense on other borrowings was adjusted to reflect amortization of the discount on junior subordinated debt, accretion of the premium on borrowed funds, the elimination of intercompany interest on ESB’s borrowing from WesBanco and to eliminate ESOP borrowing interest.

(o)	Other expenses were adjusted to reflect core deposit intangible amortization and adjustments to reduce depreciation expense resulting from an expected write-down of bank premise and equipment.

(p)	Income tax expense was adjusted to reflect a statutory tax rate of 35% on the purchase accounting adjustments resulting from the transaction.

	Discount Accretion (Premium Amortization) for the Years Ended December 31, (1)
	2015 (2)	2016	2017	2018	2019
(Unaudited, dollars in thousands)
Securities (3)	$(8,945)	$(6,692)	$(4,592)	$(2,267)	$(784)
Loans	1,115	1,043	972	900	828
Customer/deposit base	(1,665)	(1,491)	(1,316)	(1,142)	(967)
Bank premises and equipment	44	44	44	44	44
Time deposits	4,689	657	—	—	—
Borrowed funds	4,440	3,187	1,933	679	—
Junior subordinated debt	(451)	(451)	(451)	(451)	(451)

Increase (decrease) in pre-tax net income	$(773)	$(3,703)	$(3,410)	$(2,237)	$(1,330)

(footnotes on next page)

(1)	Estimated accretion and amortization of fair value adjustments are accreted or amortized on either a straight-line basis or under the sum-of-the-years’ digits method over the estimated average or actual remaining life: 5 years for securities, 16 years for loans ($4.1M of gross mark assumed to be non-accretable), 10 years for core deposit intangibles, 22.5 years for bank premises and equipment, 1.5 years for certificate of deposits, 4 years for other borrowings and 20 years for junior subordinated debt. (Note: When the actual amortization is recorded for periods following closing of the transaction, the interest method may also be used.) The restructuring of borrowings, loans, securities and/or junior subordinated debt may alter the accretion and amortization amounts included in this pro forma analysis.
(2)	Accretion and amortization estimates for 2015 assumes the acquisition closes on January 1, 2015.
(3)	The estimated unamortized premium on the ESB available-for-sale securities portfolio at closing is estimated to be $9 million and the unrealized gain $25 million. Upon acquisition the unrealized gain is effectively capitalized and recognized as additional premium which must be amortized over the remaining life of the portfolio. The resulting increase in premium amortization is reflected in this pro forma.

The actual effect of purchase accounting adjustments on the future pre-tax income of WesBanco will differ from these estimates based on the closing date estimates of fair values and the use of different amortization methods than assumed above.

Note D — Cost Savings and Merger-Related Costs

Estimated cost savings, expected to approximate 50% of ESB’s annualized pre-tax operating expenses, are excluded from this pro forma analysis. Cost savings are estimated to be realized at 75% in the first full year after the acquisition with the remainder expected to be recognized in subsequent years. In addition, estimated merger-related costs are not included in the pro forma combined statements of income since they will be recorded in the combined results of income as they are incurred prior to or after completion of the merger and are not indicative of what the historical results of the combined company would have been had the companies been actually combined during the periods presented. Pre-tax merger-related expenses are estimated to be $25.7 million, of which $11.5 million is related to ESB pre-acquisition expenses and reflected in the proforma financial statements as an acquired liability. See Note B, Purchase Accounting Adjustments, for additional information.

Note E — Non-GAAP Financial Measures

The following non-GAAP financial measures used by WesBanco and ESB provide information useful to investors in understanding operating performance and trends, and facilitate comparisons with the performance of peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco and ESB’s financial statements.

WesBanco, Inc. Non-GAAP Measures

	As of or for the Nine Months Ended September 30,		As of or for the years ended December 31,
(Dollars in thousands)	2014	2013	2013	2012	2011	2010	2009
	(Unaudited)
Tangible common book value per share:
Total shareholders’ equity	$788,784	$736,688	$746,595	$714,184	$633,790	$606,863	$588,716
Less: goodwill and other intangible assets net of deferred tax liability	(317,217)	(318,516)	(318,161)	(320,399)	(279,967)	(281,534)	(283,310)

Tangible common equity	471,567	418,172	428,434	393,785	353,823	325,329	305,406
Common shares outstanding	29,283,675	29,350,061	29,175,236	29,214,660	26,629,360	26,586,953	26,567,653

Tangible common book value per share	$16.10	$14.25	$14.68	$13.48	$13.29	$12.24	$11.50

Tangible common equity to tangible assets:
Total shareholders’ equity	$788,784	$736,688	$746,595	$714,184	$633,790	$606,863	$588,716
Less: goodwill and other intangible assets net of deferred tax liability	(317,217)	(318,516)	(318,161)	(320,399)	(279,967)	(281,534)	(283,310)

Tangible common equity	471,567	418,172	428,434	393,785	353,823	325,329	305,406
Total assets	6,278,494	6,138,360	6,144,773	6,078,717	5,536,030	5,361,458	5,397,352
Less: goodwill and other intangible assets	(317,217)	(318,516)	(318,161)	(320,399)	(279,967)	(281,534)	(283,310)

Tangible assets	5,961,277	5,819,844	5,826,612	5,758,318	5,256,063	5,079,924	5,114,042

Tangible common equity to tangible assets	7.91%	7.19%	7.35%	6.84%	6.73%	6.40%	5.97%

ESB Financial Corporation Non-GAAP Measures

	As of or for the Nine Months Ended September 30,		As of or for the years ended December 31,
(Dollars in thousands)	2014	2013	2013	2012	2011	2010	2009
	(Unaudited)
Tangible common book value per share:
Total shareholders’ equity	$205,236	$186,324	$185,843	$194,800	$179,075	$167,353	$164,752
Less: goodwill and other intangible assets	(41,636)	(41,765)	(41,726)	(41,901)	(42,153)	(42,494)	(42,912)

Tangible common equity	163,600	144,559	144,117	152,899	136,922	124,859	121,840

Common shares outstanding	17,805,441	17,669,375	17,729,105	17,599,928	17,521,045	17,328,205	17,332,636

Tangible common book value per share	$9.19	$8.18	$8.13	$8.69	$7.81	$7.21	$7.03

Tangible common equity to tangible assets:
Total shareholders’ equity	$205,236	$186,324	$185,843	$194,800	$179,075	$167,353	$164,752
Less: goodwill and other intangible assets	(41,636)	(41,765)	(41,726)	(41,901)	(42,153)	(42,494)	(42,912)

Tangible common equity	163,600	144,559	144,117	152,899	136,922	124,859	121,840
Total assets	1,945,398	1,899,383	1,906,917	1,927,614	1,964,791	1,913,867	1,960,677
Less: goodwill and other intangible assets	(41,636)	(41,765)	(41,726)	(41,901)	(42,153)	(42,494)	(42,912)

Tangible assets	1,903,762	1,857,618	1,865,191	1,885,713	1,922,638	1,871,373	1,917,765

Tangible common equity to tangible assets	8.59%	7.78%	7.73%	8.11%	7.12%	6.67%	6.35%

COMPARATIVE PER SHARE DATA

(Unaudited)

The following tables set forth the basic earnings, diluted earnings, cash dividends and book value per common share data for WesBanco and ESB on a historical basis, on a pro forma combined basis, and on a per equivalent ESB share basis, as of or for the nine month period ending September 30, 2014, and as of or for the fiscal year ended December 31, 2013.

The pro forma data was derived by combining the historical consolidated financial information of WesBanco and ESB using the acquisition method of accounting for business combinations and assumes the transaction is completed as contemplated. The pro forma and pro forma-equivalent per share information gives effect to the merger as if the transactions had been effective on the dates presented, in the case of the book value data, and as if the transactions had become effective on January 1, 2013, in the case of the earnings per share and dividends declared data. The unaudited pro forma data in the tables assume that the merger is accounted for using the acquisition method of accounting and represent a current estimate based on available information of the combined company’s results of operations. The pro forma financial adjustments record the assets and liabilities of ESB at their estimated fair values and are subject to adjustment as additional information becomes available and as additional analyses are performed. See “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 21. The information in the following table is based on, and should be read together with, the financial information and financial statements of WesBanco and ESB incorporated by reference in this joint proxy statement/prospectus. See “Where You Can Find More Information About WesBanco and ESB” beginning on page 107.

This information is presented for illustrative purposes only. You should not rely on the pro forma combined or pro forma equivalent amounts as they are not necessarily indicative of the operating results or financial position that would have occurred if the merger had been completed as of the dates indicated, nor are they necessarily indicative of the future operating results or financial position of the combined company. The pro forma information, although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of expected cost savings, opportunities to earn additional revenue, the impact of restructuring and merger-related costs, or other factors that may result as a consequence of the merger and, accordingly, does not attempt to predict or suggest future results.

	WesBanco Historical	ESB Historical	Pro Forma Combined	Per Equivalent ESB Share
Earnings per share for the nine months ended September 30, 2014:
Basic	$1.83	$0.77	$1.71	$0.86
Diluted	1.82	0.77	1.71	0.86
Cash dividends per share declared for the nine months ended September 30, 2014 (1)	0.66	0.30	0.66	0.33
Book value per common share as of September 30, 2014	26.94	11.53	28.04	14.08
Tangible common book value per share as of September 30, 2014 (2)	16.10	9.19	14.92	7.49

(footnotes on next page)

	WesBanco Historical	ESB Historical	Pro Forma Combined	Per Equivalent ESB Share
Earnings per share for the fiscal year ended 2013:
Basic	$2.18	$0.88	$2.06	$1.03
Diluted	2.18	0.87	2.06	1.03
Cash dividends per share declared for the fiscal year ended 2013 (1)	0.78	0.38	0.78	0.39
Book value per common share as of the fiscal year end 2013	25.59	10.48	26.34	13.22
Tangible common book value per share as of the fiscal year end 2013 (2)	14.68	8.13	13.26	6.66

(1)	Pro forma dividends per share represent WesBanco’s historical dividends per share.
(2)	See Note E in the notes to the pro forma financial information, Non-GAAP Financial Measures, for additional information relating to the calculation of this ratio.

RISK FACTORS

In addition to the other information included in and incorporated by reference into this joint proxy statement/prospectus, including the matters addressed in “Cautionary Statement Regarding Forward-Looking Statements,” and the risk factors included in WesBanco’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and ESB’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, you should carefully consider the following risk factors before deciding whether to vote to approve the issuance of shares of WesBanco common stock in connection with the merger, in the case of WesBanco shareholders, or to vote to adopt the merger agreement, in the case of ESB shareholders. For further discussion of these and other risk factors, please see WesBanco’s and ESB’s periodic reports and other documents incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information About WesBanco and ESB” beginning on page 107.

Because the market price of WesBanco common stock may fluctuate, ESB shareholders cannot be certain of the market value of the WesBanco common stock that they will receive in the merger.

Upon completion of the merger, each share of ESB common stock will become the right to receive (i) 0.502 of a share of WesBanco common stock and (ii) $1.76 in cash, without interest. Accordingly, upon completion of the merger, ESB shareholders will have the right to receive WesBanco common stock at an exchange ratio of 0.502 of a share of WesBanco common stock for each share of ESB common stock owned. Any change in the price of WesBanco common stock prior to completion of the merger will affect the market value of the stock that ESB shareholders will receive on the date of the merger. Stock price changes may result from a variety of factors, including general market and economic conditions, changes in WesBanco’s businesses, operations and prospects, and regulatory considerations. WesBanco and ESB shareholders are urged to obtain current market quotations for WesBanco and ESB common stock when deciding how to vote.

If the price of WesBanco common stock declines, ESB shareholders may receive less value for their shares upon completion of the merger than the value calculated pursuant to the exchange ratio on the date the merger agreement was executed, on the date of this joint proxy statement/prospectus or on the date of the ESB shareholder meeting. For example, based on the range of closing prices of WesBanco common stock during the period from October 29, 2014, the last full trading day before public announcement of the merger, through December 10, 2014, the last practicable full trading day prior to the date of this joint proxy statement/prospectus, the exchange ratio represented a value ranging from a high of $17.88 on November 12, 2014 to a low of $16.43 on December 1, 2014 for each share of ESB common stock. Because the date the merger is completed will be later than the date of the WesBanco and ESB special meeting, WesBanco and ESB shareholders will not know what the market value of WesBanco common stock will be upon completion of the merger when voting at the WesBanco or ESB special meeting, as applicable.

The combined company will incur significant transaction and merger-related costs in connection with the merger.

WesBanco and ESB expect to incur costs associated with combining the operations of the two companies. WesBanco and ESB have just recently begun collecting information in order to formulate detailed integration plans to deliver planned synergies. Additional unanticipated costs may be incurred in the integration of the businesses of WesBanco and ESB. Whether or not the merger is consummated, WesBanco and ESB will incur substantial expenses, such as legal, accounting, printing and financial advisory fees, in pursuing the merger. Although WesBanco and ESB expect that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses may offset incremental transaction and merger-related costs over time, this net benefit may not be achieved in the near term, or at all.

If the merger is not completed, WesBanco and ESB will have incurred substantial expenses without its shareholders realizing the expected benefits of the merger.

WesBanco and ESB have each incurred substantial expenses in connection with the transactions described in this joint proxy statement/prospectus, which are charged to earnings as incurred. If the merger is not completed, these expenses will still be charged to earnings even though WesBanco and ESB would not have realized the expected benefits of the merger. There can be no assurance that the merger will be completed.

WesBanco may not be able to successfully integrate ESB or to realize the anticipated benefits of the merger.

The merger involves the combination of two companies that previously have operated independently. A successful combination of the operations of the two entities will depend substantially on WesBanco’s ability to consolidate operations, systems and procedures and to eliminate redundancies and reduce costs of the combined operations. WesBanco may not be able to combine the operations of ESB and WesBanco without encountering difficulties, such as:

•	the loss of key employees and customers;

•	the disruption of operations and business;

•	the inability to maintain and increase competitive presence;

•	deposit attrition, customer loss and revenue loss;

•	possible inconsistencies in standards, control procedures and policies;

•	unexpected problems with costs, operations, personnel, technology and credit; and/or

•	problems with the assimilation of new operations, sites or personnel, which could divert resources from regular banking operations.

Additionally, general market and economic conditions or governmental actions affecting the financial industry generally may inhibit the successful integration of ESB and WesBanco.

Further, WesBanco and ESB entered into the merger agreement with the expectation that the merger will result in various benefits including, among other things, benefits relating to enhanced revenues, a strengthened market position for the combined company, cross selling opportunities, technology, cost savings and operating efficiencies. Achieving the anticipated benefits of the merger is subject to a number of uncertainties, including whether WesBanco integrates ESB in an efficient and effective manner, and general competitive factors in the marketplace. Failure to achieve these anticipated benefits could result in increased costs, decreases in the amount of expected revenues and diversion of management’s time and energy and could materially impact WesBanco’s business, financial condition and operating results. Finally, any cost savings that are realized may be offset by losses in revenues or other charges to earnings.

The merger agreement may be terminated in accordance with its terms and the merger may not be completed.

The merger agreement is subject to a number of conditions which must be fulfilled in order to complete the merger. Those conditions include, among others: adoption of the merger agreement by ESB shareholders, approval of the issuance of shares of WesBanco common stock in connection with the merger by WesBanco shareholders; regulatory approvals, absence of orders prohibiting the completion of the merger, effectiveness of the registration statement of which this joint proxy statement/prospectus is a part, approval of the shares of WesBanco common stock to be issued to ESB shareholders for listing on the Nasdaq Global Select Market, the continued accuracy of the representations and warranties by both parties and the performance by both parties of their covenants and agreements, and the receipt by both parties of legal opinions from their respective tax counsels. See “WesBanco Proposal No. 1 (Approval of the Share Issuance) and ESB Proposal No. 1 (Adoption of

the Merger Agreement) — Termination of the Merger Agreement” beginning on page 89 for a more complete discussion of the circumstances under which the merger agreement could be terminated. Therefore, the conditions to closing of the merger may not be fulfilled and the merger may not be completed.

Termination of the merger agreement could negatively affect ESB.

If the merger agreement is terminated, there may be various consequences, including:

•	ESB’s businesses may have been adversely impacted by the failure to pursue other beneficial opportunities due to the focus of management on the merger, without realizing any of the anticipated benefits of completing the merger; and

•	the market price of ESB common stock might decline to the extent that the current market price reflects a market assumption that the merger will be completed.

If the merger agreement is terminated and ESB’s board of directors seeks another merger or business combination, ESB shareholders cannot be certain that ESB will be able to find a party willing to offer equivalent or more attractive consideration than the consideration WesBanco has agreed to provide in the merger.

If the merger agreement is terminated, ESB may be required to pay a break-up fee of $11,354,000 to WesBanco under certain circumstances. See “WesBanco Proposal No. 1 (Approval of the Share Issuance) and ESB Proposal No. 1 (Adoption of the Merger Agreement) — Termination Fee” beginning on page 92.

The merger agreement limits ESB’s ability to pursue alternatives to the merger.

The merger agreement contains provisions that, subject to very narrow exceptions, limit ESB’s ability to discuss, facilitate or enter into agreements with third parties to acquire it. If ESB avails itself of those limited exceptions, it could be obligated to pay WesBanco a break-up fee of $11,354,000 under certain specified circumstances. These provisions could discourage a potential competing acquiror that might have an interest in acquiring ESB from proposing or considering an acquisition of it even if that potential acquiror were prepared to pay a higher price to shareholders than the merger consideration.

ESB will be subject to business uncertainties and contractual restrictions while the merger is pending.

Uncertainties about the effect of the merger on employees and customers may have an adverse effect on ESB and consequently on WesBanco. These uncertainties may impair ESB’s ability to attract, retain and motivate key personnel until the merger is completed, and could cause customers and others that deal with ESB to seek to change existing business relationships with ESB. Retention of certain employees may be challenging during the pendency of the merger, as certain employees may experience uncertainty about their future roles. If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the business, ESB’s business prior to the merger and the combined company’s business following the merger could be negatively impacted. In addition, the merger agreement restricts ESB from making certain acquisitions and taking other specified actions until the merger occurs without the consent of WesBanco. These restrictions may prevent ESB from pursuing business opportunities that may arise prior to the completion of the merger. See “WesBanco Proposal No. 1 (Approval of the Share Issuance) and ESB Proposal No. 1 (Adoption of the Merger Agreement) — Conduct of Business Prior to the Merger” beginning on page 84 for a description of certain of the restrictive covenants applicable to ESB.

The need for regulatory approvals may delay the date of completion of the merger or may diminish the benefits of the merger.

WesBanco is required to obtain the approvals of certain bank regulatory agencies prior to completing the merger. Satisfying any requirements of these regulatory agencies may delay the date of completion of the merger. The requisite regulatory approvals may not be received at all (in which case the merger could not be completed), may not be received in a timely fashion, or may contain conditions or restrictions on completion of the merger that cannot be satisfied. In addition, you should be aware that, as in any transaction, it is possible that, among other things, restrictions on the combined operations of the two companies, including divestitures, may be sought by governmental agencies as a condition to obtaining the required regulatory approvals. This may diminish the benefits of the merger to the combined company or have an adverse effect on the combined company following the merger. See “WesBanco Proposal No. 1 (Approval of the Share Issuance) and ESB Proposal No. 1 (Adoption of the Merger Agreement) — Regulatory Approvals” on page 78.

Future results of the combined companies may materially differ from the pro forma financial information presented in this joint proxy statement/prospectus.

WesBanco and ESB may not be able to integrate their operations without encountering difficulties including, without limitation, the loss of key employees and customers, the disruption of their respective ongoing businesses or possible inconsistencies in standards, controls, procedures and policies. Future results of the combined company may be materially different from those shown in the pro forma financial statements that only show a combination of the historical results of WesBanco and ESB. We have estimated that the combined company will record approximately $26 million of pre-tax merger-related costs. The costs may be higher or lower than we have estimated, depending upon how costly or difficult it is to integrate the two companies. Furthermore, these costs may decrease the capital of the combined company that could be used for profitable, income-earning investments in the future.

Additionally, in determining that the merger is in the best interests of WesBanco and ESB and its shareholders, the respective boards of directors of WesBanco and ESB considered that enhanced earnings may result from the consummation of the merger, including from reduction of duplicate costs, improved efficiency and cross-marketing opportunities. However, there can be no assurance that any enhanced earnings will result from the merger.

ESB shareholders will have less influence as a shareholder of WesBanco than as a shareholder of ESB.

ESB shareholders currently have the right to vote in the election of the board of directors of ESB and on other matters affecting ESB. Based upon the number of shares of ESB common stock outstanding as of the ESB record date, the current shareholders of ESB as a group will own approximately 23.6% of the voting power of the combined organization immediately after the merger. When the merger occurs, each ESB shareholder will become a shareholder of WesBanco with a percentage ownership of the combined organization much smaller than such shareholder’s percentage ownership of ESB. Because of this, ESB shareholders will have less influence on the management and policies of WesBanco than they now have on the management and policies of ESB.

Directors and officers of ESB have interests in the merger that differ from the interests of non-management ESB shareholders.

The executive officers of ESB and WesBanco, with the assistance of their respective legal counsel and financial advisors, negotiated the terms of the merger agreement, the ESB and WesBanco boards of directors approved the merger agreement and the WesBanco board of directors recommends that WesBanco shareholders vote to approve the issuance of WesBanco common stock in connection with the merger while the ESB board of directors recommends that ESB shareholders vote to adopt the merger agreement. In considering these facts and the other information included in this joint proxy statement/prospectus or incorporated by reference in this joint proxy statement/prospectus, shareholders should be aware that ESB’s directors and executive officers have economic interests in the merger other than their interests as shareholders. For example, ESB is party to employment agreements or change in control agreements with its executive officers (one of whom, Charlotte A. Zuschlag, is also a director), which provide for, among other things, cash payments following a change of control that is coupled with a termination of employment without cause. In addition, upon completion of the merger, Charlotte A. Zuschlag, ESB’s President and Chief Executive Officer, and Ronald W. Owen, a director of ESB

Bank will be appointed to the board of directors of WesBanco. Also, WesBanco and ESB have entered into a separation agreement and a non-competition agreement with each of Charlotte A. Zuschlag, Charles P. Evanoski, Frank D. Martz and Todd F. Palkovich, and WesBanco has entered into employment agreements with Ms. Zuschlag, Mr. Evanoski, Mr. Martz and Mr. Palkovich and a consulting agreement with Mr. Evanoski to commence consulting immediately after the expiration of Mr. Evanoski’s employment agreement. The merger agreement also provides for the accelerated vesting upon completion of the merger of all outstanding stock options and restricted stock awards which remain unvested immediately prior to completion of the merger. WesBanco has also created a retention bonus pool for key employees to ensure continuity through the conversion of the data processing system of ESB. The merger agreement also provides that WesBanco will continue indemnification of ESB’s current and former directors and executive officers and, for six years after completion of the merger, provide certain directors’ and officers’ insurance for these individuals. See “WesBanco Proposal No. 1 (Approval of the Share Issuance) and ESB Proposal No. 1 (Adoption of the Merger Agreement) — Interests of Certain Persons in the Merger” beginning on page 71.

WesBanco and ESB shareholders do not have dissenters’ or appraisal rights in the merger.

Dissenters’ or appraisal rights are statutory rights that, if applicable under law, enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the merger consideration offered to shareholders in connection with the extraordinary transaction. Under Pennsylvania law, shareholders do not have dissenters’ or appraisal rights with respect to shares of any class of stock which, at the record date fixed to determine shareholders entitled to receive notice of and to vote at the meeting of shareholders at which a merger or consolidation was acted on, were listed on a national securities exchange. Because ESB’s common stock is listed on the Nasdaq Global Select Market, a national securities exchange, holders of ESB common stock will not be entitled to dissenters’ or appraisal rights in the merger with respect to their shares of ESB common stock. Similarly, under West Virginia law, WesBanco shareholders do not have dissenters’ or appraisal rights in connection with the proposal to approve the issuance of shares of Wesbanco common stock in the merger.

Following the merger, a high percentage of the combined company’s loan portfolio will remain in West Virginia, Ohio, and Pennsylvania and in commercial and residential real estate. Deteriorations in economic conditions in this area or in the real estate market generally could be more harmful to the combined company compared to more diversified institutions.

As of September 30, 2014, approximately 30%, of WesBanco’s loan portfolio was comprised of residential real estate loans, and 49% was comprised of commercial real estate loans. As a result of the merger, the combined company’s loan portfolio, as of September 30, 2014, would have been 37% residential real estate loans and 43% commercial real estate loans.

Inherent risks of commercial real estate (“CRE”) lending include the cyclical nature of the real estate market, construction risk and interest rate risk. The cyclical nature of real estate markets can cause CRE loans to suffer considerable distress. During these times of distress, a property’s performance can be negatively affected by tenants’ deteriorating credit strength and lease expirations in times of softening demand caused by economic deterioration or over-supply conditions. Even if borrowers are able to meet their payment obligations, they may find it difficult to refinance their full loan amounts at maturity due to declines in property value. Other risks associated with CRE lending include regulatory changes and environmental liability. Regulatory changes in tax legislation, zoning or similar external conditions including environmental liability may affect property values and the economic feasibility of existing and proposed real estate projects.

The combined company’s CRE loan portfolio will be concentrated in West Virginia, Ohio and Pennsylvania. There are a wide variety of economic conditions within the local markets of the three states in which most of the combined company’s CRE loan portfolio will be situated. Rates of employment, consumer loan demand, household formation, and the level of economic activity can vary widely from state to state and among metropolitan areas, cities and towns. Metropolitan markets comprise various submarkets where property values and demand can be affected by many factors, such as demographic makeup, geographic features, transportation, recreation, local government, school systems, utility infrastructure, tax burden, building-stock age, zoning and building codes, and available land for development. Despite the merger, as a result of the continued high concentration of the combined company’s loan portfolio, the combined company may be more sensitive, compared to more diversified institutions, to future disruptions in, and deterioration of, this market, which could lead to losses which could have a material adverse effect on the business, financial condition and results of operations of the combined company.

THE SPECIAL MEETING OF WESBANCO SHAREHOLDERS

General

This section contains information about the special shareholder meeting WesBanco has called to consider and vote on the (i) approval of the issuance of shares of WesBanco common stock in connection with the merger and (ii) approval of the adjournment of the WesBanco special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the issuance of shares of WesBanco common stock in connection with the merger, at the time of the WesBanco special meeting. WesBanco is mailing this joint proxy statement/prospectus to you on or about December 15, 2014. Together with this joint proxy statement/prospectus, WesBanco is also sending to its shareholders a notice of the WesBanco special meeting and a form of proxy that WesBanco’s board of directors is soliciting for use at the WesBanco special meeting and at any adjournments of the meeting.

A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A and is incorporated by reference into this document in its entirety. You should read the entire merger agreement carefully.

Date, Time and Place of the Special Meeting

The WesBanco special meeting will be held in the 7th Floor Board Room of WesBanco’s offices located at One Bank Plaza, Wheeling, West Virginia, 26003, on January  22, 2015, at 4:00 p.m. Eastern Time

Record Date; Stock Entitled to Vote; Quorum

Only holders of record of WesBanco common stock on December 9, 2014, which we refer to as the WesBanco record date, will be entitled to notice of and to vote at the WesBanco special meeting and any adjournments of the WesBanco special meeting. On the WesBanco record date, there were 29,298,063 shares of WesBanco common stock outstanding and entitled to vote at the WesBanco special meeting. Owners of record of WesBanco common stock on the WesBanco record date are entitled to one vote per share at the WesBanco special meeting.

A quorum of WesBanco shareholders is necessary to have a valid meeting of shareholders. The presence, in person or by proxy, of the holders of at least a majority of the shares of WesBanco common stock outstanding as of the WesBanco record date and entitled to vote is necessary to constitute a quorum at the WesBanco special meeting. Both abstentions and broker non-votes count as present for establishing a quorum. An abstention occurs when a shareholder attends a meeting, either in person or by proxy, but abstains from voting. A broker non-vote occurs on an item when a broker is not permitted to vote on that item without instructions from the beneficial owner of the shares and no instructions are given.

Required Vote

Approval of the Issuance of Shares of WesBanco Common Stock in Connection with the Merger. The approval of the issuance of shares of WesBanco common stock in connection with the merger requires the affirmative vote of at least a majority of the outstanding shares of WesBanco common stock.

Discretionary Authority to Adjourn the WesBanco Special Meeting. The approval of the proposal to grant discretionary authority to adjourn WesBanco’s special meeting if necessary to solicit additional proxies from WesBanco shareholders in favor of the approval of the issuance of shares of WesBanco common stock in connection with the merger requires the affirmative vote of at least a majority of the votes cast at the WesBanco special meeting.

Abstentions and Broker Non-Votes. Abstentions, broker non-votes and a complete failure to vote will have the same effect as a vote “AGAINST” the proposal to approve the issuance of shares of WesBanco common stock in connection with the merger. However, abstentions, broker non-votes and a complete failure to vote will have no effect on the outcome of the adjournment proposal. Accordingly, we urge you to complete, date and sign the accompanying proxy card and return it promptly in the enclosed postage-paid envelope.

Beneficial Ownership of WesBanco Officers, Directors and Affiliates

On the WesBanco record date, the directors, executive officers and affiliates of WesBanco owned or controlled the vote of 2,124,574 shares of WesBanco common stock, constituting approximately 7.3% of the outstanding shares of WesBanco common stock.

Voting of Proxies

WesBanco shareholders may submit the accompanying proxy by telephone, the Internet or by returning the proxy by mail if you are unable to attend the WesBanco special meeting in person or wish to have your WesBanco shares voted by proxy even if you attend the WesBanco meeting. All shares of WesBanco common stock represented at the WesBanco special meeting by properly executed proxies received prior to or at the WesBanco special meeting, and not revoked, will be voted at the WesBanco special meeting in accordance with the instructions on the proxies. If you properly execute a proxy but include no voting instructions, your WesBanco shares will be voted “FOR” (i) the approval of the issuance of shares of WesBanco common stock in connection with the merger; and (ii) approval of the adjournment of the WesBanco special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the issuance of shares of WesBanco common stock in connection with the merger at the time of the WesBanco special meeting.

If your shares are held in “street name” (i.e., in the name of a broker, bank or other record holder), you must direct the record holder how to vote your WesBanco shares in connection with the merger. Your broker will send you directions explaining how you can direct your broker to vote.

The WesBanco board of directors does not know of any matters, other than as described in the notice of the WesBanco special meeting, which are to come before the WesBanco special meeting. If any other matters are properly presented at the WesBanco special meeting for action, the persons named in the enclosed form of proxy will have the authority to vote on those matters in their discretion.

Revocation of Proxies

If you give a proxy, you have the right to revoke it at any time before it is voted. You may revoke your proxy by (i) filing with the Secretary of WesBanco a written notice of revocation that is received prior to the vote at the WesBanco special meeting and that bears a later date than the proxy, (ii) duly executing a later dated proxy relating to the same WesBanco shares and delivering it to the Secretary of WesBanco before the vote at the WesBanco special meeting, (iii) submitting a later dated proxy by telephone or the Internet, before the vote at the WesBanco special meeting, or (iv) attending the WesBanco special meeting and voting in person. Your attendance at the WesBanco special meeting will not, in and of itself, revoke your proxy. Any written notice of revocation or subsequent dated proxy should be sent so as to be delivered to Wesbanco, Inc., 1 Bank Plaza, Wheeling, West Virginia 26003, Attention: Corporate Secretary, or hand delivered to the foregoing representative of WesBanco. For a notice of revocation or later proxy to be valid, it must actually be received by WesBanco prior to the vote of the WesBanco shareholders.

If your shares are held by a broker in street name and you wish to change the instructions you have given your broker about how to vote your WesBanco shares, or you wish to attend the special meeting and vote in person, you must follow the instructions provided by your broker.

Expenses of Solicitation of Proxies

WesBanco will bear the entire cost of soliciting proxies from WesBanco shareholders. WesBanco has engaged a professional proxy solicitation firm, Georgeson Inc. (“Georgeson”), to assist in soliciting proxies for use at the WesBanco special meeting. WesBanco will pay Georgeson a fee of $9,000 and will reimburse Georgeson for its out-of-pocket expenses. In addition to solicitation by Georgeson and use of the mail, proxies may be solicited by directors, officers and employees of WesBanco in person or by telephone, telegram or other means of communication. These directors, officers and employees will not be additionally compensated but may be reimbursed for out-of-pocket expenses they incur in connection with the solicitation. Arrangements will also be made with brokerage houses, custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of WesBanco common stock held of record by such persons. WesBanco may reimburse these custodians, nominees and fiduciaries for reasonable out-of-pocket expenses they incur.

Recommendation of WesBanco Board of Directors

The WesBanco board of directors believes that the merger is in the best interests of WesBanco and its shareholders, and unanimously recommends that the shareholders of WesBanco vote “FOR” the approval of the issuance of shares of WesBanco common stock in connection with the merger; and “FOR” the adjournment of the WesBanco special meeting, if necessary, to solicit additional proxies in favor of the approval of the issuance of shares of WesBanco common stock in connection with the merger.

In determining whether to approve the merger agreement and recommend approval of the issuance of shares of WesBanco common stock in connection with the merger to the WesBanco shareholders, WesBanco’s board considered the factors described under “WesBanco Proposal No. 1 (Approval of the Share Issuance) and ESB Proposal No. 1 (Adoption of the Merger Agreement) — WesBanco’s Reasons for the Merger” beginning on page 51.

THE SPECIAL MEETING OF ESB SHAREHOLDERS

General

This section contains information about the special shareholder meeting ESB has called to consider and vote on the (i) adoption of the merger agreement, (ii) approval, in a non-binding advisory vote, of the compensation payable to the named executive officers of ESB in connection with the merger; and (iii) approval of the adjournment of the ESB special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the ESB special meeting. ESB is mailing this joint proxy statement/prospectus to you on or about December 15, 2014. Together with this joint proxy statement/prospectus, ESB is also sending to its shareholders a notice of the ESB special meeting and a form of proxy that ESB’s board of directors is soliciting for use at the ESB special meeting and at any adjournments of the meeting.

A copy of the merger agreement is attached to this joint proxy statement/prospectus as Annex A and is incorporated by reference into this document in its entirety. You should read the entire merger agreement carefully.

Date, Time and Place of the Special Meeting

The ESB special meeting will be held at the Connoquenessing Country Club, 1512 Mercer Road, Ellwood City, Pennsylvania, 16117, on January 22, 2015, at 10:30 a.m. Eastern Time

Record Date; Stock Entitled to Vote; Quorum

Only holders of record of ESB common stock on December 8, 2014, which we refer to as the ESB record date, will be entitled to notice of and to vote at the ESB special meeting and any adjournments of the ESB special meeting. On the ESB record date, there were 18,028,969 shares of ESB common stock outstanding and entitled to vote at the ESB special meeting. Owners of record of ESB common stock on the ESB record date are entitled to one vote per share at the ESB special meeting.

A quorum of ESB shareholders is necessary to have a valid meeting of ESB shareholders. The presence, in person or by proxy, of the holders of at least a majority of the shares of ESB common stock outstanding as of the ESB record date and entitled to vote is necessary to constitute a quorum at the ESB special meeting. Both abstentions and broker non-votes count as present for establishing a quorum. An abstention occurs when a shareholder attends a meeting, either in person or by proxy, but abstains from voting. A broker non-vote occurs on an item when a broker is not permitted to vote on that item without instructions from the beneficial owner of the shares and no instructions are given.

Required Vote

Adopt the Merger Agreement. Adoption of the merger agreement requires the affirmative vote of a majority of the votes cast by the holders of ESB common stock entitled to vote thereon at the ESB special meeting at which a quorum is present. Accordingly, we urge you to complete, date and sign the accompanying proxy card and return it promptly in the enclosed postage-paid envelope.

When considering the recommendation of the ESB board of directors that ESB shareholders vote in favor of adoption of the merger agreement, you should be aware that certain of ESB’s executive officers and directors have interests in the merger that may be different from, or in addition to, their interests as shareholders and the interests of ESB shareholders generally. See “WesBanco Proposal No. 1 (Approval of the Share Issuance) and ESB Proposal No. 1 (Adoption of the Merger Agreement) — Interests of Certain Persons in the Merger” beginning on page 71.

Advisory (Non-binding) Vote Regarding Golden Parachute Compensation. The affirmative vote of a majority of the votes cast by the holders of ESB common stock entitled to vote thereon at the ESB special meeting at which a quorum is present is required to approve on an advisory (non-binding) basis, ESB’s golden parachute compensation payable to the named executive officers of ESB in connection with the merger.

Discretionary Authority to Adjourn the ESB Special Meeting. The affirmative vote of the holders of a majority of the votes cast by the holders of ESB common stock entitled to vote thereon at the ESB special meeting at which a quorum is present is required to approve the proposal to grant discretionary authority to adjourn our special meeting if necessary to solicit additional proxies from ESB shareholders in favor of adoption of the merger agreement.

Abstentions and Broker Non-Votes. Abstentions, broker non-votes and a complete failure to vote will have no effect on the outcome of any of the proposals being voted on by ESB shareholders.

Beneficial Ownership of ESB Officers, Directors and Affiliates

On the ESB record date, the directors, executive officers and affiliates of ESB beneficially owned 5,209,541 shares of ESB common stock, constituting approximately 28.9% of the outstanding shares of ESB common stock. In addition, certain officers and directors of ESB have entered into voting agreements with WesBanco wherein the officer or director has agreed to vote their ESB shares in favor of adoption of the merger agreement. See “Other Material Agreements Relating to the Merger — Voting Agreements” beginning on page 94.

Voting of Proxies

ESB Shareholders may return a proxy by mail if you are unable to attend the ESB special meeting in person or wish to have your ESB shares voted by proxy even if you attend the ESB meeting. All shares of ESB common stock represented at the ESB special meeting by properly executed proxies received prior to or at the ESB special meeting, and not revoked, will be voted at the ESB special meeting in accordance with the instructions on the proxies. If you properly execute a proxy but include no voting instructions, your shares will be voted “FOR” (i) adoption of the merger agreement, (ii) approval, in a non-binding advisory vote, of the compensation payable to the named executive officers of ESB in connection with the merger; and (iii) approval of the adjournment of the ESB special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the ESB special meeting.

If your shares are held in “street name” (i.e., in the name of a broker, bank or other record holder), you must direct the record holder how to vote your shares in connection with the merger. Your broker will send you directions explaining how you can direct your broker to vote.

The ESB board of directors does not know of any matters, other than as described in the notice of the ESB special meeting, which are to come before the special meeting. If any other matters are properly presented at the special meeting for action, the persons named in the enclosed form of proxy will have the authority to vote on those matters in their discretion.

Revocation of Proxies

If you give a proxy, you have the right to revoke it at any time before it is voted. You may revoke your proxy by (i) filing with the Secretary of ESB a written notice of revocation that is received prior to the vote at the ESB special meeting and that bears a later date than the proxy, (ii) duly executing a later dated proxy card relating to the same ESB shares and delivering it to the Secretary of ESB before the vote at the ESB special meeting or (iii) attending the ESB special meeting and voting in person. Your attendance at the ESB special meeting will not, in and of itself, revoke your proxy. Any written notice of revocation or subsequent dated proxy should be sent so as to be delivered to ESB Financial Corporation, 600 Lawrence Avenue, Ellwood City, Pennsylvania 16117, Attention: Corporate Secretary, or hand delivered to the foregoing representative of ESB. For a notice of revocation or later proxy to be valid, it must actually be received by ESB prior to the vote of the ESB shareholders.

If your ESB shares are held by a broker in street name and you wish to change the instructions you have given your broker about how to vote your ESB shares, or you wish to attend the ESB special meeting and vote in person, you must follow the instructions provided by your broker.

Expenses of Solicitation of Proxies

ESB has engaged a professional proxy solicitation firm, Morrow & Co., LLC (“Morrow”), to assist in soliciting proxies for use at the ESB special meeting. Under the terms of the merger agreement, WesBanco has agreed to pay the fees and expenses of Morrow. Morrow will be paid a fee of $6,000 plus reimbursement for out-of-pocket expenses. Other than with respect to Morrow, ESB will bear the entire cost of soliciting proxies from ESB shareholders. In addition to solicitation by Morrow and by use of the mail, proxies may be solicited by directors, officers and employees of ESB in person or by telephone, telegram or other means of communication. These directors, officers and employees will not be additionally compensated but may be reimbursed for out-of-pocket expenses they incur in connection with the solicitation. Arrangements will also be made with brokerage houses, custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of ESB common stock held of record by such persons. ESB may reimburse these custodians, nominees and fiduciaries for reasonable out-of-pocket expenses they incur.

DO NOT SEND YOUR STOCK CERTIFICATES WITH YOUR PROXY CARD.

Recommendation of ESB Board of Directors

The ESB board of directors believes that the merger is in the best interests of ESB and its shareholders, and unanimously recommends that the shareholders of ESB vote “FOR” adoption of the merger agreement; “FOR” approval, in a non-binding, advisory vote, of the compensation payable to the named executive officers of ESB in connection with the merger; and “FOR” the adjournment of the ESB special meeting, if necessary, to solicit additional proxies in favor of the adoption of the merger agreement.

In the course of reaching its decision to adopt the merger agreement and the transactions contemplated thereby, the ESB board of directors, among other things, consulted with its legal advisors regarding the legal terms of the merger agreement and with its financial advisor as to the fairness, from a financial point of view, of the consideration to be paid to ESB shareholders. For a discussion of the factors considered by the ESB board of directors in reaching its conclusion, see “WesBanco Proposal No. 1 (Approval of the Share Issuance) and ESB Proposal No. 1 (Adoption of the Merger Agreement) — ESB’s Reasons for the Merger” beginning on page 61.

WESBANCO PROPOSAL NO. 1 (APPROVAL OF THE SHARE ISSUANCE) AND ESB PROPOSAL NO. 1 (ADOPTION OF THE MERGER AGREEMENT)

The following summarizes material provisions of the merger agreement, a copy of which is attached to this joint proxy statement/prospectus as Annex A and which we incorporate by reference into this document. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read carefully the merger agreement in its entirety, as the rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement. Factual disclosures about WesBanco and ESB contained in this joint proxy statement/prospectus or in the companies’ public reports filed with the SEC may supplement, update or modify the factual disclosures about the companies contained in the merger agreement.

The description of the merger agreement in this joint proxy statement/prospectus has been included to provide you with information regarding its terms. The merger agreement contains representations, warranties, covenants and agreements made by WesBanco and ESB as of specific dates that were made for purposes of that contract between the parties and are subject to qualifications and limitations, including by information in disclosure schedules that the parties exchanged in connection with the execution of the merger agreement. In addition, certain representations and warranties may be subject to contractual standards of materiality different from those generally applicable to shareholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this joint proxy statement/prospectus, may have changed since the date of the merger agreement. Shareholders are not third-party beneficiaries under the merger agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of WesBanco or ESB.

General

WesBanco’s and ESB’s boards of directors have approved the merger agreement. The merger agreement provides that ESB will merge with and into WesBanco, with WesBanco being the surviving corporation. Following the merger, ESB Bank, a Pennsylvania state-chartered savings bank which is ESB’s main operating subsidiary, will merge with and into WesBanco Bank, a West Virginia banking corporation which is WesBanco’s main operating subsidiary (the “bank merger”). The Articles of Incorporation and Bylaws of WesBanco and WesBanco Bank immediately prior to the merger will constitute the Articles of Incorporation and Bylaws of WesBanco and WesBanco Bank following the merger.

What ESB Shareholders Will Receive in the Merger

If the merger is completed, for each share of ESB common stock that an ESB shareholder owns that shareholder will receive (i) 0.502 of a share of WesBanco common stock and (ii) $1.76 in cash, without interest, subject to possible adjustment in accordance with the terms of the merger agreement as discussed below.

Possible Exchange Ratio Adjustments. The 0.502 exchange ratio is subject to adjustment in the event that certain termination provisions, based on the market price of WesBanco’s common stock and the value of the Nasdaq Bank Index, are triggered and the ESB board of directors elects to terminate the merger agreement. ESB’s right to terminate the merger agreement would arise if the average closing price of WesBanco common stock during the ten (10) consecutive trading days ending on the Determination Date (as defined below on page 90) is less than $27.98 per share and WesBanco common stock underperforms an index of financial institution stocks, the Nasdaq Bank Index, by more than 15%. However, ESB would not have the right to terminate the merger agreement if WesBanco elects to make a compensating adjustment in the exchange ratio. See “WesBanco Proposal No. 1 (Approval of the Share Issuance) and ESB Proposal No. 1 (Adoption of the Merger Agreement) — Termination of the Merger Agreement” beginning on page 89 for a description of the possible exchange ratio adjustments that may result from this termination provision. In addition, the merger agreement provides that the exchange ratio will be adjusted in the event WesBanco changes the number of shares of WesBanco common stock issued and outstanding prior to the effective time of the merger as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other like changes in WesBanco’s capitalization.

Effects of the Merger

The merger shall become effective as set forth in the articles of merger that shall be filed with the West Virginia Secretary of State and Department of State of the Commonwealth of Pennsylvania. At that time, the separate existence of ESB will cease and WesBanco will be the surviving corporation. The assets, liabilities and capital of ESB will be merged with those of WesBanco and those assets, liabilities and capital will then constitute part of the assets, liabilities and capital of WesBanco. WesBanco will continue to operate under its articles of incorporation and bylaws effective as of immediately prior to the merger, and the officers and directors of WesBanco will continue as the officers and directors of the surviving corporation, except that Charlotte A. Zuschlag, ESB’s President and Chief Executive Officer, and Ronald W. Owen, a current director of ESB Bank, will be appointed to the board of directors of WesBanco effective as of the effective time of the merger. See “WesBanco Proposal No. 1 (Approval of the Share Issuance) and ESB Proposal No. 1 (Adoption of the Merger Agreement) — Interests of Certain Persons in the Merger” beginning on page 71. The Articles of Incorporation and Bylaws of WesBanco will be unaffected by the merger. The tenure of the directors and officers of WesBanco immediately prior to the merger will be unaffected by the merger.

At the effective time of the merger, each share of ESB common stock issued and outstanding immediately prior to the time the merger becomes effective will be converted automatically into the right to receive the merger consideration. Shares of ESB common stock held by ESB in its treasury or beneficially owned by WesBanco (other than in a fiduciary capacity by them for others) will not be exchanged for the merger consideration in the merger. Instead, these shares will be canceled and retired. In addition, at or prior to the effective time of the merger, all restricted shares of ESB common stock will be vested and no longer subject to restrictions and will be converted into the right to receive the merger consideration at the effective time of the merger.

After the merger becomes effective, each certificate evidencing shares of ESB common stock will be deemed to evidence only the right to receive the merger consideration and, under certain circumstances, dividends on shares of ESB common stock with a record date prior to the completion of the merger and dividends on shares of WesBanco common stock with a record date after the completion of the merger. The holder of an unexchanged certificate will not receive any dividend or other distribution payable by WesBanco until the certificate has been exchanged.

Exchange and Payment Procedures

At least one business day prior to the effective time of the merger, WesBanco will deposit with Computershare Investor Services, LLC, the Exchange Agent, (i) book entry shares representing the aggregate number of shares of WesBanco common stock issuable pursuant to the merger agreement in exchange for all of the shares of ESB common stock outstanding immediately prior to the effective time of the merger, (ii) immediately available funds equal to the aggregate amount of cash, without interest, payable by WesBanco pursuant to the merger agreement in exchange for all of the shares of ESB common stock outstanding immediately prior to the effective time of the merger and (iii) cash to be paid to ESB shareholders in lieu of fractional shares of WesBanco common stock.

As soon as practicable after the effective time of the merger and in no event more than five business days thereafter, the Exchange Agent will mail each holder of record of ESB common stock a letter of transmittal containing instructions for use in effecting the surrender of certificates representing shares of ESB common stock in exchange for the merger consideration or cash in lieu of fractional shares. After the effective time of the merger, each holder of an ESB stock certificate, other than certificates representing treasury shares (as defined in the merger agreement), who has surrendered such certificate or who has provided customary affidavits and indemnification regarding the loss or destruction of such certificate, together with duly executed transmittal materials, to the Exchange Agent, will be entitled to receive, for each share of ESB common stock, (i) 0.502 of a share of WesBanco common stock, (ii) $1.76 in cash, without interest, and (iii) cash in lieu of any fractional shares of WesBanco common stock to which such holder is otherwise entitled. WesBanco will have no obligation to deliver the merger consideration or cash in lieu of fractional shares to any ESB shareholder until the ESB shareholder surrenders his certificates representing his shares of ESB common stock.

If an ESB stock certificate has been lost, stolen or destroyed, the Exchange Agent will issue the consideration properly payable under the merger agreement upon receipt of an affidavit of that fact by the claimant. WesBanco may require the claimant to post a bond in a reasonable amount as an indemnity against any claim that may be made against WesBanco with respect to the claimant’s lost, stolen or destroyed ESB stock certificate.

ESB common stock certificates may be exchanged for merger consideration and cash in lieu of fractional shares of WesBanco common stock through the Exchange Agent for up to 12 months after the completion of the merger. At the end of that period, the Exchange Agent will return any WesBanco shares and cash to WesBanco. Any holders of ESB common stock certificates who have not exchanged their certificates for the merger consideration before that date will then be entitled to look only to WesBanco to seek payment of the merger consideration, any cash in lieu of fractional shares of WesBanco common stock and any unpaid dividends or distributions payable to such holder pursuant to the merger agreement. Neither ESB nor WesBanco will be liable to any former holder of ESB common stock for any merger consideration that is paid to a public official pursuant to any applicable abandoned property, escheat or similar laws.

Following the effective time of the merger, there shall be no transfers on the stock transfer books of ESB other than to settle transfers of ESB common stock that occurred prior to the effective time of the merger.

Benefit Agreements

Employee Stock Ownership Plan. The ESB Employee Stock Ownership Plan (the “ESOP”) will be terminated as of the effective time of the merger by ESB in accordance with its terms. Until the ESOP is terminated, ESB will continue to make contributions to the ESOP in accordance with applicable accruals and in the ordinary course of business. The accounts of all participants and beneficiaries in the ESOP will become fully vested as of the effective time of the merger. Any shares of ESB common stock held in the ESOP shall be converted into the right to receive 0.502 of a share of WesBanco common stock plus $1.76 in cash, without interest, for each share of ESB common stock, which amounts with respect to unallocated shares of ESB common stock shall first be used to repay the then outstanding balance of the ESOP loan in its entirety, with the excess amount of the merger consideration received with respect to the unallocated shares of ESB common stock to be allocated proportionately to all holders of ESOP accounts based on their account balances as of the beginning of the plan year in which the ESOP is terminated. The merger agreement also requires ESB to file all necessary documents with the IRS for a determination letter for termination of the ESOP as soon as practicable. As soon as practicable following the effective time or the receipt of a favorable determination letter from the IRS regarding the qualified status of the ESOP upon its termination, the account balances in the ESOP shall be either distributed to participants and beneficiaries or transferred to an eligible tax-qualified retirement plan or individual retirement account as a participant or beneficiary may direct. WesBanco has agreed to permit ESB employees who become WesBanco employees following completion of the merger to roll over their account balances in the ESOP to the WesBanco Employee Stock Ownership and 401(k) Plan (the “KSOP”).

401(k) Plan. Pursuant to the terms of the merger agreement, ESB is required to terminate its 401(k) Plan, immediately prior to the effective time of the merger. Until the 401(k) Plan is terminated, ESB will continue to make contributions to the 401(k) Plan in accordance with applicable accruals and in the ordinary course of business. The accounts of all participants and beneficiaries in the 401(k) Plan as of the effective time will become fully vested upon termination of the 401(k) Plan. As soon as practicable following the effective time of the merger, ESB will, at each employee’s option, either distribute the account balances to participants or transfer the balances to an eligible tax-qualified retirement plan or individual retirement account as a participant or beneficiary may direct. WesBanco has agreed to permit ESB employees who become WesBanco employees following completion of the merger to rollover their account balances to WesBanco’s KSOP.

Dividend Reinvestment Plan. Pursuant to the terms of the merger agreement, ESB suspended the acceptance of dividends and other contributions of participants in its Dividend Reinvestment Plan (“DRIP”) as of October 31, 2014. In addition, on November 7, 2014, ESB terminated its DRIP and all ESB shares formerly held in the DRIP were withdrawn and are being held in book position for each DRIP participant’s account.

Severance and Benefits for Terminated ESB Employees. Employees of ESB (other than employees who are otherwise parties to employment, severance or change in control agreements) (i) who are not offered the opportunity to continue as employees of WesBanco or WesBanco Bank after the merger or (ii) who are terminated without cause within one year after the merger, will be entitled to receive (A) severance compensation based on the number of years of service with ESB and the employees’ weekly rate of pay, subject to certain minimum and maximum amounts, (B) accrued benefits, including vacation pay, through the date of separation, and (C) any rights to continuation of medical coverage to the extent such rights are required under applicable federal or state law and subject to the employee’s compliance with all applicable requirements for such continuation coverage, including payment of all premiums or other expenses related to such coverage.

Outplacement Services for ESB Employees. After the effective time of the merger, employees of ESB and its subsidiaries who are part of any reduction in force during the ninety (90) calendar days following the merger will be eligible to receive outplacement services with a cost of up to $2,000 for each such employee, with such cost to be paid by WesBanco.

Retention Bonus Pool. WesBanco will provide a retention bonus pool for the purposes of retaining the services of employees of ESB and its subsidiaries who are key employees through the end of the month following the conversion of the data processing system of ESB. ESB’s Chief Executive Officer shall determine, subject to approval by WesBanco’s President and Chief Executive Officer, the ESB employees eligible to receive retention awards from the retention bonus pool and any criteria for payment, and shall determine the final allocation of payments from the retention bonus pool.

Other Benefit Arrangements. As of the effective time of the merger, WesBanco will honor and assume the separation agreements, employment agreements, non-competition agreements, consulting agreements and change in control agreements in effect with the senior officers of ESB and ESB Bank.

Treatment of ESB Stock Options

Options issued by ESB to employees and directors to purchase an aggregate of 943,038 shares of ESB common stock were outstanding as of the ESB record date. Upon completion of the merger, each outstanding option to purchase shares of ESB common stock, whether or not then exercisable, will be cancelled in exchange for the right to receive an amount in cash, without interest, equal to the product of (i) the aggregate number of shares of ESB common stock subject to such stock option, multiplied by (ii) the excess, if any, of $17.65 over the per share exercise price of such ESB stock option. The cash payment will be subject to applicable tax withholding.

Treatment of ESB Restricted Stock

ESB shall take all actions necessary to ensure that, at or prior to the effective time of the merger, each restricted share of ESB common stock becomes vested and no longer subject to restrictions, and as a result at the effective time of the merger shall be unrestricted shares of ESB common stock and shall receive the merger consideration.

Background of the Merger

From time to time over the past several years, ESB’s board of directors has periodically discussed and reviewed ESB’s business, performance and prospects and has considered various strategic alternatives. In the context of such reviews, the strategic alternatives considered by ESB’s board of directors have included continuing its on-going operations as an independent institution, acquiring other depository institutions, branch offices or other financial services firms engaged in complementary lines of business and entering into a strategic merger with a similarly sized or larger institution. The ESB board of directors also periodically reviewed, often with input from an investment banking firm, the competitive environment in ESB’s market area and merger and acquisition activity in the financial services industry in general and in the western Pennsylvania market area in particular.

During the first week of June 2014, the ESB board of directors and ESB’s senior management met in an offsite location to undertake their annual strategic review of ESB’s results of operations, business, performance and prospects. Among other things, the ESB board of directors also considered the current and prospective environment in which ESB operates, the current competitive environment for financial institutions, increased regulatory burdens and the uncertain operating climate going forward. The ESB board of directors determined that it may be prudent for it to engage the services of an investment banking firm in order to assist the board of directors in analyzing the various potential strategic alternatives available to ESB. The ESB board of directors invited Mufson Howe Hunter & Company LLC (“MHH”) and another nationally recognized investment banking firm to provide the board with an overview of the financial institution industry in ESB’s market area, its assessment of merger and acquisition activity in the region and on a nationwide basis and its assessment of potential business combination transactions that might be available to ESB. Each of the firms was also asked to address such firm’s qualifications and abilities to assist the board of directors in analyzing ESB’s strategic options, including a possible merger or strategic combination with another institution.

After considering the presentations made at its June 2014 strategic review, ESB’s board of directors determined that it would be in ESB’s best interest to commence a process to identify potential business combination transactions that might be available to ESB. In addition, after considering the qualifications and experience of the two investment banking firms, including the presentation that each firm made to the board and the proposed terms of engagement of each firm, the ESB board of directors decided to retain MHH to assist ESB. The ESB board then directed MHH to solicit indications of interest from parties to be identified by MHH as potentially having a reasonable interest in engaging in a business combination transaction with ESB. On June 4, 2014, ESB and MHH executed an engagement letter pursuant to which MHH was retained as ESB’s exclusive financial advisor and investment banker in connection with any business combination transaction that ESB might determine to pursue.

From mid-June through the end of July, MHH worked with senior management of ESB to prepare confidential marketing materials and to establish an electronic data room that could be accessed by interested parties who executed confidentiality agreements. During this time, MHH, in consultation with ESB, also developed a list of parties who were believed to have a potential interest in a business combination transaction with ESB. The list of potential interested parties, which was created by MHH with input from senior management at ESB, was comprised of 12 institutions, all of which were bank or savings and loan holding companies, that MHH believed, based on its experience and information available, might be interested in entering into a transaction with ESB.

WesBanco’s Chairman, James Gardill, and its recently retired President, Paul Limbert, have been business acquaintances of ESB’s President and CEO, Charlotte Zuschlag, for a number of years. Messrs. Gardill and Limbert introduced Ms. Zuschlag to Todd Clossin, who had been designated as Mr. Limbert’s successor, in January 2014. The four also met for dinner in August 2014 and discussed the general business climate in the region, among other matters. The two companies also have had business dealings over the years and ESB is a current loan customer of WesBanco.

On August 4, 2014, ESB’s board of directors reviewed the confidential marketing materials prepared by MHH and discussed with MHH the list of 12 potential interested parties that had been developed. The board of directors authorized MHH to commence a process of contacting the 12 potential business combination partners that had been identified in order to assess their level of interest in discussing a possible transaction with ESB. During the weeks of August 4 and August 11, 2014, MHH contacted the 12 institutions on behalf of ESB. As a result of MHH’s inquiries, 10 of the institutions contacted, including WesBanco, executed non-disclosure agreements (“NDAs”) and received information relating to ESB’s operations and financial performance. Two of the 12 institutions initially contacted by MHH indicated that they had no interest in pursuing a transaction or in receiving an NDA. Of the 10 institutions that executed NDAs, five institutions indicated that they were not interested in pursuing a business combination transaction after they had reviewed information provided by MHH on ESB’s behalf.

WesBanco received a call from MHH on August 7th followed by a formal NDA later that day which it executed and returned. WesBanco then contacted FBRC and subsequently engaged FBRC as its financial advisor in connection with a potential business combination involving ESB pursuant to an engagement agreement with FBRC dated August 14, 2014. In selecting FBRC, WesBanco considered FBRC’s experience and reputation and FBRC’s knowledge of WesBanco and its industry. At its regular meeting on August 20th the Executive Committee of WesBanco reviewed and discussed certain preliminary information and financial analysis concerning the potential transaction with ESB. Subsequently, on August 28th, at its regularly scheduled bi-monthly meeting, management made a presentation to the full board of directors of WesBanco based on the results of the preliminary due diligence from the information available in the electronic data room. The WesBanco board of directors authorized management to submit a non-binding indication of interest to acquire ESB.

On September 5th and 6th, 2014, each of the five remaining parties that had signed NDAs, including WesBanco, submitted non-binding indications of interest to acquire ESB. WesBanco’s initial indication of interest proposed a transaction consisting of 80% of WesBanco common stock with a fixed exchange ratio and 20% cash, with an implied value to be within a range of $16.50 to $17.00 per share of ESB common stock, or approximately $302.4 million to $312.0 million in the aggregate. Two other institutions (“Company B” and “Company C”) submitted initial indications of interest for proposed transactions with implied values in a range of $16.00 to $17.00 per ESB share. The two other institutions that submitted initial indications of interest (“Company D” and “Company E”) proposed transactions with an implied value of less than $16.00 per share of ESB common stock.

The ESB board of directors met on September 9, 2014 to consider the five non-binding indications of interest that had been received. Upon such review, the ESB board of directors determined to continue discussions with WesBanco as well as Companies B and C and to permit each of them to conduct additional due diligence, including a review of various ESB materials that were requested by the three institutions, including information on ESB’s loan portfolio, securities portfolio and other materials. Companies D and E were advised that, based on their initial indications of interest, they were not being invited to continue in the process.

At its regularly monthly meeting held on September 17, 2014, WesBanco’s Executive Committee of its board of directors received an update on the status of the bid process and potential price range with ESB and were informed that WesBanco would pursue additional due diligence on September 18 and 19, 2014 in Pittsburgh.

On September 18th and 19th, 2014, representatives of WesBanco conducted their review of ESB’s materials at an off-site due diligence session and met with senior management of ESB. The following week, September 22 through 26, 2014, representatives of each of Company B and Company C conducted their off-site due diligence review of ESB’s materials and met with senior management of ESB. Each of the three parties provided revised indications of interest on October 2, 2014, as had been requested by MHH on ESB’s behalf.

ESB’s board of directors met on October 6, 2014 to consider the revised indications of interest submitted by each of WesBanco, Company B and Company C. Representatives of MHH and Silver, Freedman, Taff & Tiernan LLP, ESB’s outside legal counsel, participated in the board meeting. MHH reviewed with ESB’s board of directors the process that had been undertaken to date and then reviewed in detail the revised indications of interest that had been received from each of WesBanco and Companies B and C, and reviewed with the board an overview of each of the parties that submitted revised indications of interest on a stand-alone as well as a pro-forma basis when combined with ESB. WesBanco’s revised indication of interest reflected a proposed transaction consisting of 85% WesBanco common stock, with a fixed exchange ratio, and 15% cash, with an implied value of $17.65 per share of ESB common stock. MHH advised the ESB board of directors that WesBanco was considering increasing the stock component to 90% of the merger consideration. The revised indication of interest submitted by WesBanco had an implied value per share to ESB shareholders that was higher than the other two revised indications of interest. Members of the ESB board of directors asked various questions of MHH and ESB’s legal counsel. Based on its review of the three revised indications of interest, the results of the process conducted by MHH on ESB’s behalf, and the potential benefits and risks of a merger of ESB with and into WesBanco, the ESB board of directors determined to continue its discussions solely with WesBanco and to request that WesBanco have its counsel prepare and deliver a draft definitive merger agreement to ESB and its legal counsel. The ESB board of directors also determined that it was advisable for representatives of ESB to conduct a further due diligence review of WesBanco.

On October 7, 2014, Philips, Gardill, Kaiser & Altmeyer, PLLC, provided an initial draft of the merger agreement to Silver, Freedman, Taff & Tiernan LLP, counsel to ESB. Silver, Freedman, Taff & Tiernan LLP reviewed the draft merger agreement with both ESB and representatives of MHH and provided comments on the draft merger agreement to Phillips, Gardill, Kaiser and Altmeyer, PLLC, and K&L Gates LLP, securities counsel to WesBanco. From October 10, 2014 through October 29, 2014, WesBanco and ESB, with the assistance of their respective legal counsel and financial advisors, continued to negotiate the terms of the definitive merger agreement and related documents. In addition, WesBanco and ESB, with the assistance of their respective legal counsel and financial advisors, continued to discuss various matters related to the proposed combination of WesBanco and ESB.

At its regular monthly meeting held on October 15, 2014, WesBanco’s Executive Committee of its board of directors received an update on the status of the discussions and the selection by ESB of WesBanco as its preferred partner. The Executive Committee also received an update on the status of the negotiation of a definitive merger agreement and the principal issues regarding the terms and conditions of such an agreement. The Executive Committee reviewed and discussed updated pro forma financial projections concerning the proposed transaction prepared by WesBanco management. The Executive Committee reviewed and discussed preliminary financial analysis with respect to ESB, WesBanco, and the proposed merger.

On October 16, 2014, representatives of ESB, MHH and ESB’s legal counsel were provided access to, and reviewed, certain non-public information regarding WesBanco. Representatives of ESB, MHH and ESB’s legal counsel met with representatives of WesBanco’s management on October 16, 2014 to discuss WesBanco’s business, results of operations and prospects and to review various documents on-site at WesBanco’s offices.

The WesBanco board of directors met on October 22 and October 23, 2014 at its regular bi-monthly meetings. During these regular bi-monthly meetings, the WesBanco board of directors also reviewed and discussed the proposed transaction. The meeting began on the afternoon of October 22 at which meeting Mr. Gardill, as outside counsel for WesBanco, presented each member of the board of directors with a copy of the definitive agreement and plan of merger for their review and consideration. The following morning the board met again to discuss the proposed transaction. Representatives of Philips, Gardill, Kaiser and Altmeyer, PLLC advised the board of directors that pursuant to the merger agreement, (i) each share of ESB common stock, par value $.01 per share, outstanding immediately prior to the merger, other than certain shares specified in the merger agreement, will, without any action on the part of the holder thereof, be converted into and represent the right to receive upon consummation of the merger (a) $1.76 in cash, and (b) 0.5020 of a share of WesBanco common stock, par value $2.0833 per share, subject to adjustment, and (ii) each option to purchase a share of

ESB common stock outstanding immediately prior to the merger will, without any action on the part of the holder thereof, be converted into and represent the right to receive upon consummation of the merger an amount in cash equal to the product of (a) the aggregate number of shares of ESB common stock subject to such option, multiplied by (b) the excess, if any, of $17.65 over the per share exercise price of such option. In addition, various members of management provided input concerning the presentation. At the request of the WesBanco board of directors, FBRC then reviewed and discussed its preliminary financial analyses with respect to WesBanco, ESB and the proposed merger and reviewed with the WesBanco board of directors a preliminary draft of its opinion as to the fairness, from a financial point of view, to WesBanco of the consideration to be issued and paid by WesBanco in respect of the outstanding shares of ESB common stock in the merger pursuant to the merger agreement.

Subsequently, on October 29, 2014, a telephonic meeting of the board of directors of WesBanco was conducted with representatives of K&L Gates, corporate securities counsel for WesBanco, and FBRC in attendance at the request of the board of directors. FBRC reviewed and discussed its financial analyses with respect to the WesBanco, ESB and the proposed merger. Thereafter, at the request of the WesBanco board of directors, FBRC rendered its oral opinion to the WesBanco board of directors (which was subsequently confirmed in writing by delivery of FBRC’s written opinion dated October 29, 2014) to the effect that, subject to the qualifications and limitations and other matters considered in connection with the preparation of FBRC’s opinion, as of October 29, 2014, the consideration to be issued and paid by WesBanco in respect of the outstanding shares of ESB common stock in the merger pursuant to the merger agreement was fair, from a financial point of view, to WesBanco. The board also received a recommendation from management to proceed with the execution of the definitive agreement and plan of merger with ESB.

During the afternoon of October 29, 2014, the boards of directors of ESB and ESB Bank met in order to review the proposed merger agreement, the transactions contemplated thereby, including the merger, the terms of the merger agreement, including the merger consideration of 0.502 shares of WesBanco common stock plus $1.76 in cash to be received for each share of ESB common stock upon consummation of the merger, and the various related agreements contemplated by the merger agreement. The ESB and the ESB Bank boards received presentations regarding the proposed merger agreement from ESB’s financial advisor, MHH, and from its legal counsel, Silver, Freedman, Taff & Tiernan LLP. Legal counsel, MHH and senior management of ESB also briefed the boards on the results of the due diligence review conducted on WesBanco. Representatives of MHH and legal counsel responded to questions from the directors. At the meeting, MHH presented its opinion that the merger consideration to be received by shareholders of ESB was fair to ESB’s shareholders from a financial point of view. After careful and deliberate consideration of the presentations by ESB’s financial advisor and legal counsel as well as the interests of ESB’s shareholders, customers, employees and the communities served by ESB, the board of directors of ESB unanimously approved the merger agreement and the related documents. The board of directors of ESB Bank also unanimously approved the merger agreement and the related documents.

Following the meeting of ESB’s board of directors on October 29, 2014, the merger agreement and related documents were executed and the parties issued a press release announcing the proposed merger after the close of market trading.

WesBanco’s Reasons for the Merger

After careful consideration, WesBanco’s board of directors determined that the merger is in the best interests of WesBanco and its shareholders. WesBanco’s board of directors therefore unanimously recommends that the WesBanco shareholders’ vote “For”: (i) approval of the issuance of shares of WesBanco common stock in connection with the merger; and (ii) approval of an adjournment of the WesBanco special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the issuance of shares of WesBanco common stock in connection with the merger at the time of the WesBanco special meeting.

In reaching the determination to approve the merger, the merger agreement and the related issuance of shares to consummate the merger, WesBanco’s board of directors consulted with WesBanco’s senior management, financial advisor and legal advisors, and drew on its knowledge of the business, operations, properties, assets, financial condition, operating results, historical market prices, and prospects of ESB and WesBanco, as well as current economic and market conditions. In connection with its review and approval of the merger, the merger agreement and the issuance of shares to consummate the merger, and in the course of its deliberations, WesBanco’s board of directors considered numerous factors that weighed in favor of the merger, including the following:

•	Merger Consideration. WesBanco’s board of directors considered in its financial analysis the implied price per share for selected companies and transactions analysis utilizing the 25th and 75th percentiles of pricing multiples to determine an implied price per share range based on pricing as of October 27, 2014. In considering that range, the implied consideration per share for ESB Common Stock offered by WesBanco in the transaction of $17.65 per share was at the upper end of the price to book value range of 1.43 to 2.04, was below the midpoint range of the price to long-term multiple earnings per share of 15.0 to 23.1 and was at the lower end of the DCF with cost savings and synergies with a range of 10.3 to 12.3 percent discount rate and a range of 12 to 14 times the earnings per share terminal multiple.

•	ESB’s Location in the Attractive Pittsburgh Commercial Market. The WesBanco board of directors reviewed certain market and economic indicators for the Pittsburgh commercial market and compared the strength of the Pittsburgh metropolitan statistical area (“MSA”) commercial market to the Pennsylvania MSA average and the national MSA average which demonstrated the strength of the commercial market. It also considered the projected median household income five-year compound annual growth rate which showed Pittsburgh as one of the highest in the country. It also reviewed the home price index change since the first quarter of 2009 indicating that Pittsburgh was in the top three and that its retail commercial real estate vacancy rate was one of the lowest in the country. It also noted that upon completion of the acquisition, the Pittsburgh commercial market and Western Pennsylvania would comprise almost 30% of the WesBanco’s franchise measured by loans and deposits.

•	Improvement in Market Share. The WesBanco board of directors also considered that the transaction would improve WesBanco’s deposit market share in the Pittsburgh MSA from its current position of 13th to the top 10 based on pro forma deposits post acquisition of ESB.

•	Leverage of Fidelity Acquisition. The WesBanco board of directors noted that the acquisition of ESB would leverage and build upon WesBanco’s prior acquisition of Fidelity Bancorp, Inc. in the Pittsburgh market through greater penetration in the market with an existing highly experienced Pittsburgh market management team and commercial lending group. The transaction would permit WesBanco to operate a significantly enhanced franchise in both the number of branches and in total assets utilizing its existing management team.

•	Limited Market Opportunity. ESB also represents the last standing sizeable franchise left in the attractive Pittsburgh MSA market with desirable branch locations. The WesBanco board of directors noted that ESB had been voted as a top ten performing thrift for 2013 by SNL and there were limited other options to expand WesBanco’s market share in the Pittsburgh MSA and Western Pennsylvania markets.

•	Limited Integration Risk. Given its geographic proximity to WesBanco’s headquarters, the similar disciplined risk cultures and customer focus of ESB and its high performance standards and management leadership, there was limited risk in completing the integration successfully compared to other options and alternatives available to WesBanco on the M&A side. Additionally, given WesBanco’s prior successes in converting thrift-like organizations the WesBanco board of directors considered there was a high degree of probability of a successful integration in this transaction.

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Strong Financial Motivations. The WesBanco board of directors also considered the substantial accretion to earnings per share that would result from the transaction including estimated double digit return in the years 2016 and beyond. The WesBanco board of directors also noted the high internal rate of return which was projected to be in the high teens. The board noted the tangible book value dilution, with restructuring charges but considered that the earnings per share accretion strength would permit the earn back in 2.4 years using the incremental retained earnings method and in 5.4 years using the cross over method while reflecting all merger related expenses, purchase accounting adjustments and cost saves.

•	Retention of Well Capitalized Status. The WesBanco board of directors also reviewed the pro forma financial information and noted that WesBanco would remain well in excess of the “well capitalized” guidelines for regulatory purposes on a pro forma basis.

•	Opinion and Analysis of the Financial Advisor to WesBanco. WesBanco’s board of directors considered the financial analysis reviewed and discussed with the WesBanco board of directors by representatives of FBRC as well as the oral opinion of FBRC rendered to the WesBanco board of directors on October 29, 2014 (which was subsequently confirmed in writing by delivery of FBRC’s written opinion addressed to the WesBanco board of directors dated the same date) as to, as of October 29, 2014, the fairness, from a financial point of view, to WesBanco of the consideration to be issued and paid by WesBanco in respect of the outstanding shares of ESB common stock in the merger pursuant to the merger agreement.

•	Merger Agreement Terms and Conditions. The WesBanco board of directors reviewed with independent outside counsel the terms and conditions of the merger agreement and determined that the terms and conditions were reasonable and necessary to consummate the transaction and provided sufficient safeguards pending shareholder and regulatory approvals that would preserve the franchise value of ESB during the interim period from the date of execution of the agreement to the closing of the transaction and the completion of the integration of ESB.

•	Adverse Impact of Section 280G Issues. The WesBanco board of directors also reviewed with outside counsel the potential income tax consequences of the gross up language of the various employment contracts and change in control agreements between ESB and certain of its named executive officers and concluded that the new employment contracts, non-competition agreements, change in control agreements and consulting agreement entered into by such officers in connection with the merger substantially mitigated any risk of adverse tax consequences arising by reason of Section 280G of the Internal Revenue Code (see the discussion under the heading “— Interests of Certain Persons in the Merger” beginning on page 71 for more information about these agreements).

The reasons set forth above are not intended to be exhaustive, but include the material considerations of WesBanco’s board of directors in approving the merger agreement. In reaching the determination to approve and recommend the transaction, WesBanco’s board of directors looked at the totality of the information presented to it and did not assign any relative or specific weights to the factors considered, and individual directors may have given different weights to different factors. After considering, among other things, the matters discussed above, WesBanco’s board of directors believed that the merger consideration was fair to WesBanco and its shareholders and therefore unanimously approved and recommends that the WesBanco’s shareholders vote “For” approval of: (i) the issuance of shares of WesBanco common stock in connection with the merger and (ii) the adjournment of the WesBanco special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the WesBanco special meeting to approve the proposal to approve the issuance of WesBanco common stock in connection with the merger.

Opinion of WesBanco’s Financial Advisor

On October 29, 2014, FBRC rendered its oral opinion to the WesBanco board of directors (which was subsequently confirmed in writing by delivery of FBRC’s written opinion addressed to the WesBanco board of directors dated the same date), to the effect that, as of October 29, 2014, the consideration to be issued and paid by WesBanco in respect of the outstanding shares of ESB common stock in the merger pursuant to the merger agreement was fair, from a financial point of view, to WesBanco.

FBRC’s opinion was directed to the WesBanco board of directors (in its capacity as such), and only addressed the fairness, from a financial point of view, to WesBanco of the consideration to be issued and paid by WesBanco in respect of the outstanding shares of ESB common stock in the merger pursuant to the merger agreement and did not address any other aspect or implication of the transaction. The summary of FBRC’s opinion in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of FBRC’s written opinion, which is included as Annex B to this joint proxy statement/prospectus and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by FBRC in preparing its opinion. However, neither FBRC’s written opinion nor the summary of its opinion and the related analyses set forth in this joint proxy statement/prospectus are intended to be, and they do not constitute, advice or a recommendation to the WesBanco board of directors, WesBanco, WesBanco Bank, any securityholder of WesBanco or any other person as to how to act or vote on any matter relating to the transaction or otherwise.

In arriving at its opinion, FBRC, made such reviews, analyses and inquiries as FBRC deemed necessary and appropriate under the circumstances. Among other things, FBRC:

•	reviewed an execution version of the merger agreement;

•	reviewed certain publicly available business and financial information relating to ESB and WesBanco;

•	reviewed certain other business, financial and operating information relating to ESB, including financial forecasts for ESB for the fiscal years ending December 31, 2014 through December 31, 2016 prepared and provided to FBRC by management of ESB (the “ESB Projections”), as adjusted and extended by the management of WesBanco through the fiscal year ending December 31, 2019, to take into account certain cost savings and synergies expected by the management of WesBanco to result from the transaction and WesBanco’s ownership, control and operation of ESB and ESB Bank following the consummation of the merger (the “WesBanco Projections for ESB”);

•	reviewed certain other business, financial and operating information relating to WesBanco, including publicly available research analyst estimates for WesBanco for the fiscal years ending December 31, 2014 and December 31, 2015 and financial forecasts for WesBanco for the fiscal years ending December 31, 2016 through December 31, 2019 prepared and provided to FBRC by management of WesBanco (the “WesBanco Projections”);

•	met with certain members of the managements of ESB and WesBanco to discuss the business and prospects of ESB and WesBanco and the proposed transaction;

•	reviewed certain financial data for ESB and WesBanco and compared that data with similar data for companies with publicly traded equity securities that FBRC deemed relevant;

•	reviewed certain financial terms of the proposed merger and compared certain of those terms with the publicly available financial terms of certain business combinations and other transactions that FBRC deemed relevant; and

•	considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that FBRC deemed relevant.

As WesBanco was aware, FBRC relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to it, discussed with or reviewed by it, or publicly available, and did not assume any responsibility with respect to such data, material and other information. With respect to the ESB Projections, management of ESB advised FBRC, and FBRC assumed, that the ESB Projections were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the management of ESB with respect to the future financial performance of ESB. With respect to the WesBanco Projections for ESB, management of WesBanco advised FBRC, and FBRC assumed, that the WesBanco Projections for ESB were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the management of WesBanco with respect to the future financial performance of ESB following the consummation of the transaction, after giving effect to the cost savings and synergies expected by WesBanco management to result from the transaction and WesBanco’s ownership, control and operation of ESB and ESB Bank after giving effect to the transaction. With respect to the WesBanco Projections, management of WesBanco advised FBRC, and FBRC assumed, that the WesBanco Projections were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the management of WesBanco with respect to the future financial performance of WesBanco. FBRC relied without independent verification upon the assessment of the management of WesBanco with respect to the timing and risks associated with the integration of the businesses of WesBanco and ESB and the risks associated with WesBanco’s and ESB’s current and contemplated products, services and business models. FBRC expressed no view or opinion with respect to the ESB Projections, the WesBanco Projections for ESB, the WesBanco Projections or the assumptions on which they were based including, without limitation, the cost savings and synergies expected by WesBanco management to result from the transaction, which cost savings and synergies FBRC, at WesBanco’s direction, assumed would be achieved in the amounts and at the times indicated thereby. WesBanco advised FBRC and FBRC assumed without undertaking any responsibility for the independent verification thereof, that the WesBanco Projections for ESB, the WesBanco Projections and the assumptions on which they were based were a reasonable basis on which to evaluate ESB, WesBanco and the proposed transaction and, at WesBanco’s direction, FBRC used and relied upon the WesBanco Projections for ESB and the WesBanco Projections for purposes of its analyses and opinion. FBRC also relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of ESB or WesBanco since the dates of the most recent financial statements and other information, financial or otherwise, provided to FBRC that would be material to its analyses or opinion, and that there was no information or any facts or developments that would make any of the information reviewed by FBRC incomplete or misleading. FBRC also assumed, with WesBanco’s consent, that (i) in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the transaction, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on ESB, WesBanco or the contemplated benefits of the transaction; (ii) the representations and warranties made by the parties in the merger agreement were accurate and complete in all respects material to FBRC’s analyses and opinion; (iii) each party to the merger agreement would perform all of its covenants and obligations thereunder; (iv) the transaction would be consummated in accordance with the terms of the merger agreement, without waiver, modification or amendment of any term, condition or provision thereof material to FBRC’s analyses or opinion; and (v) that the transaction would together qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. FBRC also assumed that the merger agreement, when executed by the parties thereto, would conform to the execution version reviewed by FBRC in all respects material to its analyses.

FBRC’s opinion only addressed the fairness, from a financial point of view, to WesBanco of the consideration to be issued and paid by WesBanco in respect of the outstanding shares of ESB common stock in the merger pursuant to the merger agreement and did not address any other aspect or implication of the transaction or any agreement, arrangement or understanding entered into in connection therewith or otherwise, including, without limitation, the form or, except to the extent expressly provided in the opinion, the amounts of the consideration to be issued and paid in the merger; the allocation of the outstanding shares of WesBanco common stock after giving effect to the transaction as between the current holders of WesBanco common stock and the current holders of ESB common stock or any individual members or groups thereof; the dilutive or other effects of the transaction on the existing holders of WesBanco common stock; the solvency or fair value of WesBanco, ESB or any other entity or person or their respective assets or liabilities under any laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters; any tax implications of the transaction to WesBanco or its security holders or any other party; the fairness of any portion or aspect of the transaction to the current holders of any class of securities, creditors or other constituencies of WesBanco, ESB or to any other party; or the fairness of the amount or nature of, or any other aspect relating to, any compensation or consideration to be received by or otherwise payable to any officers, directors, employees, securityholders or affiliates of any party to the transaction, or class of such persons, relative to the consideration to be issued and paid by WesBanco in respect of the outstanding shares of ESB common stock in the merger or otherwise. The issuance of FRBC’s opinion was approved by an authorized internal committee of FBRC.

FBRC did not express any opinion or provide any advice, counsel or interpretation, with respect to matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. FBRC assumed that any such opinions, advice, counsel or interpretations had been or would be obtained by WesBanco from appropriate professional sources. Furthermore, FBRC, with WesBanco’s consent, relied upon the assessments by WesBanco and its other advisors as to all legal, regulatory, accounting, insurance and tax matters with respect to WesBanco, ESB and the transaction.

FBRC’s opinion was necessarily based upon information made available to FBRC as of the date of the opinion and financial, economic, market and other conditions as they existed and could be evaluated on the date of the opinion. Although subsequent developments could affect its opinion, FBRC does not have any obligation to update, revise or reaffirm its opinion. As WesBanco was aware, the credit, financial and stock markets experienced significant volatility and FBRC expressed no opinion or view as to any potential effects of such volatility on WesBanco, WesBanco Bank, ESB, ESB Bank or the transaction. FBRC’s opinion did not address the relative merits of the transaction as compared to alternative transactions or strategies that might be available to WesBanco, WesBanco Bank, ESB, ESB Bank or any other party to the transaction, nor did it address the underlying business decision of the WesBanco board of directors, WesBanco, WesBanco Bank, ESB, ESB Bank or any other party to proceed with the transaction. Furthermore, in connection with its opinion, FBRC was not requested to, and did not, make any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of WesBanco, WesBanco Bank, ESB, ESB Bank or any other party, nor was FBRC provided with any such appraisal or evaluation. In addition, FBRC did not receive or review any individual credit files nor did FBRC make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of WesBanco, WesBanco Bank, ESB, ESB Bank or any of their respective subsidiaries and FBRC was not furnished with any such evaluations or appraisals. FBRC is not an expert in the evaluation of loan, lease, investment or trading portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and, accordingly, FBRC assumed that such allowances for losses were adequate to cover such losses. FBRC did not express any opinion as to what the value of shares of WesBanco common stock actually would be when issued pursuant to the merger, or the price or range of prices at which WesBanco common stock or ESB common stock could be purchased or sold at any time. With WesBanco’s consent, FBRC assumed that the shares of WesBanco common stock to be issued in the merger would be listed on the NASDAQ Global Select Market.

FBRC’s opinion was for the information of the WesBanco board of directors (in its capacity as such) in connection with its consideration of the proposed merger. The opinion was not intended to and should not be construed as creating any fiduciary duty on the part of FBRC to the WesBanco board of directors, WesBanco, WesBanco Bank any security holder of WesBanco or any other party. FBRC’s opinion did not constitute a recommendation to the WesBanco board of directors, WesBanco, WesBanco Bank any securityholder of WesBanco or any other person as to how to act or vote on any matter relating to the transaction or otherwise.

In preparing its opinion to the WesBanco board of directors, FBRC performed a variety of analyses, including those described below. The summary of FBRC’s financial analyses is not a complete description of the analyses underlying FBRC’s opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of those methods to the unique facts and circumstances presented. As a consequence, neither FBRC’s opinion nor the analyses underlying its opinion are readily susceptible to partial analysis or summary description. FBRC arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, analytic method or factor. Accordingly, FBRC believes that its analyses must be considered as a whole and that selecting portions of its analyses, analytic methods and factors, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

In performing its analyses, FBRC considered business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company, business or transaction used in FBRC’s financial analyses for comparative purposes is identical to WesBanco, ESB or the proposed transaction. While the results of each analysis were taken into account in reaching its overall conclusion, FBRC did not make separate or quantifiable judgments regarding individual analyses. The multiples and valuation reference ranges indicated by FBRC’s financial analyses are illustrative and not necessarily indicative of actual values nor predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond WesBanco’s control and the control of FBRC. Much of the information used in, and accordingly the results of, FBRC’s analyses are inherently subject to substantial uncertainty.

FBRC’s opinion and analyses were provided to the WesBanco board of directors (in its capacity as such) in connection with its consideration of the proposed transaction and were among many factors considered by the WesBanco board of directors in evaluating the proposed transaction. Neither FBRC’s opinion nor its analyses were determinative of the consideration or of the views of the WesBanco board of directors with respect to the proposed transaction.

The following is a summary of the material financial analyses performed by FBRC in connection with the preparation of its opinion rendered to the WesBanco board on October 29, 2014. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of FBRC’s analyses.

Unless the context indicates otherwise, (1) share prices for the selected companies used in the selected companies analysis described below were as of October 27, 2014, (2) estimates of financial performance of ESB and WesBanco were based on the WesBanco Projections for ESB and the WesBanco Projections, respectively, (3) estimates of financial performance for the selected companies listed below for the next fiscal year were based on publicly available research analyst estimates for those companies, and (4) the transaction values per share for the selected transactions used in the selected transactions analysis described below were based on the value of the consideration proposed to be paid in the selected transactions as of the date of the announcement.

Based on the merger consideration per ESB share of $1.76 in cash and 0.502 of a share of WesBanco common stock, FBRC calculated an implied value of the merger consideration of $17.65 per share of ESB common stock, by adding $1.76 to the product of 0.502 and $31.66, the average closing price per share of WesBanco common stock for the 15-trading day period ending on October 27, 2014.

ESB

Selected Companies Analysis

FBRC considered certain financial data for ESB and selected companies with publicly traded equity securities FBRC deemed relevant. The selected companies were selected because they were deemed to be similar to ESB in one or more respects.

The financial data reviewed included:

•	Price as a multiple of earnings per share for the last twelve months, or LTM EPS

•	Price as a multiple of book value, or Price/BV

•	Price as a multiple of tangible book value, or Price/TBV

The selected companies and resulting 25th percentile, median and 75th percentile data were:

•	Bryn Mawr Bank Corporation

•	CNB Financial Corporation

•	Codorus Valley Bancorp, Inc.

•	First Business Financial Services, Inc.

•	German American Bancorp, Inc.

•	Horizon Bancorp

•	HF Financial Corp.

•	LNB Bancorp, Inc.

•	MainSource Financial Group, Inc.

•	Mercantile Bank Corporation

•	Meta Financial Group, Inc.

•	Metro Bancorp, Inc.

•	MutualFirst Financial, Inc.

•	Penns Woods Bancorp, Inc.

•	Peoples Bancorp Inc.

•	Stock Yards Bancorp, Inc.

•	TriState Capital Holdings, Inc.

•	West Bancorporation, Inc.

	Price/ LTM EPS	Price/ BV	Price/ TBV
25th Percentile:	12.8x	1.10x	1.27x
Median:	13.9x	1.28x	1.53x
75th Percentile	15.2x	1.57x	1.74x

Taking into account the results of the selected companies analysis for ESB, FBRC applied multiple ranges based on the 25th to 75th percentiles of Price/LTM EPS, Price/BV and Price/TBV to corresponding financial data for ESB. The selected companies analysis indicated implied valuation reference ranges per share of ESB common stock of $12.42 to $14.78 based on the Price/LTM EPS multiples, $12.80 to $18.28 based on the Price/BV multiples, and $11.83 to $16.15 based on the Price/TBV multiples, as compared to the implied value of the merger consideration of $17.65 per share of ESB common stock.

Selected Transactions Analysis

FBRC also considered the financial terms of certain business combinations and other transactions that FBRC deemed relevant. The selected transactions were selected because the target companies were deemed to be similar to ESB in one or more respects. The financial data reviewed included Price/TBV and Price/LTM EPS.

The selected transactions and resulting 25th percentile, median and 75th percentile data were:

Date Announced	Acquiror	Target
9/8/2014	BB&T Corporation	Bank of Kentucky Financial Corporation
8/4/2014	Peoples Bancorp Inc.	NB&T Financial Group, Inc.
7/28/2014	Old National Bancorp	Founders Financial Corporation
6/18/2014	Univest Corporation of Pennsylvania	Valley Green Bank
6/4/2014	National Penn Bancshares, Inc.	TF Financial Corporation
5/28/2014	Simmons First National Corporation	Liberty Bancshares, Inc.
5/5/2014	Bryn Mawr Bank Corporation	Continental Bank Holdings, Inc.
3/11/2014	Chemical Financial Corporation	Northwestern Bancorp
1/8/2014	Old National Bancorp	United Bancorp, Inc.
12/20/2013	Provident Financial Services, Inc.	Team Capital Bank
10/10/2013	Huntington Bancshares Incorporated	Camco Financial Corporation
9/10/2013	Old National Bancorp	Tower Financial Corporation
8/15/2013	Mercantile Bank Corporation	Firstbank Corporation
6/28/2013	Peoples Financial Services Corp.	Penseco Financial Services Corporation
5/13/2013	First Merchants Corporation	CFS Bancorp, Inc.
2/19/2013	F.N.B. Corporation	PVF Capital Corp.
1/26/2012	Tompkins Financial Corporation	VIST Financial Corp.
1/25/2012	Old National Bancorp	Indiana Community Bancorp

	Price/ LTM EPS	Price/ TBV
25th Percentile:	15.0x	1.43x
Median:	18.3x	1.67x
75th Percentile	23.1x	2.04x

Taking into account the results of the selected transactions analysis for ESB, FBRC applied multiple ranges based on the 25th to 75th percentiles of Price/TBV and Price/LTM EPS to corresponding financial data for ESB. The selected transactions analysis indicated implied valuation reference ranges per share of ESB common stock of $13.24 to $18.92 based on the Price/TBV multiples and $14.74 to $22.61 based on the Price/LTM EPS multiples, as compared to the implied value of the merger consideration of $17.65 per share of ESB common stock.

Discounted Cash Flow Analysis

FBRC performed a discounted cash flow analysis of ESB based on the WesBanco Projections for ESB, with and without taking into account the cost savings and synergies expected by the management of WesBanco to result from the transaction and WesBanco’s ownership, control and operation of ESB and ESB Bank following the consummation of the transaction. FBRC applied a range of terminal value multiples of 12.0x to 14.0x to an estimate of ESB’s 2020 free cash flow calculated by applying a 5% growth rate to the estimated 2019 free cash flow in the WesBanco Projections for ESB, as per WesBanco management. The estimated net present value of the projected future cash flow and terminal values were then calculated using discount rates ranging from 10.3% to 12.3%. The discounted cash flow analysis indicated implied valuation reference ranges per share of ESB common stock of approximately $12.85 to $15.40, without taking into account the cost savings and synergies expected by the management of WesBanco to result from the transaction and WesBanco’s ownership, control and operation of ESB and ESB Bank following the consummation of the transaction, and $16.80 to $21.18, taking into account the cost savings and synergies expected by the management of WesBanco to result from the transaction and WesBanco’s ownership, control and operation of ESB and ESB Bank following the consummation of the transaction, as compared to the implied value of the merger consideration of $17.65 per share of ESB common stock.

WesBanco

Selected Companies Analysis

FBRC considered certain financial data for WesBanco and selected companies with publicly traded equity securities FBRC deemed relevant. The selected companies were selected because they were deemed to be similar to WesBanco in one or more respects. The financial data reviewed included:

•	Price/LTM EPS

•	Price as a multiple of estimated earnings per share for 2014, or Price/2014E EPS

•	Price as a multiple of estimated earnings per share for 2015, or Price/2015E EPS

•	Price/BV

•	Price/TBV

The selected companies and resulting 25th percentile, median and 75th percentile data were:

•	1st Source Corporation

•	Cardinal Financial Corporation

•	City Holding Company

•	Community Trust Bancorp, Inc.

•	F.N.B. Corporation

•	First Commonwealth Financial Corporation

•	First Financial Bancorp.

•	First Merchants Corporation

•	Lakeland Financial Corporation

•	MainSource Financial Group, Inc.

•	National Penn Bancshares, Inc.

•	Old National Bancorp

•	Park National Corporation

•	Peoples Bancorp Inc.

•	S&T Bancorp, Inc.

•	TowneBank

•	United Bankshares, Inc.

	Price/ LTM EPS	Price/ 2014E EPS	Price/ 2015E EPS	Price/ BV	Price/ TBV
25th Percentile:	13.4x	13.2x	12.1x	1.10x	1.51x
Median:	14.7x	14.2x	12.9x	1.26x	1.65x
75th Percentile	15.9x	14.9x	13.4x	1.38x	1.85x

Taking into account the results of the selected companies analysis for WesBanco, FBRC applied multiple ranges based on the 25th to 75th percentiles of Price/LTM EPS, Price/2014E EPS, Price/2015E EPS, Price/BV and Price/TBV to corresponding financial data for WesBanco. The selected companies analysis indicated implied valuation reference ranges per share of WesBanco common stock of $31.41 to $37.15 based on the Price/LTM

EPS multiples, $31.86 to $35.98 based on the Price/2014E EPS multiples, $29.95 to $33.28 based on the Price/2015E EPS multiples, $29.50 to $37.20 based on the Price/BV multiples, and $24.20 to $29.68 based on the Price/TBV multiples, as compared to $31.66, the average closing price per share of WesBanco common stock for the 15-trading day period ending on October 27, 2014 used to calculate the implied value of the merger consideration.

Other Matters

WesBanco selected FBRC as its financial advisor in connection with the proposed merger based on FBRC’s experience and reputation and FBRC’s knowledge of WesBanco and its industry. FBRC will receive a transaction fee of $1,750,000 for its services as financial advisor to WesBanco in connection with the merger, which is contingent upon the successful completion of the merger. FBRC will also receive a fee of $250,000 for rendering its opinion, which is not contingent upon the successful completion of the merger. In addition, WesBanco has also agreed to indemnify FBRC and certain related parties for certain liabilities arising out of or related to FBRC’s engagement and to reimburse FBRC for certain expenses incurred in connection with its engagement.

FBRC is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, FBRC and its affiliates may acquire, hold or sell, for its and its affiliates own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of WesBanco, ESB, certain of their affiliates and any other company that may be involved in the transaction. FBRC and its affiliates may in the future provide investment banking and other financial services to WesBanco, ESB and certain of their respective affiliates, for which FBRC and its affiliates would expect to receive compensation. FBRC has adopted policies and procedures designed to preserve the independence of its research and credit analysts whose views may differ from those of the members of the team of investment banking professionals that are advising WesBanco.

ESB’s Reasons for the Merger

After careful consideration, the ESB board of directors determined that it was advisable and in the best interests of ESB and its shareholders for ESB to enter into the merger agreement with WesBanco. Accordingly, ESB’s board unanimously recommends that ESB’s shareholders vote “FOR” the adoption of the merger agreement.

The board of directors of ESB has considered the terms and provisions of the merger agreement and concluded that they are fair to the shareholders of ESB and that the merger is in the best interests of ESB and its shareholders.

In reaching its decision to approve the merger agreement, the ESB board of directors consulted with management, as well as with ESB’s financial and legal advisors, and considered a variety of factors, including the following:

•	The consideration being offered to ESB’s shareholders in relation to the market price, book value per share, earnings per share and projected earnings per share of ESB;

•	The results that could be expected to be obtained by ESB if it continued to operate independently and the potential future trading value of ESB common stock compared to the value of the merger consideration offered by WesBanco and the potential future trading value of the WesBanco common stock;

•	The limited prospects for ESB to grow its franchise through additional acquisitions given the relatively limited number of acquisition prospects available to ESB in western Pennsylvania as well as the prospective level of book value dilution likely to be incurred by ESB in any acquisition of another depository institution;

•	The process conducted by MHH, ESB’s financial advisor, to identify potential merger partners and to assist the ESB board of directors in structuring the proposed merger with WesBanco;

•	The current and prospective environment in which ESB operates, including national, regional and local economic conditions, the competitive environment for financial institutions, the increased regulatory burdens on financial institutions, and the uncertainties in the regulatory climate going forward;

•	The scale, scope, strength and diversity of operations, product lines and delivery systems that could be achieved by combining ESB with WesBanco;

•	The complementary geographic locations of the ESB and WesBanco branch networks;

•	WesBanco’s asset size and capital position, which would give the resulting institution over $8.0 billion in assets;

•	The earnings prospects of the combined companies;

•	The additional products offered by WesBanco to its customers and the ability of the resulting institution to provide comprehensive financial services to its customers;

•	ESB’s and WesBanco’s shared community banking philosophies; and

•	The presentation by MHH, ESB’s financial advisor, as to the fairness of the merger consideration, from a financial point of view, to ESB’s shareholders. In this regard, ESB’s board of directors reviewed MHH’s opinion dated October 29, 2014 that, as of such date, the merger consideration was fair to ESB’s shareholders from a financial point of view. The opinion is attached as Annex C to this document. For a summary of the presentation of MHH, see “Opinion of ESB’s Financial Advisor” below.

Other factors considered by ESB’s board of directors included:

•	The reports of ESB’s management and the financial presentation by MHH to ESB’s board of directors concerning the operations, financial condition and prospects of WesBanco and the expected financial impact of the merger on the combined company, including pro forma assets, earnings, deposits and capital ratios;

•	The proposed board arrangements of the combined company, including the proposed inclusion of a current director of ESB and a current director of ESB Bank on WesBanco’s board;

•	The likelihood of successful integration and the successful operation of the combined company;

•	The likelihood that the regulatory approvals needed to complete the transaction will be obtained;

•	The potential cost-saving opportunities;

•	The effects of the merger on ESB’s employees, including the prospects for continued employment and the severance and other benefits agreed to be provided to ESB employees; and

•	The review by the ESB board of directors with its legal and financial advisors of the structure of the merger and the financial and other terms of the merger, including the merger consideration and the condition that the merger must qualify as a reorganization under section 368(a) of the Code, which will permit ESB’s shareholders to receive WesBanco shares, which constitutes the primary portion of the merger consideration, on a tax-free basis for federal income tax purposes.

The ESB board of directors also considered the potential risks associated with the merger in connection with its deliberation of the proposed transaction, including the challenges of integrating ESB’s businesses, operations and employees with those of WesBanco, the need to obtain approval by shareholders of both ESB and WesBanco as well as regulatory approvals in order to complete the transaction, and the risks associated with the operations of the combined company including the ability to achieve the anticipated cost savings. ESB’s board also considered that the stock portion of the merger consideration was fixed at 0.502 shares of WesBanco common stock and, by its nature, would not adjust upwards to compensate for declines, or downwards to compensate for increases, in WesBanco’s stock price prior to completion of the merger. ESB’s board of directors also believed the terms and conditions of the merger agreement, including the parties’ respective representations and warranties, the conditions to closing and termination provisions, provided adequate assurances as to WesBanco’s obligation and ability to consummate the merger in a timely manner, without any extraordinary conditions.

The foregoing discussion of the information and factors considered by ESB’s board of directors is not exhaustive, but includes all material factors considered by ESB’s board. In view of the wide variety of factors considered by the ESB board of directors in connection with its evaluation of the merger and the complexity of these matters, the ESB board of directors did not consider it practical to, and did not attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. ESB’s board of directors evaluated the factors described above, including asking questions of ESB’s management and ESB’s legal and financial advisors. In considering the factors described above, individual members of ESB’s board of directors may have given different weights to different factors. The ESB board of directors relied on the experience and expertise of its financial advisors for quantitative analysis of the financial terms of the merger. See “Opinion of ESB’s Financial Advisor” below. It should also be noted that this explanation of the reasoning of ESB’s board of directors and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements” on page 109.

Opinion of ESB’s Financial Advisor

In June 2014, ESB engaged MHH to render financial advisory and investment banking services to ESB. MHH agreed to assist ESB in assessing the fairness, from a financial point of view, of the exchange ratio and cash consideration (collectively the “merger consideration”) to be received by the common shareholders of ESB pursuant to the terms of the merger agreement with WesBanco. ESB selected MHH on the basis of MHH’s experience and expertise in representing community banks in similar transactions.

As part of its engagement, representatives of MHH attended the meeting of the ESB board of directors held on October 29, 2014, at which the ESB Board of Directors evaluated the proposed merger with WesBanco. At this meeting, MHH reviewed the financial aspects of the proposed merger and rendered an opinion that, as of such date, the merger consideration was fair to ESB’s shareholders, from a financial point of view. The ESB Board approved the merger agreement at this meeting.

The full text of MHH’s written opinion is attached as Annex C to this document and is incorporated herein by reference. ESB shareholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by MHH. The description of the opinion set forth herein is qualified in its entirety by reference to the full text of such opinion.

MHH’s opinion speaks only as of the date of the opinion. The opinion is directed to the ESB Board and addresses only the fairness, from a financial point of view, to ESB shareholders of the merger consideration in the proposed merger. It does not address the underlying business decision to proceed with the merger and does not constitute a recommendation to any ESB shareholder as to how the shareholder should vote at the ESB special meeting on the merger or any related matter.

In rendering its opinion, MHH reviewed, among other things:

•	the merger agreement;

•	certain publicly available financial statements and other historical financial information of ESB that was deemed relevant;

•	certain publicly available financial statements and other historical financial information of WesBanco that was deemed relevant;

•	internal financial projections for ESB prepared by and reviewed with management of ESB;

•	publicly available median earnings estimates for WesBanco for 2014 and 2015;

•	the pro forma financial impact of the merger on WesBanco, based on assumptions related to transaction expenses, accounting adjustments, and cost savings determined by and discussed with senior management of WesBanco;

•	publicly reported historical price and trading activity for ESB and WesBanco common stock, including a comparison of certain financial and stock market information for ESB and WesBanco with similar publicly traded companies;

•	the financial terms of certain recent business combinations in the banking industry, to the extent publicly available;

•	such other information, financial studies, analyses and investigations and financial, economic and market criteria as they considered relevant.

MHH also held discussions with members of senior management of ESB and WesBanco regarding their past and current business operations, regulatory relations, financial conditions, future prospects of their respective companies; and such other matters as they deemed relevant to their opinion.

In conducting its review and arriving at its opinion, MHH relied upon the accuracy and completeness of all financial and other information provided to them or otherwise publicly available. MHH did not independently verify the accuracy or completeness of any such information or assume any responsibility for such verification or accuracy. MHH relied upon the managements of ESB and WesBanco as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefore) provided to MHH, and MHH assumed that such forecasts and projections reflected the best currently available estimates and judgments of such management and that such forecasts and projections will be realized in the amounts and in the time periods estimated by such managements.

MHH assumed, without independent verification, that the aggregate allowance for loan and lease losses for ESB and WesBanco are adequate to cover those losses. MHH did not make or obtain any evaluation or appraisals of the property, assets and liabilities of ESB and WesBanco, nor did it examine any individual credit files.

The projections furnished to MHH and used by it in certain of its analyses were prepared by ESB and WesBanco’s senior management teams. ESB and WesBanco do not publicly disclose internal management projections of the type provided to MHH in connection with its review of the merger. As a result, such projections were not prepared with a view towards public disclosure. The projections were based on numerous variables and assumptions, which are inherently uncertain, including factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in the projections.

For purposes of rendering its opinion, MHH assumed that, in all respects material to its analyses:

•	the merger will be completed substantially in accordance with the terms set forth in the merger agreement;

•	the representations and warranties of each party in the merger agreement and in all related documents and instruments related to the merger agreement are true and correct;

•	each party to the merger agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents;

•	all conditions to the completion of the merger will be satisfied without any waivers and modifications; and

•	in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the merger, including the cost savings, revenue enhancements and related expenses expected to result from the merger.

MHH further assumed that the merger will be accounted for using the acquisition method under generally accepted accounting principles, and that the merger will qualify as a tax-free reorganization for United States federal income tax purposes. MHH’s opinion is not an expression of an opinion as to the prices at which shares of ESB common stock or shares of WesBanco common stock will trade following the announcement of the merger or actual value of the shares of common stock of the combined company when issued pursuant to the merger, or the prices at which the shares of common stock of the combined company will trade following the completion of the merger.

In performing its analyses, MHH made numerous assumptions with respect to industry performance, general business, economic, market and financial condition and other matters, which are beyond the control of MHH, ESB and WesBanco. Any estimates contained in the analyses performed by MHH are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the MHH opinion was among several factors taken into consideration by the ESB board in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the ESB board with respect to the fairness of the merger consideration.

The following is a summary of the material analyses presented by MHH to the ESB board on October 29, 2014, in connection with its fairness opinion. The summary is not a complete description of the analyses underlying the MHH opinion or the presentation made by MHH to the ESB board, but summarizes the material analyses performed and presented in connection with such opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, MHH did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The financial analyses summarized below include information presented in tabular format. Accordingly, MHH believes that its analyses and the summary of its analyses must be considered as a whole and selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion. The tables alone do not constitute a complete description of the financial analyses.

Summary of Proposal. Pursuant to the terms of the merger agreement, each outstanding share of common stock, par value $0.01 per share, of ESB will be converted into the right to receive 0.502 of a share of common stock, par value $2.0833 per share, of WesBanco and $1.76 in cash. Based on WesBanco’s 15 day average closing price on October 27, 2014, two days before the announcement of the transaction, of $31.66, the merger consideration represented a price of $17.65 per share to ESB’s common shareholders.

Selected Comparable Companies Analyses. Using publicly available information, MHH compared the financial condition and market performance of ESB to selected publicly traded banks and thrifts headquartered in

Ohio, West Virginia and Pennsylvania west of Harrisburg with assets between $1 billion and $3 billion. Additionally, using publicly available information, MHH compared the financial condition and market performance of WesBanco to selected publicly traded banks headquartered in Indiana, Kentucky, Ohio, Pennsylvania and West Virginia with assets between $3 and $18 billion. To perform this analysis, MHH used financial information as of and for the three months ended June 30, 2014, if available. Market price information was as of October 27, 2014. Certain financial data prepared by MHH, and as referenced in the tables presented below may not correspond to the data presented in ESB’s and WesBanco’s historical financial statements, as a result of the different periods, assumptions and methods used by MHH to compute the financial data presented.

MHH’s analysis showed the following concerning ESB’s and WesBanco’s financial conditions:

	ESB	ESB Group Minimum	ESB Group Maximum
Return on Average Assets	0.89%	0.37%	2.76%
Return on Average Equity	8.98%	3.81%	25.70%
Net Interest Margin	2.58%	2.58%	4.26%
Noninterest Income / Average Assets	0.31%	0.31%	2.66%
Efficiency Ratio	58.5%	54.6%	89.2%

	WesBanco	WesBanco Group Minimum	WesBanco Group Maximum
Return on Average Assets	1.07%	0.70%	1.58%
Return on Average Equity	8.79%	4.40%	13.83%
Net Interest Margin	3.59%	3.00%	4.22%
Noninterest Income / Average Assets	1.11%	0.52%	1.74%
Efficiency Ratio	59.7%	50.1%	71.7%

	ESB	ESB Group Minimum	ESB Group Maximum
Tangible Common Equity / Tangible Assets	8.6%	5.8%	14.2%
Tier 1 Capital Ratio	16.1%	9.8%	26.5%
Loans / Assets	36.9%	36.9%	80.7%
Nonperforming Assets / Assets	1.05%	0.42%	4.42%
Loan Loss Reserve / Gross Loans	0.95%	0.49%	3.00%
Net Charge-Offs / Avg. Loans	0.03%	(0.02%)	0.98%

	WesBanco	WesBanco Group Minimum	WesBanco Group Maximum
Tangible Common Equity / Tangible Assets	7.7%	6.7%	15.8%
Tier 1 Capital Ratio	13.5%	9.6%	23.9%
Loans / Assets	62.9%	53.3%	78.6%
Nonperforming Assets / Assets	0.87%	0.52%	2.86%
Loan Loss Reserve / Gross Loans	1.16%	0.60%	2.37%
Net Charge-Offs / Avg. Loans	0.06%	(0.13%)	0.66%

	ESB	ESB Group Minimum	ESB Group Maximum
Stock Price / Tangible Book Value per Share	138.7%	71.6%	184.0%
Stock Price / LTM EPS	13.1x	4.8x	32.9x
Dividend Yield	3.1%	0.3%	5.4%
Last Twelve Months Dividend Payout Ratio	41.2%	2.0%	77.0%

	WesBanco	WesBanco Group Minimum	WesBanco Group Maximum
Stock Price / Tangible Book Value per Share	207.9%	87.8%	249.9%
Stock Price / LTM EPS	14.2x	12.6x	19.2x
Dividend Yield	2.6%	1.5%	4.7%
Last Twelve Months Dividend Payout Ratio	36.8%	16.5%	75.0%

Recent Transactions Analysis. MHH reviewed publicly available information related to 1) 13 selected Nationwide bank and thrift transactions with deal values between $250 million and $350 million involving institutions with an NPAs/Assets ratio of less than 5.0% announced since January 1, 2012; 2) 37 selected Nationwide bank and thrift transactions involving institutions with assets between $1 billion and $5 billion and an NPAs/Assets ratio of less than 5.0% announced since January 1, 2012; 3) 34 Pennsylvania, Maryland, Ohio and West Virginia based bank and thrift transactions involving institutions with assets greater than $100 million and an NPAs/Assets ratio of less than 5.0% announced since January 1, 2012; and 4) 14 selected Nationwide bank and thrift transactions where the acquiree had assets greater than $1 billion, an ROAA of greater than 0.75% and an NPAs/Assets ratio of less than 1.5% (“Performance-based Group”) announced since January 1, 2012. The transactions included in those groups were:

Nationwide transactions since 1/1/12; Deal value between $250 million & $350 million; NPAs/Assets < 5.0%:
Acquiror:	Acquiree:
IBERIABANK Corp.	Old Florida Bancshares Inc.
Ford Financial Fund II L.P.	Mechanics Bank
Valley National Bancorp	1st United Bancorp Inc.
Southside Bancshares Inc.	OmniAmerican Bancorp Inc.
Yadkin Financial Corporation	Piedmont Cmnty Bk Hldgs Inc.
ViewPoint Financial Group Inc	LegacyTexas Group Inc.
Heritage Financial Corp.	Washington Banking Co.
Cascade Bancorp	Home Federal Bancorp
East West Bancorp Inc.	MetroCorp Bancshares Inc.
Home BancShares Inc.	Liberty Bancshares Inc
Provident New York Bancorp	Sterling Bancorp
SCBT Financial Corp.	First Financial Holdings Inc.
Cadence Bancorp LLC	Encore Bancshares Inc.

Nationwide transactions since 1/1/12; Assets between $1 billion & $5 billion; NPAs/Assets < 5.0%:
Acquiror:	Acquiree:
IBERIABANK Corp.	Old Florida Bancshares Inc.
Ford Financial Fund II L.P.	Mechanics Bank
BB&T Corp.	Bank of Kentucky Finl Corp.
Bank of the Ozarks Inc.	Intervest Bancshares Corp.
Simmons First National Corp.	Liberty Bancshares Inc.
Valley National Bancorp	1st United Bancorp Inc.
Simmons First National Corp.	Community First Bancshares Inc
Southside Bancshares Inc.	OmniAmerican Bancorp Inc.
Bank of the Ozarks Inc.	Summit Bancorp Inc.
CenterState Banks	First Southern Bancorp Inc.
Yadkin Financial Corporation	Piedmont Cmnty Bk Hldgs Inc.
BancorpSouth Inc.	Central Community Corp.
Center Bancorp Inc.	ConnectOne Bancorp Inc.
ViewPoint Financial Group Inc	LegacyTexas Group Inc.
Rockville Financial Inc.	United Financial Bancorp

Acquiror:	Acquiree:
Heritage Financial Corp.	Washington Banking Co.
Cascade Bancorp	Home Federal Bancorp
East West Bancorp Inc.	MetroCorp Bancshares Inc.
Prosperity Bancshares Inc.	F & M Bancorp. Inc.
Mercantile Bank Corp.	Firstbank Corp.
Cullen/Frost Bankers Inc.	WNB Bancshares Inc.
Prosperity Bancshares Inc.	FVNB Corp.
Home BancShares Inc.	Liberty Bancshares Inc
Union First Market Bkshs Corp.	StellarOne Corp.
First Merchants Corp.	CFS Bancorp Inc.
Provident New York Bancorp	Sterling Bancorp
SCBT Financial Corp.	First Financial Holdings Inc.
Renasant Corp.	First M&F Corp.
United Bankshares Inc.	Virginia Commerce Bancorp Inc.
Prosperity Bancshares Inc.	Coppermark Bancshares Inc.
PacWest Bancorp	First California Financial Grp
NBT Bancorp Inc.	Alliance Financial Corp.
Columbia Banking System Inc.	West Coast Bancorp
Berkshire Hills Bancorp Inc.	Beacon Federal Bancorp Inc.
Park Sterling Corporation	Citizens South Banking Corp.
Cadence Bancorp LLC	Encore Bancshares Inc.
Prosperity Bancshares Inc.	American State Financial Corp.

PA, MD, OH & WV transactions since 1/1/12; Assets > $100 million; NPAs/Assets < 5.0%:
Acquiror:	Acquiree:
First Citizens Banc Corp	TCNB Financial Corp.
Mid Penn Bancorp Inc.	Phoenix Bancorp Inc.
Peoples Bancorp Inc.	NB&T Financial Group Inc.
Community Bancshares Inc.	Citizens Bk of Ashville Ohio
Univest Corp. of Pennsylvania	Valley Green Bank
National Penn Bancshares Inc.	TF Financial Corp.
Bryn Mawr Bank Corp.	Continental Bank Holdings Inc
First Financial Bancorp.	Guernsey Bancorp Inc.
Peoples Bancorp Inc.	North Akron Savings Bank
CB Financial Services Inc.	FedFirst Financial Corp.
F.N.B. Corp.	OBA Financial Services Inc
Peoples Bancorp Inc.	Ohio Heritage Bancorp Inc.
First Financial Bancorp.	Insight Bank
Provident Financial Services	Team Capital Bank
First Financial Bancorp.	First Bexley Bank
HV Bancorp Inc.	Victory Bancorp Inc.
Premier Financial Bancorp Inc.	Bank of Gassaway
ESSA Bancorp Inc.	Franklin Security Bancorp Inc
LCNB Corp.	Colonial Banc Corp.
Peoples Bancorp Inc.	Ohio Commerce Bank
Peoples Financial Services	Penseco Financial Services
Croghan Bancshares Inc.	Indebancorp
F.N.B. Corp.	BCSB Bancorp Inc.
Pvt invr — Jacob M. Safra	T. Rowe Price Group Inc.
CNB Financial Corp.	FC Banc Corp.
F.N.B. Corp.	PVF Capital Corp.

Acquiror:	Acquiree:
F.N.B. Corp.	Annapolis Bancorp Inc.
Penns Woods Bancorp Inc.	Luzerne National Bank Corp.
LCNB Corp.	First Capital Bancshares Inc.
WesBanco Inc.	Fidelity Bancorp Inc.
Ohio Farmers Insurance Co.	Western Reserve Bancorp
First Priority Financial Corp.	Affinity Bancorp Inc.
S&T Bancorp Inc.	Gateway Bank of Pennsylvania
Tompkins Financial Corporation	VIST Financial Corp.

Nationwide transactions since 1/1/12; ROAA > 0.75%; NPAs/Assets < 1.5% (“Performance Based Group”):
Acquiror:	Acquiree:
IBERIABANK Corp.	Old Florida Bancshares Inc.
CIT Group Inc.	IMB HoldCo LLC
Simmons First National Corp.	Liberty Bancshares Inc.
Simmons First National Corp.	Community First Bancshares Inc
Bank of the Ozarks Inc.	Summit Bancorp Inc.
Center Bancorp Inc.	ConnectOne Bancorp Inc.
ViewPoint Financial Group Inc	LegacyTexas Group Inc.
Cullen/Frost Bankers Inc.	WNB Bancshares Inc.
Prosperity Bancshares Inc.	FVNB Corp.
Provident New York Bancorp	Sterling Bancorp
NBT Bancorp Inc.	Alliance Financial Corp.
FirstMerit Corp.	Citizens Republic Bancorp Inc.
Mitsubishi UFJ Finl Grp Inc	Investor group
Prosperity Bancshares Inc.	American State Financial Corp.

Transaction multiples for the merger were evaluated two ways based on the exchange ratio of 0.502 and $1.76 cash consideration per share: 1) using the 15 day average closing price of WesBanco’s common stock as of October 27, 2014 to arrive at an implied value of the merger consideration of $17.65 per common share for ESB and 2) using the October 27, 2014 closing price (two days prior to announcement) of WesBanco’s common stock to arrive at an implied value of the merger consideration of $18.47 per common share for ESB. For each transaction referred to above, MHH derived and compared, among other things, the implied ratio of price per common share paid for the acquired company to:

•	the latest closing price one day prior to the announcement of the acquisition ( “Premium to Market Value”);

•	tangible book value per share of the acquired company based on the latest publicly available financial statements of the company available prior to the announcement of the acquisition;

•	last-twelve-months earnings per share of the acquired company based on the latest publicly available financial statements of the company available prior to the announcement of the acquisition;

•	assets of the acquired company based on the latest publicly available financial statements of the company available prior to the announcement of the acquisition; and

•	deal premium, as measured against tangible book value, as a percent of core deposits.

The results of the analysis are set forth in the following table:

Transaction Price to:	WesBanco/ ESB Merger (15 day value)	WesBanco/ ESB Merger (1 day value):	Nationwide transactions since 1/1/12, deal value between $250mm & $350mm median:	Nationwide transactions since 1/1/12, assets between $1B & $5B median:	PA, MD, OH & WV transactions since 1/1/12, assets greater than $100mm median:	“Performance based” transactions since 1/1/12 median:
Prior Market Price (“Premium”)	38.9%	45.3%	18.3%	17.8%	41.2%	17.1%
Tangible Book Value	194.0%	203.0%	164.2%	164.2%	143.8%	195.7%
LTM EPS	18.8x	19.6x	23.9x	17.4x	21.9x	16.4x
Assets	16.7%	17.5%	17.6%	16.5%	13.7%	17.3%
Tangible Book Premium / Core Deposits	16.0%	17.5%	11.3%	10.4%	6.9%	12.2%

No company or transaction used as a comparison in the above analysis is identical to ESB, WesBanco or the merger. Accordingly, an analysis of these results is not mathematical. Instead, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies.

Financial Impact Analysis. MHH performed pro forma merger analysis on the combined projected income statement and balance sheet information of ESB and WesBanco. Assumptions regarding the accounting treatment, acquisition adjustments and cost savings were used to calculate the financial impact the merger would have on certain projected financial results of WesBanco. In the course of this analysis, MHH used earnings estimates for WesBanco for 2014 and 2015 from a nationally recognized earnings estimate consolidator and used earnings estimates for ESB for 2014, 2015 and 2016 from ESB’s management. This analysis indicated that the merger is expected to be accretive to WesBanco’s estimated earnings per share in 2015 and 2016. The analysis also indicated that the merger is expected to be dilutive to tangible book value per share for WesBanco and that WesBanco is expected to maintain well capitalized capital ratios. For all of the above analyses, the actual results achieved by WesBanco following the merger may vary from the projected results, and the variations may be material.

Discounted Dividends Analysis. MHH performed a discounted dividends analysis to estimate a range of the present values of after-tax cash flows that ESB could theoretically produce for dividends to equity holders through 2019 on a standalone basis. In performing this analysis, MHH used management’s earnings estimates for ESB for 2015 and 2016 and applied an earnings growth rate of 5.0% thereafter, and assumed discount rates ranging from 10.0% to 16.0%. The range of values was determined by adding the present value of projected cash flows to ESB shareholders from March 31, 2015 through 2019 and the present value of the terminal value of ESB’s common stock. In determining the cash flows available to shareholders, MHH assumed that ESB would maintain a tangible common equity to tangible asset ratio of 6.5% and would retain sufficient earnings to maintain that level. Any earnings in excess of what would need to be retained represented dividendable cash flows for ESB. In calculating the terminal value of ESB, MHH applied multiples ranging from 10.0 to 16.0 times 2019 projected earnings. This resulted in a range of values for ESB from $10.96 to $17.78 per share. In addition, MHH applied premiums ranging from 130% to 190% of 2019 projected tangible book value. This resulted in a range of values for ESB from $9.98 to $14.87 per share. The discounted dividends present value analysis is a widely used valuation methodology that relies on numerous assumptions, including growth rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of ESB.

MHH, as part of its investment banking services, is regularly engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, private placements and valuations for corporate and other purposes. ESB and MHH have entered into an agreement whereby MHH has acted as financial advisor to ESB in connection with the merger. ESB has paid MHH a fee of $100,000 upon the execution of the engagement agreement and a fee of $550,000 upon the delivery of MHH’s fairness opinion.

Additionally, ESB has agreed to pay MHH a contingent fee at the time of closing equal to 1.25% of the aggregate transaction value against which both fees previously paid will be credited. In addition, ESB has agreed to reimburse MHH for reasonable out-of-pocket expenses and disbursements incurred in connection with its retention and to indemnify MHH for certain liabilities arising out of its engagement. During the two years preceding the date of its opinion to ESB, MHH has not received compensation (other than the $100,000 engagement retainer fee from ESB in connection with the merger) for investment banking services from ESB. MHH received a $25,000 engagement retainer fee from WesBanco in February 2014 for investment banking services unrelated to the merger.

Interests of Certain Persons in the Merger

In considering the recommendation of the ESB board of directors with respect to the merger agreement, ESB shareholders should be aware that certain persons, including the directors and executive officers of ESB, have interests in the merger that are in addition to their interests as shareholders of ESB generally. The ESB board of directors was aware of these interests as well as others and considered them in adopting the merger agreement and the transactions contemplated thereby. As described in more detail below, these interests include certain payments and benefits that may be provided to the executive officers upon completion of the merger, including cash severance and continued medical, life and disability insurance benefits. The dates and share prices used below to quantify these interests have been selected for illustrative purposes only. They do not necessarily reflect the dates on which certain events will occur and do not represent a projection about the future value of ESB common stock.

Cash Payment for Outstanding Options. Under the terms of the merger agreement, all ESB stock options that are outstanding and unexercised at the time of the merger, whether or not vested, will be cancelled, and in lieu thereof the holders of such options will be paid in cash an amount equal to the product of (i) the number of shares of ESB common stock subject to such option at the closing and (ii) an amount equal to the excess, if any, of $17.65 over the exercise price per share of such option, net of any cash which must be withheld under federal and state income and employment tax requirements. As of the ESB record date, the directors and executive officers of ESB and ESB Bank as a group held options to purchase an aggregate of 678,503 shares of ESB common stock, including options to purchase 127,733 shares which have not yet vested. If none of such options are exercised prior to completion of the merger, the directors and executive officers of ESB and ESB Bank as a group will receive an aggregate of approximately $4.8 million upon cancellation of their stock options. See “—Summary of Golden Parachute Arrangements” beginning on page 74 for the amounts payable to the named executive officers.

Acceleration of Vesting of Restricted Stock Awards. Under the terms of the merger agreement, each outstanding share of ESB restricted stock will vest in full at or prior to the effective time of the merger and will be entitled to receive the merger consideration. As of the ESB record date, the executive officers of ESB and ESB Bank held an aggregate of 93,863 shares of ESB restricted stock. See “— Summary of Golden Parachute Arrangements” beginning on page 74 for the amounts payable to the executive officers.

Employment Agreements with ESB and ESB Bank. ESB Bank maintains a three-year employment agreement with Ms. Zuschlag as President and Chief Executive Officer, with a current base salary of $592,600. On an annual basis, the board of directors of ESB Bank considers whether to renew the employment agreement for an additional year ending December 1 so the remaining term will be three years. The employment agreement is terminable with or without cause by ESB Bank. The employment agreement provides that in the event of an involuntary termination of employment without cause (including a termination by Ms. Zuschlag for “good reason,” which includes a material change in her position, salary or duties without her consent), Ms. Zuschlag would be entitled to (1) an amount of cash severance which is equal to three times her average annual compensation, as defined, over the most recent three years preceding the year in which the date of termination occurs, (2) continued participation in certain insurance plans of ESB Bank, including medical, dental, life and disability insurance plans, at no cost to her until the earlier of 36 months or the date she receives substantially similar benefits from full-time employment by another employer, (3) if Ms. Zuschlag is still receiving medical and dental coverage after the end of the 36 month period referred to in clause (2), then she would be entitled to continued medical and dental coverage until the earlier of Ms. Zuschlag’s death or the date Ms. Zuschlag receives medical and dental coverage from a subsequent employer substantially similar to the coverage provided by ESB Bank, provided however, Ms. Zuschlag shall pay the employee share of the costs of such coverage provided pursuant to this clause (3) to the same extent as if she were still an employee, and (4) a lump sum cash payment equal to the projected cost of providing Ms. Zuschlag with benefits for a period of three years pursuant to any other employee benefit plans, programs or arrangements in which she was entitled to participate, excluding retirement plans, stock compensation plans and cash compensation plans. In the event Ms. Zuschlag’s continued participation in any group insurance plan is barred or would trigger the payment of an excise tax under Section 4980D of the Code, or if any such group insurance plan is discontinued, then ESB Bank shall either (1) provide substantially similar benefits under an alternative plan or (2) pay a lump sum cash amount to Ms. Zuschlag equal to the projected cost of providing continued coverage to Ms. Zuschlag until her projected date of death in the case of medical and dental coverage and until the three-year anniversary of her date of termination in the case of all other insurance plans. The employment agreement with ESB Bank provides that in the event any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute “parachute payments” within the meaning of Section 280G of the Code, then such payments and benefits received thereunder shall be reduced by the minimum amount necessary to result in no portion of the payments and benefits being non-deductible by ESB Bank for federal income tax purposes. Parachute payments generally are payments in excess of three times the base amount, which is defined to mean the recipient’s average annual compensation from the employer includable in the recipient’s gross income during the most recent five taxable years ending before the date on which a change in control of the employer occurred. Recipients of parachute payments are subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount are not deductible by the employer as compensation expense for federal income tax purposes.

ESB also has an employment agreement with Ms. Zuschlag to serve on terms substantially similar to the agreement entered into with ESB Bank, except as provided below. Ms. Zuschlag’s compensation, benefits and expenses are paid by ESB and ESB Bank in the same proportion as the time and services actually expended by her on behalf of each company. However, the agreement with ESB provides that severance payments payable to Ms. Zuschlag by ESB shall (1) include the amount by which the severance benefits payable by ESB Bank are reduced by her employment agreement with ESB Bank to avoid having ESB Bank make parachute payments under Section 280G of the Code, and (2) not be subject to reduction in the event of a change in control as are the amounts payable by ESB Bank. As a result, the severance benefits payable by ESB may constitute “parachute payments” under Section 280G of the Code. In addition, the agreement with ESB provides that ESB shall reimburse Ms. Zuschlag for any resulting excise taxes payable by her, plus such additional amount as may be necessary to compensate her for the payment of federal, state and local income, excise and other employment-related taxes on the additional payments.

Change in Control Agreement with ESB and ESB Bank. ESB and ESB Bank maintain change in control agreements with its Group Senior Vice Presidents, Messrs. Evanoski, Martz and Palkovich, and certain of its Senior Vice Presidents, including Mr. Canonge. The change in control agreements are intended to assist ESB and ESB Bank in maintaining a stable and competent management base. The agreements with the Group Senior Vice Presidents Evanoski, Martz and Palkovich provide for an initial three year term, and subject to satisfactory performance reviews, among other things, the term shall be extended on each anniversary of December 1 for an additional year so that the remaining term will be three years as of the annual renewal date, unless either the boards of directors of the employers or the executive provides contrary written notice to the other not less than 30 days in advance of such anniversary date. The agreements are automatically extended for an additional one year upon a change in control, as defined. The agreements provide that in the event of an involuntary termination of employment without cause following a change in control (including a termination by the executive for “good reason,” which includes a material change in the executive’s position, salary or duties without his consent), the executive would be entitled to (1) an amount of cash severance which is equal to three times his average annual compensation, as defined, over the most recent three years preceding the year in which the date of termination occurs, (2) continued participation in certain insurance plans of the employers, including medical, dental, life and disability insurance plans, at no cost to the executive until the earlier of 36 months or the date the executive receives substantially similar benefits from full-time employment by another employer, (3) if the executive is still receiving medical and dental coverage after the end of the 36 month period referred to in clause (2), then he would be entitled to continued medical and dental coverage until the earlier of his death, the date on which he becomes eligible to receive benefits under Medicare or the date he receives medical and dental coverage from a subsequent employer substantially similar to the coverage provided by ESB Bank, provided however, the executive shall pay the employee share of the costs of such coverage provided pursuant to this clause (3) to the same extent as if he were still an employee, and (4) a lump sum cash payment equal to the projected cost of providing the executive with benefits for a period of three years pursuant to any other employee benefit plans, programs or arrangements in which he was entitled to participate, excluding retirement plans, stock compensation plans and cash compensation plans. In the event the executive’s continued participation in any group insurance plan is barred or would trigger the payment of an excise tax under Section 4980D of the Code, or if any such group insurance plan is discontinued, then ESB Bank shall either (1) provide substantially similar benefits under an alternative plan or (2) pay a lump sum cash amount to the executive equal to the projected cost of providing continued coverage to the executive until his projected date of eligibility to receive benefits under Medicare in the case of medical and dental coverage and until the three-year anniversary of his date of termination in the case of all other insurance plans. The agreements provide that if any of the payments or benefits to be provided thereunder or otherwise upon termination of employment are deemed to constitute a “parachute payment” within the meaning of Section 280G of the Code, which would cause the executive to incur an excise tax under Section 4999 of the Code, then ESB shall reimburse the executive for any resulting excise taxes payable by him, plus such additional amount as may be necessary to compensate the executive for the payment of federal, state and local income, excise and other employment-related taxes on the additional payments.

The change in control agreements entered into with certain of ESB’s and ESB Bank’s Senior Vice Presidents, including Mr. Canonge, are similar to the change in control agreements for the Group Senior Vice Presidents discussed above, except that the agreements with the Senior Vice Presidents provide for severance payments in the event that termination of employment or certain adverse actions are taken with respect to the executive’s employment within 24 months subsequent to a change in control in an amount equal to two times the respective executive’s annual compensation, as defined, and provide for continued benefits for only 24 months. In addition, the agreements provide that if any of the payments or benefits to be provided thereunder or otherwise upon termination of employment are deemed to constitute a “parachute payment” within the meaning of Section 280G of the Code, then the payments and benefits shall be reduced by the minimum amount necessary so that no excise taxes are triggered under Section 4999 of the Code.

Separation and Release and Waiver of Claims Agreements. In accordance with the merger agreement and in connection with the merger, WesBanco, WesBanco Bank, ESB and ESB Bank entered into separate separation and release and waiver of claims agreements (the “separation agreements”) with Charlotte A. Zuschlag, President and Chief Executive Officer of ESB and ESB Bank, and the following ESB Group Senior Vice Presidents: Charles P. Evanoski, Frank D. Martz and Todd F. Palkovich. The separation agreements provide for the executive’s separation from service with ESB and ESB Bank upon completion of the merger. The separation agreements specify the amount of cash severance to be paid to the executive upon completion of the merger, provide for special, one-time cash bonuses to each of the Group Senior Vice Presidents to be paid before the end of 2014, and retain each executive’s right to a Section 280G gross-up payment in the event such payment is subsequently deemed triggered. The separation agreements also provide for the release of claims against ESB, WesBanco and their subsidiaries, affiliates, directors, officers, employees and others. In the event the merger is terminated for any reason, the separation agreements will become null and void. When the amounts specified in the separation agreements are paid and the new employment agreements summarized below become effective, the current employment and change in control agreements of such executive officers will automatically terminate. See “— Summary of Golden Parachute Arrangements” beginning on page 74 for the amounts payable to the executive officers pursuant to their separation agreements.

New Employment, Non-Competition and Consulting Agreements. In accordance with the merger agreement and in connection with the merger, WesBanco Bank and WesBanco have entered into separate employment and non-competition agreements with Charlotte A. Zuschlag and each of the ESB Group Senior Vice Presidents: Charles P. Evanoski, Frank D. Martz and Todd F. Palkovich and a consulting agreement with Mr. Evanoski. The employment agreements for the ESB Group Senior Vice Presidents each run for a term beginning on the closing of the merger and ending on the last day of the month following the conversion of the ESB data system and provide for each to receive a salary equivalent to no less than each individual was receiving from ESB Bank on October 29, 2014, as well as customary WesBanco welfare benefits. The non-competition agreements require the individuals to refrain from competing with WesBanco and not to solicit employees and customers commencing on the effective date of the merger and extending for a period of one year for Mr. Evanoski and three years for Messrs. Martz and Palkovich. As compensation for these non-competition obligations, on the effective date of the merger Mr. Evanoski will receive $175,000, Mr. Martz will receive $480,000 and Mr. Palkovich will receive $550,000. Mr. Evanoski also entered into a Consulting Agreement with WesBanco generally covering transition, tax preparation and joint venture matters. The term of Mr. Evanoski’s Consulting Agreement is for two years commencing on the expiration of the employment agreement he entered into described above and provides for the payment to Mr. Evanoski of $2,916.67 per month during the term.

Ms. Zuschlag also entered into an employment agreement and a non-competition agreement with WesBanco and WesBanco Bank. Under the employment agreement, on the effective date of the merger Ms. Zuschlag will become a Development Officer for the Pittsburgh market for WesBanco Bank. The employment agreement term will run until Ms. Zuschlag reaches age 70. The employment agreement provides that Ms. Zuschlag is entitled to receive an annual base salary of $25,000 and certain other death, disability and welfare benefits. The non-competition agreement generally requires Ms Zuschlag to refrain from competing with WesBanco and not to solicit employees and customers commencing on the effective date of the merger and extending for a period of four years. As compensation for Ms. Zuschlag’s non-competition obligations, she will receive $1,061,000 on the effective date of the merger.

SERP Amendment. In connection with the merger, the ESB board of directors entered into Amendment No. 1 to ESB’s Amended and Restated Supplemental Executive Retirement Plan (the “SERP amendment”). The SERP amendment provides that the change in control SERP benefits payable following completion of the merger will not commence substantially sooner than they would as a result of a separation from service at the time of closing, and provides that the special, one-time bonuses to be paid to the Group Senior Vice Presidents in 2014 will not increase the amount of their SERP benefits.

Excess Benefit Plan Amendment. In connection with the merger, the ESB board of directors entered into Amendment No. 1 to ESB’s Amended and Restated Excess Benefit Plan (the “Excess Benefit Plan amendment”). The Excess Benefit Plan amendment provides that the special, one-time bonuses to be paid to the Group Senior Vice Presidents in 2014 will not increase the amount of their benefits under the Excess Benefit Plan.

Summary of Golden Parachute Arrangements

The following table sets forth the aggregate dollar value of the various elements of compensation that each named executive officer of ESB will receive that is based on or otherwise relates to the merger, assuming the following:

•	the merger closes on February 6, 2015, which is the earliest date that we expect the merger to close (the actual closing date is more likely to be later in the first quarter of 2015 or early in the second quarter of 2015);

•	the full-time employment of Ms. Zuschlag and Messrs. Evanoski, Martz, Palkovich and Canonge is terminated without cause immediately following the closing of the merger on February 6, 2015;

•	Ms. Zuschlag and Messrs. Evanoski, Martz and Palkovich receive the lump sum payments set forth in the separation agreements and non-competition agreements summarized above, and Mr. Canonge receives the lump sum cash severance to which he is entitled under his current change in control agreement with ESB and ESB Bank;

•	Ms. Zuschlag and Messrs. Evanoski, Martz and Palkovich receive payments and insurance benefits pursuant to their new part-time employment agreements (and, in the case of Mr. Evanoski, his part-time consulting agreement) with WesBanco, which agreements will become effective upon completion of the merger;

•	the projected costs of providing continued health, dental, life, disability and accident insurance coverage is based on current premiums, which are assumed to increase by 10% on January 1st of each year;

•	the value of the unvested restricted stock awards that will have accelerated vesting upon completion of the merger equals the average per share closing price of WesBanco common stock for the five trading days following the first public announcement of the merger, which average price was $34.354 per share. Based on the exchange ratio of 0.502 shares of WesBanco common stock for each share of ESB common stock and the cash merger consideration of $1.76 for each share of ESB common stock, the merger consideration was assumed to aggregate $19.006 per share of ESB common stock; and

•	the IRS discount rates for the month in which the merger is completed are equal to the IRS discount rates in effect for November 2014 — these rates change monthly and are used to compute present value amounts for insurance benefits and for parachute amounts associated with the accelerated vesting of unvested equity awards under Section 280G of the Code.

Any changes in these assumptions or estimates would affect the amounts shown in the following table. The actual value of the merger consideration upon completion of the merger may be higher or lower than the $19.006 per share of ESB common stock assumed above. Because the executive officers are not entitled to any pension or nonqualified deferred compensation benefit enhancements and are not expected to receive any tax reimbursements, the columns with respect to such benefits have been omitted from the following table.

Golden Parachute Compensation

Name	Cash($) (1)	Equity($) (2)	Perquisites/ Benefits($) (3)	Other($) (4)	Total($) (5)
Charlotte A. Zuschlag	$2,060,000	$1,024,574	$306,467	$1,211,000	$4,602,041
Charles P. Evanoski	918,000	330,723	259,239	245,000	1,752,962
Frank D. Martz	658,000	330,723	142,995	480,000	1,611,718
Todd F. Palkovich	631,000	330,723	117,319	550,000	1,629,042
Richard E. Canonge	318,002	17,451	58,027	—	393,480

(1)

For Ms. Zuschlag and Messrs. Evanoski, Martz and Palkovich, represents the amounts payable to them pursuant to the separation agreements entered into concurrently with the execution of the merger agreement. These amounts represent a portion of the cash severance that such executives would have been entitled to under their respective employment or change in control agreements with ESB and ESB Bank, with such amounts designed to keep the total parachute payments to such executives below their respective Section 280G threshold in order to avoid excise taxes and tax gross-up payments. Such amounts include special, one-time bonuses to be paid in December 2014 for tax planning purposes as follows: Ms. Zuschlag, $0; Mr. Evanoski, $630,000; Mr. Martz, $100,000; and Mr. Palkovich, $100,000. The remaining portion of the payments to these four executives in the Cash column in the above table will be paid in a lump sum on the effective date of the merger. The remaining cash severance that these four executives would have been entitled to under their respective employment or change in control agreements with ESB and ESB Bank was allocated to the new non-competition, employment and/or consulting agreements that such executives entered into with WesBanco, with such amounts set forth in Note (4) below. The amount for Mr. Canonge represents the cash severance he is entitled to under his change in control agreement with ESB and ESB

Bank based on the sum of (a) two times his highest salary and bonus for the three years ending December 31, 2014, and (b) the projected cost of providing club dues and cell phone for 24 months, with such cash severance to be paid in a lump sum on the effective date of the merger. While the employment and change in control agreements that the five executives have with ESB and ESB Bank provide that the lump sum cash severance under such agreements would be paid upon a termination of employment concurrently with or following completion of the merger (i.e., a double-trigger arrangement), the payments pursuant to the separation agreements with Ms. Zuschlag and Messrs. Evanoski, Martz and Palkovich may be deemed to be a single-trigger arrangement since the executives will be re-hired by WesBanco on a part-time basis following completion of the merger.

(2)	Represents the value of the unvested stock options and unvested restricted stock awards held by Ms. Zuschlag and Messrs. Evanoski, Martz and Palkovich and the value of the unvested stock options held by Mr. Canonge. The value of the unvested restricted stock awards (including accumulated cash dividends) is estimated to be $934,800 for Ms. Zuschlag and $287,625 for each of Messrs. Evanoski, Martz and Palkovich, based on the assumed merger consideration of $19.006 per share of ESB common stock. The value of the unvested stock options is $89,774 for Ms. Zuschlag, $43,098 for each of Messrs. Evanoski, Martz and Palkovich, and $17,451 for Mr. Canonge, based on the merger agreement which provides that stock options which remain unexercised immediately prior to the completion of the merger will be cashed out based upon the positive difference between $17.65 per share and the exercise price per share of the unexercised stock options. All of the unvested stock options and unvested restricted stock awards will become fully vested upon completion of the merger even if the executive’s employment is not terminated. This accelerated vesting is considered to be a single-trigger arrangement. Excludes the value of vested, in-the-money stock options, which will be cashed out upon completion of the merger in the event such options remain unexercised based upon the positive difference between $17.65 per share and the exercise price per share of the unexercised stock options. Assuming the vested stock options remain unexercised, the cash payments to be made upon cancellation of the vested stock options equal $1,173,563 for Ms. Zuschlag, $686,090 for Mr. Evanoski, $642,487 for Mr. Martz, $686,090 for Mr. Palkovich, and $80,189 for Mr. Canonge. Because we expect that these vested stock options will be exercised prior to completion of the merger based on the assumed merger consideration of $19.006 per share of ESB common stock, the value of these vested stock options has not been included in the above table.

(3)	Represents the sum of (a) the projected cost of providing the executives with continued participation in all group insurance, life insurance, health and dental insurance, and disability and accident insurance for a period of three years for each of Ms. Zuschlag and Messrs. Evanoski, Martz and Palkovich and a period of two years for Mr. Canonge, in each case at no cost to the executives, and (b) the projected cost of providing continued health and dental insurance to Ms. Zuschlag for life and to each of Messrs. Evanoski, Martz and Palkovich until they become eligible for Medicare at age 65, with the executives paying the employee portion of the premiums for such continued coverage as if they were still an employee. If an executive obtains full-time employment with another employer during such period (prior to age 70 for Ms. Zuschlag) and is entitled to receive substantially similar benefits from the subsequent employer, or if the executive dies during such period, then the continued coverage will cease. The projected costs assume the insurance premiums increase by 10% each year, and the amounts have been discounted to present value based on IRS discount rates in effect for November 2014. In addition, WesBanco has agreed to pay the premiums of a Medicare supplement medical insurance plan once Ms. Zuschlag reaches age 70 for the remainder of her life, and we have assumed that the costs of such plan equal the costs of the employer premiums that would otherwise be paid under the group insurance plans. Of the total present value projected cost of $306,467 shown for Ms. Zuschlag, approximately $57,487 represents the present value of the aggregate projected cost of providing insurance coverage to her under her new employment agreement with WesBanco until age 70. While the employment and change in control agreements that the five executives have with ESB and ESB Bank provide for a continuation of the insurance benefits in the event of a termination of employment concurrently with or following completion of the merger (i.e., a double-trigger arrangement), the continuation of the insurance benefits for Ms. Zuschlag and Messrs. Evanoski, Martz and Palkovich may be deemed to be a single-trigger arrangement since such executives will be re-hired by WesBanco on a part-time basis following completion of the merger.

(4)	Represents the sum of (a) the lump sum payments to be made upon completion of the merger to Ms. Zuschlag and Messrs. Evanoski, Martz and Palkovich pursuant to their non-competition agreements with WesBanco, (b) the aggregate salary of $150,000 to be paid in equal installments over six years to Ms. Zuschlag pursuant to her new part-time employment agreement with Wesbanco, and (c) the aggregate consulting fees of $70,000 to be paid in equal installments over two years to Mr. Evanoski pursuant to his new part-time consulting agreement with WesBanco. All of these agreements will become effective only upon completion of the merger. The non-competition agreements have a term of four years for Ms. Zuschlag, three years for each of Messrs. Martz and Palkovich, and one year for Mr. Evanoski. The lump sum payments to be made pursuant to the non-competition agreements are $1,061,000 for Ms. Zuschlag, $175,000 for Mr. Evanoski, $480,000 for Mr. Martz and $550,000 for Mr. Palkovich. The value of each of the non-competition agreements was determined by an independent third party. The payments pursuant to these agreements may be deemed to be a single-trigger arrangement.

(5)	All of the amounts in this column with respect to Ms. Zuschlag and Messrs. Evanoski, Martz and Palkovich may be deemed to be attributable to a single-trigger arrangement, while $376,029 of the amount for Mr. Canonge is attributable to a double-trigger arrangement and only the $17,451 amount in the Equity column for Mr. Canonge is attributable to a single-trigger arrangement. The amounts in this column exclude the value of outstanding vested stock options held by the executives as shown in Note (2) above, as well as other vested benefits under ESB’s ESOP, 401(k) Plan, Supplemental Executive Retirement Plan and Excess Benefit Plan. Also excludes the salaries to be paid to Messrs. Evanoski, Martz and Palkovich under their short-term, part-time employment agreements with WesBanco, with such salaries to be paid at the current rate of salary for each of such executives. If the payments and benefits to Ms. Zuschlag or Messrs. Evanoski, Martz or Palkovich pursuant to their new separation, non-competition, employment and/or consulting agreements would constitute a parachute payment under Section 280G of the Internal Revenue Code, then each of the separation agreements preserve the right of such executives under their current employment or change in control agreements with ESB and ESB Bank to be reimbursed for any resulting excise taxes payable by such executive, plus such additional amount as may be necessary to compensate such executive for the payment of federal, state and local income, excise and other employment-related taxes on the additional payments. We have assumed that the payments to be made pursuant to the new employment agreements with WesBanco and Mr. Evanoski’s new consulting agreement with WesBanco represent reasonable compensation for the services to be actually rendered and that the payments pursuant to the new non-competition agreements represent reasonable value for the obligations of the executives under such agreements, with the effect being that none of the cash payments pursuant to such agreements are deemed to be parachute payments under Section 280G of the Internal Revenue Code. Mr. Canonge’s change in control agreement with ESB and ESB Bank provides that the payments and benefits shown in the above table will be reduced by the minimum amount necessary to avoid having a parachute payment under Section 280G of the Internal Revenue Code. Based upon the assumptions made, no excise tax reimbursements or gross-up payments to Ms. Zuschlag or Messrs. Evanoski, Martz or Palkovich will be required, and no reduction in the payments and benefits to Mr. Canonge will be required.

Employee Severance Benefits. Pursuant to the merger agreement, ESB employees who are not offered the opportunity to continue as employees of WesBanco or WesBanco Bank after the merger or who are terminated without cause within one year after the effective time of the merger, in the case of clauses (1), (3) and (4) below, or who are terminated without cause within ninety (90) calendar days after the effective time of the merger in the case of clause (2) below, will be entitled to receive:

(1)	severance payments based on the number of years worked and the employee’s weekly rate of pay, subject to certain minimum and maximum amounts;

(2)	certain outplacement consultation services at a cost not to exceed $2,000 per employee;

(3)	accrued benefits, including vacation pay, through the date of termination of employment; and/or

(4)	any rights to continuation of medical coverage to the extent such rights are required under applicable federal or state law and subject to the employee’s compliance with all applicable requirements for such continuation coverage, including payment of all premiums or other expenses related to such coverage.

Board of Directors Appointments. Pursuant to the merger agreement, Charlotte A. Zuschlag, ESB’s President and Chief Executive Officer, and Ronald W. Owen, a current member of the board of directors of ESB Bank, will be appointed to the board of directors of WesBanco at the effective time of the merger. Both director appointees will serve until the next meeting of WesBanco’s shareholders and will be nominated for election to the WesBanco board at that shareholder meeting and subsequent shareholder meetings until each has served a three-year term.

Indemnification. WesBanco has agreed that it will, following the effective time of the merger, indemnify, defend and hold harmless the current and former directors and officers of ESB against all costs, expenses, claims, damages or liabilities arising out of actions or omissions occurring at or prior to the effective time of the merger to the fullest extent permitted by applicable law, including provisions relating to advances of expenses. The merger agreement further provides that WesBanco will obtain six years of extended liability insurance to provide for continued coverage of ESB’s directors and officers with respect to matters occurring prior to the effective time of the merger, subject to a cap that limits the amount that WesBanco must expend for such liability insurance to no more than an aggregate of $250,000.

Ownership by ESB Officers and Directors. As of the ESB record date, the directors and executive officers of ESB beneficially owned, in the aggregate, 2,437,601 shares of ESB common stock, representing approximately 13.5% of the outstanding shares of ESB common stock. Directors and executive officers of ESB will be treated the same as other ESB shareholders with respect to their ownership of outstanding ESB common stock.

Regulatory Approvals

Completion of the merger and the bank merger are each subject to certain federal and state bank regulatory agency filings and approvals. WesBanco and ESB cannot complete the merger and the bank merger unless and until WesBanco and ESB receive all necessary prior approvals from the applicable bank regulatory authorities. WesBanco and ESB have agreed to use their best efforts to obtain all such necessary prior approvals required to consummate the transactions contemplated by the merger agreement. Neither WesBanco nor ESB can predict whether or when WesBanco and ESB will obtain the required regulatory approvals, waivers or exemptions necessary for the merger of WesBanco with ESB and the merger of WesBanco Bank with ESB Bank.

Federal Deposit Insurance Corporation. The bank merger is subject to the approval by the Federal Deposit Insurance Corporation (“FDIC”) under the Bank Merger Act. In granting its approval under the Bank Merger Act, the FDIC must consider, among other factors, the competitive effect of the merger, the managerial and financial resources and future prospects of the merging banks, the effect of the merger on the convenience and needs of the communities to be served, including the records of performance of the merging banks in meeting the credit needs of the communities under the Community Reinvestment Act, the effectiveness of the merging banks in combating money laundering activities, and the risk that would be posed by the merger to the stability of the United States banking or financial system. Applicable regulations require publication of notice of the application and an opportunity for the public to comment on the application in writing. WesBanco filed the requisite bank merger application with the FDIC on November 21, 2014.

The bank merger (the completion of which is not a condition to the merger) may not be consummated until 30 days after the approval of the FDIC (or such shorter period as the FDIC may prescribe with the concurrence of the United States Department of Justice, but not less than 15 days), during which time the Department of Justice may challenge the bank merger on antitrust grounds.

Federal Reserve Board. The merger requires the approval of the Federal Reserve Board pursuant to the Bank Holding Company Act of 1956, as amended, unless the Federal Reserve Board is willing to grant a waiver pursuant to its regulations allowing for such waivers. If a waiver is not received, the Federal Reserve Board will also consider factors such as financial and managerial resources, future prospects, the convenience and needs of the community and competitive factors. In such case, the merger may not be consummated until 30 days after the approval of the Federal Reserve Board (or such shorter period as the Federal Reserve Board may prescribe with the concurrence of the United States Department of Justice, but not less than 15 days), during which time the Department of Justice may challenge the merger on antitrust grounds.

The commencement of an antitrust action by the Department of Justice would stay the effectiveness of the Federal Reserve Board or FDIC approval, as the case may be, unless a court specifically orders otherwise. In reviewing the merger and the bank merger, the Department of Justice could analyze the merger’s effect on competition differently than the Federal Reserve Board and the FDIC, and it is possible that the Department of Justice could reach a different conclusion than the applicable banking regulator regarding the merger’s (or the bank merger’s) competitive effects. WesBanco filed the requisite application for approval of the merger with the Federal Reserve Board on December 4, 2014.

West Virginia Division of Financial Institutions. Both the merger and the bank merger require the approval of the West Virginia Division of Financial Institutions. WesBanco filed the requisite application for approval of the merger and the bank merger with the West Virginia Division of Financial Institutions on November 21, 2014.

Pennsylvania Department of Banking and Securities. The merger also requires the approval of the Pennsylvania Department of Banking and Securities under the Pennsylvania Banking Code of 1965. WesBanco filed the requisite application for approval of the merger with Pennsylvania Department of Banking and Securities on November 21, 2014.

Other Requisite Approvals, Notices and Consents. The prior written approval of the Pennsylvania Department of Banking is not required for the bank merger because the resulting institution will be a West Virginia banking corporation. Pennsylvania law does require WesBanco to provide certain notice and documents to the Pennsylvania Department of Banking regarding the proposed bank merger.

Neither ESB nor WesBanco is aware of any other regulatory approvals required for completion of the merger other than approvals we describe above. Should WesBanco or ESB require any other approvals, ESB and WesBanco presently contemplate both of us would seek to obtain such approvals. There can be no assurance, however, that WesBanco and ESB can obtain any other approvals, if required.

There can be no assurance that the regulatory authorities described above will approve the merger or the bank merger, and if such mergers are approved, there can be no assurance as to the date on which WesBanco and ESB will receive such approvals. The mergers cannot proceed in the absence of the receipt of all requisite regulatory approvals.

The approval of any application merely implies the satisfaction of regulatory criteria for approval. Any such approval does not include review of the merger from the standpoint of the adequacy of the merger consideration our shareholders will receive upon the merger. Further, regulatory approvals do not constitute an endorsement or recommendation of the merger.

No Appraisal or Dissenters’ Rights

WesBanco shareholders. Under West Virginia law, holders of a corporation’s common stock are not entitled to exercise appraisal rights if the shares will remain outstanding after the merger. Consequently, because WesBanco is the surviving entity and its shares of common stock will remain outstanding after the effective time of the merger, WesBanco shareholders will not have the right to exercise appraisal or dissenters’ rights. If the merger is completed, WesBanco shareholders who voted against the issuance of shares of WesBanco common stock in connection with the merger will be treated the same as shareholders who voted for the issuance of shares of WesBanco common stock in connection with the merger. Therefore, if you own shares of WesBanco common stock on the WesBanco record date but you are against the merger, you may vote against the issuance of shares of WesBanco common stock in connection with the merger but you may not exercise appraisal or dissenters’ rights for your WesBanco shares.

ESB shareholders. Under Pennsylvania law, holders of a corporation’s common stock are not entitled to exercise dissenters’ rights if shares of the corporation are registered on a national securities exchange, designated as a national market system security on an interdealer quotation system by the Financial Industry Regulatory Authority or held beneficially or of record by more than 2,000 persons. Consequently, because ESB’s common stock is currently listed on the Nasdaq Global Select Market, ESB shareholders will not have the right to exercise dissenters’ or appraisal rights. If the merger is completed, ESB shareholders who voted against the adoption of the merger agreement will be treated the same as ESB shareholders who voted for the adoption of the merger agreement and their ESB shares will automatically be converted into the right to receive the merger consideration. Therefore, if you own shares of ESB common stock on the ESB record date but you are against the merger, you may vote against adoption of the merger agreement but you may not exercise dissenters’ or appraisal rights for your ESB shares.

Delisting and Deregistration of ESB Common Stock Following the Merger

If the merger is completed, ESB common stock will be delisted from the Nasdaq Global Select Market and will be deregistered under the Securities Exchange Act of 1934, as amended.

Management Following the Merger

Each of the current directors and executive officers of WesBanco will continue to serve in those capacities following the merger. For information as to their identities, backgrounds, compensation and certain other matters relating to WesBanco’s directors and executive officers, please refer to WesBanco’s proxy statement for its 2014 annual meeting of shareholders, which is incorporated by reference herein. See ‘Where You Can Find More Information about WesBanco and ESB.” Charlotte A. Zuschlag, ESB’s President and Chief Executive Officer, will be appointed to the board of directors of WesBanco at the effective time of the merger. In addition, Ronald W. Owen, a member of the board of directors of ESB Bank, will be appointed to the board of directors of WesBanco at the effective time of the merger. For information as to the identities, backgrounds, compensation and certain other matters relating to ESB’s directors, including Ms. Zuschlag, please refer to ESB’s proxy statement for its 2014 annual meeting of shareholders, which is incorporated by reference herein. See ‘Where You Can Find More Information about WesBanco and ESB.” For more information about Mr. Owen, see below.

Ronald W. Owen. Director of ESB Bank since 2010. Age 65. Mr. Owen is employed as Vice President — Agency Marketing for Fidelity National Title, located in Pittsburgh, Pennsylvania. At Fidelity National Title, Mr. Owen has primary responsibility for major agent maintenance and development with realtors, attorneys, bankers and independent title companies in Pennsylvania, New Jersey and Ohio. Previously, Mr. Owen was a Senior Relationship Executive at First American Title, located in Pittsburgh, Pennsylvania from February 2009 until October 2014. Mr. Owen is a director of Gateway Rehabilitation Centers, headquartered in Pittsburgh, Pennsylvania, as well as a trustee of Thiel College, located in Greenville, Pennsylvania.

Mr. Owen received director fees of $27,080 from ESB Bank and its subsidiaries in 2013. In addition, on November 19, 2013, Mr. Owen was granted stock options to purchase 4,800 shares of ESB common stock at an exercise price of $13.36, which options vested 20% immediately and 20% on each anniversary of the date of grant. (The aggregate grant date value of the options computed in accordance with FASB ASC Topic 718 was $18,504.)

Accounting Treatment

In accordance with Financial Accounting Standards Board, Accounting Standards Codification 805, Business Combinations, WesBanco will account for the merger as an “acquisition.” Under acquisition accounting, ESB’s assets, including identifiable intangible assets, and liabilities, including executory contracts and other commitments, as of the effective time of the merger will be recorded at their respective fair values and added to the balance sheet of WesBanco. Any excess of the purchase price over the fair values will be recorded as goodwill. Financial statements of WesBanco issued after the merger will include these fair values and ESB’s results of operations from the effective time of the merger.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion addresses the material United States federal income tax consequences of the merger to holders of ESB common stock. The discussion is based on the Code, Treasury regulations promulgated thereunder, administrative rulings and practice, and judicial decisions, all as currently in effect and all of which are subject to change (possibly with retroactive effect) and to differing interpretations. Any such change could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion applies only to ESB shareholders that hold their ESB common stock as a capital asset within the meaning of Section 1221 of the Code. This discussion does not address all aspects of United States federal taxation that may be relevant to a particular shareholder in light of its personal circumstances or to shareholders subject to special treatment under the United States federal income tax laws, including:

•	banks, financial institutions or trusts,

•	tax-exempt organizations,

•	insurance companies,

•	dealers in securities or foreign currency,

•	traders in securities who elect to apply a mark-to-market method of accounting,

•	pass-through entities and investors in such entities,

•	real estate investment trusts,

•	regulated investment companies,

•	foreign persons,

•	shareholders who received their ESB common stock through the exercise of employee stock options, holders of options to acquire ESB common stock, or holders who acquired their ESB common stock through a tax-qualified retirement plan or otherwise as compensation, and

•	shareholders who hold ESB common stock as part of a hedge, straddle, constructive sale, conversion transaction or other integrated investment.

In addition, the discussion does not address any alternative minimum tax or any state, local or foreign tax consequences of the merger.

Each holder of ESB common stock should consult its tax advisor with respect to the particular tax consequences of the merger to such holder.

In connection with the filing with the SEC of the registration statement on Form S-4 of which this joint proxy statement/prospectus is a part, K&L Gates LLP, tax counsel to WesBanco, has rendered its tax opinion to WesBanco and Silver, Freedman, Taff & Tiernan LLP, tax counsel to ESB, has rendered its tax opinion to ESB addressing the U.S. federal income tax consequences of the merger as described below. In rendering their respective tax opinions, each counsel relied upon representations and covenants, including those contained in certificates of officers of WesBanco and ESB, reasonably satisfactory in form and substance to each such counsel. If any of the representations or assumptions upon which the opinions are based are inconsistent with the actual facts, the U.S. federal income tax consequences of the merger could be adversely affected. Copies of the tax opinions are attached as Exhibits 8.1 and 8.2 to the Registration Statement on Form S-4.

The merger is conditioned upon receipt at closing by ESB of a legal opinion from Silver, Freedman, Taff & Tiernan LLP and upon receipt at closing by WesBanco of a legal opinion from K&L Gates LLP in each case, dated the closing date of the merger and to the effect that the merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Code. Neither of these opinions will be binding on the Internal Revenue Service or the courts, and neither ESB nor WesBanco intends to request a ruling from the Internal Revenue

Service regarding the United States federal income tax consequences of the merger. Consequently, no assurance can be given that the Internal Revenue Service will not assert, or that a court would not sustain, a position contrary to any of those set forth below.

The opinions of K&L Gates LLP and Silver, Freedman, Taff & Tiernan LLP to be issued at closing will rely on certain assumptions that customarily are made with respect to transactions of this kind. The opinions also will rely on certain factual representations contained in officers’ certificates of ESB and WesBanco. K&L Gates LLP and Silver, Freedman, Taff & Tiernan LLP will assume such representations to be true, correct and complete. If any such representation cannot be made on the effective date of the merger, or any such representation or assumption is incorrect, then K&L Gates LLP and Silver, Freedman, Taff & Tiernan LLP may be unable to render the opinions upon which the closing is conditioned.

The remainder of this discussion assumes that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, in which case neither WesBanco nor ESB will recognize any gain or loss as a result of the merger.

Receipt of WesBanco Common Stock and Cash

Gain But No Loss. An ESB shareholder will recognize gain, but not loss, in an amount equal to the lesser of:

•	the amount of gain realized with respect to the ESB common stock surrendered in the exchange; and

•	the amount of cash received (other than cash received in lieu of a fractional share of WesBanco common stock, which will be taxed as discussed below under “— Cash Received in Lieu of a Fractional Share of WesBanco Common Stock”).

The amount of gain realized with respect to the ESB common stock exchanged will equal the excess, if any, of:

•	the sum of the cash received plus the fair market value of WesBanco common stock received over

•	the ESB shareholder’s adjusted tax basis in such ESB common stock.

For this purpose, gain or loss must be calculated separately for each identifiable block of shares of ESB common stock surrendered in the merger, and a loss realized on one block of shares may not be used to offset a gain realized on another block of shares. Holders should consult their tax advisors regarding the manner in which cash and shares of WesBanco common stock should be allocated among different blocks of their ESB common stock surrendered in the merger. In addition, for purposes of calculating gain or loss, the fair market value of WesBanco common stock is based on the trading price of that stock on the date of completion of the merger.

For purposes of determining the character of this gain, such ESB shareholder will be treated as having received only WesBanco common stock in exchange for such shareholder’s ESB common stock, and as having immediately redeemed a portion of such WesBanco common stock for the cash received. Unless this deemed redemption is treated as a dividend (as described below in “— Possible Treatment of Cash as a Dividend”) to the extent of such shareholder’s ratable share of accumulated earnings and profits of ESB, the gain will be capital gain if the ESB common stock is held by such shareholder as a capital asset at the time of the merger. Any capital gain will be long-term capital gain if, as of the date the merger is completed, the holding period for such ESB common stock is more than one year.

Tax Basis. The aggregate adjusted tax basis of WesBanco common stock received in the merger generally will be equal to the aggregate adjusted tax basis of the shares of ESB common stock surrendered in the merger, reduced by the amount of cash received by the holder in the merger (excluding any cash received in lieu of a fractional share), and increased by the amount of any gain recognized by the holder in the merger (including any portion of the gain that is treated as a dividend, as described below under “— Possible Treatment of Cash as a Dividend,” but excluding any gain or loss resulting from the deemed issuance and redemption of fractional shares as described below under “— Cash Received in Lieu of a Fractional Share of WesBanco Common Stock”).

Holding Period. The holding period of WesBanco common stock received in the merger (including fractional shares of WesBanco common stock deemed received and redeemed as described below) will include the holding period of the ESB common stock exchanged therefor.

Taxation of Capital Gain. Except as described under “— Possible Treatment of Cash as a Dividend” below, gain that holders of ESB common stock recognize in connection with the merger generally will constitute capital gain and will constitute long-term capital gain if such holders have held (or are treated as having held) their ESB common stock for more than one year as of the effective date of the merger. Long-term capital gains recognized by non-corporate taxpayers are subject to reduced tax rates compared to ordinary income rates.

Possible Treatment of Cash as a Dividend. In general, the determination of whether gain recognized by an ESB shareholder who exchanges its shares of ESB common stock for a combination of WesBanco common stock and cash will be treated as capital gain or as a dividend distribution will depend on whether, and to what extent, the merger reduces the holder’s deemed percentage ownership in WesBanco. For purposes of this determination, each holder of ESB common stock is treated as if it first exchanged all of its shares of ESB common stock solely for WesBanco common stock and then WesBanco immediately redeemed a portion of the WesBanco common stock in exchange for the cash the holder actually received. The gain recognized in this deemed redemption will be treated as capital gain and not as a dividend equivalent if the deemed redemption is (1) “substantially disproportionate” with respect to the holder, or (2) “not essentially equivalent to a dividend” (i.e., the deemed redemption results in a “meaningful reduction” in the ESB shareholder’s interest in WesBanco common stock). The exchange will be substantially disproportionate with respect to the holder if the holder’s percentage interest in WesBanco common stock (including stock constructively owned by the holder) immediately after the merger is less than 80% of what the percentage interest would have been if, hypothetically, the holder had received solely WesBanco common stock in exchange for all ESB common stock owned or constructively owned by the holder before the merger. Whether an exchange would result in a meaningful reduction depends on the particular ESB shareholder’s facts and circumstances. The Internal Revenue Service has ruled that a shareholder in a publicly-held corporation whose stock interest is minimal (e.g., less than 1%) and who exercises no control with respect to corporate affairs can be considered to have a “meaningful reduction” if that shareholder has a minor reduction in its percentage stock ownership in the deemed redemption. Accordingly, the gain recognized in the deemed exchange by such a shareholder would be treated as capital gain. In determining an ESB shareholder’s interest in WesBanco common stock, the ESB shareholder may be deemed to own any shares of WesBanco common stock owned, or constructively owned, by certain persons related to such ESB shareholder or that are subject to an option held by the ESB shareholder or a related person.

These rules are complex and dependent upon the specific factual circumstances particular to each ESB shareholder. Consequently, each holder should consult its tax advisor as to the application of these rules to the particular facts relevant to such holder. ESB shareholders that are corporations should consult their tax advisors regarding their eligibility for a dividends received deduction and the treatment of the dividend as an “extraordinary dividend” under Section 1059 of the Code.

Cash Received in Lieu of a Fractional Share of WesBanco Common Stock

A holder of ESB common stock who receives cash instead of a fractional share of WesBanco common stock will generally be treated as having received such fractional share and then as having received such cash in redemption of that fractional share by WesBanco. Unless the receipt of such cash is treated as a dividend under the principles discussed above under “— Possible Treatment of Cash as a Dividend,” a holder of ESB common stock generally will recognize gain or loss equal to the difference between the amount of cash received and the ESB shareholder’s portion of such shareholder’s aggregate adjusted tax basis of the shares of ESB common stock exchanged in the merger which is allocable to the fractional share. Such gain or loss will be long-term capital gain or loss if, as of the effective date of the merger, the holding period for such shares is more than one year. The deductibility of capital losses is subject to limitations.

Net Investment Income Tax

A holder that is an individual is subject to a 3.8% tax on the lesser of: (i) his or her “net investment income” for the relevant taxable year; or (ii) the excess of his or her modified adjusted gross income for the taxable year over a certain threshold (between $125,000 and $250,000 depending on the individual’s U.S. federal income tax filing status). Estates and trusts are subject to similar rules. Net investment income generally would include any capital gain recognized in connection with the merger (including any gain treated as a dividend), as well as, among other items, other interest, dividends, capital gains and rental or royalty income received by such individual. Holders should consult their tax advisors as to the application of this additional tax to their circumstances.

Backup Withholding and Information Reporting

Backup withholding at a 28% rate will generally apply to merger consideration that includes cash if the exchanging ESB shareholder fails to properly certify that it is not subject to backup withholding, generally on Internal Revenue Service Form W-9. Certain holders, including, among others, United States corporations, are not subject to backup withholding, but they may still need to furnish a Form W-9 or otherwise establish an exemption. Any amounts withheld from payments to an ESB shareholder under the backup withholding rules are not additional taxes and will be allowed as a refund or credit against the shareholder’s United States federal income tax liability, provided that the required information is timely furnished to the Internal Revenue Service.

A holder of ESB common stock who receives WesBanco common stock as a result of the merger will be required to retain records pertaining to the merger. Each holder of ESB common stock who is required to file a U.S. federal income tax return and who is a “significant holder” that receives WesBanco common stock in the merger will be required to file a statement with such U.S. federal income tax return in accordance with Treasury Regulations Section 1.368-3 setting forth such holder’s basis (determined immediately prior to the exchange) in the ESB common stock surrendered and the fair market value (determined immediately prior to the exchange) of the ESB common stock that is exchanged by such significant holder. A “significant holder” is a holder of ESB common stock who, immediately before the merger, owned at least 5% of the outstanding stock of ESB or securities of ESB with a basis for federal income taxes of at least $1.0 million.

The foregoing discussion is intended only as a summary and does not purport to be a complete analysis or listing of all potential United States federal income tax consequences of the merger. You are urged to consult your tax advisors concerning the United States federal, state, local and foreign tax consequences of the merger to you.

Conduct of Business Prior to the Merger

Pursuant to the merger agreement, WesBanco and ESB have agreed that, until the merger becomes effective or the merger agreement is terminated, whichever occurs first, each will, among other things and with some exceptions:

•	except for the use of information in preparing this joint proxy statement/prospectus and in connection with other required governmental filings, hold all information relating to the transactions contemplated by the merger agreement in the strictest confidence and not use or disclose any of such information except after such information (A) otherwise is or becomes generally available to the public, (B) was already known to the party receiving the information on a nonconfidential basis prior to the disclosure or (C) is subsequently disclosed to the party receiving the information on a nonconfidential basis by a third party having no obligation of confidentiality to the party disclosing the Information;

•	use its best efforts to take, or cause to be taken, all necessary actions required to consummate the transactions contemplated by the merger agreement;

•	not make any press release or other public announcement concerning the transactions contemplated by the merger agreement without the consent of the other party, except to the extent that such press release or public announcement may be required by law;

•	cooperate in furnishing information for the preparation and filing of the joint proxy statement/prospectus;

•	cooperate and use its best efforts to prepare all documentation, to timely effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and governmental and regulatory authorities which are necessary to consummate the transactions contemplated in the merger agreement;

•	to the extent practicable, each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, and shall be provided in advance so as to reasonably exercise its right to review in advance, all material written information submitted to any third party or any governmental or regulatory authority in connection with the transactions contemplated by the merger agreement;

•	consult with the other party with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and governmental and regulatory authorities necessary or advisable to consummate the transactions contemplated by the merger agreement and each party will keep the other apprised of the status of material matters relating to completion of the transactions contemplated by the merger agreement;

•	upon request, furnish the other party with all information concerning itself, its subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or of its subsidiaries to any third party or governmental or regulatory authority;

•	not (A) knowingly take any action that would, or would be reasonably likely to, prevent or impede the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986; or (B) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in the merger agreement being or becoming untrue in any material respect, (ii) any of the conditions of the merger, as set forth in the merger agreement, not being satisfied, or (iii) a material violation of any provision of the merger agreement, except, in each case, as may be required by applicable law;

•	promptly shall notify the other party in writing if the party becomes aware of any fact or condition that (A) causes or constitutes a breach in any material respect of any of such party’s representations and warranties or (B) would (except as expressly contemplated by the merger agreement) cause or constitute a breach in any material respect of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the breaching party’s disclosure schedule, that party shall promptly deliver to the other party a supplement to its disclosure schedule specifying such change. During the same period, each party shall promptly notify the other party of (A) the occurrence of any breach in any material respect of any of the party’s or its subsidiaries’ covenants contained in the merger agreement, (B) the occurrence of any event that may make the satisfaction of the conditions in the merger agreement impossible or unlikely in any material respect or (C) the occurrence of any event that is reasonably likely, individually or taken with all other facts, events or circumstances known to the disclosing party, to result in a material adverse effect with respect to the disclosing party; and

•	coordinate the payment of any dividends and the record date and payment dates relating thereto, such that ESB shareholders (who will become WesBanco shareholders after the merger) shall not receive two dividends, or fail to receive one dividend, from ESB and/or WesBanco for any single calendar quarter.

In addition, except as otherwise provided for in the merger agreement or as may by approved in writing by WesBanco, ESB has agreed that,:

•	it will conduct and cause each of its subsidiaries to conduct their respective businesses only in the ordinary and usual course consistent with past practice and not in a manner inconsistent with any representation or warranty contained in the merger agreement;

•	it will not sell, transfer, mortgage, pledge, or subject any of its material assets to a lien or other encumbrance except for (A) internal reorganizations or consolidations involving existing subsidiaries that would not be likely to present a material risk of any material delay in the receipt of any required regulatory approval, (B) securitization activities in the ordinary course of business and (C) sales of loans, participations or real estate owned in the ordinary course of business, and (D) other dispositions of assets, including subsidiaries, if the fair market value of the total consideration received therefrom does not exceed in the aggregate, $150,000;

•	it will not make any capital expenditures, additions or betterments which exceed $150,000 in the aggregate;

•	it will not enter into any material contract that would be reasonably likely to (A) have a material adverse effect on ESB, (B) materially impair ESB’s ability to perform its obligations under the merger agreement or (C) prevent or materially delay the consummation of the transactions contemplated by the merger agreement;

•	it will not declare or pay any dividends or other distributions on any shares of ESB common stock other than (A) ESB’s regular quarterly cash dividend for each fiscal quarter ending on or after September 30, 2014 in an amount not to exceed $0.10 per share, (B) dividends from any ESB subsidiary and (C) in connection with and as required by the terms of the trust preferred securities issued by a ESB subsidiary;

•	it will not purchase, redeem or otherwise acquire any ESB capital stock other than pursuant to repurchase rights of ESB or certain put rights granted to employees or former employees of ESB pursuant to ESB stock option and benefit plans or pursuant to the cashless exercise of any ESB stock option or in settlement of any withholding obligation in connection with any ESB stock option plans;

•	it will not issue or grant any options or other rights to acquire shares of ESB capital stock other than the issuance of ESB common stock pursuant to the exercise of existing stock options;

•	it will not effect, directly or indirectly, any share split or share dividend, recapitalization, combination, exchange of shares, readjustment or other reclassification;

•	it will not amend its Articles of Incorporation, Bylaws or other government documents except as expressly contemplated by the merger agreement;

•	it will not merge or consolidate with any other person or otherwise reorganize except as permitted under the merger agreement;

•	it will not acquire any portion of the assets, business or properties of any other entity other than (A) by way of foreclosures, (B) acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice and (C) internal reorganizations or consolidations involving existing subsidiaries that would not be likely to present a material risk of any material delay in the receipt of any required regulatory approval;

•	other than in the ordinary course of business consistent with past practice and except as required by law or certain existing contractual obligations, it will not enter into, establish, adopt or amend any pension, retirement, stock option, stock purchase, savings, profit-sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of ESB;

•	with certain exceptions, it will not announce or pay any general wage or salary increase or bonus, other than normal wage or salary increases not to exceed 3% for any ESB employee, and year-end bonuses for the 2014 fiscal year substantially consistent with past practices and not in excess of $1,340,000 in the aggregate, or enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any officer, director or employee;

•	it will not incur or guarantee certain long-term indebtedness or issue long-term debt securities other than (A) in replacement of existing or maturing debt, (B) certain inter-company indebtedness of its subsidiaries, or (C) in the ordinary course of business consistent with past practice;

•	it will not change its accounting principles, practices or methods, other than as may be required by U.S. generally accepted accounting principles or governmental authority;

•	it will not materially change its existing deposit policy, incur deposit liabilities, other than deposit liabilities incurred in the ordinary course of business consistent with past practice, or accept any brokered deposit having a maturity longer than 365 days, other than in the ordinary course of business;

•	it will not sell, purchase, enter into a lease, relocate, open or close any banking or other office, or file any application pertaining to such action with any regulatory authority;

•	it will not change any of its commercial or consumer loan policies in any material respect, including credit underwriting criteria, or make any material exceptions thereto, unless so required by applicable law or governmental authority;

•	it will not purchase or sell any mortgage loan servicing rights other than in the ordinary course of business;

•	it will not commence or settle any material claim, action or proceeding except settlements involving only monetary remedies in amounts, in the aggregate, that are not material;

•	it will not adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or dissolution, restructuring, recapitalization or reorganization;

•	it will not make or change any tax election, file any amended tax return, fail to timely file any tax return, enter into any closing agreement, settle or compromise any liability with respect to taxes, agree to any adjustment of any tax attribute, file any claim for a refund of taxes, or consent to any extension or waiver of the limitation period applicable to any tax claim or assessment;

•	it will, and will cause its subsidiaries to, use their commercially reasonable efforts to maintain and keep their respective properties and facilities in their present condition and working order, ordinary wear and tear excepted, except with respect to such properties and facilities, the loss of which would not reasonably be expected to have a material adverse effect on ESB;

•	it will, and will cause its subsidiaries to, perform all of their obligations under all agreements relating to or affecting their respective properties, rights and businesses, except where nonperformance would not have a material adverse effect on ESB;

•	it will, and will cause its subsidiaries to, use their commercially reasonable efforts to maintain and preserve their respective business organizations intact, to retain present key employees and to maintain the respective relationships of customers, suppliers and others having business relationships with them;

•	it will maintain its insurance at existing levels with reputable insurers and upon renewal or termination of such insurance, ESB and its subsidiaries will use commercially reasonable efforts to renew or replace such insurance coverage with reputable insurers, in respect of the amounts, premiums, types and risks insured or maintained on June 30, 2014;

•

upon reasonable advanced notice, it will, and it will cause each of its subsidiaries to, afford to WesBanco and to WesBanco’s officers, employees, investment bankers, attorneys, accountants and other advisors reasonable and prompt access during normal business hours, until the merger becomes effective or the merger agreement is terminated, whichever comes first, to all their respective properties, assets, books, contracts, commitments, directors, officers, employees, attorneys, accountants, auditors, other advisors and representatives and records;

•	except as excluded in the merger agreement, it will, and it will cause each of its subsidiaries to, make available to WesBanco on a prompt basis (A) a copy of each report, schedule, form, statement and other document filed or received by it, until the merger becomes effective or the merger agreement is terminated, whichever comes first, pursuant to the requirements of domestic or foreign laws and (B) all other information concerning its business, properties and personnel as WesBanco may reasonably request; provided, however, that WesBanco shall not unreasonably interfere with ESB’s business operations;

•	it will not, and will not permit any person acting on its behalf to, solicit, initiate or knowingly encourage or participate in any discussions or furnish any information or enter into any agreement or letter of intent with respect to any proposal that is reasonably likely to lead to the acquisition of (A) assets or businesses constituting 20% or more of the total consolidated revenues or assets of ESB and its subsidiaries or (B) 20% or more of ESB’s common stock; provided that the ESB board of directors does not determine in good faith, after consulting with legal counsel, that the failure to take any such action would violate its fiduciary duties;

•	it will take such action as is necessary to vest all restricted shares of ESB common stock and cause such shares to be free of restrictions at or prior to the effective time of the merger;

•	it will take such action as is necessary to terminate the ESB dividend reinvestment plan and distribute all shares of ESB common stock and the value of all cash held in participant’s plan accounts in accordance with the terms of the dividend reinvestment plan;

•	it will terminate the ESB employee stock ownership plan effective as of the effective time of the merger and the accounts of all participants and beneficiaries in the ESB employee stock ownership plan as of the effective time of the merger will become fully vested; and

•	it will terminate the ESB 401(k) plan effective immediately prior to the effective time of the merger and the accounts of all participants and beneficiaries in the ESB 401(k) plan as of the effective time of the merger will become fully vested upon termination of the ESB 401(k) plan.

In addition, WesBanco has further agreed that:

•	for employees of ESB and its subsidiaries whose employment is not continued or terminated without cause within certain time periods after the merger, WesBanco will provide those individuals with certain benefits;

•	it will use commercially reasonable efforts to cause the shares of WesBanco common stock to be issued in the merger to be approved for listing on Nasdaq;

•	it will honor the terms of certain ESB benefit plans and agreements;

•	it will create a retention bonus pool for certain ESB employees to incentivize those employees to remain employed by ESB or WesBanco through the end of the month following the conversion of ESB’s data processing system;

•	it will provide continued indemnification and, for six years after the effective time of the merger, it will provide related insurance for the directors and officers of ESB and its subsidiaries;

•	it will cause Charlotte A. Zuschlag, President and Chief Executive Officer of ESB, and Ronald W. Owen, a current member of the board of directors of ESB Bank, to be appointed to the board of directors of WesBanco until the next meeting of WesBanco shareholders and shall nominate them for election at such meeting and until they have served a full three-year term on the WesBanco board of directors; and

•	it will conduct, and cause its subsidiaries to conduct, its business in the ordinary and usual course consistent with past practice and will not take any action that would have a materially adverse effect on the surviving corporation without ESB’s written consent.

Conditions to the Merger

The respective obligations of WesBanco and ESB to effect the merger are subject to the following conditions, among others:

•	the adoption of the merger agreement by the shareholders of ESB;

•	the approval of the issuance of shares of WesBanco common stock in connection with the merger by the shareholders of WesBanco;

•	the absence of any order to restrain, enjoin, or otherwise prevent the consummation of the merger entered by any court or administrative body which remains in effect on the date the merger closes;

•	the effectiveness of the Registration Statement on the date the merger closes;

•	the absence of a pending or threatened stop order or proceedings seeking a stop order suspending the effectiveness of the Registration Statement or any amendments thereto;

•	the receipt of all material governmental or other consents, approvals, and permissions;

•	that the merger will not violate any non-appealable final order, decree or judgment of any court or governmental body having competent jurisdiction;

•	on or before the date the merger closes, the receipt of an opinion from each party’s tax counsel to the effect that for federal income tax purposes the merger will be treated as a tax-free reorganization within the meaning of Section 368(a) of the Code, and regarding certain other tax matters;

•	the accuracy in all material respects of the representations and warranties of the parties and the performance by the parties in all material respects of all of their obligations set forth in the merger agreement, and the receipt of a certificate from an appropriate officer certifying the foregoing; and

•	the shares of WesBanco common stock to be issued in the merger shall have been approved for listing on Nasdaq.

In addition to the conditions discussed above, WesBanco’s obligation to consummate the merger is conditioned upon the receipt of all consents and approvals required to be obtained by WesBanco.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the closing of the merger, either before or after the special meetings of the WesBanco or ESB shareholders:

•	by mutual written consent of ESB and WesBanco;

•	by either WesBanco or ESB if the other party shall have breached any of its representations or warranties in a manner that would have a material adverse effect or if the other party shall have materially failed to comply with any of its covenants or agreements under the merger agreement and which breach or non-compliance is not cured within thirty calendar days of notice thereof;

•	by either WesBanco or ESB if the merger has not closed by July 31, 2015, and such failure to close is not caused by a breach of the merger agreement by the terminating party;

•	by either WesBanco or ESB if the ESB shareholders do not adopt the merger agreement at the ESB special meeting, or any adjournment thereof;

•	by either WesBanco or ESB if the WesBanco shareholders do not approve the issuance of shares of WesBanco common stock in connection with the merger at the WesBanco special meeting, or any adjournment thereof;

•	by either WesBanco or ESB if the governmental approvals required to consummate the merger are denied by a final non-appealable action; or

WesBanco may terminate the merger agreement:

•	if ESB’s board of directors (A) modifies, qualifies, withholds or withdraws its recommendation, to its shareholders, that they should approve and adopt the merger agreement, or makes any statement, filing or release, in connection with the special meeting of the ESB shareholders or otherwise which is inconsistent with the recommendation of ESB’s board of directors that ESB shareholders approve and adopt the merger agreement, (B) breaches its obligations to call, give notice of and commence the special meeting of ESB shareholders, (C) approves or recommends an Acquisition Proposal (as defined below on page 92), (D) fails to publicly recommend against a publicly announced Acquisition Proposal within ten (10) business days of being requested to do so by WesBanco, (E) fails to publicly reconfirm its recommendation, to the ESB shareholders, that they adopt the merger agreement, within ten (10) business days of being requested to do so by WesBanco, or (F) resolves or otherwise determines to take, or announces an intention to take, any of the foregoing actions; or

•	if there shall have been a material breach of ESB’s covenant not to solicit competing offers.

In addition, ESB may terminate the merger agreement:

•	in order to enter into an agreement with respect to an unsolicited proposal that if consummated would be reasonably likely to result in a transaction more favorable to ESB’s shareholders from a financial point of view, provided that certain other terms and conditions contained in the merger agreement are also complied with, and ESB pays the termination fee described below; or

•	if there is a substantial decline in WesBanco’s stock price that is not generally experienced by comparable banks, as described in detail below.

The operation of the conditions permitting ESB to terminate the merger agreement based on a decrease in the market price of the WesBanco common stock reflects the parties’ agreement that ESB shareholders will assume the risk of a decline in value of the WesBanco common stock to $$27.98 per share under any circumstances and that ESB shareholders will assume the risk of a more significant decline in value of WesBanco common stock unless the percentage decline from $32.92 to the average value of WesBanco common stock during the ten (10) consecutive trading day period ending on the Determination Date is more than 15% greater than the percentage decrease, if any, in the closing value of the Nasdaq Bank Index from October 29, 2014 to the Determination Date. The purpose of this agreement is that a decline in the value of WesBanco’s common stock which is comparable to the decline in the value of an index of comparable publicly-traded stocks is indicative of a broad-based change in market and economic conditions affecting the financial services industry generally rather than factors which affect the value of the WesBanco common stock in particular.

Specifically, ESB may terminate the merger agreement during the five-day period (“Election Period”) beginning on the date that is the first to occur of (A) the first date on which all required bank regulatory approvals have been received or (B) the date on which ESB’s shareholders adopt the merger agreement (such first occurring date being the “Determination Date”) if all of the following occur:

(i) the average daily closing price of a share of WesBanco common stock during the ten (10) consecutive trading days ending on the Determination Date (the “WesBanco Ending Price”) is less than $27.98;

(ii) the quotient obtained by dividing the WesBanco Ending Price by $32.92 (the “WesBanco Starting Price”) is less than the difference obtained by subtracting 0.15 from the quotient obtained by dividing the closing value of the Nasdaq Bank Index on the Determination Date by 2,578.49, which was the closing value of the Nasdaq Bank Index on October 29, 2014 (the “Index Ratio”);

(iii) ESB notifies WesBanco in writing of ESB’s intention to terminate the merger agreement during the Election Period; and

(iv) WesBanco elects not to increase the exchange ratio in accordance with the formula described below within the five-day period following its receipt of notice that ESB intends to so terminate the merger agreement.

Even if the first two conditions described above are met, the ESB board of directors may elect not to terminate the merger agreement. Any decision to terminate the merger agreement will be made by the ESB board of directors in light of all of the circumstances existing at the time. Prior to making any decision to terminate the merger agreement, the ESB board of directors would consult with its financial and other advisors and would consider all financial and other information it deemed relevant to its decision, including whether the then current consideration to be received in the merger would deliver more value to ESB shareholders than the value that could be expected in the event ESB were to continue as an independent company (which would occur if the ESB board of directors were to elect to abandon the merger and WesBanco determined not to increase the exchange ratio). In addition, the ESB board of directors would consider whether, in light of market and other industry conditions at the time of such decision, the exchange ratio continued to be fair from a financial point of view to ESB’s shareholders. If ESB elected not to terminate the merger agreement, which it could do without any action on the part of ESB shareholders, the exchange ratio of WesBanco common stock would remain 0.502.

If each of the first two conditions set forth above were satisfied and the ESB board of directors elected to terminate the merger agreement, WesBanco would have the option of increasing the consideration payable to ESB shareholders by adjusting the exchange ratio as described below. WesBanco is under no obligation to adjust the exchange ratio and there can be no assurance that WesBanco would elect to adjust the exchange ratio to prevent the termination of the merger agreement. Any decision would be made by WesBanco in light of the circumstances existing at the time. If WesBanco elected to adjust the exchange ratio, ESB could not terminate the merger agreement as a result of the above-described circumstances.

The operation and effect of the provisions of the merger agreement dealing with a decline in the market price of WesBanco’s common stock may be illustrated by the following three scenarios:

(1) One scenario is that the WesBanco Ending Price is above $27.98. In this event, ESB would not have the right to terminate the merger agreement pursuant to these provisions.

(2) A second scenario is that the WesBanco Ending Price is less than $27.98 but that the percentage decline in the price of the WesBanco common stock from the initial measurement price of $32.92 is not more than 15% greater than the percentage decline, if any, in the closing value of the Nasdaq Bank Index. Under this scenario, ESB would not have the right to terminate the merger agreement.

(3) A third scenario is that the WesBanco Ending Price is less than $27.98 and the percentage decline in the price of WesBanco common stock from the initial measurement price is more than 15% greater than the decline in the closing value of the Nasdaq Bank Index. Under this scenario, ESB would have the right, but not the obligation, to terminate the merger agreement unless WesBanco elected to increase the exchange ratio to equal the number obtained by dividing $15.89 by the greater of (A) $27.98 or (B) the product obtained by multiplying $27.98 by the Index Ratio.

If, between October 29, 2014 and the Determination Date, WesBanco declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction, the prices for the common stock of WesBanco shall be appropriately adjusted for purposes of the above-discussed termination provision.

In the event of any termination of the merger agreement by either ESB or WesBanco as provided above, all further obligations of ESB and WesBanco under the merger agreement, except with respect to specified matters, will terminate.

Expenses

Whether or not the merger is completed, all legal and accounting fees, and other costs and expenses incurred in connection with the merger agreement and the transactions contemplated in the merger agreement, will be paid by the party incurring such expenses. WesBanco will pay all governmental and regulatory authority fees incurred in connection with the transactions contemplated by the merger agreement.

Termination Fee

The merger agreement provides that ESB may be required to pay a termination fee to WesBanco of $11,354,000 in the following circumstances:

•	If WesBanco terminates the merger agreement because (A) ESB’s board of directors (1) has modified, qualified, withheld or withdrawn its recommendation to the ESB shareholders that they vote to approve the merger, or made any statement, filing or release, in connection with the special meeting of ESB shareholders or otherwise, that was inconsistent with such recommendation, (2) breached its obligations to call, give notice of and commence the special meeting of ESB shareholders, (3) approved or recommended an Acquisition Proposal, (4) failed to publicly recommend against a publicly announced Acquisition Proposal within ten business days of being requested to do so by WesBanco, (5) failed to publicly reconfirm its recommendation to the ESB shareholders that they vote to approve the merger within ten business days of being requested to do so by WesBanco, or (6) resolved or otherwise determined to take, or announced an intention to take, any of the foregoing actions, or (B) ESB has materially breached its representation and warranty to recommend adoption of the merger agreement by ESB shareholders;

•	If ESB terminated the merger agreement in order to enter into an agreement with a third party with respect to a superior proposal (as defined in the merger agreement);

•	If (A) the merger agreement is terminated by either party because the merger has not been completed by July 31, 2015 or because the ESB shareholders failed to adopt the merger agreement at the special meeting of ESB’s shareholders, (B) an Acquisition Proposal with respect to ESB was publicly announced, disclosed or communicated to ESB’s board of directors prior to July 31, 2015 and the special meeting of ESB shareholders, and (C) within 12 months of such termination, ESB consummates an Acquisition Transaction or enters into any definitive agreement with respect to an Acquisition Transaction; or

•	If (A) prior to the effective date of the merger ESB had committed a material breach of any of its representations, warranties, covenants or agreements, (B) an Acquisition Proposal with respect to ESB was publicly announced, disclosed or communicated to ESB’s board of directors prior to such breach by ESB or during the 30-day cure period resulting in termination of the merger agreement by WesBanco, and (C) within 12 months of such termination, ESB consummates an Acquisition Transaction or enters into any definitive agreement with respect to an Acquisition Transaction.

As defined in the merger agreement, “Acquisition Proposal” means any inquiry, offer or proposal (other than an inquiry offer or proposal from WesBanco), whether or not in writing, contemplating, relating to, or that could reasonably be expected to lead to, an Acquisition Transaction. An “Acquisition Transaction” means:

•	any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving ESB or any of its subsidiaries;

•	any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, any assets of ESB or any of its subsidiaries representing, in the aggregate, twenty percent (20%) or more of the assets of ESB and its subsidiaries on a consolidated basis;

•	any issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing twenty percent (20%) or more of the votes attached to the outstanding securities of ESB or any of its subsidiaries;

•	any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning twenty percent (20%) or more of any class of equity securities of ESB or any of its subsidiaries; or

•	any transaction which is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing.

Amendment or Waiver

The provisions of the merger agreement may be waived at any time by the party that is entitled to the benefit of those provisions, by action taken by the board of directors of that party. Any of the terms of the merger agreement may be amended or modified in writing before the special meeting of the ESB shareholders. The merger agreement may be amended after the special meeting and prior to the closing of the merger only to the extent permitted by applicable laws and to the extent the amendment does not alter or change the amount or kind of the merger consideration to be received by ESB shareholders in the merger.

OTHER MATERIAL AGREEMENTS RELATING TO THE MERGER

Voting Agreements

The following summary of the voting agreements is qualified by reference to the complete text of the form of voting agreement, which is attached to this document as Annex D and incorporated into this document by reference.

In connection with the merger agreement, WesBanco entered into voting agreements with ESB’s directors and named executive officers, consisting of Mario J. Manna, William B. Salsgiver, Herbert S. Skuba, James P. Wetzel, Charlotte A. Zuschlag, Charles P. Evanoski, Frank D. Martz, Todd F. Palkovich and Richard E. Canonge. In the voting agreements, each of these shareholders has agreed to vote all of his or her shares of ESB common stock:

•	in favor of adoption of the merger agreement and the transactions described in the merger agreement, including the merger;

•	against any action or agreement that could reasonably be expected to result in a breach of any covenant, representation or warranty, or any other obligation or agreement of ESB contained in the merger agreement or of the shareholder contained in the voting agreement, or that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect, inhibit or preclude the timely consummation of the merger or the fulfillment of a condition under the merger agreement to ESB’s and WesBanco’s respective obligations to consummate the merger or change in any manner the voting rights of any class of shares of ESB; and

•	against any Acquisition Proposal, or any agreement or transaction that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the merger or any of the other transactions described in the merger agreement.

Under the voting agreements, each of the shareholders also agreed not to, and not to permit any of his or her affiliates, to:

•	initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal;

•	participate in any discussions or negotiations regarding an Acquisition Proposal;

•	enter into any agreement with respect to an Acquisition Proposal;

•	solicit proxies or become a participant in a solicitation with respect to an Acquisition Proposal or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the merger in accordance with the terms of the merger agreement;

•	initiate a shareholders’ vote or action by consent of ESB shareholders with respect to an Acquisition Proposal; or

•	except by reason of the voting agreement, become a member of a group with respect to any ESB voting securities that takes any action in support of an Acquisition Proposal.

In addition, except under limited circumstances, these shareholders also agreed not to dispose of or encumber their shares of ESB common stock prior to approval and adoption of the merger agreement by ESB’s shareholders. The voting agreements terminate immediately upon the earlier of the effective time of the merger or the termination of the merger agreement in accordance with its terms.

As of the ESB record date, there were 2,406,631 shares of ESB common stock subject to the voting agreements, which represent approximately 13.3% of the outstanding shares of ESB common stock as of that date.

INFORMATION ABOUT WESBANCO

WesBanco is a bank holding company headquartered in Wheeling, West Virginia. WesBanco provides a full range of financial services including retail banking, corporate banking, personal and corporate trust services, brokerage services, mortgage banking and insurance. WesBanco offers these services through two reportable segments, community banking and trust and investment services. As of September 30, 2014, WesBanco had approximately $6.3 billion in consolidated total assets, $5.1 billion in deposits, $4.0 billion of loans and $789 million of shareholders’ equity. As of September 30, 2014, WesBanco operates through 120 banking offices, one loan production office and 105 ATM machines in West Virginia, Ohio and Western Pennsylvania. WesBanco’s main office is located at One Bank Plaza, Wheeling, West Virginia, 26003 and its telephone number is (304) 234-9000.

WesBanco’s community banking segment offers services traditionally offered by full-service commercial banks, including commercial demand, individual demand and time deposit accounts, as well as commercial, mortgage and individual installment loans, and certain non-traditional offerings, such as insurance and securities brokerage services. The trust and investment services segment offers trust services as well as various alternative investment products including mutual funds. The market value of assets managed or held in custody by the trust and investment services segment was approximately $3.8 billion at September 30, 2014. These assets are held by WesBanco in fiduciary or agency capacities for their customers.

WesBanco offers additional services through its non-banking subsidiaries, Wesbanco Insurance Services, Inc., a multi-line insurance agency specializing in property, casualty and life insurance, and benefit plan sales and administration for personal and commercial clients; and WesBanco Securities, Inc., a full service broker-dealer, which also offers discount brokerage services. Wesbanco Asset Management, Inc., which was incorporated in 2002, holds certain investment securities in a Delaware-based subsidiary. Wesbanco Properties, Inc. holds certain commercial real estate properties. The commercial property is leased to WesBanco Bank and to non-related third parties. Wesbanco, Inc. has eight capital trusts, which are all wholly-owned trust subsidiaries of WesBanco formed for the purpose of issuing trust preferred securities and lending the proceeds to WesBanco. WesBanco Bank’s Investment Department also serves as investment adviser to a family of mutual funds, namely the “WesMark Funds”. The fund family is composed of the WesMark Growth Fund, the WesMark Balanced Fund, the WesMark Small Company Growth Fund, the WesMark Government Bond Fund, and the WesMark West Virginia Municipal Bond Fund. There were approximately 1,435 full-time equivalent employees employed by all WesBanco affiliates as of September 30, 2014.

No material portion of the deposits of WesBanco Bank has been obtained from a single or small group of customers, and the loss of any customer’s deposits or a small group of customers’ deposits would not have a material adverse effect on the business of WesBanco.

As part of its operations, WesBanco regularly evaluates the potential acquisition of, and holds discussions with, various financial institutions and other businesses of a type eligible for financial holding company investment. In addition, WesBanco regularly analyzes the values of, and submits bids for, the acquisition of customer-based funds and other liabilities and assets of such financial institutions and other businesses. As a general rule, WesBanco publicly announces such material acquisitions when a definitive agreement has been reached.

For further information about WesBanco, please see “Where You Can Find More Information About WesBanco and ESB” beginning on page 107.

INFORMATION ABOUT ESB

ESB is a Pennsylvania corporation and thrift holding company that provides a wide range of retail and commercial financial products and services to customers in Western Pennsylvania through its wholly owned subsidiary bank, ESB Bank. ESB is registered under the Home Owner’s Loan Act. ESB is also the parent company of ESB Capital Trust IV (the “Trust IV”), which is a Delaware statutory business trust established to facilitate the issuance of trust preferred securities to the public by ESB, and THF, Inc., a Pennsylvania corporation established as a title agency to provide residential and commercial loan closing services and title insurance services.

As of September 30, 2014, ESB had approximately $1.9 billion in consolidated total assets, $1.3 billion of total deposits, $706.5 million in net loans and $205.2 million of stockholders’ equity.

ESB Bank is a Pennsylvania-chartered, FDIC insured stock savings bank, which conducts business through 23 offices in Allegheny, Beaver, Butler, and Lawrence counties, Pennsylvania. ESB operates two other wholly-owned subsidiaries: (i) AMSCO, Inc., which engages in the management of certain real estate development partnerships on behalf of the Company and (ii) ESB Financial Services, Inc., a Delaware corporation which holds loans and other investments.

ESB Bank is a financial intermediary whose principal business consists of attracting deposits from the general public and investing such deposits in real estate loans secured by liens on residential and commercial properties, consumer loans, commercial business loans, securities and interest-earning deposits. In addition, ESB utilizes borrowed funds, primarily advances from the Federal Home Loan Bank (“FHLB”) of Pittsburgh and repurchase agreements, to fund ESB’s investing activities. ESB invests in securities issued by the U.S. government and agencies and other investments permitted by federal law and regulations.

ESB is subject to examination and regulation by the Board of Governors of the Federal Reserve System (Federal Reserve Board) as a savings and loan holding company. ESB Bank is subject to examination and comprehensive regulation by the FDIC and the Pennsylvania Department of Banking and Securities. Additionally, ESB is subject to the various reporting and filing requirements of the SEC. Customer deposits with ESB Bank are insured to the maximum extent provided by law through the FDIC. ESB Bank is a member of the FHLB of Pittsburgh, which is one of the twelve regional banks comprising the FHLB system. ESB Bank is further subject to regulations of the Federal Reserve Board, which governs the reserves required to be maintained against deposits and certain other matters.

For further information about ESB, please see “Where You Can Find More Information About WesBanco and ESB” beginning on page 107.

COMPARATIVE RIGHTS OF SHAREHOLDERS

After the merger, ESB shareholders will become shareholders of WesBanco and their rights will be governed by WesBanco’s articles of incorporation, WesBanco’s bylaws and the West Virginia Business Corporations Act, which we refer to as WVBCA. The following summary discusses differences between WesBanco’s articles of incorporation and bylaws and ESB’s articles of incorporation and bylaws and the differences between the Pennsylvania Business Corporation Law, which we refer to as PBCL, and the WVBCA. For information as to how to get the full text of each party’s respective articles of incorporation or bylaws, see “Where You Can Find More Information About WesBanco and ESB” beginning on page 107.

We do not intend for the following summary to be a complete statement of the differences affecting the rights of ESB shareholders who become WesBanco shareholders, but rather as a summary of the more significant differences affecting the rights of such shareholders and certain important similarities. We qualify the following summary in its entirety by reference to the articles of incorporation and bylaws of WesBanco, ESB’s articles of incorporation and bylaws and applicable laws and regulations. We urge ESB shareholders to read WesBanco’s articles of incorporation and bylaws, ESB’s articles of incorporation and bylaws, and the WVBCA, the PBCL and federal law governing bank holding companies in their entirety.

Capital Stock

ESB is authorized to issue 30,000,000 shares of ESB common stock of which 17,805,441 shares were issued and outstanding as of September 30, 2014, and 5,000,000 shares of serial preferred stock, par value $0.01 per share, of which no shares are issued and outstanding. The ESB common stock is traded on the Nasdaq Global Select Market.

WesBanco is authorized to issue 50,000,000 shares of WesBanco common stock, $2.0833 par value per share, of which 29,283,675 shares were issued and outstanding as of September 30, 2014 and 83,836 shares were held in treasury as of September 30, 2014, and 1,000,000 shares of preferred stock, without par value, of which there were no shares issued and outstanding as of September 30, 2014. The WesBanco common stock is traded on the Nasdaq Global Select Market.

Notice and Adjournment of Shareholder Meetings

ESB’s bylaws provide that notice of the time and place of the annual meeting of shareholders shall be given by delivering personally or by mailing a written or printed notice at least 10 days and not more than 60 days before the date of the meeting to each shareholder of record entitled to vote at the meeting. A written or printed notice of each special meeting of shareholders, stating the place, day and hour of such meeting, and the purpose or purposes for which the meeting is called, must be either delivered personally or mailed to each shareholder of record entitled to vote at such meeting. The PBCL provides that the shareholders present in person or by proxy at any regular or special meeting may adjourn such meeting for such periods as they direct. Adjournments of meetings at which directors are to be elected may only be adjourned from day to day or for periods not exceeding 15 days each as the shareholders present and entitled to vote shall direct until the directors have been elected. Pursuant to ESB’s bylaws, any adjournment of an annual or a special meeting of the shareholders for 30 days or more, or if a new record date is fixed for an adjourned meeting of shareholders, notice of the adjourned meeting must be given as in the case of an original meeting. ESB’s bylaws also provide that notice is not required for an annual or a special meeting adjourned for less than 30 days or of the business to be transacted thereat (unless a new record date is fixed therefor), other than an announcement at the meeting at which such adjournment is taken.

WesBanco’s bylaws provide that written notice must be served, either personally, by mail, or by electronic transmission, upon each shareholder of record entitled to vote at such meeting, not less than five days prior to the meeting. WesBanco’s bylaws provide that shareholders may adjourn a meeting at which a quorum is not present without notice other than announcement at the meeting.

Call of Special Meeting of Shareholders

ESB’s articles of incorporation provide that special meetings of the shareholders may be called only by the board of directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office, the Chairman of the Board, or the President.

WesBanco’s bylaws provide that special meetings of the shareholders may be called by the board of directors, the President, or any number of shareholders owning in the aggregate at least 10% of the number of shares outstanding.

Dissenters’ Rights

Under the PBCL, shareholders are entitled to dissenters’ rights in the event of corporate actions involving certain mergers, share exchanges, asset transfers, as well as certain other fundamental transactions. Dissenters’ rights are generally denied to holders of shares listed on a national securities exchange or held beneficially or of record by more than 2,000 persons.

Under the WVBCA, shareholders are entitled to appraisal rights with respect to corporate actions involving certain mergers, share exchanges, asset dispositions, and certain article amendments that reduce the shares of a shareholder to a fraction of a share where the corporation has an obligation to repurchase the share fraction. No appraisal rights exist in the case of a merger, however, if (i) the stock of the acquiring corporation is listed on a national securities exchange or designated as a national market system security by the NASD, or (ii) the stock has at least 2,000 shareholders and the outstanding shares of a class or series has a market value of at least $20 million, exclusive of the value of the shares held by subsidiaries, senior executives, directors, and beneficial shareholders owning more than 10% of the shares.

Director Number and Term

ESB’s bylaws and articles of incorporation provide that it has a classified board of directors, which is divided into three classes as nearly equal as possible, with each director having a term that expires after three years and when his or her respective successor is elected and qualified. ESB’s bylaws provide that the board of directors may be increased or decreased at any time by a vote of a majority of the board of directors, provided that no decrease has the effect of shortening the term of any incumbent director; however, the number of directors may be no less than five and no more than 15.

WesBanco’s bylaws provide it has a classified board of directors, which is divided into three classes as nearly equal as possible, with each director having a staggered, three-year term. The board of directors shall consist of not less than 15 nor more than 35 members, with the number to be set by the board at any board meeting. Currently, the WesBanco board of directors has 15 members.

Nomination of Directors

ESB’s articles of incorporation provide that nominations of candidates for election as directors at any annual meeting of shareholders may be made (a) by, or at the direction of, a majority of the board of directors or (b) by any shareholder entitled to vote at such annual meeting. Nominations by shareholders must be made pursuant to a notice to the secretary of ESB delivered to, or mailed and received at, the principal executive offices of ESB not less than 60 days prior to the anniversary date of the immediately preceding annual meeting of the shareholders. The notice must state (a) as to the nominee and as to the shareholder giving the notice: (i) the name, age, business address, and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of shares beneficially owned by such person on the date of notice; and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies; and (b) as to the shareholder giving the notice: (i) the name and address, as they appear on ESB’s books, of the shareholder and any other shareholders known to be supporting the nominee; and (ii) the class and number of shares of stock which are beneficially owned by the shareholder on the date of the notice.

WesBanco’s bylaws provide that nominations of candidates for election as directors at any meeting of shareholders may be made only (a) by or at the direction of the board of directors, or (b) by any shareholder entitled to vote for the election of directors who complies with the procedures in the bylaws. A nomination by a shareholder must be made pursuant to a notice to the secretary of WesBanco no later than (i) with respect to an election to be held at an annual meeting, 90 days prior to the anniversary of the previous year’s annual meeting of shareholders, or (ii) with respect to an election to be held at a special meeting of shareholders, the close of business on the tenth day following the date on which notice of such meeting is first given to the shareholders. The notice must state (a) as to the nominee: (i) the name, age, address (business and residence), and principal occupation or employment and any directorships of such person; (ii) a description of any involvement in legal proceedings; (iii) the number of shares such person beneficially owns and any other ownership interest in the shares of WesBanco; and (iv) any other information that would be required to be disclosed in a definitive proxy statement; and (b) as to the shareholder: (i) the name and address of the shareholder; (ii) the class and number of shares beneficially owned by the shareholder and any other ownership interest in the shares of WesBanco; (iii) any relationship between the shareholder and the proposed nominee; (iv) a representation that the person sending the notice is a shareholder of record on the record date and shall remain such through the meeting date; and (v) a representation that the shareholder intends to appear in person or by proxy at such meeting to move the nomination. Moreover, WesBanco may require additional information to determine the qualifications of the nominee.

Removal of Directors; Filling Vacancies on the Board of Directors

ESB’s articles of incorporation provide that any director may be removed from office without cause by the affirmative vote of not less than 75% of the total votes eligible to be cast by shareholders at a duly constituted meeting of shareholders called expressly for such purpose and may be removed from office with cause by the affirmative vote of not less than a majority of the total votes eligible to be cast by shareholders. ESB’s articles of incorporation provide that vacancies on the board of directors shall be filled by a majority vote of the directors then in office, whether or not a quorum is present, or by a sole remaining director.

Under the WVBCA, the shareholders may remove one or more directors with or without cause, but only at a meeting called for the purpose of removing the director(s) and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director(s). The director(s) may be removed by the shareholders only by the affirmative vote of a majority of all of the votes entitled to be cast. However, a director may not be removed if the number of votes sufficient to elect the director under cumulative voting is voted against his or her removal. WesBanco’s bylaws provide that the shareholders may remove any elected director for cause and fill the vacancy created. Any vacancy not caused by a shareholder removal may be filled by the remaining board members.

Cumulative Voting

Cumulative voting entitles each shareholder to cast an aggregate number of votes equal to the number of voting shares held, multiplied by the number of directors to be elected. Each shareholder may cast all of his or her votes for one nominee or distribute them among two or more nominees. The candidates (up to the number of directors to be elected) receiving the highest number of votes are elected.

Pursuant to ESB’s articles of incorporation, ESB shareholders are prohibited from cumulating their votes for the election of directors.

Under the WVBCA and WesBanco’s articles of incorporation, WesBanco shareholders are entitled to cumulative voting in the election of directors.

Indemnification of Officers and Directors

Under the PBCL, unless otherwise restricted in its bylaws, a corporation has the power to indemnify any person who was or is a party or threatened to be made a party to any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Further, a corporation may pay expenses incurred in defending any action or proceeding in advance of the final disposition of action upon receipt of an undertaking by or on behalf of the representative to repay the amount if it is ultimately determined that the representative is not entitled to indemnification from the corporation.

Under the PBCL, the statutory provisions for indemnification and advancement of expenses are not deemed to be exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, or vote of shareholders or disinterested directors. A corporation may establish a fund to secure or insure in any manner its indemnification obligations. However, indemnification is prohibited in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Under the PBCL, unless otherwise restricted in its bylaws, a corporation may purchase and maintain insurance on behalf of any person who is or was a representative of the corporation or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust, or other enterprise against any liability asserted against him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against that liability.

ESB’s articles of incorporation provide that ESB will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, including actions by or in the right of ESB, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of ESB, or is or was serving at the request of ESB as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, excise taxes, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Pennsylvania law. ESB’s articles of incorporation also provide that advances of reasonable expenses may be paid to a director, officer, or employee or agent of ESB in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay the advance if it is ultimately determined that the person is not entitled to be indemnified by ESB.

ESB’s articles of incorporation provide that ESB may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of ESB, or is or was serving at the request of ESB as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not ESB would have the power to indemnify such person against such liability. Pursuant to ESB’s articles of incorporation, ESB’s board of directors may enter into agreements with its officers, directors, employees and agents for the purpose of securing or insuring in any manner ESB’s obligation to indemnify or advance expenses.

Under the WVBCA, a corporation is generally permitted to indemnify a director if the director conducted himself or herself in good faith, he or she reasonably believed the conduct to be in the best interests of the corporation (or at least not opposed to the best interests of the corporation for all conduct that was not in his or her official capacity), and, in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. In addition, the WVBCA permits a corporation to include broader indemnification in its articles of incorporation so long as the provision does not limit the liability for (i) receipt of a financial benefit to which he or she is not entitled, (ii) an intentional infliction of harm on the corporation or its shareholders, (iii) certain unlawful distributions, or (iv) an intentional violation of criminal law. The articles of incorporation may also contain a provision (the “elimination provision”) eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director so long as the provision does not eliminate or limit the liability of a director for (i) any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct of a knowing violation of law, (iii) certain unlawful distributions, or (iv) any transaction from which the director derived an improper personal benefit. The elimination provision may not apply to conduct occurring prior to the provision’s adoption. The WVBCA requires a corporation to indemnify a director, who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation, against reasonable expenses incurred by him or her in connection with the proceeding.

The WVBCA permits a corporation to advance funds to pay for or reimburse the reasonable expenses incurred by a director, prior to the final disposition of a proceeding, who is a party to a proceeding because he or she is a director, if he or she delivers to the corporation:

A WRITTEN AFFIRMATION OF HIS OR HER GOOD FAITH BELIEF THAT HE OR SHE HAS MET THE RELEVANT STANDARD OF CONDUCT DESCRIBED IN THE FIRST SENTENCE OF THE PRECEDING PARAGRAPH OR THAT THE PROCEEDING INVOLVES CONDUCT FOR WHICH LIABILITY HAS BEEN ELIMINATED UNDER THE ELIMINATION PROVISION; AND

A WRITTEN UNDERTAKING TO REPAY ANY FUNDS ADVANCED IF HE OR SHE IS NOT ENTITLED TO MANDATORY INDEMNIFICATION AND IT IS ULTIMATELY DETERMINED THAT HE OR SHE HAS NOT MET THE RELEVANT STANDARD OF CONDUCT.

The WVBCA provides that a corporation may indemnify its officers to the same extent as a director and, if the officer is not a director or if the officer is a party to the proceeding solely in his capacity as an officer, to a further extent as may be provided in the articles of incorporation, the bylaws, a resolution of the board of directors, or a contract, except that such additional indemnification may not be provided for liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding or liability arising out of conduct that constitutes (i) receipt by him or her of a financial benefit to which he or she is not entitled, (ii) an intentional infliction of harm on the corporation or the shareholders, or (iii) an intentional violation of criminal law. The WVBCA mandates indemnification of officers that are not directors to the same extent as directors.

WesBanco’s bylaws provide that WesBanco will indemnify each of its directors and officers, whether or not then in office, against all costs and expenses reasonably incurred in connection with any suit to which he is a party by reason of having been an officer or director of WesBanco or another company which he served at the request of WesBanco to the maximum extent permitted under the WVBCA and unless he is adjudged derelict in the performance of his duties as director or officer. Additionally, the WesBanco bylaws provide that a director or officer shall not receive a “prohibited indemnification payment,” which is defined as any payment or agreement to make a payment or reimburse such director or officer for any liability or legal expenses in any administrative proceeding brought by the appropriate federal banking agency that results in a final order or settlement in which the director or officer is assessed a civil monetary penalty, is removed or prohibited from conducting the business of banking, or is required to cease an action or take any affirmative action, including making restitution, with respect to WesBanco Bank, Inc. or WesBanco. Finally, WesBanco’s bylaws provide that a reasonable indemnification payment will be made only if all of the following conditions are met: (i) the board of directors investigates and determines in writing that the director or officer acted in good faith and in the best interest of WesBanco Bank, Inc. or WesBanco; (ii) the board of directors investigates and determines that the payment will not materially adversely affect the safety and soundness of WesBanco Bank, Inc. or WesBanco; (iii) the payment does not fall within the definition of a prohibited indemnification payment; and (iv) the director or officer agrees in writing to reimburse WesBanco, to the extent not covered by permissible insurance, for advanced indemnification payments that subsequently become prohibited indemnification payments.

WesBanco’s bylaws provide that WesBanco may purchase commercial insurance to cover certain costs that WesBanco incurs under the indemnification provisions. Costs that may be covered include legal expenses and restitution that an individual may be ordered to make to WesBanco. Such insurance may not pay or reimburse a director or officer for any final judgment or civil money penalty assessed against such individual. Partial indemnification for legal expenses is permitted in connection with a settlement when there is a formal and final finding that the director or officer has not breached a fiduciary duty, engaged in unsafe or unsound practices, and is not subject to a final prohibition order.

Amendment of Articles of Incorporation and Bylaws

ESB’s articles of incorporation may be amended after the amendment is first approved by the board of the directors pursuant to a resolution adopted by the affirmative vote of a majority of the directors then in office, and thereafter is approved by the holders of a majority of shares entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the preferred stock as may be required by the provisions of any such series. However, (i) the affirmative vote of the holders of at least 75% of the shares as a single class, as well as such additional vote of the preferred stock as may be required, shall be required to amend, adopt, alter, change, or repeal any provision inconsistent with certain enumerated articles.

ESB’s bylaws may be amended by (i) acquiring the affirmative vote of a majority of the directors then in office at any regular or special meeting of the board of directors, or (ii) acquiring the affirmative vote of the holders of a majority of shares entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the preferred stock as may be required, provided that the affirmative vote of the holders of at least 75% of the shares entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the preferred stock as may be required, shall be required to amend, adopt, alter, change, or repeal any provision inconsistent with certain sections and articles of the bylaws.

Pursuant to the WVBCA, the WesBanco articles of incorporation and bylaws may generally be amended by the affirmative vote of a majority of all votes of shareholders entitled to be cast on the matter amendment and a majority of the outstanding stock of each class entitled to vote on the amendment, unless a greater number is specified in the articles of incorporation. The WesBanco articles of incorporation provide that the affirmative vote of the holders of not less than 75% of the outstanding shares of the voting stock is required to amend, alter, change, or repeal the article section dealing with the classes of directors.

WesBanco’s bylaws require the affirmative vote of the holders of not less than 75% of the outstanding shares of the capital stock to amend or repeal the bylaw provisions dealing with the composition of the board of directors. The other bylaw provisions may be amended, altered, or repealed (i) at any duly called and constituted shareholders’ meeting on the affirmative vote of the majority of the stock represented at such meeting, or (ii) at any meeting of the board of directors upon the affirmative vote of the majority of the whole of the board.

Provisions Affecting Control Share Acquisitions and Business Combinations

Under the PBCL, certain anti-takeover provisions apply to Pennsylvania registered corporations (e.g., publicly traded companies) including those relating to (i) control share acquisitions, (ii) disgorgement of profits by certain controlling persons, (iii) business combination transactions with interested shareholders, and (iv) the rights of shareholders to demand fair value for their stock following a control transaction. The PBCL allows corporations to opt out of these anti-takeover provisions. As such, ESB has opted out of the provisions relating to items (i) through (iii) above. A general summary of the anti-takeover provisions is set forth below.

Rights of Shareholders to Demand Fair Value Following Control Transaction. A shareholder who objects to a control transaction is entitled to demand to be paid the fair value of such shareholder’s shares. A control transaction for these purposes is the acquisition by a controlling person, as defined above for purposes of the “Disgorgement of Profits by Certain Controlling Persons.” Fair value may not be less than the highest price paid per share by the controlling person within the 90-day period ending on and including the date of the control transaction, taking into account all relevant factors, including an increment representing a proportion of any value payable for acquisition of control of the corporation.

Neither the WVBCA nor WesBanco’s articles of incorporation or bylaws contain any provisions addressing interested shareholder transactions.

WESBANCO SHAREHOLDERS — PROPOSAL NO. 2 —

ADJOURNMENT PROPOSAL

The WesBanco Adjournment Proposal

In the event a quorum is present at the WesBanco special meeting but there are insufficient votes to approve the issuance of shares of WesBanco common stock in connection with the merger, that proposal will fail unless WesBanco adjourns the special meeting in order to solicit additional proxies from WesBanco shareholders. An adjournment under such circumstances will allow WesBanco extra time to solicit additional proxies. In order to allow shares present in person or by proxy at the WesBanco special meeting to vote FOR approval of the adjournment of the WesBanco special meeting, if necessary, WesBanco is submitting an adjournment of the WesBanco special meeting to you as a separate matter for consideration. WesBanco will vote properly submitted proxy cards FOR approval of the WesBanco adjournment proposal, unless otherwise indicated on the proxy. If WesBanco shareholders approve the WesBanco adjournment proposal, WesBanco is not required to give any further notice of the time and place of the adjourned WesBanco meeting other than an announcement of the time and place provided at the WesBanco special meeting.

If a quorum is not present at the WesBanco meeting, the WesBanco meeting will be adjourned to a later time without a vote.

Recommendation of WesBanco’s Board of Directors

WesBanco’s board of directors recommends that WesBanco shareholders vote FOR approval of the WesBanco adjournment proposal.

ESB SHAREHOLDERS — PROPOSAL NO. 2 —

ADVISORY (NON-BINDING) VOTE ON GOLDEN PARACHUTE COMPENSATION

The Golden Parachute Proposal

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, ESB’s board of directors is providing ESB shareholders with the opportunity to cast an advisory vote on the “golden parachute” compensation payable to the named executive officers of ESB in connection with the merger at the special meeting through the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to ESB named executive officers in connection with the merger, as disclosed in the table entitled “Golden Parachute Compensation” that begins on page 75, together with the accompanying footnotes and narrative discussion relating to the named executive officers’ golden parachute compensation and the agreements or understandings pursuant to which such compensation may be paid or become payable, as set forth in the section of this joint proxy statement/prospectus titled “WesBanco Proposal No. 1 (Approval of the Share Issuance) and ESB Proposal No. 1 (Adoption of the Merger Agreement) — Summary of Golden Parachute Arrangements” is hereby APPROVED.”

The vote on this Proposal 2 by ESB shareholders is a vote separate and apart from the vote on Proposal 1 by ESB shareholders to adopt the merger agreement. Accordingly, ESB shareholders may vote to approve this Proposal 2 and not to approve Proposal 1, and vice versa. Because the vote is advisory in nature only, it will not be binding on WesBanco, WesBanco Bank, ESB or ESB Bank regardless of whether the merger agreement is adopted. Accordingly, as the compensation to be paid in connection with the merger is contractual with the executives, regardless of the outcome of this advisory vote, such compensation will be paid, subject only to the conditions applicable to such payment and the merger being completed.

The named executive officers of ESB for which this advisory vote is being taken are Charlotte A. Zuschlag, President and Chief Executive Officer, Charles P. Evanoski, Group Senior Vice President and Chief Financial Officer, Frank D. Martz, Group Senior Vice President of Operations and Secretary, Todd F. Palkovich, Group Senior Vice President of Lending, and Richard E. Canonge, Group Senior Vice President of Audit, Compliance and Loan Review. This vote is not intended to address any specific item of compensation, but rather the overall compensation that may become payable to ESB’s named executive officers in connection with the completion of the merger transaction. Such compensation will not be payable in the event the merger is not completed.

Recommendation of ESB Board of Directors

ESB’s board of directors unanimously recommends that ESB shareholders vote FOR approval, on an advisory (non-binding) basis, of the golden parachute compensation payable to the named executive officers of ESB in connection with the merger.

ESB SHAREHOLDERS — PROPOSAL NO. 3 —

ADJOURNMENT PROPOSAL

The ESB Adjournment Proposal

In the event a quorum is present at the ESB special meeting but there are insufficient votes to adopt the merger agreement, the merger proposal will fail unless ESB adjourns the ESB special meeting in order to solicit additional proxies from ESB’s shareholders. An adjournment under such circumstances will allow ESB extra time to solicit additional proxies. In order to allow shares present in person or by proxy at the ESB special meeting to vote FOR approval of the adjournment of the ESB special meeting, if necessary, ESB is submitting an adjournment of the ESB special meeting to ESB shareholders as a separate matter for consideration. ESB will vote properly submitted proxy cards FOR approval of the ESB adjournment proposal, unless otherwise indicated on the proxy. If ESB shareholders approve the ESB adjournment proposal, ESB is not required to give any further notice of the time and place of the adjourned ESB meeting other than an announcement of the time and place provided at the ESB special meeting.

If a quorum is not present at the meeting, the meeting will be adjourned to a later time without a vote.

Recommendation of ESB’s Board of Directors

ESB’s board of directors recommends that ESB shareholders vote FOR approval of the ESB adjournment proposal.

WHERE YOU CAN FIND MORE INFORMATION ABOUT WESBANCO AND ESB

WesBanco and ESB each file annual, quarterly and special reports, proxy statements and other information with the SEC. These filings are available over the Internet from the SEC’s web site at www.sec.gov. You may read and copy any reports, statements or other information filed by WesBanco or ESB at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the public reference room.

WesBanco maintains an Internet site that contains information about WesBanco and its subsidiaries at www.wesbanco.com. ESB also maintains an Internet site that contains information about ESB and its subsidiaries at http://www.esbbank.com. The reports and other information filed by WesBanco and ESB with the SEC are available through their respective Internet websites. The Internet website addresses of WesBanco and ESB are provided as inactive textual references only. The information provided on the Internet websites of WesBanco and ESB, other than copies of the documents listed below that have been filed with the SEC, is not part of this joint proxy statement/prospectus and, therefore, is not incorporated herein by reference.

This joint proxy statement/prospectus is part of a Registration Statement on Form S-4 that WesBanco has filed with the SEC with respect to the WesBanco common stock to be issued in the merger. This joint proxy statement/prospectus constitutes a prospectus of WesBanco and a proxy statement of WesBanco and ESB for their respective special meetings. As permitted by the SEC, this joint proxy statement/prospectus does not contain all of the information contained in the Registration Statement. You may obtain copies of the Registration Statement on Form S-4 and any amendments thereto, in the manner described above.

The SEC allows the “incorporation by reference” of information into this joint proxy statement/prospectus, which means that WesBanco and ESB can disclose important information to you by referring you to another document filed separately with the SEC by WesBanco or ESB. The information incorporated by reference is deemed to be part of this joint proxy statement/prospectus, except for any information that is superseded by information in this joint proxy statement/prospectus. This joint proxy statement/prospectus incorporates by reference the documents set forth below that WesBanco and ESB have previously filed with the SEC. These documents contain important information about WesBanco and ESB.

WesBanco. The following documents, which have been filed with the SEC by WesBanco, are hereby incorporated by reference into this joint proxy statement/prospectus:

•	WesBanco’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

•	WesBanco’s Proxy Statement for the 2014 annual meeting, filed on March 14, 2014;

•	WesBanco’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014;

•	WesBanco’s Current Reports on Form 8-K filed on January 21, 2014, February 20, 2014, April 18, 2014, April 24, 2014, May 5, 2014, September 8, 2014 and October 29, 2014 (in each case, except to the extent furnished but not filed); and

•	the description of WesBanco common stock contained in WesBanco’s registration statement on Form 8-A filed by WesBanco pursuant to Section 12 of the Exchange Act, including any amendment or report filed for purpose of updating the description, as filed on May 2, 1977.

All documents filed by WesBanco pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this document and before the date of the special meeting of WesBanco’s shareholders are incorporated by reference into and are deemed to be a part of this document from the date of filing of those documents (other than the portions of those documents not deemed to be filed).

ESB. The following documents, which have been filed with the SEC by ESB, are hereby incorporated by reference into this joint proxy statement/prospectus:

•	ESB’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

•	ESB’s Proxy Statement for the 2014 annual meeting, filed on March 14, 2014;

•	ESB’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014; and

•	ESB’s Current Reports on Form 8-K filed on March 18, 2014, April 17, 2014, June 17, 2014, September 16, 2014 and October 30, 2014 (in each case, except to the extent furnished but not filed).

All documents filed by ESB pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this document and before the date of the special meeting of ESB shareholders are incorporated by reference into and are deemed to be a part of this document from the date of filing of those documents (other than the portions of those documents not deemed to be filed).

You should rely only on the information contained in this joint proxy statement/prospectus or on information to which we have referred you. We have not authorized any person to give any information or to make any representations that are different from those in this document.

If you would like to receive a copy of any of the documents incorporated by reference, please contact WesBanco or ESB, as applicable, at the address or telephone number listed under the heading “Additional Information.”

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Matters set forth in this filing contain certain forward-looking statements, including certain plans, expectations, goals, and projections, and including statements about the benefits of the proposed merger between WesBanco and ESB, which are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: the businesses of WesBanco and ESB may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the proposed merger may not be fully realized within the expected timeframes; disruption from the proposed merger may make it more difficult to maintain relationships with clients, associates, or suppliers; the required governmental approvals of the proposed merger may not be obtained on the expected terms and schedule; ESB’s shareholders may not approve the proposed merger; WesBanco shareholders may not approve the issuance of shares of WesBanco common stock in connection with the merger; changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of other business strategies; the nature, extent, and timing of governmental actions and reforms; and extended disruption of vital infrastructure; and other factors described in the section of this joint proxy statement/prospectus titled “Risk Factors” and WesBanco’s and ESB’s annual and quarterly reports and other filings with the SEC that are incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information About WesBanco and ESB” beginning on page 107. All forward-looking statements included in this filing are based on information available at the time of the release. Neither WesBanco nor ESB assumes any obligation to update any forward-looking statement.

LEGAL MATTERS

Certain matters relating to the validity of the WesBanco common stock issuable in connection with the merger will be passed upon for WesBanco by its counsel, Phillips, Gardill, Kaiser & Altmeyer, PLLC, 61 Fourteenth Street, Wheeling, West Virginia 26003. As of September 30, 2014, the members of Phillips, Gardill, Kaiser & Altmeyer, PLLC participating in the preparation of this joint proxy statement/prospectus owned an aggregate of approximately 56,054 shares of WesBanco common stock. K&L Gates LLP, as tax counsel to WesBanco, and Silver, Freedman, Taff & Tiernan LLP, as tax counsel to ESB, each will pass upon certain tax consequences related to the merger.

EXPERTS

The consolidated financial statements of Wesbanco, Inc. incorporated by reference in WesBanco’s Annual Report on Form 10-K for the year ended December 31, 2013 and WesBanco management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013, incorporated by reference therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such report, given on the authority of such firm as experts in auditing and accounting.

The consolidated financial statements of ESB Financial Corporation incorporated by reference in ESB’s Annual Report on Form 10-K for the year ended December 31, 2013 and ESB management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013, incorporated by reference therein, have been audited by S.R. Snodgrass, P.C., independent registered public accounting firm, as set forth in their report thereon, included therein and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such report, given on the authority of such firm as experts in auditing and accounting.

Execution Version

ANNEX A

AGREEMENT AND PLAN OF MERGER

dated as of

October 29, 2014

by and between

WESBANCO, INC.,

WESBANCO BANK, INC.,

ESB FINANCIAL CORPORATION

and

ESB BANK

A-i

ARTICLE SEVEN — FURTHER OBLIGATIONS OF THE PARTIES	A-47

7.01. Confidentiality	A-47
7.02. Necessary Further Action	A-47
7.03. Cooperative Action	A-47
7.04. Satisfaction of Conditions	A-48
7.05. Press Releases	A-48
7.06. Registration Statements; Proxy Statement; Shareholders’ Meetings	A-48
7.07. Regulatory Applications	A-50
7.08. Coordination of Dividends	A-50

ARTICLE EIGHT — CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES	A-51

8.01. Conditions to the Obligations of Buyer and Buyer Sub	A-51
8.02. Conditions to the Obligations of Seller and Seller Sub	A-51
8.03. Mutual Conditions	A-52

ARTICLE NINE — CLOSING	A-52

9.01. Closing	A-52
9.02. Closing Transactions Required of Buyer	A-53
9.03. Closing Transactions Required of Seller	A-53

ARTICLE TEN — NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS	A-54

10.01. Non-Survival of Representations, Warranties and Covenants	A-54

ARTICLE ELEVEN — TERMINATION	A-54

11.01. Termination	A-54
11.02. Effect of Termination	A-56

ARTICLE TWELVE — MISCELLANEOUS	A-57

12.01. Notices	A-57
12.02. Counterparts	A-58
12.03. Entire Agreement; No Third-Party Rights	A-58
12.04. Successors and Assigns	A-58
12.05. Captions	A-58
12.06. Governing Law	A-59
12.07. Payment of Fees and Expenses	A-59
12.08. Amendment	A-59
12.09. Waiver	A-59
12.10. Disclosure Schedules	A-59
12.11. Waiver of Jury Trial	A-59
12.12. Severability	A-59
12.13. Specific Performance	A-59

Exhibit A - Form of Voting Agreement

A-ii

GLOSSARY OF DEFINED TERMS

The following terms, when used in this Agreement, have the meanings ascribed to them in the corresponding Sections of this Agreement listed below:

“401(k) Plan”	—	Section 5.11(b)
“Acquisition Proposal”	—	Section 5.03(a)
“Acquisition Transaction”	—	Section 5.03(a)
“Age Discrimination in Employment Act”	—	Section 3.01(t)(ii)
“Agreement”	—	Preamble
“Average Closing Price”	—	Section 11.01(d)(iv)(2)
“Bank Merger”	—	Preamble
“Bank Secrecy Act”	—	Section 3.01(gg)
“BHC Act”	—	Section 3.01(a)(i)
“Buyer”	—	Preamble
“Buyer Balance Sheet Date”	—	Section 4.01(g)
“Buyer Classified Loans”	—	Section 4.01(o)(ii)
“Buyer Compensation and Benefit Plans”	—	Section 4.01(t)(i)
“Buyer Consultants”	—	Section 4.01(t)(i)
“Buyer Contracts”	—	Section 4.01(c)(i)
“Buyer Directors”	—	Section 4.01(t)(i)
“Buyer Disclosure Schedule”	—	Preamble
“Buyer Employees”	—	Section 4.01(t)(i)
“Buyer ERISA Affiliate”	—	Section 4.01(t)(iii)
“Buyer ERISA Affiliate Plan”	—	Section 4.01(t)(iii)
“Buyer Filed SEC Documents”	—	Section 4.01(l)
“Buyer Financial Statements”	—	Section 4.01(g)
“Buyer Loans”	—	Section 4.01(o)(ii)
“Buyer Meeting”	—	Section 7.06(g)
“Buyer Officers”	—	Section 4.01(t)(i)
“Buyer Pension Plan”	—	Section 4.01(t)(ii)
“Buyer Ratio”	—	Section 11.01(d)(iv)(2)
“Buyer SEC Documents”	—	Section 4.01(f)(i)
“Buyer Shares” and “Buyer Share”	—	Preamble
“Buyer Stock Option Plans”	—	Section 4.01(c)(i)
“Buyer Sub”	—	Preamble
“Buyer Subsidiary” or “Buyer Subsidiaries”	—	Section 4.01(l)
“Buyer Subsidiary Real Estate Collateral”	—	Section 4.01(w)
“Buyer Top-up Notice”	—	Section 11.01(d)(iv)(2)
“Buyer’s Financial Advisor”	—	Section 4.01(i)
“Classified Loans”	—	Section 3.01(k)(ii)
“Closing”	—	Section 9.01
“Closing Date”	—	Section 9.01
“Code”	—	Preamble
“Compensation and Benefit Plans”	—	Section 3.01(t)(i)
“Constituent Corporations”	—	Preamble
“Continuing Employees”	—	Section 6.02(a)
“Costs”	—	Section 6.06(a)
“CRA”	—	Section 3.01(u)(i)
“Defined Benefit Pension Plan”	—	Section 6.02(a)
“Department”	—	Section 1.03
“DOL”	—	Section 3.01(t)(iii)

A-iii

“DPC Shares”	—	Section 2.01(b)
“DRIP”	—	Section 5.10
“Effective Time”	—	Section 1.03
“Employee Stock Ownership Plan”	—	Section 6.02(a)
“Environmental Law”	—	Section 3.01(y)
“ERISA”	—	Section 3.01(t)(i)
“ESOP”	—	Section 3.01(b)(i)
“Exchange Act”	—	Section 3.01(g)(i)
“Exchange Agent”	—	Section 2.03(a)
“Exchange Fund”	—	Section 2.03(b)
“Exchange Ratio”	—	Section 2.01(a)
“Fair Credit Reporting Act”	—	Section 3.01(ff)
“FDIC”	—	Section 3.01(a)(ii)
“Federal Reserve”	—	Section 3.01(k)(ii)
“FHLB”	—	Section 3.01(l)
“GAAP”	—	Section 3.01(f)
“Governmental Authority”	—	Section 3.01(q)
“Gramm-Leach-Bliley Act”	—	Section 3.01(ff)
“Hazardous Substances”	—	Section 3.01(y)
“HOLA”	—	Section 3.01(a)(i)
“HSR Act”	—	Section 3.01(w)
“IIPI”	—	Section 3.01(ff)
“Indemnified Party”	—	Section 6.06(a)
“Index Price”	—	Section 11.01(d)(iv)(2)
“Index Ratio”	—	Section 11.01(d)(iv)(2)
“Information”	—	Section 7.01
“Insider Transactions”	—	Section 3.01(k)(ii)
“IRS”	—	Section 3.01(m)
“Joint Proxy Statement/Prospectus”	—	Section 7.06(a)
“Junior Subordinated Debt”	—	Section 4.01(c)(i)
“K&L”	—	Section 8.01(c)
“knowledge” or “actual knowledge”	—	Section 3.01(a)(iv)
“Loans”	—	Section 3.01(k)(i)
“Loan Assets”	—	Section 3.01(j)
“Loan Documentation”	—	Section 3.01(j)
“material”	—	Section 3.01(a)(iv)
“material adverse effect” or “material adverse change”	—	Section 3.01(a)(iv)
“Merger”	—	Preamble
“Merger Consideration”	—	Section 2.01(a)
“Nasdaq”	—	Section 3.01(p)
“Notice of Superior Proposal”	—	Section 5.03(e)
“PA DOB”	—	Section 3.01(a)(ii)
“Patriot Act”	—	Section 3.01(gg)
“PBCL”	—	Section 1.01
“PBGC”	—	Section 3.01(t)(iii)
“PCBs”	—	Section 3.01(y)
“Per Share Consideration”	—	Section 11.01(d)(iv)(2)
“Registration Statement”	—	Section 7.06(a)
“Regulatory Authorities”	—	Section 3.01(p)
“Required Buyer Vote”	—	Section 4.01(ee)
“Required Seller Vote”	—	Section 3.01(ii)

A-iv

“Representatives”	—	Section 7.01
“Retention Bonus”	—	Section 6.02(d)
“Retention Employees”	—	Section 6.02(d)
“Retention Pool”	—	Section 6.02(d)
“Sarbanes-Oxley Act”	—	Section 3.01(u)(iv)
“SEC”	—	Section 3.01(c)
“Securities Act”	—	Section 3.01(g)(i)
“Seller”	—	Preamble
“Seller Appointees”	—	Section 6.07
“Seller Balance Sheet Date”	—	Section 3.01(f)
“Seller Board”	—	Section 5.03(b)
“Seller Board Recommendation”	—	Section 7.06(f)
“Seller Certificate”	—	Section 2.03(c)
“Seller Consultants”	—	Section 3.01(t)(i)
“Seller Contracts”	—	Section 3.01(x)
“Seller Debentures”	—	Section 7.09
“Seller Directors”	—	Section 3.01(t)(i)
“Seller Disclosure Schedule”	—	Preamble
“Seller Employees”	—	Section 3.01(t)(i)
“Seller ERISA Affiliate”	—	Section 3.01(t)(iii)
“Seller ERISA Affiliate Plan”	—	Section 3.01(t)(iii)
“Seller Filed SEC Documents”	—	Section 3.01(h)
“Seller Financial Statements”	—	Section 3.01(f)
“Seller Meeting”	—	Section 7.06(e)
“Seller Officers”	—	Section 3.01(t)(i)
“Seller Pension Plan”	—	Section 3.01(t)(ii)
“Seller Preferred Stock”	—	Section 3.01(b)(i)
“Seller Real Properties”	—	Section 3.01(n)
“Seller Representatives”	—	Section 5.03(a)
“Seller Restricted Stock”	—	Section 3.01(b)(i)
“Seller SEC Documents”	—	Section 3.01(g)(i)
“Seller Shares” and “Seller Share”	—	Preamble
“Seller Stock Options”	—	Section 2.02(a)
“Seller Stock Option and Benefit Plans”	—	Section 2.02(a)
“Seller Sub”	—	Preamble
“Seller Subsidiary” and “Seller Subsidiaries”	—	Section 3.01(a)(ii)
“Seller Subsequent Determination”	—	Section 5.03(e)
“Seller Subsidiary Real Estate Collateral”	—	Section 3.01(y)
“Seller Walkaway Right”	—	Section 11.01(d)(iv)
“Seller’s Counsel”	—	Section 8.02(c)
“Seller’s Financial Advisors”	—	Section 3.01(r)
“Starting Date”	—	Section 11.01(d)(iv)(2)
“Starting Price”	—	Section 11.01(d)(iv)(2)
“Subsidiary”	—	Section 3.01(c)
“Superior Proposal”	—	Section 5.03(e)
“Surviving Bank Corporation”	—	Section 1.02
“Surviving Corporation”	—	Section 1.01
“Takeover Laws”	—	Section 3.01(z)
“Tax” or “Taxes”	—	Section 3.01(m)
“Tax Returns”	—	Section 3.01(m)
“Termination Fee”	—	Section 11.02(b)
“Trust Account Shares”	—	Section 2.01(b)

A-v

“Updated Buyer Disclosure Schedule”	—	Section 6.04
“Updated Seller Disclosure Schedule”	—	Section 5.02
“Voting Agreement”	—	Preamble
“Voting Agreement Shareholders”	—	Preamble
“Walkaway Determination Date”	—	Section 11.01(d)(iv)(2)
“West Virginia Secretary of State”	—	Section 1.03
“WVBCA”	—	Section 1.01

A-vi

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of October 29, 2014, is made and entered into by and between Wesbanco, Inc., a West Virginia corporation (“Buyer”), Wesbanco Bank, Inc., a West Virginia banking corporation and a wholly-owned subsidiary of Buyer (“Buyer Sub”), ESB Financial Corporation, a Pennsylvania corporation and savings and loan holding company (“Seller”), and ESB Bank, a Pennsylvania state-chartered stock savings bank and a wholly-owned subsidiary of Seller (“Seller Sub”). Buyer and Seller are sometimes hereinafter collectively referred to as the “Constituent Corporations.”

W I T N E S S E T H:

WHEREAS, the Boards of Directors of Seller, Seller Sub, Buyer and Buyer Sub have each determined that it is in the best interests of their respective corporations and shareholders for Buyer to acquire Seller pursuant to a merger of Seller with and into Buyer (the “Merger”) and, immediately after the Merger, a merger of Seller Sub with and into Buyer Sub (the “Bank Merger”), upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the Boards of Directors of Seller, Seller Sub, Buyer and Buyer Sub have each approved this Agreement and the consummation of the transactions contemplated hereby; and

WHEREAS, as a result of the Merger, in accordance with the terms of this Agreement, Seller will cease to have a separate corporate existence and the shareholders of Seller will receive from Buyer in exchange for each share of common stock, $0.01 par value, of Seller (individually “Seller Share” and collectively “Seller Shares”), (a) $1.76 in cash, and (b) 0.502 of a share of common stock, $2.0833 par value per share, of Buyer (individually, a “Buyer Share” and collectively, the “Buyer Shares”), as may be adjusted as provided herein, all as determined in accordance with the terms of this Agreement; and

WHEREAS, as a condition to the willingness of Buyer to enter into this Agreement, the directors and executive officers of Seller listed on Exhibit A hereto (the “Voting Agreement Shareholders”) have each entered into a Voting Agreement, dated as of the date hereof, with Buyer (each a “Voting Agreement”), pursuant to which each Voting Agreement Shareholder has agreed, among other things, to vote such Voting Agreement Shareholder’s Seller Shares in favor of the approval of this Agreement and the transactions contemplated hereby, upon the terms and subject to the conditions set forth in the Voting Agreement; and

WHEREAS, for Federal income tax purposes, it is intended that the Merger and the Bank Merger contemplated by this Agreement each qualify as a “reorganization” under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and that this Agreement is intended to be and is adopted as a “plan of reorganization” for purposes of the Code and the Treasury Regulations promulgated thereunder; and

WHEREAS, Seller has previously provided to Buyer a schedule disclosing additional information about Seller (the “Seller Disclosure Schedule”), and Buyer has previously provided to Seller a schedule disclosing additional information about Buyer (the “Buyer Disclosure Schedule”); and

WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and the Bank Merger and also to prescribe certain conditions to the Merger and the Bank Merger.

NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, the parties, intending to be legally bound hereby, agree as follows:

ARTICLE ONE

THE MERGER

1.01. Merger; Surviving Corporation

Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.03), Seller shall merge with and into Buyer in accordance with the West Virginia Business Corporation Act (the “WVBCA”) and the Pennsylvania Business Corporation Law (the “PBCL”). Buyer shall be the continuing and surviving corporation in the Merger, shall continue to exist under the laws of the State of West Virginia and shall be the only one of the Constituent Corporations to continue its separate corporate existence after the Effective Time. As used in this Agreement, the term “Surviving Corporation” refers to Buyer at and after the Effective Time. As a result of the Merger, the outstanding shares of capital stock and the treasury shares of the Constituent Corporations shall be converted in the manner provided in Article Two.

1.02. Bank Merger; Surviving Bank Corporation

Upon the terms and subject to the conditions of this Agreement, immediately after the Effective Time, Seller Sub shall merge with and into Buyer Sub in accordance with the WVBCA, the state banking code of West Virginia, and the Pennsylvania Banking Code of 1965. Buyer Sub shall be the continuing and surviving bank corporation in the Bank Merger, shall continue to exist under the laws of the State of West Virginia and shall continue its separate corporate existence after the Effective Time. As used in this Agreement, the term “Surviving Bank Corporation” refers to Buyer Sub at and after the Effective Time. As a result of the Bank Merger, the outstanding shares of capital stock of Seller Sub shall be converted in the manner provided in Section 2.06.

1.03. Effective Time

The Merger and the Bank Merger shall become effective at the time set forth in the respective articles of merger for both the Merger and the Bank Merger that shall be filed with the Secretary of State of the State of West Virginia (the “West Virginia Secretary of State”) and the articles of merger that shall be filed with the Department of State of the Commonwealth of Pennsylvania (the “Department”) on or before the Closing Date; provided, however, that the Bank Merger shall not become effective until after the Merger has become effective. The date and time at which the Merger shall become effective is referred to in this Agreement as the “Effective Time.”

1.04. Effects of the Merger

At the Effective Time:

(a)	the articles of incorporation of Buyer as in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation;

(b)	the bylaws of Buyer as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation;

(c)	subject to Section 6.07, the directors of Buyer immediately prior to the Effective Time shall become the directors of the Surviving Corporation, each of whom shall serve in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation;

(d)	the officers of Buyer immediately prior to the Effective Time shall become the officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation;

(e)	each Buyer Share that is issued and outstanding immediately prior to the Effective Time shall remain outstanding following the Effective Time and shall be unchanged by the Merger;

(f)	the Merger shall have the effects prescribed in Section 31D-11-1107 of the WVBCA and Section 1929 of the PBCL; and

(g)	the location of the principal office of the Surviving Corporation shall be One Bank Plaza, Wheeling, WV 26003.

1.05. Effects of the Bank Merger

Immediately following the Effective Time of the Bank Merger:

(a)	the articles of incorporation of Buyer Sub as in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Bank Corporation;

(b)	the bylaws of Buyer Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Bank Corporation; and

(c)	the Bank Merger shall have the effects prescribed in Section 31D-11-1107 of the WVBCA and Section 1609 of the Pennsylvania Banking Code of 1965.

1.06. Tax Consequences

It is intended that the Merger and the Bank Merger shall each constitute a “reorganization” within the meaning of Section 368(a) of the Code and that this Agreement shall constitute a “plan of reorganization” for purposes of the Code and the Treasury Regulations promulgated thereunder.

ARTICLE TWO

CONVERSION OF SHARES AND OPTIONS; SURRENDER OF CERTIFICATES

2.01. Conversion of Seller Shares

At the Effective Time, by virtue of the Merger and without any action on the part of Buyer, Buyer Sub, Seller, Seller Sub or the holder of any of the following securities:

(a)	Subject to the other provisions of this Article Two and the potential additional payment or adjustment as provided in Section 11.01(d)(iv), each Seller Share issued and outstanding immediately prior to the Effective Time (other than Seller Shares held directly or indirectly by Buyer or Seller or any of their respective Subsidiaries (as defined below) (except for Trust Account Shares and DPC Shares, as such terms are defined in Section 2.01(b) hereof)) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for the right to receive, subject to the provisions set forth in this Agreement, (i) 0.502 (the “Exchange Ratio”) of a Buyer Share and (ii) $1.76 in cash, without interest. The 0.502 of a Buyer Share to be issued, together with the $1.76 of cash to be paid in exchange for each Seller Share, pursuant to this Section 2.01 is referred to herein as the “Merger Consideration”.

(b)	At the Effective Time, all Seller Shares that are owned directly or indirectly by Buyer or Seller or any of their respective Subsidiaries (other than Seller Shares (x) held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary or agency capacity for the benefit of third parties (any such shares, and shares of Buyer Common Stock which are similarly held, whether held directly or indirectly by Buyer or Seller, as the case may be, being referred to herein as “Trust Account Shares”) or (y) held by Buyer or Seller or any of their respective Subsidiaries, directly or indirectly, in respect of a debt previously contracted (any such Seller Shares, and Buyer Shares which are similarly held, being referred to herein as “DPC Shares”)) shall be cancelled and shall cease to exist and no Buyer Shares, cash or other consideration shall be delivered in exchange therefor. At the Effective Time, all Buyer Shares that are owned by Seller or any of its Subsidiaries (other than Trust Account Shares and DPC Shares) shall become treasury stock of Buyer without any consideration therefor.

2.02. Seller Stock Options

(a)	Seller shall take all requisite action so that, at the Effective Time, each option to acquire Seller Shares (each, a “Seller Stock Option”) granted under Seller’s stock compensation and stock based incentive plans (together with Seller’s Amended and Restated Excess Benefit Plan, the “Seller Stock Option and Benefit Plans”) that is outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, shall be, by virtue of the Merger and without any action on the part of Buyer, Buyer Sub, Seller, Seller Sub, the holder of such Seller Stock Option or any other person or entity, cancelled and converted into the right to receive from Seller or from Buyer and the Surviving Corporation, at or immediately following the Effective Time, an amount in cash, without interest, equal to the product of (x) the aggregate number of Seller Shares subject to such Seller Stock Option, multiplied by (y) the excess, if any, of $17.65 over the per share exercise price under such Seller Stock Option, less any Taxes required to be deducted or withheld in accordance with Section 2.03(i).

(b)	At or prior to the Effective Time, Seller, the Seller Board (as defined in Section 5.03(b)) and the compensation committee of such board, as applicable, shall adopt any resolutions and take any actions (including obtaining any Seller or Seller Sub employee consents) that may be necessary to effectuate the provisions of paragraph (a) of this Section 2.02.

2.03. Exchange and Payment Procedures

(a)	Exchange Agent. Buyer shall designate Computershare Investor Services, LLC or such other entity as shall reasonably be selected by Buyer to act as agent (the “Exchange Agent”) for purposes of conducting the exchange and payment procedures as described in this Section 2.03. Seller shall provide to the Exchange Agent all information reasonably requested by Buyer to be provided to the Exchange Agent in order for it to perform as specified herein.

(b)	Deposit with Exchange Agent; Exchange Fund. At least one business day prior to the Effective Time, Buyer shall provide to the Exchange Agent the aggregate number of Buyer Shares and an amount in cash representing the aggregate cash component of the Merger Consideration, together with aggregate cash to be paid in lieu of fractional shares pursuant to Section 2.03(f) hereto, all of which shall be held by the Exchange Agent in trust for the holders of Seller Shares (collectively, the “Exchange Fund”). The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Buyer Shares held by it from time to time hereunder, except that it shall receive and hold for the benefit of the recipients of the Buyer Shares until distributed thereto pursuant to the provisions of this Agreement any dividends or other distributions paid or distributed with respect to such Buyer Shares for the account of the persons entitled thereto. The Exchange Fund shall not be used for any purpose other than as set forth in this paragraph. The Exchange Agent shall invest cash in the Exchange Fund, as directed by Buyer, on a daily basis; provided, however, that all such investments shall be in (1) obligations of, or guaranteed by, the United States of America, (2) commercial paper obligations receiving the highest rating from either Moody’s Investors Services, Inc. or Standard and Poor’s Corporation, or (3) certificates of deposit of commercial banks (not including any Subsidiary (as defined in Section 3.01(c)) or affiliate of Buyer) with capital exceeding $1.0 billion. All interest and other income resulting from such investments shall be paid to Buyer.

(c)

Surrender of Seller Certificates. As promptly as practicable after the Effective Time, and in no event more than five business days thereafter, Buyer shall send or cause to be sent to each former holder of record of Seller Shares transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing the Seller Shares shall pass only upon proper delivery of such certificates to the Exchange Agent). Each holder of an outstanding certificate or certificates which prior to the Effective Time represented Seller Shares (“Seller Certificate”), who surrenders such Seller Certificate to the Exchange Agent shall, upon acceptance thereof by the Exchange Agent, be entitled to receive (a) the Merger Consideration for each Seller Share represented by the Seller Certificate surrendered, (b) any cash in lieu of fractional shares into which the Seller Shares represented by the Seller Certificate have been converted, (c) any other dividend or distribution with a record date after the Effective Time theretofore paid with respect to Buyer Shares issuable in the Merger, and (d) subject to compliance with Section 7.08, any dividend or distribution with respect to Seller Shares with a record date prior to the Effective Time, in each case without interest. The Exchange Agent shall accept such Seller Certificate upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices and shall as promptly as practicable issue the certificates representing Buyer Shares and cash in accordance with this Agreement. Each Seller Certificate that is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except as otherwise herein provided, be deemed at any time after the Effective Time to represent only the right to receive upon such surrender (a) the Merger Consideration, (b) any cash in lieu of fractional shares into which the Seller Shares represented by the Seller Certificate have been converted, (c) any other dividend or distribution with a record date after the Effective Time theretofore paid with respect to Buyer Shares issuable in the Merger, and (d) subject to compliance with Section 7.08, any dividend or distribution with respect to Seller Shares with a record date prior to the Effective Time, in each case without interest. No dividends or other distributions with a record date after the Effective Time with respect to Buyer Shares shall be paid to the holder of any unsurrendered Seller Certificate until the holder thereof shall surrender such Seller Certificate in accordance with this Section 2.03(c). After the surrender of a Seller Certificate in accordance with this Section 2.03(c), the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to Buyer Shares represented by such Seller Certificates. After the Effective Time, there shall be no further transfer on the records of Seller of a Seller Certificate representing Seller Shares and, if any such Seller Certificate is presented to Seller for transfer, it shall be canceled against delivery of the Merger Consideration for each Seller Share represented by such Seller Certificate provided in Article Two.

(d)	Lost, Stolen or Destroyed Certificates. If there shall be delivered to the Exchange Agent by any person who is unable to produce any Seller Certificate for Seller Shares for surrender to the Exchange Agent in accordance with this Section 2.03:

(i)	evidence to the reasonable satisfaction of the Surviving Corporation that such Seller Certificate has been lost, wrongfully taken, or destroyed;

(ii)	such security or indemnity as reasonably may be requested by the Surviving Corporation to save it harmless (which may include the requirement to obtain a third party bond or surety); and

(iii)	evidence, to the reasonable satisfaction of the Surviving Corporation, that such person was the owner of the Seller Shares theretofore represented by each such Seller Certificate claimed by him to be lost, wrongfully taken or destroyed and that he is the person who would be entitled to present such Seller Certificate for exchange pursuant to this Agreement;

then the Exchange Agent, in the absence of actual notice to it that any Seller Shares theretofore represented by any such Seller Certificate have been acquired by a bona fide purchaser, shall deliver to such person (a) the Merger Consideration for each Seller Share represented by the lost, stolen or destroyed Seller Certificate, (b) any cash in lieu of fractional shares into which the Seller Shares represented by the Seller Certificate have been converted, (c) any other dividend or distribution with a record date after the Effective Time theretofore paid with respect to Buyer Shares issuable in the Merger, and (d) subject to compliance with Section 7.08, any dividend or distribution with respect to Seller Shares with a record date prior to the Effective Time, in each case without interest, that such person would have been entitled to receive upon surrender of each such lost, wrongfully taken or destroyed Seller Certificate.

(e)

No Further Ownership Rights in Seller Shares. All cash and Buyer Shares issued upon conversion of Seller Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Seller Shares; subject, however, to the Surviving Corporation’s obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Seller (but only in compliance with the terms of this Agreement) on such Seller Shares prior to the Effective Time and which remain unpaid at the Effective Time, subject to compliance with Section 7.08.

(f)	No Fractional Buyer Shares.

(i)	No certificates or scrip representing fractional Buyer Shares shall be issued upon the surrender for exchange of Seller Certificates evidencing Seller Shares, and such fractional Buyer Share interests will not entitle the owner thereof to vote or to any rights of a shareholder of the Surviving Corporation.

(ii)	Each holder of Seller Shares who would otherwise be entitled to receive a fractional Buyer Share shall instead receive from the Exchange Agent an amount of cash, without interest, equal to the product obtained by multiplying (a) the fractional Buyer Share (rounded to the nearest thousandth when expressed in decimal form) interest to which such holder (after taking into account all Seller Shares held at the Effective Time by such holder) would otherwise be entitled by (b) the Average Closing Price (as defined in Section 11.01(d)(iv)).

(g)	Termination of Exchange Fund. Any portion of the Exchange Fund delivered to the Exchange Agent by Buyer pursuant to Section 2.03(b) which remains undistributed to the shareholders of Seller for 12 months after the Effective Time may be delivered to the Surviving Corporation, upon Buyer’s demand, and any shareholders of Seller who have not theretofore complied with this Article Two shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration, any cash in lieu of fractional Buyer Share interest and any dividends or distributions with respect to Buyer Shares issuable in the Merger, in each case without interest.

(h)	No Liability. None of Buyer, Seller, the Exchange Agent or the Surviving Corporation shall be liable to any former holder of Seller Shares for any payment of the Merger Consideration, any cash in lieu of fractional Buyer Share interest or any dividends or distributions with respect to Buyer Shares issuable in the Merger delivered to a public official as and if required by any applicable abandoned property, escheat or similar law.

(i)	Withholding Rights. Buyer or the Exchange Agent shall be entitled to deduct and withhold from the cash consideration otherwise payable pursuant to this Agreement to any holder of Seller Certificates such amounts as Buyer or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any other provision of domestic or foreign (whether national, Federal, state, provincial, local or otherwise) tax law. To the extent that amounts are properly withheld and paid over to the appropriate taxing authority by Buyer or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Seller Certificates in respect of which such deduction and withholding was made by Buyer, the Surviving Corporation or the Exchange Agent.

(j)	Waiver. The Surviving Corporation may from time to time, in the case of one or more persons, waive one or more of the rights provided to it in this Article Two to withhold certain payments, deliveries and distributions; and no such waiver shall constitute a waiver of its rights thereafter to withhold any such payment, delivery or distribution in the case of any person.

2.04. No Dissenters’ Rights

Anything contained in this Agreement or elsewhere to the contrary notwithstanding, no outstanding Seller Shares or other shares of Seller’s capital stock shall have any dissenters’ rights of appraisal under the PBCL.

2.05. Anti-Dilution Provisions

In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding Buyer Shares are increased, decreased, changed into or exchanged for a different number or kind of shares or securities (or Buyer establishes a record date for effecting any such change to the outstanding Buyer Shares) as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar changes in Buyer’s capitalization, excluding an acquisition by Buyer involving an exchange of Buyer Shares not resulting in a recapitalization of Buyer, appropriate and proportionate adjustment shall be made to the Merger Consideration. Nothing contained herein shall be deemed to permit any action which may be proscribed by this Agreement.

2.06. Conversion of Seller Sub Capital Stock

Immediately after the Effective Time, each issued and outstanding share, and each share held in the treasury, of capital stock of Seller Sub shall, by virtue of the Bank Merger and without any action on the part of Buyer, Buyer Sub, Seller, Seller Sub or the holder thereof, be canceled without any conversion or issuance of any shares of capital stock of Buyer or Buyer Sub with respect thereto. No shares of Buyer or Buyer Sub shall be issued or exchanged and no consideration shall be given for shares of Seller Sub, and each then-issued and outstanding share, and each share then held in the treasury, of capital stock of Buyer Sub shall, by virtue of the Bank Merger and without any action on the part of Buyer, Buyer Sub, Seller, Seller Sub or the holder thereof, continue as one share of capital stock of the Surviving Bank Corporation having the same designations, preferences, limitations, and rights as such share of capital stock of Buyer Sub immediately prior to the Bank Merger.

ARTICLE THREE

REPRESENTATIONS AND WARRANTIES OF SELLER AND SELLER SUB

3.01. Representations and Warranties of Seller and Seller Sub

Except as set forth on the Seller Disclosure Schedule (with specific reference to the Section or Subsection of this Agreement to which the information stated in such disclosure relates, provided that any fact, item, contract, agreement, document or instrument listed or described, and any information disclosed, in any Section or Subsection thereof shall be deemed listed, described, and disclosed in all other applicable Sections and Subsections even though not expressly set forth in such other Section(s) or subsections(s)), Seller and Seller Sub hereby jointly and severally represent and warrant to Buyer and Buyer Sub as follows:

(a)	Corporate Status.

(i)	Seller is a Pennsylvania corporation and a savings and loan holding company registered under the Home Owners’ Loan Act, as amended ( “HOLA”). Seller is duly organized, validly existing and subsisting under the laws of the Commonwealth of Pennsylvania, has the full corporate power and authority to own its property, to carry on its business as presently conducted, and is qualified to do business in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on Seller. Seller has made available to Buyer true and complete copies of the Articles of Incorporation and Bylaws of Seller, in each case as amended to the date of this Agreement.

(ii)

Seller Sub, ESB Capital Trust IV and THF, Inc. are the only Subsidiaries (as that term is defined in Section 3.01(c)) of Seller, and, except as set forth in Section 3.01(a)(ii) of the Seller Disclosure Schedule, AMSCO, Inc. and ESB Financial Services, Inc. are the only Subsidiaries of Seller Sub (each, a “Seller Subsidiary” and collectively, the “Seller Subsidiaries”). Seller Sub is a Pennsylvania state-chartered savings bank and is regulated by the Pennsylvania Department of Banking (“PA DOB”) and the Federal Deposit Insurance Corporation (the “FDIC”). The deposit accounts of Seller Sub are insured by the FDIC (as defined in Section 3.01(l)) to the fullest extent permitted by applicable law. Seller Sub is duly organized and validly existing and subsisting under the laws of the Commonwealth of Pennsylvania and has full power and authority, corporate or otherwise, to own its property and to carry on its business as presently conducted, and is qualified to do business and in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect on Seller. Seller has made available to Buyer true and complete copies of the governing instruments of Seller Sub, in each case as amended to the date of this Agreement.

(iii)	Each of the Seller Subsidiaries other than Seller Sub has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification necessary, other than where the failure to be so organized, existing, qualified or licensed or in good standing, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Seller.

(iv)	As used in this Agreement, (A) any reference to any event, change or effect being “material” with respect to any entity means an event, change or effect which is material in relation to the financial condition, properties, business or results of operations of such entity and its Subsidiaries taken as a whole and (B) the terms “material adverse effect” or “material adverse change” means, with respect to an entity, a material adverse effect on the financial condition, properties, assets, liabilities, businesses or results of operations of such entity and its Subsidiaries taken as a whole or on the ability of such entity to perform its obligations under this Agreement or consummate the Merger or the Bank Merger and the other material transactions contemplated by this Agreement other than, in any case, any state of facts, change, development, event, effect, condition or occurrence (i) resulting from changes in the United States economy (including changes in interest rates) or the United States securities markets in general; (ii) resulting from changes in laws or regulations affecting banks or savings banks or their holding companies generally, or interpretations thereof by Governmental Authorities; (iii) resulting from any litigation or loss of current or prospective customers, employees or revenues arising from the execution of this Agreement; (iv) resulting from any transaction costs of the Merger generally; (v) resulting from payments made in the nature of severance payments or payments made pursuant to the change in control provisions of employment agreements or change in control or severance plans of Seller or any Seller Subsidiary or payments made pursuant to Section 6.02(b) or losses, charges or expenses resulting from loan sales contemplated by Section 5.09; (vi) resulting from changes, after the date hereof, in accounting principles generally accepted in the United States (“GAAP”) or applicable regulatory accounting requirements; (vii) resulting from changes, after the date hereof, in global, national or regional political conditions (including events of war or acts of terrorism); or (viii) resulting from public disclosure of the transactions contemplated hereby or actions that are expressly required by this Agreement or that are taken with the prior written consent of the other party in contemplation of the transactions contemplated hereby; provided, however, that in no event shall a decrease in the trading price of Seller Shares or Buyer Shares, absent any other event, change or effect which has had or would reasonably be expected to have a material adverse effect, or litigation relating thereto, be considered a material adverse effect or material adverse change; and provided, further, that any state of facts, change, development, event, effect, condition or occurrence referred to in clauses (i), (ii), (vi) or (vii) immediately above shall be taken into account in determining whether a material adverse effect or material adverse change has occurred to the extent that such state of facts, change, development, event, effect, condition or occurrence has a disproportionate effect on Seller or Buyer, as the case may be, compared to other similarly situated community banking organizations operating in the geographic regions in which the Seller or Buyer, as the case may be, conduct their business. Any reference to “knowledge” or “actual knowledge” of a party means the actual knowledge of the executive officers and directors of the party.

(b)	Capitalization of Seller.

(i)	The authorized capital of Seller consists solely of (A) 30,000,000 Seller Shares, of which 17,805,441 Seller Shares were issued and outstanding as of September 30, 2014, and (B) 5,000,000 shares of preferred stock, par value $0.01 per share (“Seller Preferred Stock”), no shares of which are issued and outstanding. As of September 30, 2014, 1,408,785 Seller Shares were held in its treasury, 2,968,410 Seller Shares were held in the Seller’s Employee Stock Ownership Plan (the “ESOP”). All outstanding Seller Shares have been duly authorized and are validly issued, fully paid and non-assessable, and were not issued in violation of the preemptive rights of any person. All issued Seller Shares have been issued in compliance in all material respects with all applicable Federal and state securities laws. As of September 30, 2014, 1,185,130 Seller Shares were reserved for issuance upon the exercise of outstanding Seller Stock Options. Seller has furnished to Buyer a true, complete and correct copy of the Seller Stock Option and Benefit Plans, and a list of all participants in the Seller Stock Option and Benefit Plans as of the date hereof is set forth in Section 3.01(b)(i) of the Seller Disclosure Schedule, which list identifies the number of Seller Shares subject to Seller Stock Options held by each such participant, the exercise price or prices of such Seller Stock Options and the dates each of the Seller Stock Options was granted, becomes exercisable and expires. As of September 30, 2014, 116,562 shares of restricted stock were issued and outstanding pursuant to all Seller Compensation and Benefit Plans (“Seller Restricted Stock”). Section 3.01(b)(i) of the Seller Disclosure Schedule also sets forth the name of each holder of Seller Restricted Stock, the vesting dates and number of shares held by such holder.

(ii)	As of the date hereof, except for this Agreement, the Seller Stock Options and the Seller Restricted Stock, there are no options, warrants, calls, rights, commitments or agreements of any character to which Seller is a party or by which it is bound obligating Seller to issue, deliver or sell, or cause to be issued, delivered or sold, any additional Seller Shares or obligating Seller to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. As of the date of this Agreement, there are no outstanding contractual obligations of Seller to repurchase, redeem or otherwise acquire any Seller Shares except for such obligations arising under the Seller Stock Option and Benefit Plans.

(iii)	Except as disclosed in Section 3.01(b)(iii) of the Seller Disclosure Schedule or as contemplated by the terms of this Agreement, since September 30, 2014, Seller has not (A) issued or permitted to be issued any Seller Shares, or securities exercisable for or convertible into Seller Shares, other than upon exercise of the Seller Stock Options or the vesting of Seller Restricted Stock granted prior to the date hereof under the Seller Stock Option and Benefit Plans; (B) repurchased, redeemed or otherwise acquired, directly or indirectly, through any Seller Subsidiary or otherwise, any Seller Shares; or (C) declared, set aside, made or paid to the shareholders of Seller dividends or other distributions on the outstanding Seller Shares.

(iv)	No bonds, debentures, notes or other indebtedness of Seller having the right to vote on any matters on which Seller’s shareholders may vote are issued or outstanding.

(c)

Seller Subsidiaries. Except as set forth in Section 3.01(c) of the Seller Disclosure Schedule, Seller and Seller Sub own of record and beneficially all of the issued and outstanding equity securities of the Seller Subsidiaries. There are no options, warrants, calls, rights, commitments or agreements of any character to which Seller, Seller Sub or any Seller Subsidiary is a party or by which any of them is bound obligating any Seller Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional equity securities of such Seller Subsidiary (other than to Seller) or obligating Seller, Seller Sub or such Seller Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments, understandings or arrangements relating to Seller’s rights to vote or to dispose of the equity securities of any Seller Subsidiary, and all of the equity securities of each Seller Subsidiary held by Seller are fully paid and non-assessable and are owned by Seller free and clear of any charge, mortgage, pledge, security interest, hypothecation, restriction, claim, option, lien, encumbrance or interest of any persons whatsoever. Seller does not own beneficially, directly or indirectly, any equity securities or similar interests of any person, or any interest in a partnership or joint venture of any kind, other than the Seller Subsidiaries.

For purposes of this Agreement, “Subsidiary” has the meaning ascribed to it in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”).

(d)	Corporate Authority. All corporate actions of Seller and Seller Sub necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, in each case by Seller and Seller Sub, have been duly and validly taken, except for the adoption of this Agreement by the Required Seller Vote (as defined in Section 3.01(ii)) and subject, in the case of the consummation of the Merger and the Bank Merger, to the filing and recordation of articles of merger as required by the PBCL and the WVBCA and the issuance of a Certificate of Merger by the PA DOB. The Seller Board has, by unanimous vote of the directors, duly adopted resolutions (i) approving this Agreement, the Merger, the Bank Merger and the other transactions contemplated hereby, (ii) declaring that it is in the best interests of Seller and its shareholders that Seller enter into this Agreement and consummate the Merger and the Bank Merger on the terms and subject to the conditions set forth in this Agreement, (iii) directing that this Agreement be submitted to a vote at a meeting of Seller’s shareholders to be held as promptly as practicable and (iv) subject to the provisions of Section 5.03 hereof, to recommend that Seller’s shareholders adopt this Agreement in accordance with the provisions of Section 7.06(f) hereof. The Board of Directors of Seller Sub has, by unanimous vote of the directors, duly adopted resolutions approving this Agreement and the Bank Merger and the other transactions contemplated hereby. Seller has approved and directed that Seller, as the sole shareholder of Seller Sub, provide its written consent to the Bank Merger.

(e)	Authorized and Effective Agreement. This Agreement has been duly executed and delivered by Seller and Seller Sub, and assuming the due authorization, execution and delivery by Buyer and Buyer Sub, constitutes a valid and binding obligation of Seller and Seller Sub, enforceable against Seller and Seller Sub in accordance with its terms, except as such enforceability may be limited by laws related to safety and soundness of insured depository institutions as set forth in 12 U.S.C. §1818(b), the appointment of a conservator, bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting the enforcement of creditors’ rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing. Each of Seller and Seller Sub has the right, power, authority and capacity to execute and deliver this Agreement and, subject to obtaining the Required Seller Vote, the obtaining of appropriate approvals by Regulatory Authorities and Governmental Authorities and the expiration of applicable regulatory waiting periods, to perform its obligations under this Agreement.

(f)

Financial Statements of Seller. Seller has furnished to Buyer consolidated financial statements of Seller consisting of the consolidated statements of financial condition as of December 31 for each of the fiscal years 2012 and 2013 and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the three years ended December 31, 2013 (the “Seller Balance Sheet Date”), including accompanying notes and the report thereon of S.R. Snodgrass, A.C., as included in Seller’s Annual Report on Form 10-K for the year ended December 31, 2013, and the unaudited consolidated statement of financial condition as of June 30, 2014 and the related consolidated statements of operations, stockholders’ equity and cash flows for the three and six months then ended, as reported in Seller’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2014 and June 30, 2014 (all of such consolidated financial statements are collectively referred to herein as the “Seller Financial Statements”). The Seller Financial Statements comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Seller and the Seller Subsidiaries as of the dates thereof and their respective consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(g)	SEC Filings; Sarbanes-Oxley.

(i)	Seller and the Seller Subsidiaries have filed all reports, registration statements, proxy statements and information statements required to be filed by Seller or any of the Seller Subsidiaries subsequent to December 31, 2010 under the Securities Act of 1933, as amended (the “Securities Act”), or under Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) with the SEC (together with all information incorporated therein by reference, the “Seller SEC Documents”), except for any reports, registration statements, proxy statements or information statements the failure to file which would not have a material adverse effect upon Seller. All such filings, at the time of filing, complied in all material respects as to form and included all exhibits required to be filed under the applicable rules of the SEC applicable to such Seller SEC Documents. None of such documents, as subsequently supplemented or amended prior to the date hereof, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ii)	The records, systems, controls, data and information of Seller and the Seller Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Seller or the Seller Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on Seller. Seller (x) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) to ensure that material information relating to Seller, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of Seller by others within those entities, and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to Seller’s outside auditors and the audit committee of the Seller Board (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Seller’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Seller’s internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act). These disclosures were made in writing by management to Seller’s auditors and audit committee and a copy has previously been made available to Buyer. As of the date hereof, there is no reason to believe that Seller’s chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

(iii)	Since December 31, 2010, (i) through the date hereof, neither Seller nor any of the Seller Subsidiaries has received or otherwise had or obtained actual knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Seller or any of the Seller Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Seller or any of the Seller Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing Seller or any of the Seller Subsidiaries, whether or not employed by Seller or any of the Seller Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Seller or any of its officers, directors, employees or agents to the Seller Board or any committee thereof or to any director or officer of Seller.

(iv)	The independent registered public accounting firm engaged to express its opinion with respect to the financial statements included in the Seller SEC Documents is, and has been throughout the periods covered thereby “independent” within the meaning of Rule 2-01 of Regulation S-X. S.R. Snodgrass, A.C. has not resigned or been dismissed as an independent public accountant of Seller as a result of or in connection with any disagreement with Seller on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(v)	Since the date of Seller’s last definitive proxy statement for its annual meeting of its shareholders and except as disclosed in Section 3.01(g) of the Seller Disclosure Schedule, no event has occurred that would be required to be reported by the Seller pursuant to Item 404 of Regulation S-K promulgated by the SEC.

(h)	Absence of Undisclosed Liabilities. Except as set forth in the Seller SEC Documents filed and publicly available prior to the date of this Agreement (the “Seller Filed SEC Documents”) (including the financial statements included therein) or in Section 3.01(h) of the Seller Disclosure Schedule and except as arising hereunder, Seller and the Seller Subsidiaries have no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) at June 30, 2014, other than liabilities and obligations that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Seller. Except as set forth in the Seller Filed SEC Documents or otherwise disclosed in Section 3.01(h) of the Seller Disclosure Schedule, all debts, liabilities, guarantees and obligations of Seller and the Seller Subsidiaries incurred since the Seller Balance Sheet Date have been incurred in the ordinary course of business and are usual and normal in amount, both individually and in the aggregate.

(i)	Absence of Changes. Except (i) as set forth in the Seller Filed SEC Documents, (ii) as set forth in Section 3.01(i) of the Seller Disclosure Schedule, or (iii) in the ordinary course of business consistent with past practice, since the Seller Balance Sheet Date, there has not been any material adverse change in the business, operations, assets or financial condition of Seller and the Seller Subsidiaries taken as a whole, and, to the actual knowledge of Seller, no fact or condition exists which Seller believes will cause such a material adverse change in the future.

(j)	Loan Documentation. The documentation (“Loan Documentation”) governing or relating to the material loan and credit-related assets (“Loan Assets”) included in the loan portfolio of the Seller Subsidiaries is legally sufficient for the purposes intended thereby and creates enforceable rights of the Seller Subsidiaries in accordance in all material respects with the terms of such Loan Documentation, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting the enforcement of creditors’ rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing, except for such insufficiencies as would not have a material adverse effect on Seller. Except as set forth in Section 3.01(j) of the Seller Disclosure Schedule, no debtor under any of the Loan Documentation has asserted as of the date hereof any claim or defense with respect to the subject matter thereof, which claim or defense, if determined adversely to Seller, would have a material adverse effect on Seller. All loans and extensions of credit that have been made by the Seller Subsidiaries comply in all material respects with applicable regulatory limitations and procedures.

(k)	Loans; Nonperforming and Classified Assets.

(i)

To Seller’s knowledge, except as would not reasonably be expected to have a material adverse effect on Seller, each loan agreement, note or borrowing arrangement, including, without limitation, portions of outstanding lines of credit, loan commitments and loan guaranties (collectively, “Loans”), on Seller’s or any Seller Subsidiary’s books and records, was made and has been serviced in accordance with Seller’s lending standards in the ordinary course of business; is evidenced by appropriate and sufficient documentation; to the extent secured, has been secured by valid liens and security interests which have been perfected; and constitutes the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting the enforcement of creditors’ rights generally, and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law). Seller has previously made available to Buyer complete and correct copies of its and the Seller Subsidiaries’ lending policies. The deposit and loan agreements of Seller and each Seller Subsidiary comply in all material respects with all applicable laws, rules and regulations. The allowance for loan losses reflected in the Seller SEC Documents and financial statements filed therewith, as of their respective dates, is adequate under all regulatory requirements applicable to Seller or Seller Sub.

(ii)	Section 3.01(k) of the Seller Disclosure Schedule discloses as of September 30, 2014: (A) any Loan under the terms of which the obligor is sixty (60) or more days delinquent in payment of principal or interest, or to the actual knowledge of Seller, in default of any other provision thereof; (B) each Loan which has been classified as “other loans specially maintained,” “classified,” “criticized,” “substandard,” “doubtful,” “credit risk assets,” “watch list assets,” “loss” or “special mention” (or words of similar import) by Seller, the Seller Subsidiaries or a Governmental Authority (the “Classified Loans”); (C) a listing of the real estate owned, acquired by foreclosure or by deed in-lieu thereof, including the book value thereof; and (D) each Loan with any director, executive officer or five percent (5%) or greater shareholder of Seller, or to the actual knowledge of Seller, any person controlling, controlled by or under common control with any of the foregoing. All Loans which are classified as “Insider Transactions” by Regulation O of the Board of Governors of the Federal Reserve System (“Federal Reserve”) have been made by Seller or any of the Seller Subsidiaries in an arms-length manner made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than normal risk of collectability or present other unfavorable features.

(iii)	Seller shall reasonably promptly after the end of each quarter after the date hereof and upon Closing (as defined in Section 9.01) inform Buyer of the amount of Loans subject to each type of classification of the Classified Loans.

(l)	Reports and Records. Seller and the Seller Subsidiaries have filed all reports and maintained all records required to be filed or maintained by them under the rules and regulations of the Federal Reserve, the PA DOB, the FDIC and the Federal Home Loan Bank of Pittsburgh (the “FHLB”), except for such reports and records the failure to file or maintain would not have a material adverse effect on Seller. All such documents and reports complied in all material respects with applicable requirements of law and rules and regulations in effect at the time such documents and reports were filed and contained in all material respects the information required to be stated therein, except for such documents and records the failure to comply with such laws, rules and regulations or contain such information would not have a material adverse effect on Seller. None of such documents or reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, other than such reports and documents which the failure to file in such fashion would not have a material adverse effect on Seller. There is no material unresolved violation, criticism or exception by any Governmental Authority or Regulatory Authority with respect to any report or letter relating to any examinations of Seller or any of the Seller Subsidiaries.

(m)

Taxes. Except as set forth in Section 3.01(m) of the Seller Disclosure Schedule, Seller and the Seller Subsidiaries have timely filed (including all applicable extensions) all material returns, statements, reports and forms (including elections, declarations, disclosures, schedules, estimates and information returns) (collectively, the “Tax Returns”) with respect to all material Federal, state, local and foreign income, gross income, gross receipts, gains, premium, sales, use, ad valorem, transfer, franchise, profits, withholding, payroll, employment, excise, severance, stamp, occupancy, license, lease, environmental, customs, duties, property, windfall profits and other taxes (including any interest, penalties or additions to tax with respect thereto, individually, a “Tax” and, collectively, “Taxes”) required to be filed with the appropriate tax authority through the date of this Agreement. Such Tax Returns, as amended, are true, correct and complete in all material respects. Seller and the Seller Subsidiaries have paid and discharged all Taxes shown as due on such Tax Returns, other than such Taxes that are adequately reserved as shown on the Seller Financial Statements or have arisen in the ordinary course of business since the Seller Balance Sheet Date. Except as set forth in Section 3.01(m) of the Seller Disclosure Schedule, neither the Internal Revenue Service (the “IRS”) nor any other taxing agency or authority, domestic or foreign, has asserted, is now asserting or, to the actual knowledge of Seller, is threatening to assert against Seller or any Seller Subsidiary any deficiency or claim for additional Taxes. There are no unexpired waivers by Seller or any Seller Subsidiary of any statute of limitations with respect to Taxes. The accruals and reserves for Taxes reflected in the Seller Financial Statements are adequate in all material respects for the periods covered. Seller and the Seller Subsidiaries have withheld or collected and paid over to the appropriate Governmental Authorities or are properly holding for such payment all Taxes required by law to be withheld or collected, except for such failures to withhold or collect as would not have a material adverse effect on Seller. There are no liens for Taxes upon the assets of Seller or any Seller Subsidiary, other than liens for current Taxes not yet due and payable and liens that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Seller. Neither Seller nor any Seller Subsidiary has agreed to make, or is required to make, any adjustment under Section 481(a) of the Code. Except as set forth in Section 3.01(m) of the Seller Disclosure Schedule, neither Seller nor any Seller Subsidiary is a party to any agreement, contract, arrangement or plan that has resulted, or could result, individually or in the aggregate, in the payment of “excess parachute payments” within the meaning of Section 280G of the Code. Except as set forth in Section 3.01(m) of the Seller Disclosure Schedule, neither Seller nor any Seller Subsidiary has ever been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than an affiliated group of which Seller is or was the common buyer corporation. No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transactions contemplated by this Agreement.

(n)

Property and Title. Section 3.01(n) of the Seller Disclosure Schedule lists and describes all real property, and any leasehold interest in real property, owned or held by Seller or the Seller Subsidiaries and used in the business of Seller and the Seller Subsidiaries (collectively, the “Seller Real Properties”). The Seller Real Properties constitute all of the material real property and interests in real property used in the businesses of Seller and the Seller Subsidiaries. Copies of all leases of Seller Real Properties to which Seller or any Seller Subsidiary is a party have been provided to Buyer. The leasehold interests subject to such leases have not been assigned or subleased. All Seller Real Properties which are owned by Seller or any Seller Subsidiary are free and clear of all mortgages, liens, security interests, defects, encumbrances, easements, restrictions, reservations, conditions, covenants, agreements, encroachments, rights of way and zoning laws, except (i) those set forth in Section 3.01(n) of the Seller Disclosure Schedule; (ii) easements, restrictions, reservations, conditions, covenants, rights of way, zoning laws and other defects and irregularities in title and encumbrances which do not materially impair the use thereof for the purposes for which they are held; (iii) the lien of current taxes not yet due and payable and (iv) other defects in title, easements, restrictive covenants and similar encumbrances that, individually or in the aggregate, would not have a material adverse effect on Seller. Seller and the Seller Subsidiaries own, and are in rightful possession of, and have good title to, all of the other material assets used by Seller or any Seller Subsidiary in the conduct of their respective businesses (except for such assets that are leased by Seller or any Seller Subsidiary), free and clear of any charge, mortgage, pledge, security interest, hypothecation, restriction, claim, option, lien, encumbrance or interest of any persons whatsoever except for (i) those described in Section 3.01(n) of the Seller Disclosure Schedule, (ii) those assets disposed of in the ordinary course of business consistent with past practices, (iii) such as are no longer used or useful in the conduct of its businesses and (iv) defects in title, easements, restrictive covenants and similar encumbrances that, individually or in the aggregate, would not have a material adverse effect on Seller. The assets of Seller and the Seller Subsidiaries, taken as a whole, are adequate to continue to conduct the businesses of Seller and the Seller Subsidiaries as such businesses are presently being conducted. To Seller’s actual knowledge, there are no applicable laws, conditions of record, or other impediments that materially interfere with the intended use by Seller or the Seller Subsidiaries of any of the Seller Real Properties.

(o)	Legal Proceedings. Except as set forth in the Seller Filed SEC Documents or Section 3.01(o) of the Seller Disclosure Schedule, there are no actions, suits, proceedings, claims or investigations pending or, to the knowledge of Seller and the Seller Subsidiaries, threatened in any court, before any Governmental Authority or in any arbitration proceeding (i) against Seller or any Seller Subsidiary which, if adversely determined against Seller or any Seller Subsidiary, could have a material adverse effect on Seller or Seller Sub; or (ii) against or by Seller or any Seller Subsidiary which, if adversely determined against Seller or any Seller Subsidiary, could prevent the consummation of this Agreement or any of the transactions contemplated hereby or declare the same to be unlawful or cause the rescission thereof.

(p)	Regulatory Matters. Except as disclosed in Section 3.01(p) of the Seller Disclosure Schedule, none of Seller, the Seller Subsidiaries and the respective properties of Seller and the Seller Subsidiaries is a party to or subject to any order, judgment, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any court or Federal or state governmental agency or authority, including any such agency or authority charged with the supervision or regulation of financial institutions (or their holding companies) or issuers of securities or engaged in the insurance of deposits (including, without limitation, the PA DOB, the FDIC, the FHLB and the Nasdaq Global Select Market (the “Nasdaq”) or the supervision or regulation of Seller or the Seller Subsidiaries (collectively, the “Regulatory Authorities”) that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on Seller. Neither Seller nor any Seller Subsidiary has been advised by any of the Regulatory Authorities that any of such Regulatory Authorities are contemplating issuing or requesting (or are considering the appropriateness of issuing or requesting) any such order, judgment, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on Seller. Seller Subsidiary is “well-capitalized” (as that term is defined in 12 C.F.R. 325.103(b)(1)).

(q)

No Conflict. Except as disclosed in Section 3.01(q) of the Seller Disclosure Schedule and subject to the required adoption of this Agreement by the Required Seller Vote and approval of the issuance of the Buyer shares under this Agreement by the Required Buyer Vote, the receipt of the required approvals of Regulatory Authorities and Governmental Authorities, the expiration of applicable regulatory waiting periods and the required filings under Federal and state securities laws, the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby by Seller and Seller Sub do not and will not (i) conflict with, or result in a violation of, or result in the breach of or a default (or which with notice or lapse of time would result in a default) under, any provision of: (A) any Federal, state or local law, regulation, ordinance, order, rule or administrative ruling of any administrative agency or commission or other Federal, state or local governmental authority or instrumentality (each, a “Governmental Authority”) applicable to Seller or Seller Sub or any of their respective properties; (B) the Articles of Incorporation or Bylaws of Seller, or the governing instruments of Seller Sub; (C) any material agreement, indenture or instrument to which Seller or Seller Sub is a party or by which it or its properties or assets may be bound; or (D) any order, judgment, writ, injunction or decree of any court, arbitration panel or any Governmental Authority applicable to Seller or Seller Sub, other than, in the case of clauses (A), (C) and (D), any such conflicts, violations, breaches or defaults that, individually or in the aggregate, would not have a material adverse effect on Seller; (ii) result in the creation or acceleration of any security interest, mortgage, option, claim, lien, charge or encumbrance upon or interest in any property of Seller or any of the Seller Subsidiaries, other than such security interests, mortgages, options, claims, liens, charges or encumbrances that, individually or in the aggregate, would not have a material adverse effect on Seller; or (iii) violate the terms or conditions of, or result in the cancellation, modification, revocation or suspension of, any material license, approval, certificate, permit or authorization held by Seller or any of the Seller Subsidiaries, other than such violations, cancellations, modifications, revocations or suspensions that, individually or in the aggregate, would not have a material adverse effect on Seller.

(r)	Brokers, Finders and Others. Except for the fees paid or payable to Mufson Howe Hunter & Co, LLC, Seller’s financial advisor (“Seller’s Financial Advisor”), there are no fees or commissions of any sort whatsoever claimed by, or payable by Seller or Seller Sub to, any broker, finder, intermediary, or any other similar person in connection with effecting this Agreement or the transactions contemplated hereby, except for ordinary and customary legal and accounting fees.

(s)	Employment Agreements. Except as disclosed in Section 3.01(s) of the Seller Disclosure Schedule, neither Seller nor any Seller Subsidiary is a party to any employment, change in control, severance or consulting agreement not terminable at will by Seller or such Seller Subsidiary. Neither Seller nor any Seller Subsidiary is a party to, bound by or negotiating any collective bargaining agreement, nor are any of their respective employees represented by any labor union or similar organization. Seller and each Seller Subsidiary are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, other than any noncompliance that, individually or in the aggregate, would not have a material adverse effect on Seller, and neither Seller nor any Seller Subsidiary has engaged in any unfair labor practice that would have a material adverse effect on Seller.

(t)	Employee Benefit Plans.

(i)	Section 3.01(t)(i) of the Seller Disclosure Schedule contains a complete and accurate list of all bonus, incentive, deferred compensation, pension (including, without limitation, Seller Pension Plans, as defined below), retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare (including, without limitation, “welfare plans” within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), fringe benefit plans, employment, change in control, retention or severance agreements, consulting agreements or arrangements and all similar practices, policies and arrangements maintained or contributed to (currently or within the last six years) by (A) Seller or any Seller Subsidiary and in which any employee or former employee (the “Seller Employees”), consultant or former consultant (the “Seller Consultants”), officer or former officer (the “Seller Officers”), or director or former director (the “Seller Directors”) of Seller or any Seller Subsidiary participates or to which any such Seller Employees, Seller Consultants, Seller Officers or Seller Directors are parties or (B) any Seller ERISA Affiliate (as defined below) (collectively, the “Compensation and Benefit Plans”). Notwithstanding the foregoing, the term “Compensation and Benefit Plans” shall not include plans, funds, programs, policies, practices or procedures that are maintained or funded (A) by Seller Employees, Seller Consultants, Seller Officers or Seller Directors for their own benefit or for the benefit of their employees, such as individual retirement arrangements or plans described in Section 401(a) of the Code benefiting (or intended to benefit) themselves or persons who are not Seller Employees or (B) by persons or entities who are not Seller ERISA Affiliates (as defined below). Neither Seller nor any Seller Subsidiary has any commitment to create any additional Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan, except to the extent required by law and as otherwise contemplated by Section 6.02 of this Agreement.

(ii)

Except in a manner that would not have a material adverse effect on Seller, each Compensation and Benefit Plan has been operated and administered in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act of 1967 (the “Age Discrimination in Employment Act”), or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the

Age Discrimination in Employment Act and any other applicable law have been timely made. Each Compensation and Benefit Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (a “Seller Pension Plan”) and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (including a determination that the related trust under such Compensation and Benefit Plan is exempt from tax under Section 501(a) of the Code) from the IRS, or is in the form of a prototype or volume submitter plan that is the subject of a favorable opinion letter from the IRS upon which Seller is entitled to rely, and Seller is not aware of any circumstances likely to result in revocation of any such favorable determination letter or opinion letter. There is no material pending or, to the actual knowledge of Seller, threatened legal action, suit or claim relating to the Compensation and Benefit Plans other than routine claims for benefits thereunder. Neither Seller nor any Seller Subsidiary has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject Seller or any Seller Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.

(iii)	No liability (other than for payment of premiums to the Pension Benefit Guaranty Corporation (the “PBGC”) which have been made or will be made on a timely basis) under Title IV of ERISA has been or is expected to be incurred by Seller or any subsidiary of Seller with respect to any ongoing, frozen or terminated “single-employer plan,” within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or any single-employer plan of any entity (a “Seller ERISA Affiliate Plan”) which is considered one employer with Seller under Section 4001(a)(14) of ERISA or Section 414(b), (c) or (m) of the Code (a “Seller ERISA Affiliate”). During the six years prior to the Effective Time, none of Seller, any Seller Subsidiary nor any Seller ERISA Affiliate has contributed, or has been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA (as defined in ERISA Sections 3(37)(A) and 4001(a)(3)). No notice of a “reportable event”, within the meaning of Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived, has been required to be filed for any Compensation and Benefit Plan or by any Seller ERISA Affiliate Plan within the 12-month period ending on the date hereof, and no such notice will be required to be filed as a result of the transactions contemplated by this Agreement. The PBGC has not instituted proceedings to terminate any Seller Pension Plan or Seller ERISA Affiliate Plan and, to Seller’s actual knowledge, no condition exists that presents a material risk that such proceedings will be instituted. There is no pending investigation or enforcement action by the PBGC, the Department of Labor (“DOL”), the IRS or any other Governmental Authority with respect to any Compensation and Benefit Plan and, to Seller’s actual knowledge, no such investigation or action is threatened or anticipated. Under each Seller Pension Plan and Seller ERISA Affiliate Plan, as of the date of the most recent actuarial valuation performed prior to the date of this Agreement, the actuarially determined present value of all “benefit liabilities”, within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such actuarial valuation of such Seller Pension Plan or Seller ERISA Affiliate Plan), did not exceed the then current value of the assets of such Seller Pension Plan or Seller ERISA Affiliate Plan and since such date there has been neither an adverse change in the financial condition of such Seller Pension Plan or Seller ERISA Affiliate Plan nor any amendment or other change to such Seller Pension Plan or Seller ERISA Affiliate Plan that would increase the amount of benefits thereunder which reasonably could be expected to change such result and that, individually or in the aggregate, would have a material adverse effect on Seller.

(iv)

All contributions required to be made under the terms of any Compensation and Benefit Plan or Seller ERISA Affiliate Plan or any employee benefit arrangements under any collective bargaining agreement to which Seller or any Seller Subsidiary is a party have been timely made or have been reflected on the Seller Financial Statements. Neither any Seller Pension Plan nor any

Seller ERISA Affiliate Plan has an “accumulated funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA, and all required payments to the PBGC with respect to each Seller Pension Plan or Seller ERISA Affiliate Plan have been made on or before their due dates. None of Seller, any Seller Subsidiary nor any Seller ERISA Affiliate (x) has provided, or would reasonably be expected to be required to provide, security to any Seller Pension Plan or to any Seller ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code, and (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA that, individually or in the aggregate, would have a material adverse effect on Seller.

(v)	Except as disclosed in Section 3.01(t)(v) of the Seller Disclosure Schedule, neither Seller nor any Seller Subsidiary has any obligations to provide retiree health benefits, life insurance or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code or those derived from a Seller Pension Plan.

(vi)	Seller and the Seller Subsidiaries do not maintain any foreign Compensation and Benefit Plans.

(vii)	With respect to each Compensation and Benefit Plan, if applicable, Seller has provided or made available to Buyer, true and complete copies of the existing: (A) Compensation and Benefit Plan documents and amendments thereto; (B) trust instruments and insurance contracts; (C) most recent actuarial report and financial statement; (D) most recent summary plan description; (E) forms filed with the PBGC within the past year (other than for premium payments); (F) most recent determination letter issued by the IRS; and (G) any Form 5310, Form 5310A, Form 5300 or Form 5330 filed within the past year with the IRS.

(viii)	Except as disclosed on Section 3.01(t)(viii) of the Seller Disclosure Schedule, the consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), reasonably be expected to (A) entitle any Seller Employee, Seller Consultant or Seller Director to any payment (including severance pay or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan, or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

(ix)	Except as disclosed on Section 3.01(t)(ix) of the Seller Disclosure Schedule, neither Seller nor any Seller Subsidiary maintains any compensation plans, programs or arrangements, the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

(x)	As a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), except as disclosed on Section 3.01(t)(x) of the Seller Disclosure Schedule, none of Seller, Buyer or the Surviving Corporation, or any of their respective Subsidiaries, will be obligated to make a payment that would be characterized as an “excess parachute payment” to an individual who is a “disqualified individual” (as such terms are defined in Section 280G of the Code) of Seller on a consolidated basis, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

(u)	Compliance with Laws. Except as set forth on Section 3.01(u) of the Seller Disclosure Schedule, or except with respect to Environmental Laws (as defined in Section 3.01(y)), Taxes, and Compensation and Benefit Plans, which are the subject of Sections 3.01(y), 3.01(m), and 3.01(t), respectively, each of Seller and the Seller Subsidiaries:

(i)	has been in compliance with all applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such business, including, without limitation, the Equal Credit Opportunity Act, as amended, the Fair Housing Act, as amended, the Community Reinvestment Act, as amended (the “CRA”), the Home Mortgage Disclosure Act, as amended, and all other applicable fair lending laws and other laws relating to discriminatory business practices, except for failures to be in compliance which, individually or in the aggregate, have not had or would not have a material adverse effect on Seller;

(ii)	has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted, including licensing of mortgage lenders and originators, except where the failure to obtain any of the foregoing or to make any such filing, application or registration has not had or would not have a material adverse effect on Seller; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and to Seller’s actual knowledge, no suspension or cancellation of any of them has been threatened in writing, except where such failure to have such permits, licenses, certificates of authority, orders and approvals in full force and effect, individually or in the aggregate, has not had or would not have a material adverse effect on Seller;

(iii)	has received no written notification or communication from any Governmental Authority since January 1, 2013, (A) asserting that Seller or any Seller Subsidiary is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces, except for failures to be in compliance that, individually or in the aggregate, would not have a material adverse effect on Seller, or (B) threatening to revoke any license, franchise, permit or governmental authorization, which revocations, individually or in the aggregate, would have a material adverse effect on Seller, which has not been resolved to the satisfaction of the Governmental Authority which sent such notification or communication. There is no event which has occurred that, to the actual knowledge of Seller, would result in the revocation of any such license, franchise, permit or governmental authorization and which would have a material adverse effect on Seller; and

(iv)	Seller and the Seller Subsidiaries have been and are in compliance with (A) the applicable provisions of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”) and (B) the applicable listing and corporate governance rules and regulations of the Nasdaq, except where such non-compliance would not have a material adverse effect on Seller.

(v)	Insurance.

(i)	Section 3.01(v) of the Seller Disclosure Schedule lists all of the material insurance policies, binders or bonds maintained by Seller or any Seller Subsidiary and a description of all material claims filed by Seller or any Seller Subsidiary against the insurers of Seller and the Seller Subsidiaries since December 31, 2010. Seller and the Seller Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Seller reasonably has determined to be prudent in accordance with industry practices. All such insurance policies are in full force and effect, Seller and the Seller Subsidiaries are not in material default thereunder and all claims thereunder have been filed in due and timely fashion, except with respect to such policies and claims, the failure to maintain or file would not reasonably be expected to have a material adverse effect on Seller.

(ii)	The savings accounts and deposits of Seller Sub are insured up to applicable limits by the FDIC in accordance with the Federal Deposit Insurance Act, and Seller Sub has appropriately accrued and paid all premiums and assessments and filed all reports required by the Federal Deposit Insurance Act, except for such failures as would not reasonably be expected to have a material adverse effect on Seller Sub or the availability of such insurance.

(w)	Governmental and Third-Party Proceedings. Except as set forth on Section 3.01(w) of the Seller Disclosure Schedule no consent, approval, authorization of, or registration, declaration or filing with, any court, Governmental Authority or any other third party is required to be made or obtained by Seller or the Seller Subsidiaries in connection with the execution, delivery or performance by Seller or Seller Sub of this Agreement or the consummation by Seller or Seller Sub of the transactions contemplated hereby, except for: (A) filings of applications and notices, as applicable, with, and the approval of, certain Federal and state banking authorities, (B) the filing of the appropriate articles of merger with the Secretary of State of West Virginia and the Department pursuant to the WVBCA and the PBCL, (C) the adoption of this Agreement by the shareholders of Seller and approval of the issuance of the Buyer Shares under this Agreement by the Buyer Required Vote, (D) the filing with the SEC of the Joint Proxy Statement/Prospectus (as that term is defined in Section 7.06(a)) and such reports under the Exchange Act as may be required in connection with this Agreement, the Merger, the Bank Merger and the other transactions contemplated hereby, (E) any filings required under the rules and regulations of the Nasdaq, (F) any notice or filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (G) the execution of a supplemental indenture, if required, as contemplated by Section 7.09, (H) such other consents, approvals, orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made, individually or in the aggregate, would not have a material adverse effect on Seller, and (I) receipt of the approvals set forth in Section 7.07. As of the date hereof, Seller does not have actual knowledge of any reason why the approvals set forth in Section 7.07 will not be received.

(x)	Contracts. Except for Seller Contracts (as hereinafter defined) filed in unredacted form as exhibits to the Seller SEC Documents and purchase orders entered into in the ordinary course of business, Section 3.01(x) of the Seller Disclosure Schedule sets forth a true and complete list as of the date of this Agreement of all Seller Contracts in existence as of the date of this Agreement (other than those which have been performed completely): (A) which involve the payment by or to Seller or any of the Seller Subsidiaries of more than $150,000 in connection with the purchase of property or goods or the performance of services and (B) which are not in the ordinary course of their respective businesses (such contracts, the “Seller Contracts”). True, complete and correct copies of all such Seller Contracts have been made available to Buyer. Neither Seller nor any Seller Subsidiary, nor, to the actual knowledge of Seller, any other party thereto, is in default under any contract, agreement, commitment, arrangement or other instrument to which it is a party, by which its respective assets, business or operations may be bound or affected in any way, or under which it or its respective assets, business or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute a default except, in each case, for defaults that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Seller.

(y)

Environmental Matters. Except as otherwise disclosed in Section 3.01(y) of the Seller Disclosure Schedule: (i) Seller and the Seller Subsidiaries, to their actual knowledge, are and have been at all times in compliance in all material respects with all applicable Environmental Laws (as that term is defined in this Section 3.01(y)), and, to the actual knowledge of Seller, neither Seller nor any Seller Subsidiary has engaged in any activity in violation of any applicable Environmental Law except for failures to be in compliance that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Seller; (ii)(A) no investigations, inquiries, orders, hearings, actions or other proceedings by or before any court or Governmental Authority are pending or, to the actual knowledge of Seller, have been threatened in connection with any of Seller’s or any Seller Subsidiary’s activities and any Seller Real Properties or improvements thereon with respect to compliance with applicable Environmental Laws, and (B) to the actual knowledge of Seller, no investigations, inquiries, orders, hearings, actions or other proceedings by or before any court or Governmental Authority are pending or threatened with respect to compliance with Environmental Laws and in connection with any real properties in respect of which any Seller Subsidiary has foreclosed or holds a mortgage or mortgages (hereinafter referred to as the “Seller Subsidiary Real Estate Collateral”); (iii) no claims are pending, or to the actual knowledge of Seller, threatened by any third party against Seller, any

Seller Subsidiary or with respect to the Seller Real Properties or improvements thereon, or, to the actual knowledge of Seller, Seller Subsidiary Real Estate Collateral or improvements thereon, relating to damage, contribution, cost recovery, compensation, loss, injunctive relief, remediation or injury resulting from any Hazardous Substance (as that term is defined in this Section 3.01(y)) which have not been resolved to the satisfaction of the involved parties and which have had or are reasonably expected to have a material adverse effect on Seller or any Seller Subsidiary; (iv) to the actual knowledge of Seller, no Hazardous Substances have been integrated into the Seller Real Properties or improvements thereon or any component thereof, or Seller Subsidiary Real Estate Collateral or improvements thereon or any component thereof, in such manner or quantity as may reasonably be expected to pose a threat to human health or the value of the real property and improvements, except for threats that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Seller; and (v) neither Seller nor any Seller Subsidiary has actual knowledge that (A) any of the Seller Real Properties or improvements thereon, or Seller Subsidiary Real Estate Collateral or improvements thereon, has been used for the treatment, storage or disposal of Hazardous Substances or has been contaminated by Hazardous Substances in a manner or extent that would require investigation or remediation under any applicable Environmental Law, (B) any of the business operations of Seller or any Seller Subsidiary have contaminated lands, waters or other property of others with Hazardous Substances in a manner or extent that would require investigation or remediation under any applicable Environmental Law, or (C) any of the Seller Real Properties or improvements thereon, or Seller Subsidiary Real Estate Collateral or improvements thereon, have in the past or presently contain underground storage tanks, asbestos-containing materials or materials or equipment containing polychlorinated biphenyls (“PCBs”), which in any event would reasonably be expected to have a material adverse effect on Seller. Seller and the Seller Subsidiaries have delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Seller and the Seller Subsidiaries pertaining to Hazardous Substances in, at, on, under, about, or affecting (or potentially affecting) any Seller Real Properties, or concerning compliance by Seller and the Seller Subsidiaries or any other person for whose conduct they are or may be held responsible, with Environmental Laws.

For purposes of this Agreement, (i) “Environmental Law” means all laws that relate to the protection of the environment, natural resources, or public health and safety, or relating to the production, generation, use, storage, treatment, processing, transportation, disposal or release of Hazardous Substances, including the regulations promulgated thereunder, in each case as of the date of this Agreement, and (ii) “Hazardous Substances” means (A) any hazardous substance as defined by any Environmental Law, (B) any petroleum or other petroleum product and (C) any other materials or substances listed or identified in, or regulated by, any Environmental Law.

(z)	Takeover Laws; No Poison Pill. Seller has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any “moratorium”, “control share”, “fair price”, “affiliate transaction”, “business combination” or other anti-takeover laws or regulations of any state (collectively, “Takeover Laws”) applicable to it, and any comparable provisions in the Articles of Incorporation or Bylaws of Seller or Seller Sub. Neither Seller nor Seller Sub is party to any “Rights Agreement,” “Poison Pill” or similar anti-takeover agreement.

(aa)	Seller Information. True and complete copies of all documents listed in the Seller Disclosure Schedule have been made available or provided to Buyer. Except for the minutes and actions related to the process leading to this Agreement and the transactions contemplated hereunder, which have not yet been prepared, approved, executed and/or placed in Seller’s corporate minute books, the corporate minute books, the books of account, stock record books and other financial and corporate records of Seller and the Seller Subsidiaries, all of which have been made available to Buyer, are complete and correct in all material respects.

(bb)	Ownership of Buyer Shares. As of the date hereof, except as otherwise disclosed in Section 3.01(bb) of the Seller Disclosure Schedule, neither Seller nor, to the actual knowledge of Seller, any of its affiliates (as such term is defined under the Exchange Act), (i) beneficially owns, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, any Buyer Shares.

(cc)	Fairness Opinion. The Seller Board has received the opinion of Seller’s Financial Advisor dated the date of this Agreement to the effect that the Merger Consideration is fair, from a financial point of view, to Seller’s shareholders.

(dd)	CRA Compliance. Neither Seller nor any Seller Subsidiary has received any notice of non-compliance with the applicable provisions of the CRA and the regulations promulgated thereunder. As of the date hereof, Seller Sub’s most recent examination rating under the CRA was “satisfactory” or better. Seller knows of no fact or circumstance or set of facts or circumstances which would be reasonably likely to cause Seller or any Seller Subsidiary to receive any notice of non-compliance with such provisions of the CRA or cause the CRA rating of Seller or any Seller Subsidiary to decrease below the “satisfactory” level.

(ee)	Intellectual Property Rights. Seller and the Seller Subsidiaries own or possess all legal rights, or are licensed or otherwise have the right to use, all proprietary rights, including, without limitation, trademarks, trade names, service marks and copyrights, if any, that are material to the conduct of their existing businesses. Section 3.01(ee) of the Seller Disclosure Schedule sets forth all proprietary rights that are material to the conduct of business of Seller or the Seller Subsidiaries. Neither Seller nor any Seller Subsidiary is bound by or a party to any options, licenses or agreements of any kind with respect to any trademarks, service marks or trade names which it claims to own. Neither Seller nor any Seller Subsidiary has received any communications alleging that any of them has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or any other proprietary rights of any other person or entity.

(ff)	Privacy of Customer Information. Seller is the sole owner or, in the case of participated loans, a co-owner with the other participant(s), of all individually identifiable personal information (“IIPI”) relating to customers, former customers and prospective customers that will be transferred to Buyer pursuant to this Agreement and the other transactions contemplated hereby. For purposes of this Section 3.01(ff), “IIPI” shall include any information relating to an identified or identifiable natural person. Neither Seller nor the Seller Subsidiaries have any reason to believe that any facts or circumstances exist, which would cause the collection and use of such IIPI by Seller, the transfer of such IIPI to Buyer, and the use of such IIPI by Buyer as contemplated by this Agreement not to comply with all applicable privacy policies, the Fair Credit Reporting Act of 1970, as amended (the “Fair Credit Reporting Act”), the Gramm-Leach-Bliley Act of 1999 (the “Gramm-Leach-Bliley Act”) and all other applicable state, Federal and foreign privacy laws, and any contract or industry standard relating to privacy.

(gg)	Bank Secrecy Act; Patriot Act; Money Laundering. Except as set forth in Section 3.01(gg) of the Seller Disclosure Schedule, neither Seller nor any Seller Subsidiary has any reason to believe that any facts or circumstances exist, which would cause Seller or the Seller Subsidiaries to be deemed to be operating in violation in any material respect of the Bank Secrecy Act of 1970, as amended and its implementing regulations (31 C.F.R. Part 103) (the “Bank Secrecy Act”), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, and the regulations promulgated thereunder (the “Patriot Act”), any order issued with respect to anti-money laundering by the United States Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering law. Furthermore, the Board of Directors of Seller Sub has adopted and Seller Sub has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures, that has not been deemed ineffective by any Governmental Authority and that meets the requirements of Sections 352 and 326 of the Patriot Act.

(hh)	Investment Management and Related Activities. None of Seller, any of the Seller Subsidiaries or Seller’s or the Seller Subsidiaries’ respective directors, officers or employees is required to be registered, licensed or authorized under the laws or regulations issued by any Governmental Authority as an investment adviser, a broker or dealer, an insurance agency or company, a commodity trading adviser, a commodity pool operator, a futures commission merchant, an introducing broker, a registered representative or associated person, a counseling officer, an insurance agent, a sales person or in any similar capacity with a Governmental Authority.

(ii)	Vote Required. The only vote of the holders of any class or series of capital stock or other securities of Seller necessary to adopt this Agreement or consummate the other transactions contemplated hereby is the affirmative vote of majority of the votes cast by Seller shareholders entitled to vote thereon at the Seller Meeting where a quorum is present (the “Required Seller Vote”).

ARTICLE FOUR

REPRESENTATIONS AND WARRANTIES OF BUYER AND BUYER SUB

4.01. Representations and Warranties of Buyer and Buyer Sub

Except as set forth on the Buyer Disclosure Schedule (with specific reference to the Section or Subsection of this Agreement to which the information stated in such disclosure relates, provided that any fact, item, contract, agreement, document or instrument listed or described, and any information disclosed, in any Section or Subsection thereof shall be deemed listed, described, and disclosed in all other applicable Sections and Subsections even though not expressly set forth in such other Section(s) or subsections(s)), Buyer and Buyer Sub hereby jointly and severally warrant and represent to Seller and Seller Sub that:

(a)	Corporate Status.

(i) Buyer is a West Virginia corporation and a bank holding company registered under the BHC Act. Buyer Sub is a West Virginia banking corporation whose deposits are insured by the FDIC to the maximum amount provided by law. Buyer Sub is a member in good standing of the Federal Home Loan Bank of Pittsburgh. Each of Buyer and Buyer Sub is duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the full corporate power and authority to own its property, to carry on its business as presently conducted and is duly qualified or licensed to do business and is in good standing in each other jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than where the failure to be so organized, existing, qualified or licensed or in good standing, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Buyer. Buyer has made available to Seller true and complete copies of its and Buyer Sub’s articles of incorporation and bylaws, each as amended to the date of this Agreement.

(ii) Section 4.01(a)(ii) of the Buyer Disclosure Schedule includes a list of all Buyer Subsidiaries, together with the jurisdiction of organization of each Buyer Subsidiary. Each of the Buyer Subsidiaries has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization, and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification necessary, other than where the failure to be so organized, existing, qualified or licensed or in good standing, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Buyer.

(b)

Corporate Authority. All corporate actions of Buyer and Buyer Sub necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, in each case by Buyer and Buyer Sub, have been duly and validly taken, except for the approval of the issuance of Buyer Shares under this Agreement in connection with the Merger by the Required Buyer Vote (as defined in Section 4.01(ee)) and subject, in the case of the consummation of the Merger and the Bank Merger, to the filing and recordation of articles of merger as required by the PBCL and the WVBCA. The Board of Directors of Buyer has, by unanimous vote of the directors, duly adopted resolutions (i) approving this Agreement, the Merger, the Bank Merger and the other transactions contemplated hereby, (ii) declaring that it is in the best interests of Buyer’s shareholders that Buyer enter into this Agreement and consummate the Merger and the Bank Merger on the terms and subject to the conditions set forth in this Agreement, (iii) directing that the issuance of Buyer Shares under this Agreement in connection with the Merger be submitted to a vote at a meeting of Buyer’s shareholders to be held as promptly as practicable and (iv) recommending that Buyer’s shareholders approve the issuance of Buyer Shares under this Agreement in connection with the Merger. The Board of Directors of Buyer Sub has, by unanimous vote of the directors, duly adopted resolutions (i) approving this Agreement, the Bank Merger and the other transactions contemplated hereby and (ii) declaring that it is in the best interests of Buyer Sub’s sole shareholder that Buyer Sub enter into this Agreement.

(c)	Capitalization of Buyer.

(i)	As of September 30, 2014, the authorized capital stock of Buyer consisted of 50,000,000 common shares, $2.0833 par value per share, of which 29,283,675 common shares were issued and outstanding and 83,836 common shares were held in treasury by Buyer, and 1,000,000 preferred shares, no par value per share, of which no shares were outstanding. The outstanding Buyer Shares have been duly authorized and are validly issued, fully paid and non-assessable, and were not issued in violation of the preemptive rights of any person. As of September 30, 2014, 276,726 Buyer Shares were reserved for issuance upon the exercise of outstanding stock options granted under Buyer’s stock option plans (the “Buyer Stock Option Plans”) and 442,428 Buyer Shares were available for future grants of stock options under the Buyer Stock Option Plans. As of the date of this Agreement, except for the Buyer Shares issuable pursuant to this Agreement and as disclosed in Section 4.01(c) of the Buyer Disclosure Schedule, Buyer has no other commitment or obligation to issue, deliver or sell, or cause to be issued, delivered or sold, any Buyer Shares. There are no bonds, debentures, notes or other indebtedness of Buyer, and no securities or other instruments or obligations of Buyer the value of which is in any way based upon or derived from any capital or voting stock of Buyer, having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Buyer may vote. Buyer, Inc. Capital Trust II, Buyer, Inc. Capital Statutory Trust III, Buyer, Inc. Capital Trust IV, Buyer, Inc. Capital Trust V and Buyer, Inc. Capital Trust VI and Oak Hill Capital Trusts II, III and IV are all wholly-owned trust subsidiaries of Buyer formed for the purpose of issuing “trust preferred securities.” The proceeds from the sale of the securities and the issuance of common stock by the trusts were invested in Junior Subordinated Deferrable Interest Debentures (the “Junior Subordinated Debt”) issued by Buyer and the formerly acquired Oak Hill Bank, which are the sole assets of the trusts. The Junior Subordinated Debt (i) is not convertible into Buyer Shares, (ii) carries no voting rights with respect to any Buyer Shares, and (iii) contains no dividend limitation provisions upon Buyer Shares except in the event of default in the payments due therein. Except as set forth above, as of the date of this Agreement, there are no material contracts, agreements, commitments or arrangements of any kind to which Buyer is a party or by which Buyer is bound (collectively, “Buyer Contracts”) obligating Buyer to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity or voting interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, Buyer. As of the date of this Agreement, there are no outstanding material contractual obligations of Buyer to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, Buyer.

(ii)	The Buyer Shares to be issued in exchange for Seller Shares in the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, will not be subject to any preemptive or other statutory right of Buyer stockholders and will be issued in compliance with applicable United States Federal and state securities laws.

(d)	Authorized and Effective Agreement. This Agreement has been duly executed and delivered by Buyer and Buyer Sub, and assuming the due authorization, execution and delivery by Seller and Seller Sub, constitutes the legal, valid and binding obligation of Buyer and Buyer Sub, enforceable against Buyer and Buyer Sub in accordance with its terms, except as the same may be limited by laws related to safety and soundness of insured depository institutions as set forth in 12 U.S.C. §1818(b), the appointment of a conservator, bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting the enforcement of creditors’ rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing. Each of Buyer and Buyer Sub has the right, power, authority and capacity to execute and deliver this Agreement and, subject to obtaining the Required Buyer Vote, the expiration of applicable regulatory waiting periods, and required filings under Federal and state securities laws, to perform its obligations under this Agreement. The Board of Directors of Buyer has the corporate power and authority to take the actions contemplated by Section 6.07 of this Agreement.

(e)	No Conflict. Except as disclosed in Section 4.01(e) of the Buyer Disclosure Schedule and subject to the receipt of the required approvals of Regulatory Authorities and Governmental Authorities, the expiration of applicable regulatory waiting periods, the approval of the issuance of the Buyer Shares under this Agreement in connection with the Merger by the Required Buyer Vote, the adoption of this Agreement by the Required Seller Vote and required filings under Federal and state securities laws, the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement by Buyer and Buyer Sub do not and will not (i) conflict with, or result in a violation of, or result in the breach of or a default (or which with notice or lapse of time would result in a default) under, any provision of: (A) any Federal, state or local law, regulation, ordinance, order, rule or administrative ruling of any Governmental Authority applicable to Buyer or Buyer Sub or any of its or their properties; (B) the certificates of incorporation or bylaws of Buyer or Buyer Sub; (C) any material agreement, indenture or instrument to which Buyer or Buyer Sub is a party or by which it or their properties or assets may be bound; or (D) any order, judgment, writ, injunction or decree of any court, arbitration panel or any Governmental Authority applicable to Buyer or Buyer Sub; (ii) result in the creation or acceleration of any security interest, mortgage, option, claim, lien, charge or encumbrance upon or interest in any property of Buyer or Buyer Subsidiaries, other than such security interests, mortgages, options, claims, liens, charges or encumbrances that, individually or in the aggregate, would not have a material adverse effect on Buyer; or (iii) violate the terms or conditions of, or result in the cancellation, modification, revocation or suspension of, any material license, approval, certificate, permit or authorization held by Buyer or any of the Buyer Subsidiaries, other than such violations, cancellations, modifications, revocations or suspensions that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Buyer.

(f)	SEC Filings; Sarbanes Oxley.

(i)	Buyer and the Buyer Subsidiaries have filed all reports, registration statements, proxy statements and information statements required to be filed by Buyer or any of the Buyer Subsidiaries subsequent to December 31, 2010 under the Securities Act or under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act with the SEC (together with all information incorporated therein by reference, the “Buyer SEC Documents”), except for any reports, registration statements, proxy statements or information statements the failure to file which would not have a material adverse effect on Buyer. All such filings, at the time of filing, complied in all material respects as to form and included all exhibits required to be filed under the applicable rules of the SEC. None of such documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ii)	The records, systems, controls, data and information of Buyer and the Buyer Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Buyer or the Buyer Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on Buyer. Buyer (x) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) to ensure that material information relating to Buyer, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of Buyer by others within those entities, and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to Buyer’s outside auditors and the audit committee of Buyer’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Buyer’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Buyer’s internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act). These disclosures were made in writing by management to Buyer’s auditors and audit committee and a copy has previously been made available to Seller. As of the date hereof, there is no reason to believe that Buyer’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

(iii)	Since December 31, 2010, (i) through the date hereof, neither Buyer nor any of the Buyer Subsidiaries has received or otherwise had or obtained actual knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Buyer or any of the Buyer Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Buyer or any of the Buyer Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing Buyer or any of the Buyer Subsidiaries, whether or not employed by Buyer or any of the Buyer Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Buyer or any of its officers, directors, employees or agents to the Board of Directors of Buyer or any committee thereof or to any director or officer of Buyer.

(iv)	The independent registered public accounting firm engaged to express its opinion with respect to the Buyer Financial Statements (as hereinafter defined) included in the Buyer Filed SEC Documents (as defined in Section 4.01(l)) is, and has been throughout the periods covered thereby, “independent” within the meaning of Rule 2-01 of Regulation S-X. Ernst & Young LLP has not resigned or been dismissed as an independent public accountant of Buyer as a result of or in connection with any disagreement with Buyer on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(g)

Financial Statements of Buyer. Buyer has furnished to Seller consolidated financial statements of Buyer consisting of the consolidated balance sheets as of December 31 for each of the years 2012 and 2013 and the related consolidated statements of income, changes in shareholders’ equity and cash flows for the three years ended December 31, 2013 (the “Buyer Balance Sheet Date”), including accompanying notes and the report thereon of Ernst & Young LLP dated February 28, 2014, as reported in Buyer’s Annual Report on Form 10-K for the year ended December 31, 2013, and the unaudited consolidated balance sheets as of June 30, 2014 and the related consolidated statements of income, shareholders’ equity and cash flows for the three and six months then ended, as reported in Buyer’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2014 and June 30, 2014 (collectively, all of such consolidated financial statements are referred to as the “Buyer Financial Statements”). The Buyer Financial Statements comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Buyer and the Buyer Subsidiaries as of the dates thereof and their respective consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(h)	Takeover Laws. Buyer has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any Takeover Laws or regulations of any state applicable to it.

(i)	Brokers, Finders and Others. Except for the fees paid or payable to FBR Capital Markets & Co., Buyer’s financial advisor (“Buyer’s Financial Advisor”), there are no fees or commissions of any sort whatsoever claimed by, or payable by Buyer or Buyer Sub to, any broker, finder, intermediary or any other similar person in connection with effecting this Agreement or the transactions contemplated hereby, except for ordinary and customary legal and accounting fees.

(j)	Fairness Opinion. The Board of Directors of Buyer has received the opinion of Buyer’s Financial Advisor dated the date of this Agreement to the effect that the Merger Consideration is fair, from a financial point of view, to Buyer.

(k)	Governmental and Third-Party Proceedings. No consent, approval, authorization of, or registration, declaration or filing with, any court, Governmental Authority or any other third party is required to be made or obtained by Buyer or the Buyer Subsidiaries in connection with the execution, delivery or performance by Buyer or Buyer Sub of this Agreement or the consummation by Buyer or Buyer Sub of the transactions contemplated hereby, except for: (A) filings of applications or notices, as applicable, with, and the approval of, certain Federal and state banking authorities, (B) the filing of the appropriate articles of merger with the Secretary of State of West Virginia and the Department pursuant to the WVBCA and the PBCL, (C) the filing with the SEC of the Joint Proxy Statement/Prospectus and such reports under the Exchange Act, as may be required in connection with this Agreement, the Merger and the other transactions contemplated hereby, (D) the approval of the issuance of Buyer Shares under this Agreement in connection with the Merger by Buyer’s shareholders and the adoption of this Agreement by shareholders of the Seller, (E) any filings required under the rules and regulations of the Nasdaq, (F) any notice or filings under the HSR Act, (G) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made, individually or in the aggregate, would not have a material adverse effect on Buyer, and (H) receipt of the approvals set forth in Section 7.07. As of the date hereof, Buyer does not have actual knowledge of any reason why the approvals set forth in Section 7.07 will not be received.

(l)	Absence of Undisclosed Liabilities. Except as set forth in the Buyer SEC Documents filed and publicly available prior to the date of this Agreement (the “Buyer Filed SEC Documents”) (including the financial statements included therein) or in Section 4.01(l) of the Buyer Disclosure Schedule and except as arising hereunder, Buyer and its subsidiaries (individually “Buyer Subsidiary” or collectively “Buyer Subsidiaries”) have no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) at June 30, 2014, other than liabilities and obligations that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Buyer. Except as set forth in the Buyer Filed SEC Documents or otherwise disclosed in Section 4.01(l) of the Buyer Disclosure Schedule, all debts, liabilities, guarantees and obligations of Buyer and the Buyer Subsidiaries incurred since the Buyer Balance Sheet Date have been incurred in the ordinary course of business and are usual and normal in amount, both individually and in the aggregate.

(m)

Absence of Changes. Except (i) as set forth in the Buyer Filed SEC Documents, (ii) as set forth in Section 4.01(m) of the Buyer Disclosure Schedule, or (iii) in the ordinary course of business consistent with past practice, since the Buyer Balance Sheet Date, there has not been any material adverse change in the business, operations, assets or financial condition of Buyer and the Buyer Subsidiaries taken as a whole, and, to the actual knowledge of Buyer, no fact or condition exists which Buyer believes will cause such a material adverse change in the future.

(n)	Loan Documentation. The Loan Documentation and Loan Assets included in the loan portfolio of the Buyer Subsidiaries is legally sufficient for the purposes intended thereby and creates enforceable rights of the Buyer Subsidiaries in accordance in all material respects with the terms of such Loan Documentation, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting the enforcement of creditors’ rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing, except for such insufficiencies as would not have a material adverse effect on Buyer. Except as set forth in Section 4.01(n) of the Buyer Disclosure Schedule, no debtor under any of the Loan Documentation has asserted as of the date hereof any claim or defense with respect to the subject matter thereof, which claim or defense, if determined adversely to Buyer, would have a material adverse effect on Buyer. All loans and extensions of credit that have been made by the Buyer Subsidiaries comply in all material respects with applicable regulatory limitations and procedures.

(o)	Loans; Nonperforming and Classified Assets.

(i)	To Buyer’s knowledge, except as would not reasonably be expected to have a material adverse effect on Buyer, each Loan on Buyer’s or Buyer Sub’s books and records, was made and has been serviced in accordance with Buyer’s lending standards in the ordinary course of business; is evidenced by appropriate and sufficient documentation; to the extent secured, has been secured by valid liens and security interests which have been perfected; and constitutes the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws relating to or affecting the enforcement of creditors’ rights generally, and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law). Buyer has previously made available to Seller complete and correct copies of its and Buyer Sub’s lending policies. The deposit and loan agreements of Buyer and Buyer Sub comply in all material respects with all applicable laws, rules and regulations.

(ii)	Section 4.01(o) of the Buyer Disclosure Schedule discloses as of September 30, 2014: (A) any Loan in the amount of $500,000 or more (“Buyer Loans”) under the terms of which the obligor is sixty (60) or more days delinquent in payment of principal or interest, or to the actual knowledge of Buyer, in default of any other provision thereof; (B) each Classified Loan of Buyer, the Buyer Subsidiaries or a Governmental Authority in the amount of $500,000 or more (“Buyer Classified Loans”); (C) a listing of the real estate owned, acquired by foreclosure or by deed in-lieu thereof, including the book value thereof; and (D) each Buyer Loan with any director, executive officer or five percent (5%) or greater shareholder of Buyer, or to the actual knowledge of Buyer, any person controlling, controlled by or under common control with any of the foregoing. All Insider Transactions have been made by Buyer or any of the Buyer Subsidiaries in an arms-length manner made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than normal risk of collectability or present other unfavorable features.

(iii)	Buyer shall reasonably promptly after the end of each quarter after the date hereof and upon Closing (as defined in Section 9.01) inform Seller of the amount of Buyer Loans subject to each type of classification of the Buyer Classified Loans.

(p)

Reports and Records. Buyer and the Buyer Subsidiaries have filed all reports and maintained all records required to be filed or maintained by them under the rules and regulations of the Federal Reserve, the FDIC and the West Virginia Division of Banking, except for such reports and records the failure to file or maintain would not have a material adverse effect on Buyer. All such documents and reports complied in all material respects with applicable requirements of law and rules and regulations in effect at the time such documents and reports were filed and contained in all material respects the information required to be stated therein, except for such documents and records the failure to comply with such laws, rules and regulations or contain such information would not reasonably be expected to have a material adverse effect on Buyer. None of such documents or reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, other than such reports and documents which the failure to file in such fashion would not reasonably be expected to have a material adverse effect on Buyer. There is no material unresolved violation, criticism or exception by any Governmental Authority or Regulatory Authority with respect to any report or letter relating to any examinations of Buyer or any of the Buyer Subsidiaries.

(q)	Taxes. Except as set forth in Section 4.01(q) of the Buyer Disclosure Schedule, Buyer and the Buyer Subsidiaries have timely filed all material Tax Returns with respect to all material Taxes required to be filed with the appropriate tax authority through the date of this Agreement. Such Tax Returns are true, correct and complete in all material respects. Buyer and the Buyer Subsidiaries have paid and discharged all Taxes shown as due on such Tax Returns, other than such Taxes that are adequately reserved as shown on the Buyer Financial Statements or have arisen in the ordinary course of business since the Buyer Balance Sheet Date. Except as set forth in Section 4.01(q) of the Buyer Disclosure Schedule, neither the IRS nor any other taxing agency or authority, domestic or foreign, has asserted, is now asserting or, to the actual knowledge of Buyer, is threatening to assert against Buyer or any Buyer Subsidiary any deficiency or claim for additional Taxes. There are no unexpired waivers by Buyer or any Buyer Subsidiary of any statute of limitations with respect to Taxes. The accruals and reserves for Taxes reflected in the Buyer Financial Statements are adequate in all material respects for the periods covered. Buyer and the Buyer Subsidiaries have withheld or collected and paid over to the appropriate Governmental Authorities or are properly holding for such payment all Taxes required by law to be withheld or collected, except for such failures to withhold or collect as would not reasonably be expected to have a material adverse effect on Buyer. There are no liens for Taxes upon the assets of Buyer or any Buyer Subsidiary, other than liens for current Taxes not yet due and payable and liens that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Buyer. Neither Buyer nor any Buyer Subsidiary has agreed to make, or is required to make, any adjustment under Section 481(a) of the Code. Except as set forth in the Buyer SEC Documents or in Section 4.01(q) of the Buyer Disclosure Schedule, neither Buyer nor any Buyer Subsidiary is a party to any agreement, contract, arrangement or plan that has resulted, or could result, individually or in the aggregate, in the payment of “excess parachute payments” within the meaning of Section 280G of the Code. Neither Buyer nor any Buyer Subsidiary has ever been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than an affiliated group of which Buyer is or was the common buyer corporation. No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transactions contemplated by this Agreement.

(r)	Legal Proceedings. Except as set forth in the Buyer Filed SEC Documents or Section 4.01(r) of the Buyer Disclosure Schedule, there are no actions, suits, proceedings, claims or investigations pending or, to the actual knowledge of Buyer and the Buyer Subsidiaries, threatened in any court, before any Governmental Authority or in any arbitration proceeding (i) against Buyer or any Buyer Subsidiary which, if adversely determined against Buyer or any Buyer Subsidiary, could have a material adverse effect on Buyer; or (ii) against or by Buyer or any Buyer Subsidiary which, if adversely determined against Buyer or any Buyer Subsidiary, could prevent the consummation of this Agreement or any of the transactions contemplated hereby or declare the same to be unlawful or cause the rescission thereof.

(s)

Regulatory Matters. Except as set forth in Section 4.01(s) of the Buyer Disclosure Schedule, none of Buyer, the Buyer Subsidiaries and the respective properties of Buyer and the Buyer Subsidiaries is a party to or subject to any order, judgment, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any Regulatory Authorities that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on Buyer. Neither Buyer nor any Buyer Subsidiary has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, judgment, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on Buyer. Buyer and Buyer Bank are, and at the time of the Merger will be, “well capitalized” as such term is defined in Regulation Y.

(t)	Employee Benefit Plans.

(i)	Section 4.01(t)(i) of the Buyer Disclosure Schedule contains a complete and accurate list of all bonus, incentive, deferred compensation, pension (including, without limitation, Buyer Pension Plans, as defined below), retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare (including, without limitation, “welfare plans” within the meaning of Section 3(1) of ERISA, fringe benefit plans, employment, change in control, retention or severance agreements, consulting agreements or arrangements and all similar practices, policies and arrangements maintained or contributed to (currently or within the last two years) by (A) Buyer or any Buyer Subsidiary and in which any employee or former employee (the “Buyer Employees”), consultant or former consultant (the “Buyer Consultants”), officer or former officer (the “Buyer Officers”), or director or former director (the “Buyer Directors”) of Buyer or any Buyer Subsidiary participates or to which any such Buyer Employees, Buyer Consultants, Buyer Officers or Buyer Directors are parties or (B) any Buyer ERISA Affiliate (as defined below) (collectively, the “Buyer Compensation and Benefit Plans”). Neither Buyer nor any Buyer Subsidiary has any commitment to create any additional Buyer Compensation and Benefit Plan or to modify or change any existing Buyer Compensation and Benefit Plan, except to the extent required by law and as otherwise contemplated by Sections 6.02 and 7.02 of this Agreement.

(ii)	Except in a manner that would not reasonably be expected to have a material adverse effect on Buyer, each Buyer Compensation and Benefit Plan has been operated and administered in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Buyer Compensation and Benefit Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (a “Buyer Pension Plan”) and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (including a determination that the related trust under such Buyer Compensation and Benefit Plan is exempt from tax under Section 501(a) of the Code) from the IRS and Buyer is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the actual knowledge of Buyer, threatened legal action, suit or claim relating to the Buyer Compensation and Benefit Plans other than routine claims for benefits thereunder. Neither Buyer nor any Buyer Subsidiary has engaged in a transaction, or omitted to take any action, with respect to any Buyer Compensation and Benefit Plan that would reasonably be expected to subject Buyer or any Buyer Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.

(iii)

No liability (other than for payment of premiums to the PBGC which have been made or will be made on a timely basis) under Title IV of ERISA has been or is expected to be incurred by Buyer or any subsidiary of Buyer with respect to any ongoing, frozen or terminated “single-employer plan,” within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or any single-employer plan of any entity (a “Buyer ERISA Affiliate Plan”) which is considered one employer with Buyer under Section 4001(a)(14) of ERISA or Section 414(b), (c) or (m) of the Code (a “Buyer ERISA Affiliate”). None of Buyer, any Buyer Subsidiary or any Buyer ERISA Affiliate has contributed, or has been obligated to contribute, to a multi-employer plan under Subtitle E of Title IV of ERISA (as defined in ERISA Sections 3(37)(A) and 4001(a)(3)) at any time since September 26, 1980. No notice of a “reportable event”, within the meaning of Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived, has been required to be filed for any Buyer Compensation and Benefit Plan or by any Buyer ERISA Affiliate Plan within the 12-month period ending on the date hereof, and no such notice will be required to be filed as a result of the transactions contemplated by this Agreement. The PBGC has not instituted proceedings to terminate any Buyer Pension Plan or Buyer ERISA Affiliate Plan and, to Buyer’s actual knowledge, no condition exists that presents a material risk that such proceedings will be instituted. There is no pending investigation or enforcement action by the PBGC, the DOL, the IRS or any other Governmental Authority with respect to any Buyer Compensation and Benefit Plan. Except as disclosed in Section 4.01(s)(iii) of the Buyer Disclosure Schedule, under each Buyer Pension Plan and Buyer ERISA Affiliate Plan, as of the date of the most recent actuarial valuation performed prior to the date of this Agreement, the actuarially determined present value of all “benefit liabilities”, within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such actuarial valuation of such Buyer Pension Plan or Buyer ERISA Affiliate Plan), did not exceed the then current value of the assets of such Buyer Pension Plan or Buyer ERISA Affiliate Plan and since such date there has been neither an adverse change in the financial condition of such Buyer Pension Plan or Buyer ERISA Affiliate Plan nor any amendment or other change to such Buyer Pension Plan or Buyer ERISA Affiliate Plan that would increase the amount of benefits thereunder which reasonably could be expected to change such result and that, individually or in the aggregate, would have a material adverse effect on Buyer.

(iv)	All contributions required to be made under the terms of any Buyer Compensation and Benefit Plan or Buyer ERISA Affiliate Plan or any employee benefit arrangements under any collective bargaining agreement to which Buyer or any Buyer Subsidiary is a party have been timely made or have been reflected on the Buyer Financial Statements. Neither any Buyer Pension Plan nor any Buyer ERISA Affiliate Plan has an “accumulated funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and all required payments to the PBGC with respect to each Buyer Pension Plan and each Buyer ERISA Affiliate Plan have been made on or before their due dates. None of Buyer, any Buyer Subsidiary nor any Buyer ERISA Affiliate (x) has provided, or would reasonably be expected to be required to provide, security to any Buyer Pension Plan or to any Buyer ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code, and (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA that, individually or in the aggregate, would have a material adverse effect on Buyer.

(v)	Except as disclosed in Section 4.01(t)(v) of the Buyer Disclosure Schedule, neither Buyer nor any Buyer Subsidiary has any obligations to provide retiree health and life insurance or other retiree death benefits under any Buyer Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code.

(vi)	Buyer and the Buyer Subsidiaries do not maintain any foreign Buyer Compensation and Benefit Plans.

(vii)

With respect to each Buyer Compensation and Benefit Plan, if applicable, Buyer has provided or made available to Seller, true and complete copies of the existing: (A) Buyer Compensation and Benefit Plan documents and amendments thereto; (B) trust instruments and insurance contracts;

(C) most recent actuarial report and financial statement; (D) most recent summary plan description; (E) forms filed with the PBGC within the past year (other than for premium payments); (F) most recent determination letter issued by the IRS; and (G) any Form 5310, Form 5310A, Form 5300 or Form 5330 filed within the past year with the IRS.

(viii)	Except as disclosed on Section 4.01(t)(viii) of the Buyer Disclosure Schedule, the consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), reasonably be expected to (A) entitle any Buyer Employee, Buyer Consultant or Buyer Director to any payment (including severance pay or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Buyer Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Buyer Compensation and Benefit Plan.

(ix)	Except as disclosed on Section 4.01(t)(ix) of the Buyer Disclosure Schedule, neither Buyer nor any Buyer Subsidiary maintains any compensation plans, programs or arrangements, the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

(x)	Except as disclosed on Section 4.01(t)(x) of the Buyer Disclosure Schedule, as a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), none of Buyer, Seller or the Surviving Corporation, or any of their respective Subsidiaries, will be obligated to make a payment that would be characterized as an “excess parachute payment” to an individual who is a “disqualified individual” (as such terms are defined in Section 280G of the Code) of Buyer on a consolidated basis, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

(u)	Compliance with Laws. Except with respect to Environmental Laws, Taxes, and Buyer Compensation and Benefit Plans, which are the subject of Sections 4.01(w), 4.01(q) and 4.01(t), respectively, each of Buyer and the Buyer Subsidiaries:

(i)	has been in compliance with all applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such business, including, without limitation, the Equal Credit Opportunity Act, as amended, the Fair Housing Act, as amended, the CRA, the Home Mortgage Disclosure Act, as amended, and all other applicable fair lending laws and other laws relating to discriminatory business practices, except for failures to be in compliance which, individually or in the aggregate, have not had or would not have a material adverse effect on Buyer;

(ii)	has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted, except where the failure to obtain any of the foregoing or to make any such filing, application or registration has not had or would not have a material adverse effect on Buyer; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and to Buyer’s actual knowledge, no suspension or cancellation of any of them has been threatened in writing, except where such failure to have such permits, licenses, certificates of authority, orders and approvals in full force and effect, individually or in the aggregate, has not had or would not have a material adverse effect on Buyer;

(iii)

has received no written notification or communication from any Governmental Authority since January 1, 2013, (A) asserting that Buyer or any Buyer Subsidiary is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces, except for failures to be in compliance that, individually or in the aggregate, would not have a material adverse effect on Buyer, or (B) threatening to revoke any license, franchise, permit or governmental authorization, which revocations, individually or in the aggregate, would have a material adverse effect on Buyer, which has not been resolved to the satisfaction of the Governmental Authority which sent such notification or communication. There is no event which has occurred that, to the actual knowledge of Buyer, would reasonably be expected to result in the revocation of any such license, franchise, permit or governmental authorization and which would have a material adverse effect on Buyer; and

(iv)	Buyer and the Buyer Subsidiaries have been and are in compliance with (A) the applicable provisions of the Sarbanes-Oxley Act and the related rules and regulations promulgated thereunder and (B) the applicable listing and corporate governance rules and regulations of the Nasdaq, except where such non-compliance would not have a material adverse effect on Buyer.

(v)	Contracts. Except for Buyer Contracts filed as exhibits to the Buyer Filed SEC Documents, there are no Buyer Contracts that are required to be filed as an exhibit to any Buyer Filed SEC Document under the Exchange Act and the rules and regulations promulgated thereunder. Neither Buyer nor any Buyer Subsidiary, nor, to the actual knowledge of Buyer, any other party thereto, is in default under any contract, agreement, commitment, arrangement or other instrument to which it is a party, by which its respective assets, business or operations may be bound or affected in any way, or under which it or its respective assets, business or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute a default except, in each case, for defaults that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Buyer.

(w)

Environmental Matters. Except as otherwise disclosed in Section 4.01(w) of the Buyer Disclosure Schedule: (i) Buyer and the Buyer Subsidiaries, to their actual knowledge, are and have been at all times in compliance in all material respects with all applicable Environmental Laws and, to the actual knowledge of Buyer, neither Buyer nor any Buyer Subsidiary has engaged in any activity in violation of any applicable Environmental Law, except for failures to be in compliance that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Buyer; (ii)(A) no investigations, inquiries, orders, hearings, actions or other proceedings by or before any court or Governmental Authority are pending or, to the actual knowledge of Buyer, have been threatened in connection with any of Buyer’s or any Buyer Subsidiary’s activities and any Buyer Real Properties or improvements thereon with respect to compliance with applicable Environmental Laws, and (B) to the actual knowledge of Buyer, no investigations, inquiries, orders, hearings, actions or other proceedings by or before any court or Governmental Authority are pending or threatened with respect to compliance with Environmental Laws in connection with any real properties in respect of which any Buyer Subsidiary has foreclosed or holds a mortgage or mortgages (hereinafter referred to as the “Buyer Subsidiary Real Estate Collateral”); (iii) no claims are pending or, to the actual knowledge of Buyer, threatened by any third party against Buyer, any Buyer Subsidiary or with respect to the Buyer Real Properties or improvements thereon, or, to the actual knowledge of Buyer, the Buyer Subsidiary Real Estate Collateral or improvements thereon, relating to damage, contribution, cost recovery, compensation, loss, injunctive relief, remediation or injury resulting from any Hazardous Substance (which have not been resolved to the satisfaction of the involved parties and which have had or are reasonably expected to have a material adverse effect on Buyer or any Buyer Subsidiary; (iv) to the actual knowledge of Buyer, no Hazardous Substances have been integrated into the Buyer Real Properties or improvements thereon or any component thereof, or the Buyer Subsidiary Real Estate Collateral or improvements thereon or any component thereof, in such manner or quantity as may reasonably be expected to pose a threat to human health or the value of the real property and improvements, except for threats that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on Seller; and (v) neither Buyer nor any Buyer Subsidiary has actual knowledge that (A) any of the Buyer Real Properties or improvements thereon, or the Buyer Subsidiary Real Estate Collateral or improvements thereon, has been used for the treatment, storage or disposal of Hazardous Substances or has been contaminated by Hazardous Substances in a manner or extent that would require investigation or remediation under any applicable Environmental Law, (B) any of the business operations of Buyer or any Buyer Subsidiary have contaminated lands, waters or other property of others with Hazardous Substances in a manner or extent that would require investigation or remediation under any applicable Environmental Law, or (C) any of the Buyer Real Properties or improvements thereon, or the Buyer Subsidiary Real Estate Collateral or improvements thereon, have in the past or presently contain underground storage tanks, asbestos-containing materials or PCB-containing materials or equipment, which in any event would reasonably be expected to have a material adverse effect on Buyer.

(x)	Buyer Information. True and complete copies of all documents listed in the Buyer Disclosure Schedule have been made available or provided to Seller. The books of account, stock record books and other financial and corporate records of Buyer and the Buyer Subsidiaries, all of which have been made available to Seller, are complete and correct in all material respects.

(y)	CRA Compliance. Neither Buyer nor any Buyer Subsidiary has received any notice of non-compliance with the applicable provisions of the CRA and the regulations promulgated thereunder. As of the date hereof, Buyer Sub received a CRA rating of “satisfactory” or better from the FDIC in its most recent examination. Buyer knows of no fact or circumstance or set of facts or circumstances which would be reasonably likely to cause Buyer or any Buyer Subsidiary to receive any notice of non-compliance with such provisions or cause the CRA rating of Buyer or any Buyer Subsidiary to decrease below the “satisfactory” level.

(z)	Ownership of Seller Shares. As of the date hereof, except as otherwise disclosed in Section 4.01(z) of the Buyer Disclosure Schedule, neither Buyer nor, to the actual knowledge of Buyer, any of its affiliates (as such term is defined under the Exchange Act), (i) beneficially owns, directly or indirectly, any Seller Shares, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, any Seller Shares.

(aa)	Bank Secrecy Act; Patriot Act; Money Laundering. Neither Buyer nor any Buyer Subsidiary has any reason to believe that any facts or circumstances exist which would cause Buyer or the Buyer Subsidiaries to be deemed to be operating in violation in any material respect of the Bank Secrecy Act, the Patriot Act, any order issued with respect to anti-money laundering by the United States Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering law. Furthermore, the Board of Directors of Buyer Sub has adopted and Buyer Sub has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures, that has not been deemed ineffective by any Governmental Authority and that meets the requirements of Sections 352 and 326 of the Patriot Act.

(bb)	Investment Management and Related Activities. Except as set forth on Schedule 4.01(bb) of the Buyer Disclosure Schedule, none of Buyer, any of the Buyer Subsidiaries or Buyer’s or the Buyer Subsidiaries’ respective directors, officers or employees is required to be registered, licensed or authorized under the laws or regulations issued by any Governmental Authority as an investment adviser, a broker or dealer, an insurance agency or company, a commodity trading adviser, a commodity pool operator, a futures commission merchant, an introducing broker, a registered representative or associated person, a counseling officer, an insurance agent, a sales person or in any similar capacity with a Governmental Authority.

(cc)	Adequate Shares; No Financing Required. As of the date hereof, Buyer has sufficient authorized but unissued shares of Buyer Stock to issue the aggregate number of shares of Buyer Stock to be issued in the Merger. Buyer has the aggregate or readily available financing to fund the cash consideration to be paid in the Merger.

(dd)

Vote Required. The only vote of the holders of any class or series of capital stock or other securities of the Buyer necessary to approve the issuance of Buyer Shares in accordance with this Agreement in connection with the Merger or consummate the other transactions contemplated hereby is the affirmative vote of the holders of at least a majority of the Buyer Shares present either in person or by proxy and entitled to vote at the Buyer Meeting, if a quorum exists (the “Required Buyer Vote”).

(ee)	Property and Title. Buyer and Buyer Subsidiaries own, and are in rightful possession of, and have good title to, all of the material real property and other material assets used by Buyer or any Buyer Subsidiary in the conduct of their respective businesses (except for such assets that are leased by Buyer or any Buyer Subsidiary), free and clear of any charge, mortgage, pledge, security interest, hypothecation, restriction, claim, option, lien, encumbrance or interest of any persons whatsoever except for (i) those described in Section 4.01(ee) of the Buyer Disclosure Schedule, (ii) those assets disposed of in the ordinary course of business consistent with past practices, (iii) such as are no longer used or useful in the conduct of its businesses and (iv) defects in title, easements, restrictive covenants and similar encumbrances that, individually or in the aggregate, would not have a material adverse effect on Buyer. The assets of Buyer and the Buyer Subsidiaries, taken as a whole, are adequate to continue to conduct the businesses of Buyer and the Buyer Subsidiaries as such businesses are presently being conducted. To Buyer’s actual knowledge, there are no applicable laws, conditions of record, or other impediments that materially interfere with the intended use by Buyer or the Buyer Subsidiaries of any of the material real properties owned or leased by Buyer or any Buyer Subsidiary and used in the business of Buyer and any Buyer Subsidiary.

(ff)	Insurance. Buyer and the Buyer Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Buyer reasonably has determined to be prudent in accordance with industry practices. All such insurance policies are in full force and effect, Buyer and the Buyer Subsidiaries are not in material default thereunder and all claims thereunder have been filed in due and timely fashion, except with respect to such policies and claims, the failure to maintain or file would not reasonably be expected to have a material adverse effect on Buyer.

ARTICLE FIVE

FURTHER COVENANTS OF SELLER

5.01. Operation of Business

Seller covenants to Buyer that, throughout the period from the date of this Agreement to and including the Closing, except as expressly contemplated or permitted by this Agreement or as set forth in the Seller Disclosure Schedule or to the extent that Buyer shall otherwise consent in writing (which consent, in the case of Section 5.01(b), shall not be unreasonably withheld, conditioned or delayed):

(a)	Conduct of Business. Seller’s business, and the business of the Seller Subsidiaries, will be conducted only in the ordinary and usual course consistent with past practice. Seller shall not, and shall cause the Seller Subsidiaries not to, take any action which would be inconsistent with any representation or warranty of Seller set forth in this Agreement or which would cause a breach of any such representation or warranty if made at or immediately following such action, subject to such exceptions as do not, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Buyer or on the Surviving Corporation following the Effective Time or except, in each case, as may be required by applicable law or regulation.

(b)	Changes in Business and Capital Structure. Seller will not, and will cause the Seller Subsidiaries not to:

(i)	sell, transfer, mortgage, pledge or subject to any lien or otherwise encumber any of the assets of Seller or the Seller Subsidiaries, tangible or intangible, which are material, individually or in the aggregate, to Seller except for (A) internal reorganizations or consolidations involving existing subsidiaries that would not be likely to present a material risk of any material delay in the receipt of any required regulatory approval, (B) securitization activities in the ordinary course of business, (C) the sale of loans, loan participations and real estate owned in the ordinary course of business, and (D) other dispositions of assets, including subsidiaries, if the fair market value of the total consideration received therefrom does not exceed in the aggregate, $150,000;

(ii)	make any capital expenditure or capital additions or betterments which exceed $150,000 in the aggregate;

(iii)	become bound by, enter into, or perform any material contract, commitment or transaction which, if so entered into, would be reasonably likely to (A) have a material adverse effect on Seller, (B) impair in any material respect the ability of Seller to perform its obligations under this Agreement or (C) prevent or materially delay the consummation of the transactions contemplated by this Agreement;

(iv)	declare, pay or set aside for payment any dividends or make any distributions on its capital shares issued and outstanding other than (A) quarterly cash dividends on Seller Shares in respect of each fiscal quarter ending on or after September 30, 2014 in an amount not to exceed $0.10 per Seller Share, (B) dividends from any Seller Subsidiary to Seller and (C) in connection with and as required by the terms of the trust preferred securities issued by a Seller Subsidiary;

(v)	purchase, redeem, retire or otherwise acquire any of its capital shares other than pursuant to rights of repurchase granted to Seller, put rights granted to any of its employees or former employees, pursuant to the Seller Stock Option and Benefit Plans or pursuant to the cashless exercise of any Seller Stock Option or in settlement of any withholding obligation in connection with any Seller Stock Option and Benefit Plan;

(vi)	issue or grant any option or right to acquire any of its capital shares (other than the issuance of Seller Shares pursuant to the exercise of Seller Stock Options outstanding as of the date of this Agreement) or effect, directly or indirectly, any share split or share dividend, recapitalization, combination, exchange of shares, readjustment or other reclassification;

(vii)	amend or propose to amend its Articles of Incorporation, Bylaws or other governing documents except as otherwise expressly contemplated by this Agreement;

(viii)	merge or consolidate with any other person or otherwise reorganize, except for the Merger and the Bank Merger;

(ix)	acquire all or any portion of the assets, business, deposits or properties of any other entity other than (A) by way of foreclosures, (B) acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice and (C) internal reorganizations or consolidations involving existing subsidiaries that would not be likely to present a material risk of any material delay in the receipt of any required regulatory approval;

(x)	other than in the ordinary course of business consistent with past practice, enter into, establish, adopt or amend any pension, retirement, stock option, stock purchase, savings, profit-sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any Seller Director, Seller Officer or Seller Employee, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder; provided, however, that Seller may take such actions in order to satisfy either applicable law or contractual obligations, including those arising under its benefit plans, existing as of the date hereof and disclosed in the Seller Disclosure Schedule or regular annual renewals of insurance contracts;

(xi)	announce or pay any general wage or salary increase or bonus, other than normal wage or salary increases not to exceed 3% for any Seller Employee and year-end bonuses substantially consistent with past practices (but in any event such year-end bonuses will not exceed $1,340,000 in the aggregate), or enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any Seller Officer, Seller Director or Seller Employee, except, in each case, for changes which are required by applicable law or to satisfy contractual obligations existing as of the date hereof and disclosed in the Seller Disclosure Schedule;

(xii)	incur any long-term indebtedness for money borrowed, guarantee any such long-term indebtedness or issue or sell any long-term debt securities, other than (A) in replacement of existing or maturing debt, (B) indebtedness of any subsidiary of Seller to Seller or another subsidiary of Seller, or (C) in the ordinary course of business consistent with past practice;

(xiii)	implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or by any Governmental Authority;

(xiv)	materially change its existing deposit policy or incur deposit liabilities, other than deposit liabilities incurred in the ordinary course of business consistent with past practice, or accept any brokered deposit having a maturity longer than 365 days, other than in the ordinary course of business;

(xv)	sell, purchase, enter into a lease, relocate, open or close any banking or other office, or file any application pertaining to such action with any Regulatory Authority;

(xvi)	change any of its commercial or consumer loan policies in any material respect, including credit underwriting criteria, or make any material exceptions thereto, unless so required by applicable law or any Governmental Authority;

(xvii)	purchase or sell any mortgage loan servicing rights;

(xviii)	commence or settle any material claim, action or proceeding, except settlements involving only monetary remedies in amounts, in the aggregate, that are not material to Seller and the Seller Subsidiaries;

(xix)	adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or reorganization, or resolutions providing for or authorizing such a liquidation, dissolution, restructuring, recapitalization or reorganization;

(xx)	make or change any Tax election, file any amended Tax Return, fail to timely file any Tax Return, enter into any closing agreement, settle or compromise any liability with respect to Taxes, agree to any adjustment of any Tax attribute, file any claim for a refund of Taxes, or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment;

(xxi)	(A) knowingly take any action that would, or would be reasonably likely to, prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code; or (B) knowingly take any action that is intended or is reasonably likely to result in (1) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, (2) any of the conditions to the Merger set forth in Article Eight not being satisfied, or (3) a material violation of any provision of this Agreement, except, in each case, as may be required by applicable law; or

(xxii)	enter into any agreement to do any of the foregoing.

(c)	Maintenance of Property. Seller shall, and shall cause the Seller Subsidiaries to, use commercially reasonable efforts to maintain and keep their respective properties and facilities in their present condition and working order, ordinary wear and tear excepted, except with respect to such properties and facilities, the loss of which would not have a material adverse effect on Seller.

(d)	Performance of Obligations. Seller shall, and shall cause the Seller Subsidiaries to, perform all of their respective obligations under all agreements relating to or affecting their respective properties, rights and businesses, except where nonperformance would not have a material adverse effect on Seller.

(e)	Maintenance of Business Organization. Seller shall, and shall cause the Seller Subsidiaries to, use commercially reasonable efforts to maintain and preserve their respective business organizations intact, to retain present key Seller Employees and to maintain the respective relationships of customers, suppliers and others having business relationships with them.

(f)	Insurance. Seller shall, and shall cause the Seller Subsidiaries to, maintain insurance coverage with reputable insurers, which, in respect of the amounts, premiums, types and risks insured, were maintained by them at the Seller Balance Sheet Date, and upon the renewal or termination of such insurance, Seller shall, and shall cause the Seller Subsidiaries to, use commercially reasonable efforts to renew or replace such insurance coverage with reputable insurers, in respect of amounts, premiums, types and risks insured which are no less favorable than those maintained by Seller and the Seller Subsidiaries at the Seller Balance Sheet Date.

(g)	Access to Information. Upon reasonable notice in advance, Seller shall, and shall cause the Seller Subsidiaries to, afford to Buyer and to Buyer’s officers, employees, investment bankers, attorneys, accountants and other advisors and representatives reasonable and prompt access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all their respective properties, assets, books, contracts, commitments, directors, officers, employees, attorneys, accountants, auditors, other advisors and representatives and records and, during such period, Seller shall, and shall cause the Seller Subsidiaries to, make available to Buyer on a prompt basis (i) a copy of each report, schedule, form, statement and other document filed or received by it during such period pursuant to the requirements of domestic or foreign (whether national, Federal, state, provincial, local or otherwise) laws and (ii) all other information concerning its business, properties and personnel as Buyer may reasonably request (including the financial and tax work papers of S.R. Snodgrass, A.C.); provided, however, that Buyer shall not unreasonably interfere with Seller’s business operations. Seller and the Seller Subsidiaries shall not be required to provide access to or to disclose information where such access or disclosure would result in the loss of the attorney-client privilege of Seller or the Seller Subsidiaries or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement.

5.02. Notification

Between the date of this Agreement and the Closing Date, Seller shall promptly notify Buyer in writing if Seller becomes aware of any fact or condition that (a) causes or constitutes a breach in any material respect of any of Seller’s or Seller Sub’s representations and warranties or (b) would (except as expressly contemplated by this Agreement) cause or constitute a breach in any material respect of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Seller Disclosure Schedule, Seller shall promptly deliver to Buyer a supplement to the Seller Disclosure Schedule specifying such change (“Updated Seller Disclosure Schedule”); provided, however, that the disclosure of such change in the Updated Seller Disclosure Schedule shall not be deemed to constitute a cure of any breach of any representation or warranty made pursuant to this Agreement unless consented to in writing by Buyer. During the same period, Seller shall promptly notify Buyer of (i) the occurrence of any breach in any material respect of any of Seller’s or Seller Sub’s covenants contained in this Agreement, (ii) the occurrence of any event that may make the satisfaction of the conditions in this Agreement impossible or unlikely in any material respect or (iii) the occurrence of any event that is reasonably likely, individually or taken with all other facts, events or circumstances known to Seller, to result in a material adverse effect with respect to Seller.

5.03. No Solicitation

(a) Seller shall not and shall cause Seller Sub and the respective officers, directors, employees, investment bankers, financial advisors, attorneys, accountants, consultants, affiliates and other agents of Seller and Seller Sub (collectively, the “Seller Representatives”) not to, directly or indirectly, (i) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal (as defined below); (ii) participate in any discussions or negotiations regarding any Acquisition Proposal or furnish, or otherwise afford access, to any person (other than Buyer) any information or data with respect to Seller or the Seller Subsidiaries or otherwise relating to an Acquisition Proposal; (iii) release any person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which Seller is a party; (iv) enter into any agreement, agreement in principle or letter of intent with respect to any Acquisition Proposal or approve or resolve to approve any Acquisition Proposal or any agreement, agreement in principle or letter of intent relating to an Acquisition Proposal; or (v) take any action to render the provisions of any Takeover Laws inapplicable to any person (other than Buyer or the Buyer Subsidiaries) or group in connection with any Acquisition Proposal. Any violation of the foregoing restrictions by any of the Seller Representatives, whether or not such Seller Representative is so authorized and whether or not such Seller Representative is purporting to act on behalf of Seller or otherwise, shall be deemed to be a breach of this Agreement by Seller. Seller and Seller Sub shall, and shall cause each of the Seller Representatives to, immediately cease and cause to be terminated any and all existing discussions, negotiations, and communications with any persons with respect to any existing or potential Acquisition Proposal.

For purposes of this Agreement, “Acquisition Proposal” shall mean any inquiry, offer or proposal (other than an inquiry, offer or proposal from Buyer), whether or not in writing, contemplating, relating to, or that could reasonably be expected to lead to, an Acquisition Transaction. For purposes of this Agreement, “Acquisition Transaction” shall mean (A) any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving Seller or Seller Sub; (B) any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, any assets of Seller or the Seller Subsidiaries representing, in the aggregate, twenty percent (20%) or more of the assets of Seller and the Seller Subsidiaries on a consolidated basis; (C) any issuance, sale or other disposition (including by way of merger, consolidation, share exchange or any similar transaction) of securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing twenty percent (20%) or more of the votes attached to the outstanding securities of Seller or the Seller Sub; (D) any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning twenty percent (20%) or more of any class of equity securities of Seller or the Seller Sub; or (E) any transaction which is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing.

(b) Notwithstanding the provisions of Section 5.03(a), Seller may take any of the actions described in clause (ii) of Section 5.03(a) if, but only if, (i) Seller has received a bona fide unsolicited written Acquisition Proposal that did not result from a breach of this Section 5.03; (ii) Seller’s Board of Directors (the “Seller Board”) determines in good faith, after consultation with and having considered the advice of its outside legal counsel and Seller’s Financial Advisor, that failure to take such actions would violate its fiduciary duties under applicable Pennsylvania law; (iii) Seller has provided Buyer with at least two (2) business days prior notice of such determination; and (iv) prior to furnishing or affording access to any information or data with respect to Seller or the Seller Subsidiaries or otherwise relating to an Acquisition Proposal, Seller receives from such person a confidentiality agreement with terms no less favorable to Seller than those contained in the confidentiality agreement between Seller and Buyer. Seller shall promptly provide to Buyer any non-public information regarding Seller or the Seller Subsidiaries provided to any other person which was not previously provided to Buyer, such additional information to be provided no later than the date of provision of such information to such other party.

(c) Seller shall promptly (and in any event within twenty-four (24) hours) notify Buyer in writing if any proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, Seller or the Seller Representatives, in each case in connection with any Acquisition Proposal, and such notice shall indicate the name of the person initiating such discussions or negotiations or making such proposal, offer or information request and the material terms and conditions of any proposals or offers (and, in the case of written materials relating to such proposal, offer, information request, negotiations or discussion, such notice shall include copies of such materials (including e-mails or other electronic communications) unless (i) such materials constitute confidential information of the party making such offer or proposal under an effective confidentiality agreement, (ii) disclosure of such materials jeopardizes the attorney-client privilege or (iii) disclosure of such materials contravenes any law, rule, regulation, order, judgment or decree). Seller shall keep Buyer informed, on a current basis, of the status and terms of any such proposal, offer, information request, negotiations or discussions (including any amendments or modifications to such proposal, offer or request).

(d) Neither the Seller Board nor any committee thereof shall (i) withdraw, withhold, qualify or modify, or propose to withdraw, withhold, qualify or modify, in a manner adverse to Buyer in connection with the transactions contemplated by this Agreement (including the Merger and the Bank Merger), the Seller Board Recommendation (as defined in Section 7.06(f)), or make any statement, filing or release, in connection with the Seller Meeting (as defined in Section 7.06(e)) or otherwise, inconsistent with the Seller Board Recommendation (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification of the Seller Board Recommendation); (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal; or (iii) enter into (or cause Seller or the Seller Subsidiaries to enter into) any letter of intent, agreement in principle, acquisition agreement or other agreement (A) related to any Acquisition Transaction or (B) requiring Seller to abandon, terminate or fail to consummate the Merger, the Bank Merger or any other transaction contemplated by this Agreement.

(e) Nothing contained in this Agreement shall prevent Seller or its Board of Directors from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an Acquisition Proposal; provided that such rules will in no way eliminate or modify the effect that any action pursuant to such rules would otherwise have under this Agreement.

(f) Notwithstanding the provisions of Section 5.03(d), prior to the date of the Seller Meeting (as defined in Section 7.06(e)), the Seller Board may approve or recommend to the shareholders of Seller a Superior Proposal (as defined below) and withdraw, qualify or modify the Seller Board Recommendation in connection therewith (a “Seller Subsequent Determination”) after the third business day following Buyer’s receipt of a notice (the “Notice of Superior Proposal”) from Seller advising Buyer that the Seller Board has decided that a bona fide unsolicited written Acquisition Proposal that it received (that did not result from a breach of this Section 5.03) constitutes a Superior Proposal (it being understood that Seller shall be required to deliver a new Notice of Superior Proposal in respect of any revised Superior Proposal from such third party or its affiliates that Seller proposes to accept) if, but only if, (i) the Seller Board has reasonably determined in good faith, after consultation with and having considered the advice of outside legal counsel and Seller’s Financial Advisor, that failure to take such actions would violate its fiduciary duties under applicable Pennsylvania law, (ii) during the three (3) business day period after receipt of the Notice of Superior Proposal by Buyer, Seller and the Seller Board shall have cooperated and negotiated in good faith with Buyer and give due consideration to such adjustments, modifications or amendments to the terms and conditions of this Agreement as may be proposed by Buyer in making a determination whether Seller will proceed with the Seller Board Recommendation without a Seller Subsequent Determination; provided, however, that neither Buyer nor Seller shall have any obligation to propose any adjustments, modifications or amendments to the terms and conditions of this Agreement, and (iii) at the end of such three (3) business day period, after taking into account any such adjusted, modified or amended terms as may have been proposed by Buyer since its receipt of such Notice of Superior Proposal, the Seller Board has again in good faith made the determination (A) in clause (i) of this Section 5.03(f) and (B) that such Acquisition Proposal constitutes a Superior Proposal. Notwithstanding the foregoing, the changing, qualifying or modifying of the Seller Board Recommendation or the making of a Seller Subsequent Determination by the Seller Board shall not change the approval of the Seller Board for purposes of causing any Takeover Laws to be inapplicable to this Agreement and the Voting Agreements and the transactions contemplated hereby and thereby, including the Merger and the Bank Merger.

For purposes of this Agreement, “Superior Proposal” shall mean any bona fide written proposal (on its most recently amended or modified terms, if amended or modified) made by a third party to enter into an Acquisition Transaction on terms that the Seller Board determines in its good faith judgment, after consultation with and having considered the advice of outside legal counsel and Seller’s Financial Advisor of nationally recognized reputation (i) would, if consummated, result in the acquisition of all, but not less than all, of the issued and outstanding shares of Seller common stock or all, or substantially all, of the assets of Seller and the Seller Subsidiaries on a consolidated basis; (ii) would result in a transaction that (A) involves consideration to the holders of the Seller Shares that is more favorable, from a financial point of view, than the consideration to be paid to Seller’s shareholders pursuant to this Agreement, considering, among other things, the nature of the consideration being offered and any material regulatory approvals or other risks associated with the timing of the proposed transaction beyond or in addition to those specifically contemplated hereby, and which proposal is not conditioned upon obtaining additional financing and (B) is, in light of the other terms of such proposal, more favorable to Seller’s shareholders than the Merger and the transactions contemplated by this Agreement; and (iii) is reasonably likely to be completed on the terms proposed, in each case taking into account all legal, financial, regulatory and other aspects of the proposal.

5.04. Delivery of Information

Seller shall furnish to Buyer promptly after such documents are available: (a) all reports, proxy statements or other communications by Seller to its shareholders generally; and (b) all press releases relating to any transactions.

5.05. Takeover Laws

Seller shall take all necessary steps to (a) exempt (or cause the continued exemption of) this Agreement, the Voting Agreements, the Merger and the Bank Merger from the requirements of any Takeover Law applicable to it and comparable provisions in the Articles of Incorporation or Bylaws of Seller or Seller Sub, and (b) assist in any challenge by Buyer to the validity, or applicability to the Merger or the Bank Merger, of any Takeover Law.

5.06. No Control

Nothing contained in this Agreement shall give Buyer, directly or indirectly, the right to control or direct the operations of Seller or the Seller Subsidiaries prior to the Effective Time. Prior to the Effective Time, each of Seller and Buyer shall exercise, consistent with the terms of this Agreement, complete control and supervision over its and its subsidiaries respective operations.

5.07. Exchange Listing

Seller shall take all necessary actions, and Buyer shall provide reasonable cooperation in connection with same, in order to effect the delisting of the Seller Shares from the Nasdaq effective contemporaneously with the Effective Time.

5.08. Section 16 Votes

Prior to the Effective Time, Seller shall approve in accordance with the procedures set forth in Rule 16b-3 promulgated under the Exchange Act and the Skadden, Arps, Slate, Meagher & Flom LLP SEC No-Action Letter (January 12, 1999) any disposition of equity securities of Seller (including derivative securities) resulting from the transactions contemplated by this Agreement by each officer and director of Seller who is subject to Section 16 of the Exchange Act.

5.09. [Reserved]

5.10. Dividend Reinvestment

Seller shall take all such necessary action to suspend the acceptance of dividends and other contributions of participants in the Seller’s Dividend Reinvestment Plan (“DRIP”) effective promptly after the date of this Agreement (taking into account any Seller dividends that have been declared but not yet paid as of the date hereof). In addition, prior to the Effective Time, Seller shall take such action as is necessary to terminate the DRIP and shall distribute all Seller Shares and the value of all cash held in participant’s plan accounts in accordance with the terms of the DRIP.

5.11. ESOP and 401(k) Matters

(a) ESOP Matters. Seller’s ESOP shall be terminated by Seller in accordance with its terms effective as of the Effective Time and Seller shall make all other appropriate amendments thereto necessary to effectuate such ESOP termination. Seller shall continue to make contributions to the ESOP in accordance with applicable accruals and in the ordinary course of business as disclosed in Section 3.01(t) of the Seller Disclosure Schedule. The accounts of all participants and beneficiaries in the ESOP as of the Effective Time shall become fully vested as of the Effective Time. Each Seller Share held in the ESOP shall be converted into the Merger Consideration The Merger Consideration received with respect to the unallocated Seller Shares held in the ESOP shall first be used to repay the then outstanding balance of the ESOP loan in its entirety, with the excess amount of the Merger Consideration received with respect to the unallocated Seller Shares to be allocated proportionately to all holders of ESOP accounts based on their account balances as of the beginning of the plan year in which the ESOP is terminated. As soon as practicable after the date hereof, Seller shall prepare and file or cause to be filed all necessary documents with the IRS for a determination letter with respect to the termination of the ESOP. Prior to the Effective Time, Seller and, following the Effective Time, Buyer shall use their reasonable best efforts to obtain such favorable determination letter as promptly as practicable (including, but not limited to, adopting such amendments to the ESOP as may be requested by the IRS as a condition to its issuance of a favorable determination letter). As soon as practicable following the later of the Effective Time or the receipt of a favorable determination letter from the IRS regarding the qualified status of the ESOP upon its termination, the account balances in the ESOP shall be either distributed to participants and beneficiaries or rolled over to an eligible tax-qualified retirement plan or individual retirement account as a participant or beneficiary may direct. Buyer shall permit Continuing Employees to rollover their account balances in the ESOP to the Buyer’s Employee Stock Ownership and 401(k) Plan.

(b) 401(k) Plan Matters. Seller and Seller Sub shall take all actions necessary to terminate the Seller’s Retirement Savings Plan (the “401(k) Plan”) effective immediately prior to the Effective Time. The accounts of all participants and beneficiaries in the 401(k) Plan as of such termination shall become fully vested upon termination of the 401(k) Plan. As soon as practicable following the Effective Time, the account balances in the 401(k) Plan shall be either distributed to participants and beneficiaries or rolled over to an eligible tax-qualified retirement plan or individual retirement account as a participant or beneficiary may direct. Buyer agrees to permit Continuing Employees to rollover their account balances in the 401(k) Plan to the Buyer’s Employee Stock Ownership and 401(k) Plan.

5.12. Seller Restricted Stock

Seller shall take all actions necessary to ensure that, at or prior to the Effective Time, each share of Seller Restricted Stock becomes vested and no longer subject to restrictions, in accordance with the Seller Stock Option and Benefit Plans and applicable award agreements, and as a result shall be unrestricted Seller Shares and treated in the Merger as set forth in Section 2.01.

ARTICLE SIX

FURTHER COVENANTS OF BUYER

6.01. Access to Information

Buyer shall furnish to Seller promptly after such documents are available: (i) all reports, proxy statements or other communications by Buyer to its shareholders generally; and (ii) all press releases relating to any transactions.

6.02. Opportunity of Employment; Employee Benefits; Retention Pool

(a)	Employees of Seller and Seller Sub (other than employees who are otherwise parties to employment, severance or change in control agreements) (i) who are not offered the opportunity to continue as employees following the Effective Time or (ii) who are terminated without cause within twelve (12) months after the Effective Time, shall be entitled to receive (A) the severance compensation set forth in Section 6.02(a) of the Buyer Disclosure Schedule, (B) accrued benefits, including vacation pay, through the date of separation, and (C) any rights to continuation of medical coverage to the extent such rights are required under applicable Federal or state law and subject to the employee’s compliance with all applicable requirements for such continuation coverage, including payment of all premiums or other expenses related to such coverage. In addition, employees of Seller and Seller Sub (other than employees who are otherwise parties to employment, severance or change in control agreements) (i) who are not offered the opportunity to continue as employees following the Effective Time or (ii) who are terminated without cause within ninety (90) calendar days after the Effective Time, shall be entitled to receive outplacement consultation services of a type and nature to be agreed upon by Seller and Buyer prior to the Effective Time and with a cost of up to $2,000 for each such employee of Seller or Seller Sub. Nothing in this Section 6.02 or elsewhere in this Agreement shall be deemed to be a contract of employment or be construed to give said employees any rights other than as employees at will under Pennsylvania law. From and after the Effective Time, the Employees of Seller and Seller Sub who remain employees of Buyer or any Buyer Subsidiary after the Effective Time (including employees who are parties to employment or change in control agreements) (“Continuing Employees”) shall be provided with employee benefits that are substantially similar to employee benefits provided to other employees under the Buyer Compensation and Benefit Plans (excluding for this purpose any equity-based incentive plans). Each Continuing Employee shall be credited with years of service with Seller or Seller Sub for purposes of eligibility, vesting, entitlements to benefits and levels of benefits (but not for benefit accrual purposes under any defined benefit plan or agreement) in the employee benefit plans of Buyer, and shall retain the vacation accrual earned under Seller’s vacation policy as of the Effective Time so that such Continuing Employee shall receive under Buyer’s vacation policy a vacation benefit no less than what such Continuing Employee had earned under Seller’s vacation policy as of the Effective Time; provided, however, that any future accrual of benefits shall be in accordance with Buyer’s vacation policy, subject to carryover limitations applicable to such future accruals. In addition, Continuing Employees who become eligible to participate in a Buyer Compensation and Benefit Plan following the Effective Time (i) shall receive full credit under such plans for any deductibles, co-payments and out-of-pocket expenses incurred by such employees and their respective dependents under the applicable Compensation and Benefit Plan during the portion of the applicable plan year prior to such participation, and (ii) shall not be subject to any exclusion or penalty for pre-existing conditions that were covered under Compensation and Benefit Plans immediately prior to the Effective Time, or to any waiting period relating to such coverage. For purposes of clarification, and not by way of limitation, all Continuing Employees shall commence participation in Buyer’s Employee Stock Ownership Plan (the “Employee Stock Ownership Plan”) as of the Effective Time, but such Continuing Employees shall not be eligible to participate in Buyer’s Defined Benefit Pension Plan (the “Defined Benefit Pension Plan”), participation in which has been frozen since July 31, 2007. The foregoing covenants shall survive the Merger, and Buyer shall, before the Effective Time, adopt resolutions that amend its tax-qualified retirement plans to the extent necessary to provide for the service credits applicable to Continuing Employees referenced herein.

(b)

Concurrently with the execution of this Agreement, Buyer, Buyer Sub, Seller and Seller Sub shall enter into a Termination and Release Agreement and a Noncompetition Agreement with each of Charlotte A. Zuschlag, Charles P. Evanoski, Frank D. Martz and Todd F. Palkovich, and Buyer and Buyer Sub agree to honor the terms of such agreements. As of the Effective Time of the Merger, Seller Sub shall make lump sum cash payments to each other Seller Officer who has a change in control agreement in effect as of the date hereof, and the Surviving Bank Corporation shall provide continued insurance coverage to each of such officers in accordance with the terms of the change in control agreements, in each case regardless of whether such officers are subsequently retained as employees of Buyer or Buyer Sub following the Effective Time. Section 6.02(b) of the Seller Disclosure Schedule sets forth the estimated lump sum cash payments to be made to such other Seller Officers based upon the assumptions set forth in such schedule. Concurrently with the execution of this Agreement, Buyer and Buyer Sub shall enter into employment agreements with Ms. Zuschlag, Mr. Evanoski, Mr. Martz and Mr. Palkovich and a Consulting Agreement with Mr. Evanoski to commence consulting immediately after the expiration of Mr. Evanoski’s employment agreement.

(c)	Buyer and Buyer Sub agree to honor the terms of Seller’s Amended and Restated Excess Benefit Plan, the Amended and Restated Supplemental Executive Retirement Plan of Seller and Seller Sub, each as amended effective October 29, 2014, and the Amended and Restated Director Retirement Agreements that Seller and Seller Sub have with their directors and to make payments in accordance with the current terms of such plans and agreements and any applicable payment elections made thereunder.

(d)	As of the Effective Time, Buyer shall succeed Seller as sponsor and administrator of the Compensation and Benefit Plans and shall take such action as necessary to effectuate such changes. Subject to Sections 6.02(a) and 6.02(c), Buyer may terminate, merge or amend any Compensation and Benefit Plan or may cease contributions to any Compensation and Benefit Plan to the extent permitted by applicable law; provided, however, that Buyer will provide any benefits to which Seller Employees or their respective spouses, former spouses or other qualifying beneficiaries may be entitled by reason of qualifying events occurring prior to, on or after the Effective Time by virtue of any provisions of any employee welfare benefit plan or group insurance contract or any laws, statutes or regulations requiring any continuation of benefit coverage upon the happening of certain events, such as the termination of employment or change in beneficiary or dependent status, including, without limitation, such requirements under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, from and after the Effective Time through the remaining legally-required period of coverage.

(e)	Buyer shall provide a retention pool in the aggregate amount set forth in Section 6.02(e) of the Seller Disclosure Schedule (the “Retention Pool”) for the purposes of retaining the services of employees of the Seller and the Seller Subsidiaries (“Retention Employees”) who are key employees. The Chief Executive Officer of the Seller shall determine, subject to approval by the President and Chief Executive Officer of the Buyer, the Retention Employees eligible to receive retention awards from the Retention Pool (each, a “Retention Bonus”) and any criteria for payment of the Retention Bonus, and shall determine the final allocation of payments from the Retention Pool. Any Retention Bonus shall be intended to retain the services of the recipient through, and shall be payable (if such recipient still remains employed by the Seller and the Seller Subsidiaries or Buyer and the Buyer Subsidiaries, as the case may be, at such time) at, the end of the month following the conversion of the data processing system of Seller.

6.03. Exchange Listing

Buyer shall file a listing application with the Nasdaq for the Buyer Shares to be issued to the former holders of Seller Shares in the Merger at the time prescribed by applicable rules and regulations of the Nasdaq, and shall use all commercially reasonable efforts to cause the Buyer Shares to be issued in connection with the Merger to be approved for listing on the Nasdaq, subject to official notice of issuance, prior to the Closing Date. In addition, Buyer will use its best efforts to maintain its listing on the Nasdaq.

6.04. Notification

Between the date of this Agreement and the Closing Date, Buyer shall promptly notify Seller in writing if Buyer becomes aware of any fact or condition that (i) causes or constitutes a breach in any material respect of any of Buyer’s or Buyer Sub’s representations and warranties or (ii) would (except as expressly contemplated by this Agreement) cause or constitute a breach in any material respect of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.

Should any such fact or condition require any change in the Buyer Disclosure Schedule, Buyer shall promptly deliver to Seller a supplement to the Buyer Disclosure Schedule specifying such change (“Updated Buyer Disclosure Schedule”); provided, however, that the disclosure of such change in the Updated Buyer Disclosure Schedule shall not be deemed to constitute a cure of any breach of any representation or warranty made pursuant to this Agreement unless consented to in writing by Seller. During the same period, Buyer shall promptly notify Seller of (i) the occurrence of any breach in any material respect of any of Buyer’s or Buyer Sub’s covenants contained in this Agreement, (ii) the occurrence of any event that may make the satisfaction of the conditions in this Agreement impossible or unlikely in any material respect or (iii) the occurrence of any event that is reasonably likely, individually or taken with all other facts, events or circumstances known to Buyer, to result in a material adverse effect with respect to Buyer.

6.05. Takeover Laws

Buyer shall take all necessary steps to (a) exempt (or cause the continued exemption of) this Agreement, the Merger and the Bank Merger from the requirements of any Takeover Law and from any provisions under its Articles of Incorporation and Bylaws, as applicable, by action of the Board of Directors of Buyer or otherwise, and (b) assist in any challenge by Seller to the validity, or applicability to the Merger or the Bank Merger, of any Takeover Law.

6.06. Officers’ and Directors’ Indemnification and Insurance

(a)	From and after the Effective Time, each of Buyer and the Surviving Corporation shall indemnify and hold harmless each present and former director and officer of Seller and its Subsidiaries (in each case, when acting in such capacity) (each an “Indemnified Party”) against any costs or expenses (including reasonable attorney’s fees ), judgments, fines, losses, claims, damages or liabilities (collectively, “Costs”) incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, whether arising before or after the Effective Time, arising out of the fact that such person is or was as director or officer of Seller or any of its Subsidiaries and pertaining to matters existing or occurring at or prior to the Effective Time, including the transactions contemplated by this Agreement to same extent as such persons are indemnified as of the date of this Agreement by Seller pursuant to applicable law as effect on the date of this Agreement, the Seller’s Articles of Incorporation and Bylaws or the governing or organizational documents of any Subsidiary of Seller; and Buyer and the Surviving Corporation shall also advance expenses as incurred by such Indemnified Party to the same extent as such persons are entitled to advancement of expenses as of the date of this Agreement by Seller pursuant to the Seller’s Articles of Incorporation and Bylaws or the governing or organizational documents of any Subsidiary of Seller; provided, that the Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification under applicable law as effect on the date of this Agreement or the Seller’s Articles of Incorporation and Bylaws.

(b)

For a period of six (6) years after the Effective Time the Surviving Corporation shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by Seller (provided, that the Surviving Corporation may substitute therefor policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the insured) with respect to claims arising from facts or events which occurred at or before the Effective Time; provided, however that the Surviving Corporation shall not be obligated to expend an amount in excess of $250,000 (the “Premium Cap”), and if such premiums for such insurance would at any time exceed the Premium Cap, then the Surviving Corporation shall cause to be maintained policies of insurance which, in the Surviving Corporation’s good faith determination, provide the maximum coverage available at an amount equal to the Premium Cap. In lieu of the foregoing, Seller, in consultation with, but only upon the consent of Buyer, may obtain at or prior to the Effective Time a six-year “tail” policy under Seller’s existing directors’ and officers’ insurance policy providing equivalent coverage to that described in the preceding sentence if and to the extent that the same may be obtained for an amount that does not exceed the Premium Cap.

(c)	If Buyer, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger, (ii) transfers or conveys all or substantially all its properties and assets to any person or (iii) transfers, by means of a distribution, sale, assignment or other transaction, all of the stock of the Surviving Corporation or all or substantially all of its assets, to any person, then, and in each such case, Buyer shall cause proper provision to be made so that the successor and assign of Buyer or the Surviving Corporation assumes the obligations set forth in this Section and in such event all references to the Surviving Corporation in this Section shall be deemed a reference to such successor and assign.

(d)	Any Indemnified Party wishing to claim indemnification under Section 6.06(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify Buyer thereof; provided that the failure so to notify shall not affect the obligations of Buyer under Section 6.06(a) unless and only to the extent that Buyer is actually and materially prejudiced as a result of such failure.

(e)	The provisions of this Section 6.06 shall survive consummation of the Merger and are intended to be for the benefit of, and to grant third party rights to, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

6.07. Appointment of Seller Directors to Board of Directors

Buyer shall appoint two of the current directors of Seller or Seller Sub (the “Seller Appointees”) to the Board of Directors of Buyer, which appointments shall be effective as of the Effective Time. The Seller Appointees shall serve until the next annual meeting of the shareholders of Buyer, and Buyer shall include the Seller Appointees on the list of nominees for which Buyer’s Board of Directors shall solicit proxies at such meeting and subsequent meetings until the Seller Appointees have served a full three-year term, unless such person earlier resigns or is removed for cause in accordance with Buyer’s Articles of Incorporation and Bylaws. One of the Seller Appointees shall be Charlotte A. Zuschlag and the other shall be selected by Seller and be reasonably acceptable to Buyer prior to the Effective Time.

6.08. Operation of Business

Buyer’s business, and the business of each of the Buyer Subsidiaries, will be conducted only in the ordinary and usual course consistent with past practice. Without the written consent of Seller, Buyer shall not, and shall cause each of the Buyer Subsidiaries not to, take any action which would have, individually or in the aggregate, a material adverse effect on Buyer or on the Surviving Corporation except, in each case, as may be required by applicable law or regulation. In addition, Buyer shall use reasonable efforts to cause the Merger to qualify as a reorganization with the meaning of Section 368(a) of the Code.

6.09. Buyer Forbearances

From the date hereof until the Effective Time, except as set forth in the Buyer Disclosure Schedule or as expressly contemplated by this Agreement, without the prior written consent of Seller, Buyer will not, and will cause the Buyer Subsidiaries not to, knowingly take any action that would, or would be reasonably likely to, (i) prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code; or (ii) knowingly take any action that is intended or is reasonably likely to result in (x) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, (y) any of the conditions to the Merger set forth in Article Eight not being satisfied, or (z) a material violation of any provision of this Agreement, except, in each case, as may be required by applicable law.

6.10 Seller Shares

Buyer or Buyer Sub shall vote or cause to be voted all Seller Shares owned by them directly or indirectly or for which they have voting authority as of the record date for the Seller Meeting in favor of this Agreement and the Merger.

6.11. Section 16 Votes

Prior to the Effective Time, Buyer shall approve in accordance with the procedures set forth in Rule 16b-3 promulgated under the Exchange Act and the Skadden, Arps, Slate, Meagher & Flom LLP SEC No-Action Letter (January 12, 1999) any acquisition of equity securities of Buyer (including derivative securities) resulting from the transactions contemplated by this Agreement by each officer and director of Seller who becomes an officer or director of Buyer as of or following the Effective Time and who is subject to Section 16 of the Exchange Act.

ARTICLE SEVEN

FURTHER OBLIGATIONS OF THE PARTIES

7.01. Confidentiality

Except for the use of information in connection with the Registration Statement described in Section 7.06 hereof and any other governmental filings required in order to complete the transactions contemplated by this Agreement, all information (collectively, the “Information”) received by each of Buyer and Seller, and by the directors, officers, employees, advisors and representatives of Buyer and Seller and their respective Subsidiaries (the “Representatives”) pursuant to the terms of this Agreement, shall be kept in strictest confidence; provided that subsequent to the filing of the Registration Statement with the SEC, this Section 7.01 shall not apply to information included in the Registration Statement or to be included in the Joint Proxy Statement/Prospectus to be sent to the shareholders of Seller and Buyer under Section 7.06. Seller and Buyer agree that the Information will be used only for the purpose of completing the transactions contemplated by this Agreement. Seller and Buyer shall, and shall cause their respective Representatives to, hold the Information in strictest confidence and not use, and not disclose directly or indirectly any of such Information except when, after and to the extent such Information (i) is or becomes generally available to the public other than through the failure of Seller or Buyer to fulfill its obligations hereunder, (ii) was already known to the party receiving the Information on a nonconfidential basis prior to the disclosure or (iii) is subsequently disclosed to the party receiving the Information on a nonconfidential basis by a third party having no obligation of confidentiality to the party disclosing the Information. In the event the transactions contemplated by this Agreement are not consummated, Seller and Buyer shall return promptly all copies of the Information provided to the other.

7.02. Necessary Further Action

Each of Seller, Seller Sub, Buyer Sub and Buyer shall use its best efforts to take, or cause to be taken, all necessary actions and execute all additional documents, agreements and instruments required to consummate the transactions contemplated in this Agreement.

7.03. Cooperative Action

Subject to the terms and conditions of this Agreement, each of Seller, Seller Sub, Buyer Sub and Buyer shall use its best efforts to take, or cause to be taken, all further actions and execute all additional documents, agreements and instruments which may be reasonably required, in the opinion of counsel for Seller and Seller Sub and counsel for Buyer and Buyer Sub, to obtain all necessary approvals from all Governmental Authorities and Regulatory Authorities as required by Section 8.03(b) hereof, so that this Agreement and the transactions contemplated hereby will become effective as promptly as practicable. In addition, each party shall take such action as may be reasonably required by the other party, if such required action may necessarily and lawfully be taken to reverse the impact of any past action, if such past action would, in the reasonable opinion of each party, adversely impact the ability of the Merger to be characterized as a reorganization under Section 368 of the Code.

7.04. Satisfaction of Conditions

Each of Buyer, Buyer Sub, Seller and Seller Sub shall use its best efforts to satisfy all of the conditions to this Agreement and to cause the consummation of the transactions described in this Agreement, including making all applications, notices and filings with Governmental Authorities and Regulatory Authorities and taking all steps to secure promptly all consents, rulings and approvals of Governmental Authorities and Regulatory Authorities which are necessary for the performance by each party of each of its obligations under this Agreement and the transactions contemplated hereby.

7.05. Press Releases

None of Buyer, Buyer Sub, Seller or Seller Sub shall make any press release or other public announcement concerning the transactions contemplated by this Agreement without the consent of the other parties hereto as to the form and contents of such press release or public announcement, except to the extent that such press release or public announcement may be required by law or the rules and regulations of the Nasdaq to be made before such consent can be obtained.

7.06. Registration Statement; Proxy Statement; Shareholders’ Meetings

(a)	As soon as reasonably practicable following the date hereof, Buyer shall prepare, in consultation with Seller and with Seller’s cooperation, mutually acceptable proxy material which shall constitute the joint proxy statement/prospectus relating to the matters to be submitted to the Seller shareholders at the Seller’s shareholders meeting and the matters to be submitted to the Buyer’s shareholders at the Buyer’s shareholders meeting (such joint proxy statement/prospectus and all amendments or supplements thereto, the “Joint Proxy Statement/Prospectus”), and Buyer shall file with the SEC a registration statement on Form S-4 with respect to the issuance of Buyer Shares in the Merger (such registration statement and all amendments or supplements thereto, the “Registration Statement”). Each of Seller and Buyer shall use all commercially reasonable efforts to cause the Registration Statement including the Joint Proxy Statement/Prospectus to be declared effective under the Securities Act as promptly as reasonably practicable after the filing thereof. Buyer also shall use all reasonable efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or “blue sky” permits and approvals required to carry out the transactions contemplated by this Agreement. Seller shall promptly furnish to Buyer all information concerning Seller, the Seller Subsidiaries and the Seller Officers, Seller Directors and shareholders of Seller and the Seller Subsidiaries as Buyer reasonably may request in connection with the foregoing. Each of Seller and Buyer shall promptly notify the other upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Registration Statement or the Joint Proxy Statement/Prospectus and shall promptly provide the other with copies of all correspondence between it and its representatives, on the one hand, and the SEC and its staff, on the other hand. Notwithstanding the foregoing, prior to filing the Registration Statement (or any amendment or supplement thereto) or filing or mailing the Joint Proxy Statement/Prospectus (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, each of Seller and Buyer, as the case may be, (i) shall provide the other party with a reasonable opportunity to review and comment on such document or response, (ii) shall include in such document or response all comments reasonably proposed by such other party, and (iii) shall not file or mail such document or respond to the SEC prior to receiving such other’s approval, which approval shall not be withheld, conditioned or delayed unreasonably.

(b)	Each of Seller and Buyer agrees, as to itself and its respective Seller Subsidiaries or Buyer Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, is filed with the SEC and at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Joint Proxy Statement/Prospectus and any amendment or supplement thereto will, as of the date such Joint Proxy Statement/Prospectus is mailed to shareholders of Seller and Buyer and up to and including the dates of the meetings of Seller’s shareholders and Buyer’s shareholders to which such Joint Proxy Statement/Prospectus relates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)	Each of Seller and Buyer shall, if it shall become aware prior to the Effective Time of any information furnished by it that would cause any of the statements in the Registration Statement and the Joint Proxy Statement/Prospectus to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, promptly inform the other party thereof and to take the necessary steps to correct the Registration Statement and the Joint Proxy Statement/Prospectus.

(d)	Buyer shall advise Seller, promptly after Buyer receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Buyer Shares for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

(e)	Seller shall, as promptly as practicable following the effective date of the Registration Statement, establish a record date for, duly call, give notice of, convene and hold a meeting of its shareholders (the “Seller Meeting”) for the purpose of adopting this Agreement and approving the transactions contemplated hereby, regardless of whether the Seller Board determines at any time that this Agreement or the Merger is no longer advisable, recommends that the shareholders of Seller reject this Agreement or the Merger or makes a Seller Subsequent Determination. Seller shall cause the Seller Meeting to be held as promptly as practicable following the effectiveness of the Registration Statement, and in any event not later than 60 days after the effectiveness of the Registration Statement.

(f)	Subject to Section 5.03 hereof, (i) the Seller Board shall recommend that Seller’s shareholders vote to approve and adopt this Agreement and the transactions contemplated hereby (including the Merger) and any other matters required to be approved by Seller’s shareholders for consummation of the Merger and the transactions contemplated hereby (the “Seller Board Recommendation”), and (ii) the Joint Proxy Statement/Prospectus shall include the Seller Board Recommendation. Without limiting the generality of the foregoing, Seller agrees that its obligations pursuant to this Section 7.06 shall not be affected by the commencement, public proposal, public disclosure or communication to Seller or any other person of any Acquisition Proposal except under circumstances that would permit Seller to terminate this Agreement under Section 11.01(d)(3) in connection with a Superior Proposal. Seller shall use reasonable best efforts to obtain the Required Seller Vote (including, if requested by Buyer at Buyer’s sole discretion, by retaining an outside proxy solicitation firm at Buyer’s cost and expense, which cost shall not affect the amount of the Merger Consideration).

(g)

Buyer shall, as promptly as practicable following the effective date of the Registration Statement, establish a record date for, duly call, give notice of, and use reasonable best efforts to convene and hold a meeting of its shareholders (the “Buyer Meeting”) for the purpose of approving the issuance of Buyer Shares under this Agreement in connection with the Merger. Buyer shall cause the Buyer Meeting to be held as promptly as practicable following the effectiveness of the Registration Statement, and in any event not later than 60 days after the effectiveness of the Registration Statement. Buyer shall, through its Board of Directors, recommend to its shareholders that they approve the issuance of Buyer Shares in accordance with this Agreement in connection with the Merger, and shall include such recommendation in the Joint Proxy Statement/Prospectus. Buyer shall use reasonable best efforts to obtain the Required Buyer Vote.

7.07. Regulatory Applications

Buyer, Buyer Sub, Seller, Seller Sub and their respective subsidiaries shall cooperate and use their respective best efforts to prepare all documentation, to timely effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities and Regulatory Authorities, including, as applicable, without limitation, those required to be filed with the Federal Reserve, the FDIC, the West Virginia Division of Banking and the Pennsylvania Department of Banking, as well as pre-merger notification forms required by the merger notification or control laws and regulations of any applicable jurisdiction, as agreed to by the parties, in any event which are necessary to consummate the transactions contemplated by this Agreement. Each of Buyer and Seller shall have the right to review in advance, and to the extent practicable, each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, and shall be provided in advance so as to reasonably exercise its right to review in advance, all material written information submitted to any third party or any Governmental Authority or Regulatory Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. Each party hereto shall consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities and Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of material matters relating to completion of the transactions contemplated hereby. Each party shall, upon request, furnish the other party with all information concerning itself, its subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or of its Subsidiaries to any third party or Governmental Authority or Regulatory Authority.

7.08. Coordination of Dividends

After the date of this Agreement, Seller shall coordinate with Buyer the payment of any dividends authorized under Section 5.01(b)(iv) and the record date and payment dates relating thereto, it being the intention of the parties hereto that the holders of Seller Shares (who will become holders of Buyer Shares following the Closing) shall not receive two dividends, or fail to receive one dividend, from Seller and/or Buyer for any single calendar quarter.

7.09. Trust Preferred Securities.

Prior to the Effective Time, Buyer and Seller shall take all actions necessary for Buyer to enter into a supplemental indenture with the trustee of the indenture for Seller’s outstanding fixed/floating rate junior subordinated deferrable interest debentures due 2035 (the “Seller Debentures”) issued in connection with the issuance of the trust securities of ESB Capital Trust IV in order to evidence the succession of Buyer as of the Effective Time. The form of the supplemental indenture shall be reasonably acceptable to Buyer, and, pursuant to such supplemental indenture, Buyer will agree to assume the covenants, agreements and obligations of Seller under the indenture, including the obligation to make all payments when due in respect of the Seller Debentures.

ARTICLE EIGHT

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES

8.01. Conditions to the Obligations of Buyer and Buyer Sub

The obligations of Buyer and Buyer Sub under this Agreement shall be subject to the satisfaction, or written waiver by Buyer prior to the Closing Date, of each of the following conditions precedent:

(a)	The representations and warranties of Seller and Seller Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though such representations and warranties were also made as of the Closing Date, except that those representations and warranties which by their terms speak as of a specific date shall be true and correct as of such date (except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a material adverse effect); and Buyer and Buyer Sub shall have received a certificate, dated the Closing Date, signed on behalf of Seller and Seller Sub, by their respective chief executive officers and chief financial officers, to such effect.

(b)	Seller shall have performed in all material respects all of its covenants and obligations under this Agreement to be performed by it on or prior to the Closing Date, including those relating to the Closing, and Buyer and Buyer Sub shall have received a certificate, dated the Closing Date, signed on behalf of Seller and Seller Sub by their respective chief executive officers and chief financial officers, to such effect.

(c)	Buyer shall have received the written opinion of K&L Gates LLP (“K&L”), tax counsel to Buyer, dated the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger and the Bank Merger will each be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering its opinion, K&L will require and rely upon customary certificates and representations contained in letters from Buyer and Seller and officers of each that counsel to Buyer reasonably deems relevant. Such certificates and representations shall be delivered at such time or times as may be requested including the effective date of the registration statement and the Effective Time.

(d)	Buyer shall have obtained the consent or approval of each person (other than Governmental Authorities and Regulatory Authorities) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect, after the Effective Time, on the Surviving Corporation.

8.02. Conditions to the Obligations of Seller and Seller Sub

The obligations of Seller and Seller Sub under this Agreement shall be subject to satisfaction, or written waiver by Seller prior to the Closing Date, of each of the following conditions precedent:

(a)	The representations and warranties of Buyer and Buyer Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though such representations and warranties were also made as of the Closing Date, except that those representations and warranties which by their terms speak as of a specific date shall be true and correct as of such date (except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a material adverse effect); and Seller and Seller Sub shall have received a certificate, dated the Closing Date, signed on behalf of Buyer and Buyer Sub by Buyer’s chief executive officer and chief financial officer to such effect.

(b)

Buyer shall have performed in all material respects all of its covenants and obligations under this Agreement to be performed by it on or prior to the Closing Date, including those related to the Closing, and Seller and Seller Sub shall have received a certificate, dated the Closing Date, signed on behalf of Buyer and Buyer Sub by Buyer’s chief executive officer and chief financial officer to such effect.

(c)	Seller shall have received the written opinion of Silver, Freedman, Taff & Tiernan LLP, counsel to Seller (“Seller’s Counsel”), dated the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering its opinion, Seller’s Counsel will require and rely upon customary certificates and representations contained in letters from Buyer and Seller and officers of each that counsel to Seller reasonably deems relevant. Such certificates and representations shall be delivered at such time or times as may be requested including the effective date of the registration statement and the Effective Time.

8.03. Mutual Conditions

The obligations of Seller and Buyer under this Agreement shall be subject to the satisfaction, or written waiver by Buyer and Seller prior to the Closing Date, of each of the following conditions precedent:

(a)	The shareholders of Seller shall have duly adopted this Agreement by the Required Seller Vote and the shareholders of Buyer shall have approved the issuance of Buyer Shares in accordance with this Agreement in connection with the Merger by the Required Buyer Vote.

(b)	All approvals of Governmental Authorities and Regulatory Authorities required to consummate the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals or statute, rule or order shall contain any conditions, restrictions or requirements which would reasonably be expected to have a material adverse effect after the Effective Time on the present or prospective consolidated financial condition, business or operating results of the Surviving Corporation.

(c)	No temporary restraining order, preliminary or permanent injunction or other order issued by a court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or the Bank Merger shall be in effect. No Governmental Authority or Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, deemed applicable or entered any statute, rule, regulation, judgment, decree, injunction or other order prohibiting consummation of the transactions contemplated by this Agreement or making the Merger or the Bank Merger illegal.

(d)	The Registration Statement shall have been declared effective under the Securities Act and no stop-order or similar restraining order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated by the SEC.

(e)	Buyer shall have received all state securities and “blue sky” permits and other authorizations and approvals necessary to consummate the Merger, the Bank Merger and the other transactions contemplated hereby, and no order restraining the ability of Buyer to issue Buyer Shares pursuant to the Merger shall have been issued and no proceedings for that purpose shall have been initiated or threatened by any state securities administrator.

(f)	The Buyer Shares to be issued in the Merger shall have been approved for listing on the Nasdaq subject to official notice of issuance.

ARTICLE NINE

CLOSING

9.01. Closing

The closing (the “Closing”) of the transactions contemplated by this Agreement shall be held at Buyer’s main office in Wheeling, West Virginia, commencing at 9:00 a.m. local time, on a date mutually acceptable to

Buyer and Seller, which date shall not be earlier than the third business day to occur after the last of the conditions set forth in Article Eight shall have been satisfied or waived in accordance with the terms of this Agreement (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) or later than the last day of the month in which such third business day occurs (except that if such third business day occurs on or after the twenty-fifth day of such month, the date of the Closing shall not be later than the last day of the next succeeding month); provided that no such election shall cause the Closing to occur on a date after that specified in Section 11.01(b) of this Agreement or after the date or dates on which any Governmental Authority or Regulatory Authority approval or any extension thereof expires, and provided further, that if Seller has delivered a termination notice pursuant to the provisions of Section 11.01(d)(iv), the Closing Date shall be the third business day following delivery of the Buyer Top-up Notice, if any. The date of the Closing is sometimes herein called the “Closing Date.”

9.02. Closing Transactions Required of Buyer

At the Closing, Buyer shall cause all of the following to be delivered to Seller:

(a)	The certificates of Buyer and Buyer Sub contemplated by Section 8.02(a) and (b) of this Agreement.

(b)	Copies of resolutions adopted by the directors of each of Buyer and Buyer Sub, approving and adopting this Agreement, authorizing the consummation of the transactions described herein and recommending to Buyer’s shareholders that they approve the issuance of Buyer Shares in accordance with this Agreement in connection with the Merger, accompanied by a certificate of the secretary or assistant secretary of each of Buyer and Buyer Sub, as applicable, dated as of the Closing Date, and certifying (i) the date and manner of adoption of each such resolution; and (ii) that each such resolution is in full force and effect, without amendment or repeal, as of the Closing Date.

(c)	The opinion of counsel to Buyer contemplated by Section 8.01(c) of this Agreement.

(d)	Articles of merger for each of the Merger and the Bank Merger duly executed by Buyer and Buyer Sub, as the case may be, in accordance with the WVBCA and the PBCL and in appropriate form for filing, respectively, with the Secretary of State of West Virginia and the Department.

9.03. Closing Transactions Required of Seller

At the Closing, Seller shall cause all of the following to be delivered to Buyer:

(a)	Articles of merger for each of the Merger and the Bank Merger duly executed by Seller and Seller Sub, as the case may be, in accordance with the WVBCA and the PBCL and in appropriate form for filing, respectively, with the Secretary of State of West Virginia and the Department.

(b)	The certificates of Seller and Seller Sub contemplated by Sections 8.01(a) and (b) of this Agreement.

(c)	Copies of all resolutions adopted by the directors and the shareholders of each of Seller and Seller Sub approving and adopting this Agreement, authorizing the consummation of the transactions described herein and, subject to the provisions of Section 5.03 hereof, recommending that Seller’s shareholders vote to approve and adopt this Agreement and the transactions contemplated hereby (including the Merger), accompanied by a certificate of the secretary or the assistant secretary of each of Seller and Seller Sub, dated as of the Closing Date, and certifying (i) the date and manner of the adoption of each such resolution; and (ii) that each such resolution is in full force and effect, without amendment or repeal, as of the Closing Date.

(d)	The opinion of counsel to Seller contemplated by Section 8.02(c) of this Agreement.

ARTICLE TEN

NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

10.01. Non-Survival of Representations, Warranties and Covenants

The representations, warranties and covenants of Buyer, Buyer Sub, Seller, and Seller Sub set forth in this Agreement, or in any document delivered pursuant to the terms hereof or in connection with the transactions contemplated hereby, shall not survive the Closing and the consummation of the transactions referred to herein, other than covenants which by their terms are to survive or be performed after the Effective Time (including, without limitation, those set forth in Articles One and Two, and Sections 6.02, 6.06, 6.07, and 7.01, this Section 10.01, Section 11.02 and Article Twelve); except that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive the Surviving Corporation or the Surviving Bank Corporation (or any director, officer or controlling person thereof) of any defense in law or equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either Seller or Buyer.

ARTICLE ELEVEN

TERMINATION

11.01. Termination

This Agreement may be terminated and the Merger and the Bank Merger abandoned at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Buyer or Seller:

(a)	By mutual written agreement of Seller and Buyer duly authorized by action taken by or on behalf of their respective Boards of Directors;

(b)	By either Seller or Buyer, if its respective Board of Directors so determines, upon written notification to the non-terminating party by the terminating party:

(i)	at any time after July 31, 2015, if the Merger shall not have been consummated on or prior to such date and such failure to consummate the Merger is not caused by a breach of this Agreement by the terminating party;

(ii)	if the shareholders of Seller shall not have adopted this Agreement by reason of the failure to obtain the Required Seller Vote upon a vote held at a Seller Meeting, or any adjournment thereof;

(iii)	if the shareholders of Buyer shall not have approved the issuance of Buyer Shares under this Agreement in connection with the Merger by reason of the failure to obtain the Required Buyer Vote upon a vote held at a Buyer Meeting, or any adjournment thereof; or

(iv)	if the approval of any Governmental Authority or Regulatory Authority required for consummation of the Merger, the Bank Merger and the other transactions contemplated by this Agreement shall have been denied by final non-appealable action of such Governmental Authority or Regulatory Authority.

(c)	By Buyer, if its Board of Directors so determines, by providing written notice to Seller:

(i)	if prior to the Closing Date, any representation and warranty of Seller or Seller Sub shall have become untrue such that the condition set forth at Section 8.01(a) would not be satisfied and which breach has not been cured within 30 calendar days following receipt by Seller of written notice of breach or is incapable of being cured during such time period;

(ii)	if Seller or Seller Sub shall have failed to comply in any material respect with any covenant or agreement on the part of Seller or Seller Sub contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply shall not have been cured within 30 calendar days following receipt by Seller of written notice of such failure to comply or is incapable of being cured during such time period; or

(iii)	if (i) the Seller Board (A) modifies, qualifies, withholds or withdraws the Seller Board Recommendation in a manner adverse to Buyer in connection with the transactions contemplated by this Agreement (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification of the Seller Board Recommendation), or makes any statement, filing or release, in connection with the Seller Meeting or otherwise, inconsistent with the Seller Board Recommendation, (B) breaches its obligations to call, give notice of and commence the Seller Meeting under Section 7.06(e), (C) approves or recommends an Acquisition Proposal, (D) fails to publicly recommend against a publicly announced Acquisition Proposal within ten (10) business days of being requested to do so by Buyer, (E) fails to publicly reconfirm the Seller Board Recommendation within ten (10) business days of being requested to do so by Buyer, or (F) resolves or otherwise determines to take, or announces an intention to take, any of the foregoing actions or (ii) there shall have been a material breach by Seller of Section 5.03.

(d)	By Seller, if its Board of Directors so determines, by providing written notice to Buyer:

(i)	if prior to the Closing Date, any representation and warranty of Buyer or Buyer Sub shall have become untrue such that the condition set forth at Section 8.02(a) would not be satisfied and which breach has not been cured within 30 calendar days following receipt by Buyer of written notice of breach or is incapable of being cured during such time period;

(ii)	if Buyer or Buyer Sub shall have failed to comply in any material respect with any covenant or agreement on the part of Buyer or Buyer Sub contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply shall not have been cured within 30 calendar days following receipt by Buyer of written notice of such failure to comply or is incapable of being cured during such time period;

(iii)	in connection with entering into a definitive agreement to effect a Superior Proposal after making a Seller Subsequent Determination in accordance with Section 5.03(f); or

(iv)	at any time during the five-day period commencing on the Walkaway Determination Date (the “Seller Walkaway Right”), if:

(1)	the Average Closing Price (as defined below) shall be less than the product of 0.85 and the Starting Price (as defined below); and

(2)	(a) the number obtained by dividing the Average Closing Price by the Starting Price (such number being referred to herein as the “Buyer Ratio”) shall be less than (b) the number obtained by dividing the Index Price (as defined below) on the Walkaway Determination Date (as defined below) by the Index Price on the Starting Date (as defined below) (the “Index Ratio”) and subtracting 0.15 from such quotient;

subject to the following. If Seller elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give prompt written notice to Buyer; provided that such notice of election to terminate may be withdrawn by Seller at any time within the aforementioned five-day period. During the five-day period commencing with its receipt of such notice, Buyer shall have the option of paying additional Merger Consideration by increasing the Exchange Ratio to equal the number obtained by dividing $15.89 by the greater of (i) the product of 0.85 and the Starting Price or (ii) the product obtained by multiplying the Index Ratio by the Starting Price (the “Buyer Top-up Notice”). If Buyer makes this election, within such five-day period, it shall give prompt written notice to Seller of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 11.01(d)(iv) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to “Exchange Ratio” shall thereafter be deemed to refer to the Exchange Ratio after giving effect to any adjustment made pursuant to this Section 11.01(d)(iv). For purposes of this Section 11.01(d)(iv), the following terms shall have the following meanings:

“Average Closing Price” means the average of the last reported sale price per share of the Buyer Shares as reported on the Nasdaq (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source) for each of the 10 consecutive trading days ending on the Walkaway Determination Date.

“Walkaway Determination Date” means the later of (i) the first date on which all necessary bank regulatory approvals or non-objections have been received (disregarding any waiting period), which list of such approvals and non-objections shall be mutually agreed upon in writing by Buyer and Seller within 30 days of the date of this Agreement or (ii) the date on which the Seller’s shareholders approve this Agreement.

“Index Price” on a given date means the closing value of the Nasdaq Bank Index as reported on Bloomberg.com, or if not reported therein, in another mutually agreed upon authoritative source.

“Per Share Consideration” shall mean the Exchange Ratio multiplied by the Average Closing Price.

“Starting Price” shall mean the average of the last reported sale price per share of Buyer Common Stock as reported on the Nasdaq (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source) for each of the 10 consecutive trading days ending on the Starting Date.

“Starting Date” shall mean the last full trading day prior to the announcement by press release of the Merger or, if such announcement occurs after the close of trading on any trading day, such trading day.

If Buyer declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, non-acquisitive exchange of shares or similar transaction between the Starting Date and the Walkaway Determination Date (or establishes a record date in respect thereof), the prices for the common stock of Buyer shall be appropriately adjusted for the purposes of applying this Section 11.01(d)(iv).

11.02 Effect of Termination.

(a)	If this Agreement is validly terminated by either Seller or Buyer pursuant to Section 11.01, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of Seller, Seller Sub, Buyer or Buyer Sub, except (i) that the provisions of Sections 7.01, 12.06, 12.07, 12.11 and this Article Eleven will continue to apply following any such termination, (ii) that nothing contained herein shall relieve any party hereto from liability for any liabilities or damages arising out of its fraud or knowing breach of any provision of this Agreement and (iii) as provided in paragraphs (b)-(f) below.

(b)	Seller shall promptly pay to Buyer a termination fee of $11,354,000 (the “Termination Fee”) if this Agreement is terminated by (i) Buyer pursuant to Section 11.01(c)(iii) or (ii) Seller pursuant to Section 11.01(d)(iii).

(c)

In the event that this Agreement is terminated by Buyer or Seller pursuant to Section 11.01(b)(i) without the Required Seller Vote having been obtained, or Section 11.01(b)(ii), and (i) an Acquisition Proposal with respect to Seller shall have been publicly announced, disclosed or otherwise communicated to the Seller Board prior to the date specified in Section 11.01(b)(i) or prior to the Seller

Meeting, and (ii) within twelve (12) months of such termination, Seller shall have entered into a definitive agreement with respect to, or Seller shall have consummated, an Acquisition Transaction, then Seller shall pay to Buyer an amount equal to the Termination Fee.

(d)	In the event that this Agreement is terminated by Buyer pursuant to Sections 11.01(c)(i) or (ii) and (A) an Acquisition Proposal with respect to Seller shall have been publicly announced, disclosed or otherwise communicated to the Seller Board prior to any breach by Seller of any representation, warranty, covenant or other agreement giving rise to such termination by Buyer or during the cure period therefor provided in Sections 11.01(c)(i) or (ii) and (B) within twelve (12) months of such termination, Seller shall have entered into a definitive agreement with respect to, or Seller shall have consummated, an Acquisition Transaction, then Seller shall pay to Buyer an amount equal to the Termination Fee.

(e)	Any payment of the Termination Fee required to be made pursuant to this Section 11.02 shall be made not more than two (2) business days after the date of the event giving rise to the obligation to make such payment, unless the Termination Fee is payable as a result of the termination of this Agreement by Seller pursuant to Section 11.01(d)(iii), in which case, the Termination Fee shall be payable concurrently with such termination. All payments under this Section 11.02 shall be made by wire transfer of immediately available funds to an account designated by Buyer. No payment of the Termination Fee under this Section 11.02 shall limit in any respect any rights or remedies available to Buyer relating to any breach or failure of Seller to perform any representation, warranty, covenant or agreement set forth in this Agreement resulting, directly or indirectly, in the right to receive the Termination Fee under this Section 11.02.

(f)	Buyer and Seller acknowledge that the agreements contained in this Section 11.02 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Buyer would not enter into this Agreement. The Termination Fee amounts payable by Seller pursuant to this Section 11.02 constitute liquidated damages and not a penalty and shall be the sole monetary remedy of Buyer except in circumstances where no Termination Fee is payable. Accordingly, if Seller fails promptly to pay any amount due pursuant to this Section 11.02 and, in order to obtain such payment, Buyer commences a suit which results in a judgment against Seller for the amount set forth in this Section 11.02, Seller shall pay to Buyer its costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amount of the Termination Fee at a rate per annum equal to three-month LIBOR (as reported in The Wall Street Journal (Northeast edition), or if not reported therein, in another authoritative source selected by the party to which the payment is due) plus 200 basis points as in effect on the date such payment was required to be made.

ARTICLE TWELVE

MISCELLANEOUS

12.01. Notices

All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be given in writing and shall be deemed to have been duly given (a) on the date of delivery if delivered by hand or by telecopy, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if sent by certified mail, postage prepaid, return receipt requested. All notices thereunder shall be delivered to the following addresses:

If to Seller, to:

ESB Financial Corporation

600 Lawrence Avenue

Ellwood City, PA 16117

Attn: Chief Executive Officer

Facsimile Number: 724.758.6699

with a copy to:

Silver, Freedman, Taff & Tiernan LLP

3299 K Street, N.W.

Suite 100

Washington, DC 20007

Attn:	Raymond A. Tiernan, Esq.
Hugh T. Wilkinson, Esq.

Facsimile Number: 202.337.5502

If to Buyer, to:

Wesbanco, Inc.

1 Bank Plaza

Wheeling, WV 26003

Attn: Chief Executive Officer

Facsimile Number: 304.234.9450

with a copy to:

Phillips, Gardill, Kaiser & Altmeyer, PLLC

61 Fourteenth Street

Wheeling, WV 26003

Attn: James C. Gardill, Esq.

Facsimile Number: 304.232.6810

Any party to this Agreement may, by notice given in accordance with this Section 12.01, designate a new address for notices, requests, demands and other communications to such party.

12.02. Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be a duplicate original, but all of which taken together shall be deemed to constitute a single instrument.

12.03. Entire Agreement; No Third-Party Rights

This Agreement and the related Non-Disclosure Agreement between Buyer and Seller’s Financial Advisor on behalf of Seller, as executed on behalf of Buyer as of August 7, 2014 (the “NDA”) (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and the NDA and (b) except for the provisions of Article Two, Sections 6.02, 6.06 and 6.07 of this Agreement, are not intended to confer upon any person other than the parties hereto and thereto (and their respective successors and assigns) any rights or remedies.

12.04. Successors and Assigns

This Agreement shall inure to the benefit of and be binding upon the respective successors and assigns (including successive, as well as immediate, successors and assigns) of the parties hereto. This Agreement may not be assigned by either party hereto without the prior written consent of the other party.

12.05. Captions

The captions contained in this Agreement are included only for convenience of reference and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are in no way to be construed as part of this Agreement.

12.06. Governing Law

This Agreement shall be governed by, and construed in accordance with, the laws of the State of West Virginia without giving effect to principles of conflicts or choice of laws (except to the extent that mandatory provisions of Federal law are applicable).

12.07. Payment of Fees and Expenses

Except as otherwise agreed in writing, each party hereto shall pay all costs and expenses, including legal and accounting fees, and all expenses relating to its performance of, and compliance with, its undertakings herein. All fees to be paid to Governmental Authorities and Regulatory Authorities in connection with the transactions contemplated by this Agreement shall be borne by Buyer.

12.08. Amendment

From time to time and at any time prior to the Effective Time, this Agreement may be amended only by an agreement in writing executed in the same manner as this Agreement, after authorization of such action by the Boards of Directors of the Constituent Corporations; except that after the Seller Meeting, this Agreement may not be amended if it would violate the PBCL or the Federal securities laws or the rules of the Nasdaq.

12.09. Waiver

The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

12.10. Disclosure Schedules

In the event of any inconsistency between the statements in the body of this Agreement and those in the Seller Disclosure Schedule or the Buyer Disclosure Schedule (other than an exception expressly set forth as such in the Seller Disclosure Schedule or the Buyer Disclosure Schedule with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

12.11. Waiver of Jury Trial

Each of the parties hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

12.12. Severability

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

12.13 Specific Performance

The Parties agree that the remedy at law for any breach of the terms and conditions of this Agreement by them may be inadequate and that in addition to, and not in limitation of any other remedies that Buyer, Buyer Bank, Seller or Seller Sub may have at law or under this Agreement, Buyer, Buyer Bank, Seller or Seller Sub shall be entitled to specific performance or injunctive relief or other equitable relief from any court of competent jurisdiction from any breach or purported breach of this Agreement.

[Remainder of page intentionally left blank; Signature page follows]

IN WITNESS WHEREOF, this Agreement and Plan of Merger has been executed on behalf of Buyer, Buyer Sub, Seller and Seller Sub to be effective as of the date set forth in the first paragraph above.

ATTEST:	WESBANCO, INC.

/s/ Linda M. Woodfin	By:	/s/ Todd F. Clossin

	Printed Name:	Todd F. Clossin
	Title:	President and Chief Executive Officer

ATTEST:	WESBANCO BANK, INC.

/s/ Linda M. Woodfin	By:	/s/ Todd F. Clossin

	Printed Name:	Todd F. Clossin
	Title:	President and Chief Executive Officer

ATTEST:	ESB FINANCIAL CORPORATION

/s/ Frank D. Martz	By:	/s/ Charlotte A. Zuschlag

	Printed Name:	Charlotte A. Zuschlag
	Title:	President and Chief Executive Officer

ATTEST:	ESB BANK

/s/ Frank D. Martz	By:	/s/ Charlotte A. Zuschlag

	Printed Name:	Charlotte A. Zuschlag
	Title:	President and Chief Executive Officer

ANNEX B

[Letterhead of FBR Capital Markets & Co.]

October 29, 2014

WesBanco, Inc.

One Bank Plaza

Wheeling, West Virginia 26003

Attn: Board of Directors

Members of the Board of Directors:

We understand that WesBanco, Inc. (“WSBC”) intends to enter into an Agreement and Plan of Merger (the “Agreement”) by and between WSBC, WesBanco Bank, Inc., a wholly owned subsidiary of WSBC (“WSB Bank”), ESB Financial Corporation (“ESBF”) and ESB Bank, a wholly owned subsidiary of ESBF (“ESB Bank”), pursuant to which, among other things (i) ESBF will merge with and into WSBC (the “Merger”) and (ii) each outstanding share of common stock, par value $0.01 per share (“ESBF Common Stock”), of ESBF will be converted into the right to receive 0.502 of a share of common stock, par value $2.0833 per share (“WSBC Common Stock”), of WSBC (the “Stock Consideration”) and $1.76 in cash (the “Cash Consideration” and, together with the Stock Consideration, the “Consideration”). We also understand that pursuant to the Agreement, immediately following the Merger, (i) ESB Bank will merge (the “Bank Merger” and, together with the Merger, the “Transaction”) with and into WSB Bank and (ii) each share of capital stock of ESB Bank will be canceled without consideration payable therefor.

You have requested that FBR Capital Markets & Co. (“FBRC”) render an opinion (this “Opinion”) to the Board of Directors of WSBC (the “Board”) with respect to the fairness, from a financial point of view, to WSBC of the Consideration to be issued and paid by WSBC in respect of the outstanding shares of ESBF Common Stock in the Merger pursuant to the Agreement.

In arriving at our Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

(i)	reviewed an execution version of the Agreement;

(ii)	reviewed certain publicly available business and financial information relating to ESBF and WSBC;

(iii)	reviewed certain other business, financial and operating information relating to ESBF, including financial forecasts for ESBF for the fiscal years ending December 31, 2014 through December 31, 2016 prepared and provided to us by management of ESBF (the “ESBF Projections”), as adjusted and extended by the management of WSBC through the fiscal year ending December 31, 2019, to take into account certain cost savings and synergies expected by the management of WSBC to result from the Transaction and WSBC’s ownership, control and operation of ESBF and ESB Bank following the consummation of the Transaction (the “WSBC Projections for ESBF”);

(iv)	reviewed certain other business, financial and operating information relating to WSBC, including financial forecasts for WSBC for the fiscal years ending December 31, 2016 through December 31, 2019 prepared and provided to us by management of WSBC (the “WSBC Projections”);

(v)	met with certain members of the managements of ESBF and WSBC to discuss the business and prospects of ESBF and WSBC and the proposed Transaction;

(vi)	reviewed certain financial data for ESBF and WSBC and compared that data with similar data for companies with publicly traded equity securities that we deemed relevant;

(vii)	reviewed certain financial terms of the proposed Merger and compared certain of those terms with the publicly available financial terms of certain business combinations and other transactions that we deemed relevant; and

(viii)	considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that we deemed relevant.

As you are aware, we have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. With respect to the ESBF Projections, management of ESBF has advised us, and we have assumed, that the ESBF Projections have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the management of ESBF with respect to the future financial performance of ESBF. With respect to the WSBC Projections for ESBF, management of WSBC has advised us, and we have assumed, that the WSBC Projections for ESBF have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the management of WSBC with respect to the future financial performance of ESBF following the consummation of the Transaction, after giving effect to the cost savings and synergies expected by WSBC management to result from the Transaction and WSBC’s ownership, control and operation of ESBF and ESB Bank after giving effect to the Transaction. With respect to the WSBC Projections, management of WSBC has advised us, and we have assumed, that the WSBC Projections have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the management of WSBC with respect to the future financial performance of WSBC. We have relied without independent verification upon the assessment of the management of WSBC with respect to the timing and risks associated with the integration of the businesses of WSBC and ESBF and the risks associated with WSBC’s and ESBF’s current and contemplated products, services and business models. We express no view or opinion with respect to the ESBF Projections, the WSBC Projections for ESBF, the WSBC Projections or the assumptions on which they are based including, without limitation, the cost savings and synergies expected by WSBC management to result from the Transaction, which cost savings and synergies we have, at your direction, assumed will be achieved in the amounts and at the times indicated thereby. You have advised us and we have assumed without undertaking any responsibility for the independent verification thereof, that the WSBC Projections for ESBF, the WSBC Projections and the assumptions on which they are based are a reasonable basis on which to evaluate ESBF, WSBC and the proposed Transaction and, at your direction, we have used and relied upon the WSBC Projections for ESBF and the WSBC Projections for purposes of our analyses and this Opinion. We have also relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of ESBF or WSBC since the dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts or developments that would make any of the information reviewed by us incomplete or misleading. We also have assumed, with your consent, that (i) in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Transaction, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on ESBF, WSBC or the contemplated benefits of the Transaction; (ii) the representations and warranties made by the parties in the Agreement are accurate and complete in all respects material to our analyses and this Opinion; (iii) each party to the Agreement will perform all of its covenants and obligations thereunder; (iv) the Transaction will be consummated in accordance with the terms of the Agreement, without waiver, modification or amendment of any term, condition or provision thereof that is material to our analyses or this Opinion; and (v) that the Transaction will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. We have also assumed that the Agreement, when executed by the parties thereto, will conform to the execution version reviewed by us in all respects material to our analyses.

This Opinion only addresses the fairness, from a financial point of view, to WSBC of the Consideration to be issued and paid by WSBC in respect of the outstanding shares of ESBF Common Stock in the Merger pursuant to the Agreement and does not address any other aspect or implication of the Transaction or any agreement, arrangement or understanding entered into in connection therewith or otherwise, including, without limitation, the form or, except to the extent expressly provided herein, the amounts of the Consideration to be issued and paid in the Merger; the allocation of the outstanding shares of WSBC Common Stock after giving effect to the Transaction as between the current holders of WSBC Common Stock and the current holders of ESBF Common Stock or any individual members or groups thereof; the dilutive or other effects of the Transaction on the existing holders of WSBC Common Stock; the solvency or fair value of WSBC, ESBF or any other entity or person or their respective assets or liabilities under any laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters; any tax implications of the Transaction to WSBC or its security holders or any other party; the fairness of any portion or aspect of the Transaction to the current holders of any class of securities, creditors or other constituencies of WSBC, ESBF or to any other party; or the fairness of the amount or nature of, or any other aspect relating to, any compensation or consideration to be received by or otherwise payable to any officers, directors, employees, securityholders or affiliates of any party to the Transaction, or class of such persons, relative to the Consideration or otherwise. The issuance of this Opinion was approved by an authorized internal committee of FBRC.

We are not expressing any opinion or providing any advice, counsel or interpretation, with respect to matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. We have assumed that any such opinions, advice, counsel or interpretations have been or will be obtained by WSBC from appropriate professional sources. Furthermore, we have, with your consent, relied upon the assessments by WSBC and its other advisors as to all legal, regulatory, accounting, insurance and tax matters with respect to WSBC, ESBF and the Transaction.

This Opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. Although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. As you are aware, the credit, financial and stock markets have experienced significant volatility and we express no opinion or view as to any potential effects of such volatility on WSBC, WSB Bank, ESBF, ESB Bank or the Transaction. This Opinion does not address the relative merits of the Transaction as compared to alternative transactions or strategies that might be available to WSBC, WSB Bank, ESBF, ESB Bank or any other party to the Transaction, nor does it address the underlying business decision of the Board, WSBC, WSB Bank, ESBF, ESB Bank or any other party to proceed with the Transaction. Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of WSBC, WSB Bank, ESBF, ESB Bank or any other party, nor were we provided with any such appraisal or evaluation. In addition, we have not received or reviewed any individual credit files nor have we made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of WSBC, WSB Bank, ESBF, ESB Bank or any of their respective subsidiaries and we have not been furnished with any such evaluations or appraisals. We are not experts in the evaluation of loan, lease, investment or trading portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and, accordingly, we have assumed that such allowances for losses are adequate to cover such losses. We do not express any opinion as to what the value of shares of WSBC Common Stock actually will be when issued pursuant to the Merger, or the price or range of prices at which WSBC Common Stock or ESBF Common Stock may be purchased or sold at any time. With your consent, we have assumed that the shares of WSBC Common Stock to be issued in the Merger will be listed on the NASDAQ Global Select Market.

We have acted as financial advisor to WSBC in connection with the Transaction and will receive fees for our services, which is contingent upon the successful completion of the Merger. We will also receive a fee for rendering this Opinion, which is not contingent upon the successful completion of the Merger. In addition, WSBC has also agreed to indemnify us and certain related parties for certain liabilities arising out of or related to our engagement and to reimburse us for certain expenses incurred in connection with our engagement.

We are a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of WSBC, ESBF, certain of their affiliates and any other company that may be involved in the Transaction. We and our affiliates may in the future provide investment banking and other financial services to WSBC, ESBF and certain of their respective affiliates, for which we and our affiliates would expect to receive compensation. FBRC has adopted policies and procedures designed to preserve the independence of its research and credit analysts whose views may differ from those of the members of the team of investment banking professionals that are advising WSBC.

It is understood that this Opinion is for the information of the Board (in its capacity as such) in connection with its consideration of the proposed Merger. This Opinion is not intended to and should not be construed as creating any fiduciary duty on the part of FBRC to the Board, WSBC, WSB Bank any security holder of WSBC or any other party. This Opinion does not constitute a recommendation to the Board, WSBC, WSB Bank any securityholder of WSBC or any other person as to how to act or vote on any matter relating to the Transaction or otherwise.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be issued and paid by WSBC in respect of the outstanding shares of ESBF Common Stock in the Merger pursuant to the Agreement is fair, from a financial point of view, to WSBC.

Very truly yours,

/s/ FBR Capital Markets & Co.

FBR Capital Markets & Co.

ANNEX C

Mufson Howe Hunter & Company LLC I N V E S T M E N T B A N K E R S F O R G R O W T H 1717 Arch Street, 39th Floor Philadelphia, PA 19103 Phone: 215-399-5400 Fax: 215-399-5415 www.mhhco.com

October 29, 2014

The Board of Directors

ESB Financial Corporation

600 Lawrence Avenue

Ellwood City, PA 16117

Members of the Board:

You have requested our opinion as investment bankers (the “Opinion”) as to the fairness, from a financial point of view, to the shareholders of ESB Financial Corporation (“ESB”) with regard to the Agreement and Plan of Merger dated as of October 29, 2014 (the “Agreement”) by and among WesBanco, Inc. (“WesBanco”), its wholly owned subsidiary WesBanco Bank, Inc., and ESB and ESB’s wholly owned subsidiary, ESB Bank, with WesBanco being the surviving corporation in the proposed merger of ESB with and into WesBanco (the “Merger”). Pursuant to the terms of the Agreement, each share of ESB common stock, par value $0.01 per share issued and outstanding immediately prior to the Effective Time of the merger (as defined in the Agreement) shall, by virtue of the Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for the right to receive, subject to the provisions set forth in the Agreement, (i) 0.502 (the “Exchange Ratio”) of a share of WesBanco and (ii) $1.76 in cash, without interest. The 0.502 of a share of WesBanco to be issued, together with the $1.76 of cash to be paid in exchange for share of ESB, pursuant to Section 2.01 of the Agreement is referred to herein as the “Merger Consideration”.

Mufson Howe Hunter & Company LLC (“Mufson Howe Hunter” or “we”) has acted as financial advisor to ESB. In connection with our opinion, we have, among other things:

i.	reviewed and analyzed a draft copy of the Agreement;

ii.	reviewed and analyzed the audited consolidated financial statements of ESB for the three fiscal years ended December 31, 2013, the unaudited consolidated financial statements of ESB for the six months ended June 30, 2014 and ESB’s earnings release for the third quarter ended September 30, 2014;

iii.	reviewed and analyzed the audited consolidated financial statements of WesBanco for the three fiscal years ended December 31, 2013, the unaudited consolidated financial statements of WesBanco for the six months ended June 30, 2014 and WesBanco’s earnings release for the third quarter ended September 30, 2014;

iv.	reviewed and analyzed certain other publicly available information concerning ESB and WesBanco;

v.	held discussions with ESB and WesBanco’s senior management and advisors, including, without limitation, discussions regarding estimates of certain cost savings, operating synergies, merger charges and the pro forma financial impact of the Merger on WesBanco;

vi.	reviewed certain non-publicly available information concerning ESB, including without limitation, internal financial analyses and forecasts prepared by its management, and held discussions with ESB’s senior management regarding recent developments and regulatory matters;

Broker dealer services provided through Mufson Howe Hunter & Partners LLC, a SIPC and FINRA Member

October 29, 2014

vii.	reviewed certain non-publicly available information concerning WesBanco, including without limitation, internal financial analyses and forecasts prepared by its management, and held discussions with WesBanco’s senior management regarding recent developments and regulatory matters;

viii.	participated in certain discussions and negotiations between representatives of ESB and WesBanco;

ix.	reviewed the reported prices and trading activity of the equity securities of ESB and WesBanco;

x.	analyzed certain publicly available information concerning the terms of selected merger and acquisition transactions that we considered relevant to our analysis;

xi.	reviewed and analyzed certain publicly available financial and stock market data relating to selected public companies that we deemed relevant to our analysis;

xii.	conducted such other financial studies, analyses and investigations and considered such other information as we deemed necessary or appropriate for purposes of our opinion; and

xiii.	took into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience and knowledge of the banking industry generally.

In connection with our review, we have relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was provided to Mufson Howe Hunter by or on behalf of ESB or WesBanco, or that was otherwise reviewed by Mufson Howe Hunter, and we have not assumed any responsibility for independently verifying any of such information. We have further relied on the assurances made by ESB or WesBanco that each of them is unaware of any facts that would make their respective information incomplete or misleading. With respect to the financial forecasts supplied to us by ESB and WesBanco (including, without limitation, potential cost savings and operating synergies realized by a potential acquirer), we have assumed that the forecasts were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of ESB and WesBanco, as applicable, as to the future operating and financial performance of ESB and WesBanco, as applicable, and that they provided a reasonable basis upon which we could form our Opinion. Such forecasts were not prepared with the expectation of public disclosure. Mufson Howe Hunter has relied on such forecasts without independent verification or analyses and does not in any respect assume any responsibility for the accuracy or completeness thereof.

We assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either ESB or WesBanco since the date of the last financial statements of each company made available to us. We have also assumed, without independent verification and with your consent, that the aggregate allowances for loan losses set forth in the respective financial statements of ESB and WesBanco are, in the aggregate, adequate to cover all such losses. We did not make or obtain any independent evaluation, appraisal or physical inspection of either ESB’s or WesBanco’s assets or liabilities, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor did we review loan or credit files of ESB or WesBanco. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, Mufson Howe Hunter assumes no responsibility for their accuracy. We relied on advice of ESB’s counsel as to certain legal matters with respect to ESB, the Agreement and the Merger and other matters contained or contemplated therein. In addition, we have assumed, with your consent, that there are no factors that would delay or subject to adverse conditions any necessary regulatory or governmental approval and that all conditions to the Merger will be satisfied and not waived. We have assumed that the Merger will be consummated substantially on the terms and conditions described in the Agreement, without any waiver of material terms and conditions by ESB or any other party, and that obtaining any necessary regulatory approvals

Broker dealer services provided through Mufson Howe Hunter & Partners LLC, a SIPC and FINRA Member

October 29, 2014

or satisfying any other conditions for consummation of the Merger will not have an adverse effect on ESB or WesBanco. We have assumed that the Merger will be consummated in a matter that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations.

Our Opinion is necessarily based solely on economic, market, monetary, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. It is understood that subsequent developments may affect the conclusions reached in this Opinion and that Mufson Howe Hunter does not have or assume any obligation to update, revise or reaffirm this Opinion. Our Opinion is solely for the information of, and directed to, the ESB Board of Directors (the “Board”) for its information and assistance in connection with its consideration of the financial terms of the Merger and is not to be relied upon by any shareholder of ESB or WesBanco or any other person or entity. Our Opinion does not constitute a recommendation to the Board as to how the Board should vote on the Merger or to any shareholder of ESB or WesBanco as to how any such shareholder should vote at any shareholders’ meeting at which the Merger is considered, or whether or not any ESB shareholder should enter into a voting, shareholders’, or affiliates’ agreement with respect to the Merger. In addition, the Opinion does not compare the relative merits of the Merger with any other alternative transaction or business strategy which may have been available to ESB and does not address the underlying business decision of the Board or ESB to proceed with the Merger or any aspect thereof.

Mufson Howe Hunter, as part of its investment banking services, is regularly engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, private placements and valuations for corporate and other purposes. We have acted as financial advisor to ESB in connection with the Merger and will receive a fee for our services, a substantial portion of which is contingent upon the completion of the Merger. In addition, ESB has agreed to indemnify us for certain liabilities arising out of our engagement.

Mufson Howe Hunter’s Fairness Opinion Committee has approved the issuance of this opinion. Our Opinion may not be published or otherwise used to refer to, nor shall any public reference to Mufson Howe Hunter be made, without our prior written consent, except in accordance with the terms and conditions of our engagement letter with ESB.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration to be received from WesBanco in the Merger pursuant to the Agreement is fair to holders of shares of ESB common stock, from a financial point of view.

Respectfully,

/s/ Mufson Howe Hunter

Mufson Howe Hunter & Company LLC

Broker dealer services provided through Mufson Howe Hunter & Partners LLC, a SIPC and FINRA Member

Execution Version

ANNEX D

VOTING AGREEMENT

VOTING AGREEMENT (this “Agreement”), dated as of October 29, 2014, by and between WESBANCO, INC., a West Virginia corporation (“Buyer”), and the undersigned holder (the “Shareholder”) of shares of common stock, $0.01 par value ( the “Seller Shares”), of ESB FINANCIAL CORPORATION, INC., a Pennsylvania corporation (“Seller”).

WHEREAS, concurrently with the execution of this Agreement, Buyer, Wesbanco Bank, Inc., Seller and ESB Bank have entered into an Agreement and Plan of Merger (as such agreement may be subsequently amended or modified, the “Merger Agreement”), providing for, among other things, the merger of Seller with and into Buyer (the “Merger”);

WHEREAS, as of the date of this Agreement, the Shareholder beneficially owns and has sole voting power with respect to the number of Seller Shares, and holds stock options or other rights to acquire the number of Seller Shares, indicated on Schedule 1 attached hereto;

WHEREAS, as used herein, the term “Shares” means all Seller Shares held by the Shareholder on the date of this Agreement and all Seller Shares that the Shareholder purchases, acquires the right to vote or acquires beneficial ownership of (as defined in Rule 13d-3 of the Exchange Act, but excluding Seller Shares underlying unexercised stock options and Seller Shares held by the Shareholder in a fiduciary capacity) prior to the Expiration Date (as defined in Section 2 below), whether by the exercise of any stock options or otherwise;

WHEREAS, it is a condition to the willingness of Buyer to enter into the Merger Agreement that the Shareholder execute and deliver this Agreement; and

WHEREAS, all capitalized terms used in this Agreement without definition herein shall have the meanings ascribed to them in the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Shareholder and Buyer agree as follows:

1. Agreement to Vote Shares. The Shareholder agrees that, prior to the Expiration Date (as defined in Section 2 hereof), at any meeting of the shareholders of Seller, or any adjournment or postponement thereof, or in connection with any written consent of the shareholders of Seller, with respect to the Merger, the Merger Agreement or any Acquisition Proposal, the Shareholder shall:

(a)	appear at such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and

(b)

vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of the Shares that such Shareholder shall be entitled to so vote (i) in favor of adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, and any action that could reasonably be expected to facilitate the Merger; (ii) against any action, proposal, transaction or agreement that could reasonably be expected to result in a breach of any covenant, representation or warranty, or any other obligation or agreement, of Seller contained in the Merger Agreement or of the Shareholder contained in this Agreement, or that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect, inhibit or preclude the timely consummation of the Merger or the fulfillment of a condition under the Merger

Agreement to Seller’s and Buyer’s respective obligations to consummate the Merger or change in any manner the voting rights of any class of shares of Seller (including any amendments to Seller’s articles of incorporation or bylaws); and (iii) against any Acquisition Proposal, or any agreement or transaction that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Merger or any of the transactions contemplated by the Merger Agreement.

Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent.

2. Expiration Date. As used in this Agreement, the term “Expiration Date” shall mean the earliest to occur of (i) the Effective Time, (ii) the date the Merger Agreement is terminated pursuant to Article Eleven thereof, or (iii) written notice by Buyer to Shareholder of the termination of this Agreement. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement prior to the termination or expiration hereof.

3. Agreement to Retain Shares; No Voting Trusts.

(a) Until the receipt of the requisite approval of the shareholders of Seller, the Shareholder shall not, except as contemplated by this Agreement or the Merger Agreement, directly or indirectly, sell, assign, transfer, offer, exchange, pledge or otherwise dispose of or encumber (including, without limitation, by the creation of a Lien (as defined in Section 4(c) below) (each, a “Transfer”), or enter into any contract, option, commitment or other arrangement or understanding with respect to, or consent to, any Transfer of, any Shares beneficially owned by the Shareholder or the Shareholder’s voting or economic interest therein. Notwithstanding the foregoing, the Shareholder may make Transfers (a) by will or by operation of law, in which case this Agreement shall bind the transferee, (b) in connection with estate and charitable planning purposes, including Transfers to relatives, trusts and charitable organizations, subject to the transferee’s agreement in writing, in form and substance reasonably satisfactory to Buyer, to be bound by the terms of, and perform the obligations of the Shareholder under, this Agreement, (c) to another shareholder of Seller who previously entered into a Voting Agreement with Buyer and (d) with Buyer’s prior written consent, such consent to be granted or withheld in Buyer’s sole discretion.

(b) The Shareholder agrees that the Shareholder shall not, and shall not permit any entity under the Shareholder’s control to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares or subject any of the Shares to any arrangement with respect to the voting of the Shares other than agreements entered into with the Buyer.

4. Representations and Warranties of Shareholder. The Shareholder hereby represents and warrants to Buyer as follows:

(a)	the Shareholder has the complete and unrestricted power and the unqualified right to enter into, execute, deliver and perform its obligations under this Agreement, and no consent, approval, authorization or filing on the part of the Shareholder is required in connection therewith;

(b)	this Agreement has been duly and validly executed and delivered by the Shareholder and, assuming this Agreement constitutes a valid and binding agreement of Buyer, is a valid and legally binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles);

(c)	the Shareholder beneficially owns the number of Shares indicated on Schedule 1 (the “Original Shares”), free and clear of any liens, claims, charges or other encumbrances or restrictions of any kind whatsoever (“Liens”);

(d)	except pursuant to this Agreement, the Shareholder has sole, and otherwise unrestricted, voting and investment power with respect to the Original Shares, and there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Shareholder is a party relating to the pledge, disposition or voting of any of the Original Shares and there are no voting trusts or voting agreements with respect to the Original Shares;

(e)	the Shareholder does not beneficially own any Seller Shares other than (i) the Original Shares and (ii) any options, warrants or other rights to acquire any additional shares of Seller Shares or any security exercisable for or convertible into shares of Seller Shares indicated on Schedule 1;

(f)	the execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of his, her or its obligations hereunder and the consummation by the Shareholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a breach of or default (with or without notice or lapse of time or both) under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which the Shareholder is a party or by which the Shareholder is bound, or any statute, rule or regulation to which the Shareholder or the Shareholder’s property or assets is subject or, in the event that the Shareholder is a corporation, partnership, trust or other entity, any bylaw or other organizational document of the Shareholder.

5. No Solicitation. From and after the date hereof until the Expiration Date, the Shareholder, solely in his, her or its capacity as a shareholder of Seller, shall not, nor shall such Shareholder authorize any partner, officer, director, advisor or representative of, such Shareholder or any of his, her or its affiliates to (and, to the extent applicable to the Shareholder, such Shareholder shall use reasonable best efforts to prohibit any of his, her or its representatives or affiliates to), (a) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (b) participate in any discussions or negotiations regarding any Acquisition Proposal, or furnish, or otherwise afford access, to any person (other than Buyer) any information or data with respect to Seller or any Seller Subsidiary or otherwise relating to an Acquisition Proposal, (c) enter into any agreement, agreement in principle or letter of intent with respect to an Acquisition Proposal, (d) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Acquisition Proposal (other than the Merger Agreement) or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, (e) initiate a shareholders’ vote or action by consent of Seller’s shareholders with respect to an Acquisition Proposal, or (f) except by reason of this Agreement, become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Seller that takes any action in support of an Acquisition Proposal.

6. Specific Enforcement. The Shareholder has signed this Agreement intending to be legally bound thereby. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and the Shareholder expressly agrees that this Agreement shall be specifically enforceable in any court of competent jurisdiction in accordance with its terms against the Shareholder, in addition to any other remedy that Buyer may have at law or in equity. All of the covenants and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the respective parties and their permitted successors, assigns, heirs, executors, administrators and other legal representatives, as the case may be, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the Shareholder hereunder may be assigned without the prior written consent of Buyer.

7. No Waivers. No waivers of any breach of this Agreement extended by Buyer to the Shareholder shall be construed as a waiver of any rights or remedies of Buyer with respect to any other shareholder of Seller who has executed an agreement substantially in the form of this Agreement with respect to Shares beneficially owned by such shareholder or with respect to any subsequent breach by the Shareholder or any other such shareholder of Seller. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

8. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Buyer any direct or indirect ownership or incidence of ownership of or with respect to any of the Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the Shareholder, and Buyer shall have no authority to direct the Shareholder in the voting or disposition of any of the Shares, except as otherwise provided in this Agreement.

9. Capacity as Shareholder. The Shareholder is signing this Agreement solely in the Shareholder’s capacity as a shareholder of Seller, and not in the Shareholder’s capacity as a director, officer or employee of Seller or any Seller Subsidiary or in the Shareholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding anything herein to the contrary, nothing herein shall in any way (a) restrict a director and/or officer of Seller in the exercise of his or her fiduciary duties, consistent with the terms of the Merger Agreement, as a director and/or officer of Seller or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust, or (b) prevent or be construed to create any obligation on the part of any director and/or officer of Seller or any trustee or fiduciary of any employee benefit plan or trust from taking any action or omitting to take any action in such capacity.

10. Entire Agreement; Amendments. This Agreement supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof and contains the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto.

11. Further Assurances. From time to time and without additional consideration, the Shareholder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as Buyer may reasonably request for the purpose of carrying out and furthering the purpose and intent of this Agreement.

12. Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby are fulfilled to the greatest extent possible.

13. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same instrument.

14. Public Disclosure. The Shareholder shall not issue or cause the publication of any press release or other public announcement (to the extent not previously issued or made in accordance with the Merger Agreement) with respect to this Agreement, the Merger Agreement or the transactions contemplated by the Merger Agreement, without the prior consent of Buyer. The Shareholder hereby permits Buyer to publish and disclose in any document and/or schedule filed by Buyer with the SEC and in any press release or other disclosure document the Shareholder’s identity and ownership of Shares and the nature of the Shareholder’s commitments and obligations pursuant to this Agreement.

15. Governing Law; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of West Virginia, without giving effect to the principles of conflicts of laws thereof that would cause the application of the laws of any other jurisdiction.

(b) EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

16. No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Board of Directors of Seller has approved, for purposes of any applicable anti-takeover laws and regulations and any applicable provision of Seller’s articles of incorporation or bylaws, the Merger pursuant to the Merger Agreement, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be duly executed as of the day and year first written above.

SHAREHOLDER

Name:

WESBANCO, INC.

By:
Name:
Title:

Schedule 1

ESB FINANCIAL CORPORATION	REVOCABLE PROXY

This proxy is solicited on behalf of the Board of Directors of ESB Financial Corporation (“ESB” or the “Company”) for use only at the Special Meeting of Shareholders to be held on January 22, 2015 and at any adjournment thereof.

The undersigned hereby appoints the Board of Directors of the Company, or any successors thereto, as proxies, with full powers of substitution, to vote the shares of the undersigned at the Special Meeting of Shareholders of the Company to be held at the Connoquenessing Country Club located at 1512 Mercer Road, Ellwood City, Pennsylvania, on Thursday, January 22, 2015, at 10:30 a.m., Eastern time, or at any adjournment thereof, with all the powers that the undersigned would possess if personally present, as indicated below.

1.	Proposal to adopt the Agreement and Plan of Merger, dated as of October 29, 2014, by and between Wesbanco, Inc. (“WesBanco”) a West Virginia corporation, Wesbanco Bank, Inc. a West Virginia banking corporation and a wholly owned subsidiary of WesBanco, ESB, and ESB Bank, a Pennsylvania state-chartered stock savings bank and a wholly owned subsidiary of ESB (the “Merger Agreement”), which provide for, among other things, the merger of ESB with and into WesBanco (the “Merger”).

☐	FOR	☐	AGAINST	☐	ABSTAIN

2.	Proposal to approve, in a non-binding advisory vote, the compensation payable to the named executive officers of ESB in connection with the Merger.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	Proposal to approve the adjournment of the Special Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement.

☐	FOR	☐	AGAINST	☐	ABSTAIN

In their discretion, the proxies are authorized to vote with respect to matters incident to the conduct of the meeting, and upon such other matters as may properly come before the meeting.

The Board of Directors recommends that you vote FOR adoption of the Merger Agreement, FOR approval, in a non-binding advisory vote, of the compensation payable to the named executive officers in connection with the Merger and FOR the adjournment of the Special Meeting, if necessary, to solicit additional proxies in favor of the adoption of the Merger Agreement. You are encouraged to specify your choices by marking the appropriate boxes above; however, you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. This proxy may be revoked at any time before it is exercised.

Shares of Common Stock of the Company will be voted as specified. If you return a signed proxy but no specification is made, shares will be voted FOR adoption of the Merger Agreement, FOR approval, in a non-binding advisory vote, of the compensation payable to the named executive officers in connection with the Merger and FOR the adjournment of the Special Meeting, if necessary, to solicit additional proxies in favor of the adoption of the Merger Agreement, and otherwise at the discretion of the proxies.

Please be sure to sign and date this proxy in the box below.

Date:

Sign above

The above hereby acknowledges receipt of the Notice of Special Meeting of Shareholders of the Company called for January 22, 2015 and a copy of the Joint Proxy Statement/Prospectus for the Special Meeting.

Please sign exactly as your name(s) appear(s) on this proxy. Only one signature is required in case of a joint account. When signing in a representative capacity, please give title.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS CARD USING THE ENCLOSED ENVELOPE.

ESB FINANCIAL CORPORATION

December 15, 2014

TO:	Participants in the Employee Stock Ownership Plan and
the Retirement Savings Plan of ESB Financial Corporation

As described in the enclosed materials, your proxy as a shareholder of ESB Financial Corporation is being solicited in connection with our upcoming Special Meeting of Shareholders because you have shares of ESB common stock allocated to your account under the Employee Stock Ownership Plan (“ESOP”) or the Retirement Savings Plan (“401(k) Plan”). I hope you will take advantage of the opportunity to direct the manner in which shares of ESB common stock allocated to your accounts under these plans will be voted at the Special Meeting. At the Special Meeting, shareholders will be asked to approve an Agreement and Plan of Merger pursuant to which ESB Financial Corporation will be merged with and into WesBanco, Inc.

Enclosed with this letter is a Joint Proxy Statement/Prospectus, which describes the Merger Agreement and related matters to be voted upon at the Special Meeting, along with a voting instruction ballot, which will permit you to vote the shares allocated to your account(s) in the plans. After you have reviewed the Joint Proxy Statement/Prospectus, we urge you to vote your shares held pursuant to the plans by marking, dating, signing and returning the enclosed voting instruction ballot(s) to the administrators of the plans, who will tabulate the votes for the Trustees of the plans. The Trustees will certify the totals to ESB for the purpose of having those shares voted at the Special Meeting.

We urge each of you to vote, as a means of participating in the governance of the affairs of ESB. If your voting instructions for the ESOP are not received, the shares allocated to your account will be voted by the Trustees in the same ratio as to those shares for which participants’ instructions are received. If your voting instructions for the 401(k) Plan are not received, the shares allocated to your account will not be voted. While I hope that you will vote in the manner recommended by the board of directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

Please note the enclosed material relates only to those shares which have been allocated to your account under these plans. You will receive other voting material for those shares owned by you individually and not under these plans.

Sincerely,

/s/ Charlotte A. Zuschlag

Charlotte A. Zuschlag
President and Chief Executive Officer

ESB FINANCIAL CORPORATION

SPECIAL MEETING OF SHAREHOLDERS

VOTING INSTRUCTION BALLOT

The undersigned hereby instructs the Trustees of the Employee Stock Ownership Plan and Trust (“ESOP”) of ESB Financial Corporation (“ESB” or the “Company”) to vote, as designated below, all the shares of common stock of ESB allocated to his or her account under the ESOP as of December 8, 2015, at the Special Meeting of Shareholders to be held at the Connoquenessing Country Club located at 1512 Mercer Road, Ellwood City, Pennsylvania, on Thursday, January 22, 2015 at 10:30 a.m., Eastern time, and any adjournment thereof.

1.	Proposal to adopt the Agreement and Plan of Merger, dated as of October 29, 2014, by and between Wesbanco, Inc. (“WesBanco”) a West Virginia corporation, Wesbanco Bank, Inc. a West Virginia banking corporation and a wholly owned subsidiary of WesBanco, ESB, and ESB Bank, a Pennsylvania state-chartered stock savings bank and a wholly owned subsidiary of ESB (the “Merger Agreement”), which provide for, among other things, the merger of ESB with and into WesBanco (the “Merger”).

☐	FOR	☐	AGAINST	☐	ABSTAIN

2.	Proposal to approve, in a non-binding advisory vote, the compensation payable to the named executive officers of ESB in connection with the Merger.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	Proposal to approve the adjournment of the Special Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement.

☐	FOR	☐	AGAINST	☐	ABSTAIN

4.	In their discretion, the Trustees are authorized to vote upon such other business as may properly come before the meeting.

The ESB Board of Directors recommends a vote FOR adoption of the Merger Agreement, FOR approval, in a non-binding advisory vote, of the compensation payable to the named executive officers in connection with the Merger and FOR the adjournment of the Special Meeting, if necessary, to solicit additional proxies in favor of the adoption of the Merger Agreement. Such votes are hereby solicited by the ESB Board of Directors.

Dated:

Signature

If you return this card properly signed but you do not otherwise specify, shares will be voted FOR adoption of the Merger Agreement, FOR approval, in a non-binding advisory vote, of the compensation payable to the named executive officers in connection with the Merger and FOR the adjournment of the Special Meeting, if necessary, to solicit additional proxies in favor of the adoption of the Merger Agreement. If you do not return this card, your shares will be voted by the Trustees in the same ratio as to those shares for which participants’ instructions in the ESOP are received.

ESB FINANCIAL CORPORATION

SPECIAL MEETING OF SHAREHOLDERS

VOTING INSTRUCTION BALLOT

The undersigned hereby instructs the Trustees of the Retirement Savings Plan (“401(k) Plan”) of ESB Financial Corporation (“ESB” or the “Company”) to vote, as designated below, all the shares of common stock of ESB allocated to his or her account under the 401(k) Plan as of December 8, 2015, at the Special Meeting of Shareholders to be held at the Connoquenessing Country Club located at 1512 Mercer Road, Ellwood City, Pennsylvania, on Thursday, January 22, 2015 at 10:30 a.m., Eastern time, and any adjournment thereof.

1.	Proposal to adopt the Agreement and Plan of Merger, dated as of October 29, 2014, by and between Wesbanco, Inc. (“WesBanco”) a West Virginia corporation, Wesbanco Bank, Inc. a West Virginia banking corporation and a wholly owned subsidiary of WesBanco, ESB, and ESB Bank, a Pennsylvania state-chartered stock savings bank and a wholly owned subsidiary of ESB (the “Merger Agreement”), which provide for, among other things, the merger of ESB with and into WesBanco (the “Merger”).

☐	FOR	☐	AGAINST	☐	ABSTAIN

2.	Proposal to approve, in a non-binding advisory vote, the compensation payable to the named executive officers of ESB in connection with the Merger.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	Proposal to approve the adjournment of the Special Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement.

☐	FOR	☐	AGAINST	☐	ABSTAIN

4.	In their discretion, the Trustees are authorized to vote upon such other business as may properly come before the meeting.

The ESB Board of Directors recommends a vote FOR adoption of the Merger Agreement, FOR approval, in a non-binding advisory vote, of the compensation payable to the named executive officers in connection with the Merger and FOR the adjournment of the Special Meeting, if necessary, to solicit additional proxies in favor of the adoption of the Merger Agreement. Such votes are hereby solicited by the ESB Board of Directors.

Dated:

Signature

If you return this card properly signed but you do not otherwise specify, shares will be voted FOR adoption of the Merger Agreement, FOR approval, in a non-binding advisory vote, of the compensation payable to the named executive officers in connection with the Merger and FOR the adjournment of the Special Meeting, if necessary, to solicit additional proxies in favor of the adoption of the Merger Agreement. If you do not return this card, your shares will not be voted.